Exhibit 10.17

EXECUTION VERSION

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

VILLAGE FARMS INTERNATIONAL, INC., BALANCED HEALTH BOTANICALS, LLC AND

THE MEMBERS OF BALANCED HEALTH BOTANICALS, LLC AS SET FORTH ON SCHEDULE A

Dated August 16, 2021

Exhibit 10.17

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MEMBERSHIP INTEREST PURCHASE AGREEMENT1

PRELIMINARY STATEMENT1

ARTICLE 1 PURCHASE AND SALE OF TARGET SECURITIES1

1.1	Basic Transaction1
1.2	Purchase Price1
1.3	Estimated Cash Payment2
1.4	Payments and Buyer Shares.2
1.5	Cash Payment Determination3
1.6	Calculations4
1.7	Closing.4
1.8	Withholding4
1.9	Allocation.4

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLERS AND BUYER5

2.1	Representations and Warranties of Seller5
2.2	Representations and Warranties of Buyer8
ARTICLE 3 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES	11
3.1	Organization, Qualification, and Power11
3.2	Authorization of Contemplated Transactions11
3.3	Capitalization and Subsidiaries.12
3.4	Non-contravention.12
3.5	Brokers’ Fees13
3.6	Assets.13
3.7	Financial Statements.13
3.8	Undisclosed Liabilities.15
3.9	Legal Compliance.16
3.10	Tax Matters.17
3.11	Real Property.20
3.12	Intellectual Property21
3.13	Contracts.24
3.14	Insurance25
3.15	Litigation26
3.16	Employees26
3.17	Employee Benefits28
3.18	Debt30
3.19	Environmental, Health, and Safety Matters30
3.20	Business Continuity31

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Exhibit 10.17

(continued)

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3.21	Certain Business Relationships with the Company31
3.22	Customers and Suppliers32
3.23	Warranty; Labeling; Recall.32
3.24	Product Liability33
3.25	Information Privacy and Data Security.33
3.26	Solvency34
3.27	Stimulus Funds, Etc34
3.28	COVID-19 Precautions34
3.29	Disclosure34

ARTICLE 4 POST-CLOSING COVENANTS35

4.1	Further Assurances35
4.2	Confidentiality.35
4.3	Restrictions on Transfer.35
4.4	Release.36
4.5	Registration Statement.36
4.6	Termination Payments40

ARTICLE 5 CLOSING DELIVERIES40

5.1	Closing Deliveries of Sellers and the Company40
5.2	Closing Deliveries of Buyer42

ARTICLE 6 REMEDIES FOR BREACHES OF THIS AGREEMENT43

6.1	Indemnification by Sellers43
6.2	Indemnification by Buyer43
6.3	Survival and Time Limitations44
6.4	Limitations on Indemnification by Seller.45
6.5	Limitations on Indemnification by Buyer45
6.6	Third-Party Claims; Direct Claims46
6.7	Other Indemnification Matters48
6.8	Setoff48
6.9	Order of Recovery.48
6.10	Exclusive Remedy48
6.11	Release of Indemnity Holdback.49

ARTICLE 7 TAX MATTERS49

7.1	Tax Indemnification.49
7.2	Tax Periods Ending on or Before the Closing Date50
7.3	Tax Periods Beginning Before and Ending After the Closing Date50
7.4	Cooperation on Tax Matters51
7.5	Tax Controversies51

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Exhibit 10.17

(continued)

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ARTICLE 8 [RESERVED]51

ARTICLE 9 DEFINITIONS51

ARTICLE 10 MISCELLANEOUS66

10.1	Seller Representative66
10.2	Press Releases and Public Announcements67
10.3	No Third-Party Beneficiaries.68
10.4	Entire Agreement.68
10.5	Succession and Assignment68
10.6	Counterparts and Delivery68
10.7	Headings68
10.8	Notices68
10.9	Governing Law69
10.10	Amendments and Waivers69
10.11	Injunctive Relief69
10.12	Severability70
10.13	Expenses70
10.14	Construction.70
10.15	Incorporation of Exhibits and Schedules70
10.16	Confidentiality70
10.17	Waiver of Jury Trial71
10.18	Exclusive Venue71
10.19	Privilege.71

Schedule A Schedule B Schedule C Schedule D Schedule 5.1(g)

Schedule 6.1(a)(v) Special Indemnity Matters Schedule 9 Pro Rata Shares

Disclosure Schedules

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Exhibit 10.17

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into on August 16, 2021, by and among Village Farms International, Inc. a Canadian federal corporation (“Buyer”), Balanced Health Botanicals, LLC, a Colorado limited liability company (the “BHB”), and the members of BHB as set forth on Schedule A hereto (each a “Seller” and, collectively, the “Sellers”). Buyer, BHB, and each Seller are referred to collectively herein as the “Parties” and individually as a “Party”. Unless otherwise expressly set forth herein, the capitalized terms used herein shall have the definitions set forth in ARTICLE 9.

PRELIMINARY STATEMENT

Sellers collectively own all of the outstanding equity interests of BHB (collectively, the “Target Securities”). BHB owns all of the outstanding equity interests in each of the Subsidiaries of BHB as set forth on Schedule B (each a “Company”, collectively the “Companies” or the “Company Group”). Sellers desire to sell to Buyer the Target Securities and Buyer desires to purchase from Sellers all (but not less than all) of the Target Securities, upon the terms and subject to the conditions set forth in this Agreement. The acquisition of the Target Securities shall be effected through the purchase thereof by Buyer, with cash funded by Buyer and Buyer Shares issued by Buyer.

AGREEMENT

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE 1

PURCHASE AND SALE OF TARGET SECURITIES

1.1Basic Transaction. In accordance with the terms and upon the conditions of this Agreement, at the Closing, Sellers shall (a) sell to Buyer and transfer, assign, convey and deliver to Buyer all right, title and interest in and to all of the Target Securities, free and clear of all Liens, and (b) Buyer shall purchase, and shall accept delivery of and acquire from Sellers, all right, title and interest in and to all of the Target Securities, free and clear of all Liens.

1.2Purchase Price. The purchase price (the “Purchase Price”) for the Target Securities shall consist of:

(a)Cash in an amount equal to (i) Thirty Million Dollars ($30,000,000.00 USD), minus (iv) the Debt Amount, minus (v) the Transaction Expenses Balance, minus (vi) the Working Capital Deficit, if any, and minus (viii) the Representative Expense Fund Amount (collectively, the “Cash Payment”), all as subject to adjustment as provided in this ARTICLE 1; and

(b)4,707,113 Buyer Shares (the “Equity Consideration”), which the Parties acknowledge to be an amount of Buyer Shares equal to Forty-Five Million Dollars

Exhibit 10.17

($45,000,000.00 USD) divided by the price per Buyer Share calculated based on the volume weighted average trading price of the Buyer Shares on Nasdaq for the ten (10) trading days ending one Business Day prior to the Closing Date.

1.3Estimated Cash Payment. Seller Representative has delivered to Buyer (a) a certificate signed by the Seller Representative setting forth Sellers’ best estimate of the Debt Amount, Transaction Expenses Balance, Working Capital as of the Closing Date, the Working Capital Deficit, if any, the Representative Expense Fund Amount in each case as of the Closing Date and, based on such estimates, a calculation of the Cash Payment (the “Estimated Cash Payment”) and (b) all records and work papers necessary to compute and verify the information set forth in such certificate.

1.4	Payments and Buyer Shares.

(a)	Closing Cash Payments. At the Closing, Buyer shall:

(i)pay the Estimated Cash Payment to Sellers pursuant to Section 1.4(d), less the Indemnity Holdback and the Adjustment Holdback.

(ii)pay the Debt Amount, if any, pursuant to the payoff letters delivered by Seller Representative to Buyer pursuant to Section 5.1(i);

(iii)pay the Transaction Expenses Balance pursuant to the direction of Seller Representative;

(iv)deposit the Indemnity Holdback by wire transfer of immediately available funds into an account designated by the Escrow Agent (the “Escrow Account”);

(v)deposit the Representative Expense Fund Amount by wire transfer of immediately available funds into the Representative Expense Fund; and

(vi)	retain the Adjustment Holdback.

(b)Payment of Equity Consideration. At the Closing, Buyer shall issue the Equity Consideration to Sellers according to their respective Pro Rata Shares evidenced by restricted DRS advice statements from Buyer’s transfer agent (or Buyer shall alternatively provide evidence to Sellers of a signed and delivered irrevocable treasury direction of Buyer to its transfer agent to promptly issue such restricted DRS advice statements to Sellers) and such Buyer Shares shall remain Restricted Shares with the applicable legend(s) (as specified in Sections 2.1(g) and 2.1(h)) and a stop order placed thereon until the later of the date on which (i) the legend(s) thereon have been removed (or have expired) in accordance with the terms thereof (including, for the avoidance of doubt, in connection with an effective Registration Statement) and (ii) they are no longer Restricted Shares.

(c)Cash Payment Adjustment. Within five (5) Business Days after the Cash Payment becomes final and binding in accordance with Section 1.5:

Exhibit 10.17

(i)if the Cash Payment exceeds the Estimated Cash Payment, then such excess shall be paid by Buyer to Sellers in cash, and the Adjustment Holdback shall be released to Sellers pursuant to Section 1.4(d); or

(ii)if the Estimated Cash Payment exceeds the Cash Payment, then such excess shall be paid by Sellers, first from the Adjustment Holdback and then, if the Adjustment Holdback is not sufficient to cover such difference, then directly from Sellers to Buyer in cash pursuant to their respective Pro Rata Shares. In the event that a portion of the Adjustment Holdback remains subsequent to an adjustment pursuant to this Section 1.4(c)(ii), then any remaining amounts of the Adjustment Holdback shall be paid in cash to Sellers pursuant to Section 1.4(d).

(d)Payments. All payments to Sellers pursuant to this Section 1.4 shall be made by wire transfer of immediately available funds to an account or accounts designated by Seller Representative in writing in accordance with such Seller’s Pro Rata Share. Seller Representative shall be responsible for ensuring the accuracy of all applicable Pro Rata Shares and wire instructions for the Members. All payments, if any, to Buyer pursuant to this Section 1.4 shall be made by wire transfer of immediately available funds to an account designated by Buyer in writing.

1.5Cash Payment Determination. Within sixty (60) days after the Closing Date, Buyer may, but shall not be required to, prepare and deliver to Seller Representative (a) a statement setting forth Buyer’s calculation of the Working Capital as of the Closing Date, the Working Capital Deficit, if any, and Debt Amount, Transaction Expenses Balance, the Representative Expense Fund Amount, and the Cash Payment (the “Closing Statement”), and (b) all records and work papers reasonably necessary, in the determination of Buyer, to compute and verify the information set forth in the Closing Statement to the extent such records and work papers differ from the ones previously delivered to Buyer. If Seller Representative, on behalf of Sellers, has any objections to the Closing Statement prepared by Buyer, then Seller Representative will deliver a detailed written statement (the “Objections Statement”) describing (a) which items on the Closing Statement have not been prepared in accordance with this Agreement, (b) the basis for Sellers’ disagreement with the calculation of such items, and (c) Sellers’ proposed dollar amount for each item in dispute, to Buyer within thirty (30) days after delivery of the Closing Statement. If Seller Representative fails to deliver an Objections Statement within such thirty (30) day period, then the Closing Statement shall become final and binding on all Parties. Sellers shall be deemed to have agreed with all amounts and items contained or reflected in the Closing Statement to the extent such amounts or items are not disputed in the Objections Statement. If Seller Representative delivers an Objections Statement within such thirty (30) day period, then Sellers and Buyer will use commercially reasonable efforts to resolve any such disputes, but if a final resolution is not obtained within thirty (30) days after Seller Representative has submitted any Objections Statements, any remaining matters which are in dispute will be resolved by RSM US LLP (the “Accountants”). The Accountants will prepare and deliver a written report to Buyer and Seller Representative and will submit a proposed resolution of such unresolved disputes promptly, but in any event within thirty (30) days after the dispute is submitted to the Accountants. The Accountants’ determination of such unresolved disputes will be final and binding upon all Parties; provided, however, that no such determination shall be any more favorable to Buyer than is set forth in the Closing Statement or any more favorable to Sellers than is proposed in the Objections

Exhibit 10.17

Statement. The costs, expenses and fees of the Accountants shall be borne by the Party whose calculation of the Cash Payment has the greatest difference from the final Cash Payment as determined by the Accountants under this Section 1.5; otherwise, such costs, fees and expenses shall be borne equally by Buyer, on the one hand, and Sellers, pursuant to their Pro Rata Shares, on the other hand. The final Closing Statement, however determined pursuant to this Section 1.5, will produce the Working Capital Deficit, if any, Debt Amount, and Transaction Expenses Balance to be used to determine the final Cash Payment. If Buyer does not prepare a Closing Statement within sixty (60) days of the Closing Date, then the certificate provided by the Seller Representative pursuant to Section 1.3 shall be determinative of the final Cash Payment calculation.

1.6Calculations. All calculations of Working Capital under this Agreement, whether estimates or otherwise, shall be determined in accordance with GAAP, consistently applied, specifically including any calculations or adjustments required by ASC 842 for a “public business entity” as defined therein.

1.7Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur via electronic exchange of executed documents on the date hereof (the “Closing Date”). All transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of 12:00 a.m. eastern time on such date (the “Effective Time”). At the Closing, the Parties shall make all of the deliveries set forth in ARTICLE 5.

1.8Withholding. The Parties and any other applicable withholding agent will be entitled to deduct and withhold from any amounts payable pursuant to or as contemplated by this Agreement any Taxes or other amounts required under the Code or any applicable Law to be deducted and withheld, and, to the extent that any amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

1.9Allocation. The Parties agree that the Purchase Price (as adjusted herein), as increased by the liabilities of the Companies as of the Closing Date (to the extent properly taken into account pursuant to the provisions of Section 1060 of the Code, and any other items constituting consideration (to the extent known at such time) for applicable income Tax purposes pursuant to the provisions of Section 1060 of the Code), shall be allocated for income Tax purposes among the assets of the Companies in accordance with the methodology set forth on Schedule 1.9 (the “Allocation”). Each of Buyer and each Seller shall prepare and file all of their respective Tax Returns in a manner consistent with the Allocation and shall not agree to any proposed settlement or adjustment with respect thereto with any taxing authority unless required to do so by applicable Law.

Exhibit 10.17

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLERS AND BUYER

2.1Representations and Warranties of Seller. Each Seller, severally, and not jointly, represents and warrants to Buyer that the statements contained in this Section 2.1 are correct and complete as of the Closing Date as to such Seller (each, as applicable, a “Seller Party”):

(a)Organization, Qualification, and Power. Seller is a limited liability company, duly incorporated or organized, validly existing, and in good standing under the Laws of jurisdiction of its formation. Seller has full limited liability company power and authority and all Permits necessary to carry on the business in which Seller is engaged and to own, lease and use the properties owned, leased and used by Seller. Seller has delivered to Buyer correct and complete copies of Seller’s Organizational Documents. Seller is not in default under or in violation of any provision of its Organizational Documents.

(b)Authorization of Contemplated Transactions. Seller Party, has full power, authority and legal capacity to execute and deliver this Agreement and each Ancillary Agreement to which such Seller Party is a party and to perform such Seller Party’s obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of such Seller Party, enforceable against it in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies. Upon the execution and delivery by Seller Party of each Ancillary Agreement to which such Seller Party is a party, such Ancillary Agreement will constitute the valid and legally binding obligation of such Seller Party, enforceable against such Seller Party in accordance with the terms of such Ancillary Agreement, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies. Seller Party is not required to give any notice to, make any filing with, or obtain any Consent of any Governmental Body or any other Person in order to consummate the transactions contemplated by this Agreement or the Ancillary Agreements to which such Seller Party is a party.

(c)Non-contravention. Neither the execution and the delivery of this Agreement nor the Ancillary Agreements to which Seller Party is a party, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any provision of the Organizational Documents of Seller, (ii) violate or conflict with any Law or Order to which Seller Party is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which Seller Party is a party or by which he is bound or to which any of his assets is subject, or (iv) result in the imposition or creation of a Lien upon or with respect to the Target Securities.

(d)Brokers’ Fees. Except as listed in Section 3.5 of the Disclosure Schedule, Seller Party has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or any Ancillary Agreement.

Exhibit 10.17

(e)Target Securities. Seller holds of record and owns beneficially all of the Target Securities set forth next to such Seller’s name on Schedule A free and clear of any Liens. Seller is not a party to any option, warrant, purchase right, or other Contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any Target Securities (other than this Agreement). Seller is not a party to any voting trust, proxy, or other Contract with respect to the voting of any Target Securities. On the Closing Date, upon payment of the Estimated Cash Payment (less the Indemnity Holdback and the Adjustment Holdback) and delivery of the Equity Consideration in accordance with Section 1.4(a) and Section 1.4(b), the Target Securities of such Seller will be acquired by Buyer free and clear of all Liens, and Buyer will have good, valid and marketable title to the Target Securities of such Seller.

(f)Ancillary Agreements. Seller Party has reviewed all Ancillary Agreements and had the opportunity to ask questions and receive answers concerning the terms, conditions and provisions of such Ancillary Agreements. Seller Party has had full access to such information and materials concerning Buyer as Seller Party has requested. Buyer has answered all inquiries that Seller Party has made to Buyer relating to Buyer, or the sale of the Buyer Shares under this Agreement and the Ancillary Agreements.

(g)U.S. Securities Regulation. Seller Party is acquiring the Buyer Shares to be issued to Seller Party in connection with this Agreement for Seller Party’s own account, and such Buyer Shares are being and will be acquired by Seller Party for the purpose of investment and not with a view to resale in connection with a distribution thereof in violation of the Securities Act. Seller Party has had an opportunity to ask questions of and receive answers from the authorized representatives of Buyer and to review relevant documents and records concerning the business of Buyer and the terms and conditions of this investment in the Buyer Shares. Seller Party acknowledges that it has been called to Seller Party’s attention that this investment may involve a high degree of risk. Seller Party acknowledges that Seller Party can bear the economic risks of Seller Party’s investment in the Buyer Shares and that Seller Party has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Buyer Shares and protecting Seller Party’s own interests in connection with this investment. Seller Party hereby represents and warrants to Buyer that Seller Party is an “accredited investor” as such term is defined under Section 501(a) of Regulation D promulgated under the Securities Act. Seller Party understands that the Buyer Shares to be issued in connection with the transactions contemplated hereby may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom. All certificates issued in respect of or exchange for the Buyer Shares that may be issued hereunder shall bear a legend (and Buyer will make a notation on its transfer books to such effect) prominently stamped or printed thereon reading substantially as follows, or the substance of which will otherwise be reflected on the books and records of the transfer agent of the Buyer Shares with respect to book-entry shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF VILLAGE FARMS INTERNATIONAL, INC. (THE

Exhibit 10.17

“CORPORATION”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (B) IN ACCORDANCE WITH (1) RULE 144A OR

(2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS; PROVIDED THAT TRANSFERS UNDER CLAUSE (B)(2) OR (C) SHALL BE PERMITTED ONLY AFTER THE HOLDER HAS FURNISHED TO THE CORPORATION (AND IF APPLICABLE, THE CORPORATION’S TRANSFER AGENT) AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH EXEMPTION(S) FROM REGISTRATION ARE AVAILABLE.”

(h)	Canadian Securities Regulation.

(i)Seller Party (A) acknowledges that the Equity Consideration has not been qualified for distribution to the public in Canada, (B) represents and warrants that it is not a resident of Canada nor acting for the account or benefit of a Canadian resident or Person in Canada, (C) acknowledges that the Equity Consideration was not offered to Seller Party in Canada, (D) represents and warrants that Seller Party was, at the time of agreeing to purchase the Equity Consideration, and will be at Closing, located outside of Canada, and (E) represents and warrants that Seller Party is purchasing the Equity Consideration hereunder as principal;

(ii)During the Canadian Restricted Period, all certificates issued in respect of or exchange for the Equity Consideration that may be issued hereunder shall bear a legend (and Buyer will make a notation on its transfer books to such effect) prominently stamped or printed thereon reading substantially as follows, or the substance of which will otherwise be reflected on the books and records of the transfer agent of the Buyer Shares with respect to book-entry shares:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE

December 17, 2021.”;

(iii)Seller Party acknowledges, agrees and covenants with the Buyer and also in favor of Buyer that once the resale of the Equity Consideration is registered with the SEC and the related registration statement of Buyer (including, but not limited to, the Registration Statement as contemplated in Section 4.5) has become effective with the SEC, Seller Party will only distribute the Equity Consideration during the period that is four months from the Closing Date either (i) to a purchaser that is not resident in Canada, or (ii)

Exhibit 10.17

on or through the facilities of an exchange or market outside Canada where the Seller Party has no reason to believe that the purchaser is resident in Canada; and

(iv)Seller Party acknowledges that Buyer will be required to file a report of exempt distribution with applicable Canadian securities regulatory authorities in respect of the issuance of the Equity Consideration and that Seller Party’s name, address, telephone number and other specified information, including the aggregate price per share, may be shared and disclosed among all Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable legislation and Seller Party consents to the disclosure of such information.

2.2Representations and Warranties of Buyer. Buyer represents and warrants to each Seller that the statements contained in this Section 2.2 are correct and complete as of the Closing Date.

(a)Organization of Buyer. Buyer is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. Buyer is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction in which its ownership of property or the conduct of business as now conducted therein requires it to so qualify, except where the failure to be so qualified would not materially impact its business. Complete and correct copies of the Organizational Documents of Buyer and all amendments thereto have been made available to the Sellers. Buyer is not in material violation of any of the provisions of its Organizational Documents.

(b)Authorization of Contemplated Transactions. Buyer has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies. Upon the execution and delivery by Buyer of each Ancillary Agreement to which it is a party, such Ancillary Agreement will constitute the valid and legally binding obligation of Buyer, enforceable against it in accordance with the terms of such Ancillary Agreement, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies. Except as required to comply with applicable federal and state securities Laws and as set forth in this Agreement, Buyer is not required to give any notice to, make any filing with, or obtain any Consent of any Governmental Body in order to consummate the transactions contemplated by this Agreement or the Ancillary Agreements to which Buyer is a party. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which Buyer is a party have been duly authorized by Buyer.

(c)Non-contravention. Neither the execution and the delivery of this Agreement nor the Ancillary Agreements to which Buyer is a party, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any provision of the Organizational Documents of Buyer, (ii) violate or conflict with any Law or Order to which Buyer is subject, or

Exhibit 10.17

(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which Buyer is a party or by which it is bound or to which any of its assets is subject.

(d)SEC Reports. Buyer has timely filed all forms, reports, schedules, statements and other documents required to be filed by Buyer with the SEC since January 1, 2021 (collectively, the “Buyer SEC Reports”) under the Securities Exchange Act, together with any amendments, restatements or supplements thereto. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Buyer SEC Reports complied in all material respects with the applicable requirements of the Securities Exchange Act, including the rules and regulations promulgated thereunder, and none of the Buyer SEC Reports at the time they were filed, or if amended or superseded by a filing prior to the date of this Agreement, on the date of the last such amendment or superseding filing prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 or 15d-14 promulgated under the Securities Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to any Buyer SEC Reports (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable legal requirements, and no current or former executive officer of Buyer has failed to make the Certifications required of him or her. Buyer has made available to the Company true and complete copies of all correspondence, other than transmittal correspondence, between the SEC, on the one hand, and Buyer, on the other, since January 1, 2021, including all SEC comment letters and responses to such comment letters and responses to such comment letters by or on behalf of Buyer. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or Nasdaq with respect to Buyer SEC Reports. To the Knowledge of Buyer, none of Buyer SEC Reports are the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, including with regards to any accounting practices of Buyer. As used in this Section 2.2(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(e)Financial Statements. The financial statements (including any related notes) contained or incorporated by reference in the Buyer SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of Buyer and the Buyer’s Subsidiaries as of the respective dates thereof and the results of operations and cash flows of Buyer for the periods covered thereby. Other than as expressly disclosed in the Buyer SEC Reports filed prior to the date hereof, there has been no material change in Buyer’s accounting methods or principles that would be required to be disclosed in Buyer’s financial statements in accordance

Exhibit 10.17

with GAAP. The books of account and other financial records of Buyer and Buyer’s Subsidiaries are true and complete in all material respects. Buyer has designed and maintains a system of internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(f)Accounting Practices. Since January 1, 2018, neither Buyer nor, to the Knowledge of Buyer, any manager, director, officer or employee of Buyer has received any written complaint, allegation, assertion or claim from any Governmental Body regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or its internal accounting controls, including any complaint, allegation, assertion or claim that Buyer has engaged in questionable accounting or auditing practices.

(g)Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Buyer Financials, to the Knowledge of Buyer, Buyer has not incurred any material liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Buyer Financials, other than liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred in the ordinary course of business consistent with past practice.

(h)Litigation. There is no Proceeding pending, or, to the Knowledge of Buyer, threatened against Buyer or any of its subsidiaries or any of their respective properties, rights or assets or, any of their respective officers, directors, partners, managers or members (in their capacities as such) that could adversely affect Buyer’s business or results of operation in a material manner. There is no Order binding against Buyer, any of its subsidiaries or any of their respective properties, rights or assets or any of their respective officers, directors, partners, managers or members (in their capacities as such) that would prohibit, prevent, enjoin, restrict or alter or delay any of the transactions contemplated by this Agreement or could adversely affect Buyer’s business or results of operation in a material manner.

(i)Legal Compliance. Buyer and each of its Subsidiaries, predecessors and other Affiliates, and each of their respective current and former directors, officers, managers, and employees, in the course of their respective duties, have at all times materially complied and are in material compliance with all applicable Laws and Orders as are applicable to Buyer and each such entities’ business, affairs and operations, including Laws and Orders applicable to the cultivation of hemp and cannabis, the extraction of CBD and tetrahydrocannabinol, and the manufacturing, transportation, distribution, advertisement, and sale of CBD Products and products containing any tetrahydrocannabinol, and no Proceeding has been filed or commenced and remains pending or, to the Knowledge of Buyer, is threatened alleging any failure so to comply. To the Knowledge of Buyer, neither Buyer nor any of its Subsidiaries, predecessors and other Affiliates has received any notice or communication from any Governmental Body alleging any non- compliance of the foregoing.

(j)Nasdaq Listing. The Buyer Shares are listed for trading on the Nasdaq. Except as set forth in the Buyer SEC Reports, there is no action or proceeding pending or, to the

Exhibit 10.17

Knowledge of Buyer, threatened against Buyer by the Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of the Buyer Shares on the Nasdaq.

(k)Brokers’ Fees. Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

(l)Investment. Buyer is not acquiring the Target Securities with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES

The Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this ARTICLE 3 are correct and complete as of the Closing Date.

3.1Organization, Qualification, and Power. Section 3.1(a) of the Disclosure Schedule sets forth the jurisdiction of incorporation or formation of each Company and each state or other jurisdiction in which such Person is licensed or qualified to do business. Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation or formation. Each Company is duly authorized to conduct their business and are in good standing under the Laws of each jurisdiction where such qualification is required. Each Company has full corporate power and authority and all Permits necessary to carry on the businesses in which it is engaged and to own, lease and use the properties owned, leased and used by them. Section 3.1(b) of the Disclosure Schedule lists the board of directors, managers, management board and officers, as the case may be, of each Company. Sellers have delivered to Buyer correct and complete copies of the Organizational Documents, the minute book and equity record books for each Company, each of which is correct and complete. No Company is in default under or in violation of any provision of their Organizational Documents. All actions of each Company have been duly authorized, approved, and taken in accordance with the Organizational Documents of such Company.

3.2Authorization of Contemplated Transactions. BHB has full power, authority and legal capacity to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by BHB of this Agreement and the Ancillary Agreements to which it is a party and the performance by BHB of the transactions contemplated hereby and thereby have been duly approved by all requisite limited liability company action of BHB. This Agreement constitutes the valid and legally binding obligation of BHB, enforceable against it in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies. Upon the execution and delivery by BHB of each Ancillary Agreement to which it is a party, such Ancillary Agreement will constitute the valid and legally binding obligation of BHB, enforceable against it in accordance with the terms of such Ancillary Agreement, except as enforcement may be limited by applicable bankruptcy, insolvency,

Exhibit 10.17

reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

3.3	Capitalization and Subsidiaries.

(a)All of the Target Securities are owned beneficially and of record by Sellers in proportion to the Pro Rata Shares. The Target Securities represent 100% of the outstanding equity or other ownership interests in BHB. All of the Target Securities have been duly authorized, are validly issued, fully paid, and have no requirement of additional capital contributions and have been issued without violation of any preemptive right or other right to purchase. Sellers have good and indefeasible title to all of the Target Securities free and clear of all Liens. There are no other equity or other ownership interests in any Company, or outstanding securities convertible or exchangeable into equity or other ownership interests of any Company, and there are no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that could require any Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity or other ownership interests in any Company. Section 3.3(b) of the Disclosure Schedule sets forth all of the outstanding or authorized equity appreciation, phantom equity, profit participation, payments triggered by a change of control of any Company or the occurrence of the transactions contemplated by this Agreement, or similar rights with respect to any Company in effect immediately prior to the Closing, all of which will be terminated and of no further force or effect as of the Closing. There are no voting trusts, proxies, or other Contracts with respect to the voting of the stock or other ownership interests of any Company. Upon consummation of the transactions contemplated hereby, Buyer will be the sole owner, beneficially and of record, of 100% of the issued and outstanding equity interests of BHB, free and clear of any Liens.

(b)All of the Subsidiaries, direct and indirect, of BHB are listed in Section 3.3(b) of the Disclosure Schedule. Section 3.3(b) of the Disclosure Schedule lists the entire authorized stock or other ownership interests of each such Subsidiary and the record and beneficial owner of such stock or other ownership interests, all of which have been duly authorized, are validly issued, fully paid and non-assessable and have been issued without violation of any preemptive right or other right to purchase. BHB owns, directly or indirectly, all of the stock or other ownership interests of the Subsidiaries listed in Section 3.3(b) of the Disclosure Schedule, free and clear of all Liens. No Company or Subsidiary of any Company owns any other stock or other ownership interests in any Person other than as listed on Section 3.3(b) of the Disclosure Schedule, and there are no outstanding securities convertible or exchangeable into stock or other ownership interests of any Subsidiary of any Company, and there are no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that could require any such Subsidiary to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem stock or other ownership interests in any such Subsidiary. There are no outstanding or authorized equity appreciation, phantom appreciation, profit participation, or similar rights with respect to any Subsidiary listed on Section 3.3(b) of the Disclosure Schedule. There are no voting trusts, proxies, or other Contracts with respect to the voting of the stock or other ownership interests of any such Subsidiary.

3.4Non-contravention. Except as listed in Section 3.4 of the Disclosure Schedule, neither the execution and the delivery of this Agreement nor the Ancillary Agreements to which

Exhibit 10.17

BHB is a party, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate or conflict with any Law or Order to which any Company or any of the assets used by the Business is subject, (b) violate or conflict with any provision of the Organizational Documents of any Company, or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or payment under any Contract, Permit, instrument, or other arrangement to which any Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Section 3.4 of the Disclosure Schedule sets forth each notice, filing, Consent, or Permit to or from any Governmental Body or other Person that BHB or any other Company is required to give, make, or obtain in order to consummate the transactions contemplated by this Agreement or the Ancillary Agreements to which BHB is a party.

3.5Brokers’ Fees. Except as listed in Section 3.5 of the Disclosure Schedule, no Company has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.6	Assets.

(a)The Company Group has good and marketable title to, or a valid leasehold interest or license in, the properties and assets (tangible and intangible) used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, other than inventory sold in the Ordinary Course of Business, free and clear of all Liens, except for Permitted Liens.

(b)The buildings, machinery, equipment, and other tangible assets that the Company Group owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently used. The inventory of the Company Group (i) does not include any items that are obsolete or of a quantity or quality not usable or salable in the Ordinary Course of Business and

(ii) includes only items sold by the Company Group in the Ordinary Course of Business in the conduct of the Business. The inventory disposed of subsequent to the date of the Most Recent Fiscal Year End has been disposed of only in the Ordinary Course of Business. The assets, properties and rights owned by the Company Group are all the assets, properties and rights used by the Company Group in the operation of the Business or necessary to operate the Business (both actual and intended), consistent with past practice, and prior to or at the Closing, all of the assets of the Company Group will be owned by a Company, free and clear of all Liens, except for Permitted Liens.

3.7	Financial Statements.

(a)Attached to Section 3.7(a) of the Disclosure Schedule are correct and complete copies of the following financial statements of BHB (collectively, the “Financial Statements”): (i) audited consolidated balance sheets, statements of income, stockholders’ equity, and cash flows as of and for the fiscal years ended December 31, 2019 and December 31, 2020 (the “Most Recent Fiscal Year End”); and (ii) unaudited consolidated balance sheets, statements

Exhibit 10.17

of income, stockholders’ equity, and cash flows (the “Most Recent Financial Statements”) as of and for the six (6) month period ended June 30, 2021 (the “Most Recent Fiscal Month End”). The Financial Statements are correct and complete and consistent with the books and records of each Company (which are in turn correct and complete), have been prepared in accordance with GAAP consistently applied, and presented fairly in all material respects the financial condition, results of operation, changes in equity and cash flow of the Company Group as of and for their respective dates and for the periods then ending; provided, however, that the Most Recent Financial Statements are subject to normal, recurring year-end adjustments (none of which will be material individually or in the aggregate).

(b)Since the Most Recent Fiscal Year End, the business of the Company Group has been conducted in the Ordinary Course of Business, and there has not been any Material Adverse Change and no event has occurred which could reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, since the Most Recent Fiscal Year End, except as listed in Section 3.7(b) of the Disclosure Schedule no Company has:

(i)sold, leased, transferred or assigned any assets or property (tangible or intangible) with a value in excess of One Hundred Thousand Dollars ($100,000.00 USD), other than sales of inventory in the Ordinary Course of Business;

(ii)experienced any damage, destruction or loss (whether or not covered by insurance) to its assets or property (tangible or intangible) in excess of One Hundred Thousand Dollars ($100,000.00 USD);

(iii)received notice from any Person regarding the acceleration, termination, modification or cancelation of a Contract, which, if in existence on the date hereof, would be a Material Contract;

(iv)	issued, created, incurred or assumed any Debt;

(v)forgave, canceled, compromised, waived or released any Debt owed to it or any right or claim thereto;

(vi)issued, sold or otherwise disposed of any of its equity or other ownership interests, or granted any options, warrants or other rights to acquire (including upon conversion, exchange or exercise) any of its equity or other ownership interests or declared, set aside, made or paid any dividend or distribution with respect to its equity or other ownership interests or redeemed, purchased or otherwise acquired any stock or other ownership interest or amended or made any change to any of its Organizational Documents or made any other payment to its partners or other equityholders (or any Affiliates of such members or stockholders);

(vii)granted any increase in salary or bonus or otherwise increased the compensation or benefits payable or provided to any director, officer, partner, manager, employee, consultant, advisor or agent;

Exhibit 10.17

(viii)engaged in any promotional, sales or discount or other activity that has or could reasonably be expected to have the effect of accelerating sales prior to the Closing that would otherwise be expected to occur subsequent to the Closing;

(ix)made any commitment outside of the Ordinary Course of Business or in excess of One Hundred Thousand Dollars ($100,000.00 USD) in the aggregate for capital expenditures to be paid after the Closing or failed to incur capital expenditures in accordance with its capital expense budget;

(x)instituted any material change in the conduct of its business or any material change in its accounting practices or methods, cash management practices or method of purchase, sale, lease, management, marketing, or operation;

(xi)made or revised any material Tax election, adopted or changed any material Tax accounting method, waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, or settled or compromised any Tax liability;

(xii)collected its accounts receivable or paid any accrued liabilities or accounts payable or prepaid any expenses or other items, in each case other than in the Ordinary Course of Business, or taken any other action, or omitted to take any other action, not in the Ordinary Course of Business, which would materially affect the Working Capital as of the Closing Date;

(xiii)	dissolved or sold any Subsidiary; or

(xiv)	agreed or committed to any of the foregoing.

(c)All notes and accounts receivable reflected on the Most Recent Financial Statements, and all accounts receivable of the Company Group generated since the Most Recent Fiscal Month End (the “Receivables”), constitute bona fide receivables resulting from the sale of inventory, services or other obligations in favor of the Company Group as to which full performance has been fully rendered, and are valid and enforceable claims. The Receivables are not subject to any pending or, to the Knowledge of BHB, threatened defense, counterclaim, right of offset, returns, allowances or credits, except to the extent reserved in the final calculation of Working Capital. The reserves against the accounts receivable for returns, allowances, chargebacks and bad debts are commercially reasonable and have been determined in accordance with GAAP, consistently applied.

(d)The accounts payable of the Company Group reflected on the Most Recent Financial Statements arose from bona fide transactions in the Ordinary Course of Business, and all such accounts payable have either been paid, are not yet due and payable in the Ordinary Course of Business, or are being contested by the applicable member of the Company Group in good faith.

3.8Undisclosed Liabilities. No Company has any, and there is no basis for any, liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), except for liabilities that (a) are accrued or reserved against in the Most Recent

Exhibit 10.17

Financial Statements, (b) were incurred subsequent to the Most Recent Fiscal Month End in the Ordinary Course of Business, (c) result from the obligations of the Companies under this Agreement or the Ancillary Agreements or (d) liabilities and obligations pursuant to any Material Contract which arose in the Ordinary Course of Business and did not result from any default, tort, breach of contract or breach of warranty.

3.9	Legal Compliance.

(a)Each Company, their respective predecessors and Affiliates, and each of their respective current and former directors, officers, managers, and employees, in the course of their respective duties, have at all times complied and are in compliance with all applicable Laws and Orders as are applicable to each such Company’s business, affairs and operations, and no Proceeding has been filed or commenced or, to the Knowledge of BHB, threatened alleging any failure so to comply. Neither any member of the Company Group nor Seller has received any notice or communication alleging any non-compliance of the foregoing.

(b)Section 3.9(b) of the Disclosure Schedule sets forth a correct and complete list of all Permits held by the Company Group or used in the business, affairs and operations of any member of the Company Group and all Consents obtained with respect to such Permits in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Such Permits (i) constitute all Permits currently required for the conduct of the business, affairs and operations of the Company Group and (ii) are valid and in full force and effect. Such Consents constitute all Consents required with respect to such Permits to ensure that all such Permits remain in good standing and in full force and effect following the Closing. No Company, nor any of their directors, managers, partners, officers or employees (A) is in violation of any term of any such Permit, (B) has received notice of any pending or threatened Proceeding alleging that any operation or activity of any Company or any of their directors, managers, officers or employees is in violation of any applicable Laws or Permits and has no knowledge that any Governmental Body or third party is considering any such Proceeding, (C) has received notice that any Governmental Body has taken, is taking, or intends to take action to limit, suspend, modify or revoke or to not renew any Permit, and has no knowledge that any such Governmental Body is considering taking or would have reasonable grounds to take such action, (D) has, or has had on its behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Laws or Permits and to keep the Permits in good standing and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(c)Immediately following the Closing, each Permit set forth on Section 3.9(b) of the Disclosure Schedule or that should be set for in Section 3.9(b) of the Disclosure Schedule will be available for full use and exploitation by a Company. All Consents set forth on Section 3.9(b) of the Disclosure Schedule or that should be set for in Section 3.9(b) of the Disclosure Schedule are valid and in full force in effect immediately following the Closing.

(d)Each product sold by any Company or in their inventory: (i) meets the applicable specifications for the product; (ii) is fit for the purpose for which it is intended, and is

Exhibit 10.17

of merchantable quality; (iii) has been cultivated, processed, packaged, labelled, imported, tested, stored, transported and delivered in accordance with the Permits and all applicable Laws; (iv) is not adulterated, tainted or contaminated and does not contain any substance not permitted by applicable Laws; and (v) has been cultivated, processed, packaged, labelled, imported, tested, stored and transported in facilities authorized by the applicable Permit in accordance with the terms of such Permit. Any marketing and promotion activities of each Company relating to its products complies with all applicable Laws in all material respects.

(e)No Company, nor any of their officers, managers, equityholders, partners, members, directors, agents, employees or any other Persons acting on their behalf has (i) made any illegal payment or provided any unlawful compensation or gifts to any officer or employee of any Governmental Body, or any employee, customer or supplier of any Company, or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts; and no Proceeding has been filed or commenced alleging any such payments, contributions or gifts.

(f)The Company Group has implemented, maintains, regularly audits and complies in all material respects with internal compliance programs designed to detect and prevent violations of any applicable Laws related to the Hemp and Hemp-derived-product industry, periodically reviews and updates such internal compliance programs to account for any changes in Laws applicable to Company’s business, affairs and operations, as needed, employs or engages internal personnel and third party consultants to perform routine audits to test the effectiveness of each Company’s internal compliance programs and processes and controls related thereto. All directors, officers, internal personnel and third party consultants of each Company have, where reasonably applicable to the position and services rendered by such Persons, sufficient knowledge of Laws relating to Hemp and products derived from Hemp which are applicable to each Company’s business, affairs and operations (including, without limitation, to the extent applicable, the Agricultural Act of 2014, the Agricultural Improvement Act of 2018, the Federal Food, Drug, and Cosmetic Act, the Controlled Substances Act, and all other Laws applicable to each Company’s business, affairs and operations and the Hemp and Hemp-derived-product industry) and all such Persons have all qualifications, including security clearances, training, experience and technical knowledge required by applicable Laws. Each Company has provided sufficient training to employees responsible for such Person’s internal compliance programs, including, without limitation, ensuring that, where reasonably applicable to the position and services rendered by such Persons, they are adequately informed (i) to the extent applicable, of the Agricultural Act of 2014, the Agricultural Improvement Act of 2018, the Federal Food, Drug, and Cosmetic Act, the Controlled Substances Act and all other Laws applicable to each Company’s business, operations and affairs and the Hemp and Hemp-derived-product industry, and any changes thereto; and (ii) of each Company’s internal compliance programs and controls related thereto. Each of the current and former employees and third-party consultants of each Company has agreed, in writing, to abide by each of the internal compliance policies applicable to such current or former employees or third- party consultants.

3.10	Tax Matters.

(a)The Company Group has filed with the appropriate taxing authorities all Tax Returns that they were required to file. All such Tax Returns are correct and complete in all material respects. Except as set forth in 3.10(a) of the Disclosure Schedule, all Taxes due and

Exhibit 10.17

owing by each Company (whether or not shown on any Tax Return) have been paid or are reflected as reserves on the Most Recent Financial Statements. For each matter set forth in 3.10(a) of the Disclosure Schedule the Company Group has established adequate reserves to pay such Taxes. No Company is currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. There are no Liens for Taxes (other than Taxes not yet due and payable) upon the Target Securities or any of the assets of any member of the Company Group.

(b)Each Company has withheld or collected and paid to the proper Governmental Body or other Person all Taxes required to be withheld, collected or paid by it from all employees, clients, independent contractors, creditors, shareholders and any other applicable payees in material compliance with applicable Law. All forms and other filings required with respect to any such payments (including, without limitation, Forms W-2 and 1099) have been properly completed and filed taking into account all available extensions. All Persons treated as independent contractors of the Company Group are properly classified as such.

(c)Adequate reserves and accruals have been established on the Most Recent Financial Statements to provide for the payment of all Taxes which are not yet due and payable with respect to the Company Group.

(d)No deficiency or proposed adjustment for any amount of Tax has been proposed, asserted or assessed by any taxing authority against any Company that has not been paid, settled or otherwise resolved. There is no Proceeding or audit now pending, proposed or, to the Knowledge of BHB, threatened against any Company or concerning the Company Group with respect to any Taxes. No Company been notified by any taxing authority that any issues have been raised with respect to any Tax Return. There has not been, within the past five (5) calendar years, an examination or written notice of potential examination of the Tax Returns filed with respect to the Company Group by any taxing authority.

(e)All Taxes that are required to be withheld or collected by the Company Group, including Taxes arising as a result of payments (or amounts allocable) to foreign persons or to employees, agents, contractors or equityholders of the Company Group, have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable Laws.

(f)No claim has ever been made by any taxing authority in a jurisdiction where Company does not file Tax Returns that they are or may be subject to taxation by that jurisdiction.

(g)No Company is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement, and are not liable for the Taxes of any other Person as a transferee or successor, by Contract or otherwise.

(h)No Company: (i) is or has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code or similar group defined under any similar provision of state, local or non-U.S. Tax law) filing a consolidated, combined, unitary or aggregate group Tax return for any taxable period; or (ii) has any liability for the Taxes of any Person under Treasury Regulation 1.1502-6 (or any corresponding or similar provision of state, local or non-

U.S. Tax law) as a transferee or successor, by Contract (other than a Contract entered into in the

Exhibit 10.17

ordinary course of business, the principal subject matter of which is not the allocation, sharing or indemnification of Taxes), operation of law or otherwise.

(i)No member of the Company Group will be required as a result of (i) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Law), (iv) any installment sale or open transaction disposition prior to the Closing Date, (v) the receipt of any prepaid revenue prior to the Closing Date, or (vi) election under Section 108(i) of the Code, to include any item of income or exclude any item of deduction for any taxable period (or portion thereof) beginning after the Closing Date that would not have otherwise so been included or excluded as the case may be.

(j)Except as set forth in Schedule 3.10(j) of the Disclosure Schedule, no Company owns an interest in any controlled foreign corporation (as defined in Section 957 of the Code), passive foreign investment company (as defined in Section 1297 of the Code), or other entity the income of which is or could be required to be included in the income of any member of the Company Group.

(k)No member of the Company Group and no Seller is a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(l)Section 3.10(l) of the Disclosure Schedule lists all Tax Returns filed by the Company Group for Tax periods ended on or after December 31, 2017, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. No member of the Company Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the payment of any Tax or any Tax assessment or deficiency.

(m)There is no Contract to which any Company is a party that will, individually or collectively, result in the payment of any amount that would not be deductible by reason of Section 280G (as determined without regard to Section 280G(b)(4)), 162 or 404 of the Code.

(n)Except as set forth in Section 3.10(n) of the Disclosure Schedule, each Company is, and at all times since formation has been, validly treated as a either a partnership or a “disregarded entity” (within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii)) for federal income Tax purposes (and, where applicable, state and local income Tax purposes).

(o)Except as set forth in Section 3.10(o) of the Disclosure Schedule, no member of the Company Group has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), has an office or fixed place of business in a country other than the United States, or otherwise been subject to taxation in any other country other than the United States.

(p)No member of the Company Group has been a party to any “Reportable Transaction” within the meaning of Treasury Resolution Sections 1.6011-4(b).

Exhibit 10.17

(q)No Company has deferred (i) any “applicable employment taxes” under Section 2302 of the CARES Act (or any corresponding or similar provision of state or local Tax law), or (ii) any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) pursuant to or in connection with the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020 or Notice 2020- 22.

3.11	Real Property.

(a)	There is no Owned Real Property.

(b)Section 3.11(b) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each parcel of Leased Real Property. Sellers have made available to Buyer a true and complete copy of each Lease, and in the case of any oral Lease, a written summary of the material terms of such Lease.

(c)Subject to the respective terms and conditions in the Leases, a Company is the sole legal and equitable owner of the leasehold interest in the Leased Real Property and possesses good and enforceable title thereto, free and clear of all Liens (other than Permitted Liens).

(d)With respect to each parcel of Real Property: (i) there are no pending or, to the Knowledge of BHB, threatened condemnation Proceedings, suits or administrative actions relating to any such parcel or other matters adversely affecting the current use, occupancy or value thereof; (ii) the use, ownership, occupancy and operation of the Real Property in the manner in which it is now used, owned, occupied and operated comply with all zoning, building, use, safety or other similar Laws; (iii) all Improvements on any such parcel are in good operating condition, ordinary wear and tear excepted, are supplied with utilities and other services necessary for the operation of the Business as currently conducted at such Real Property and safe for their current occupancy and use; (iv) neither any member of the Company Group nor Seller has received any notice of any special Tax, levy or assessment for benefits or betterments that affect any parcel of Real Property and, to the Knowledge of BHB, no such special Taxes, levies or assessments are pending or contemplated; (v) there are no Contracts granting to any third party or parties the right of use or occupancy of any such Real Property, and there are no third parties (other than the Company and its Subsidiaries) in possession of any such Real Property; (vi) each such Real Property abuts on and has adequate direct vehicular access to a public road and there is no pending or, to the Knowledge of BHB, threatened termination of such access, (vii) all water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for such Real Property have been installed and are operational and sufficient for the operation of the Company Group’s business as currently conducted thereon, and neither any Company nor any Seller has received any notice of discontinuance of or reduction in such services, and (viii) such Real Property is in material compliance with all applicable Laws and Permits, including, but not limited to, building, zoning, subdivision, health and safety and other land use and building codes, ordinances, statutes or laws, including the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting such Real Property, and neither any Company nor any Seller has received notice of violation of any such Laws which have not heretofore been cured or corrected. The Real Property comprises all of the real property owned,

Exhibit 10.17

leased, subleased, licensed or otherwise occupied or used or intended to be used by the Company Group, and the Company Group is not a party to any Contract or option to purchase or lease any real property or any portion thereof or interest therein.

(e)With respect to each Lease, (i) no member of the Company Group, as applicable, is in default thereunder, and, to the Knowledge of BHB, no event has occurred which with the giving of notice or passage of time, or both, would constitute a breach or default thereunder by any member of the Company Group (as applicable) or any other party thereto, (ii) the applicable member of the Company Group’s possession and quiet enjoyment of the Leased Real Property under such Lease has never been disturbed, and there are no current disputes with respect to such Lease, (iii) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full, (iv) no member of the Company Group owes, nor will owe in the future, any brokerage commissions or finder’s fees with respect to such Lease, (v) no member of the Company Group has subleased, licensed or otherwise granted any other Person the right to use or occupy such Leased Real Property or any portion thereof and there are no Persons other than member of the Company Group in possession of such Leased Real Property, (vi) no member of the Company Group has collaterally assigned or granted any security interest in such Lease or any interest therein, (vii) such Leased Real Property, including without limitation, the mechanical systems, HVAC systems, plumbing, electrical, security, utility and sprinkler systems, are in reasonable, working condition, subject only to normal, scheduled maintenance, are reasonably sufficient for the operation thereof for its current use, and to the Knowledge of BHB, there are no material structural or other physical defects or deficiencies in the condition of such improvements, and there are no facts or conditions that would, individually or in the aggregate, interfere in any material respect with the use or occupancy of such improvements or any portion thereof in the operation of the business of the Company Group as currently conducted thereon, and (viii) neither such Leased Real Property nor the use or occupancy thereof violates in any way any applicable Permits, covenants, conditions or restrictions, whether federal, state, local or private, and the Leased Real Property or the applicable member of the Company Group has received all required certificates, licenses, Permits, authorizations and approvals in connection with the use and occupancy thereof.

3.12	Intellectual Property.

(a)The Company Group owns and possesses or has the right to use pursuant to a valid and enforceable written Contract, all Intellectual Property necessary for the operation of the business of the Company Group, including the Business.

(b)No member of the Company Group has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of third parties in any respect, and no member of the Company Group, nor any of their directors, managers, members, partners and officers, has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any member of the Company Group must license or refrain from using any Intellectual Property rights of any third party). Except as set forth in Section 3.12(b) of the Disclosure Schedule, no third party has interfered with, challenged, or, to the Knowledge of BHB, infringed upon, misappropriated, or violated any Intellectual Property rights of the Company Group.

Exhibit 10.17

(c)Sections 3.12(c)(i)-(iii) of the Disclosure Schedule identify the following Intellectual Property that is owned by the Company Group or currently used in the conduct of the business of the Company Group (indicting which member of the Company Group owns such Intellectual Property), whether registered or unregistered: (i) inventions, invention disclosures, discoveries and improvements (whether or not patentable), issued patents and patent applications, and counterparts claiming priority therefrom, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (together, the “Patents”); (ii) trademarks, service marks, certification marks, collective marks, logos, slogans, trade dress, trade names (including social media user account names), other source or business identifiers, and respective applications (together, the “Trademarks”); and (iii) works of authorship and other copyrightable subject matter, whether or not published, including copyrights, software code, and databases (and all translations, derivative works, adaptations, compilations, and combinations of the foregoing) (together, the “Copyrights”). Section 3.12(c)(iv) of the Disclosure Schedule identifies each license, sublicense, agreement, or other permission pursuant to which any member of the Company Group have granted any rights to any third party with respect to any of its Intellectual Property (together with any exceptions) and any agreements that affect the Company Group’s rights to any Intellectual Property. Seller has delivered to Buyer correct and complete copies of all such applications and registrations for the Intellectual Property listed in Sections 3.12(c)(i)-(iii) of the Disclosure Schedule and all documents (including all amendments) listed in Section 3.12(c)(iv) of the Disclosure Schedule. The Company Group has, and upon the Closing a member of the Company Group will have, all right, title and interest in and to, free and clear of any Lien, license, or other restriction or limitation regarding use, and have the sole and exclusive right to use (and Seller, its equityholders, and their Affiliates do not have and do not claim to have any individual right to use) all the Intellectual Property required to be disclosed on Sections 3.12(c)(i)-(iii) of the Disclosure Schedule (the “Designated Intellectual Property”) (subject to the applicable license agreements listed in Section 3.12(c)(iv) of the Disclosure Schedule), and such Intellectual Property is not subject to any outstanding Order restricting the use or licensing thereof by the Company Group, and no member of the Company Group has received any written claim challenging the validity or effectiveness of such Intellectual Property, and such Intellectual Property is valid and enforceable.

(d)The Company Group has made all necessary filings and paid all necessary registration, maintenance and renewal fees to maintain the Designated Intellectual Property. There are no outstanding deadlines of any patent, copyright or trademark office (or any analogous office or registry anywhere in the world) in relation to such Designated Intellectual Property that will expire within six (6) months of the Closing Date.

(e)Each item of Intellectual Property owned or used by the Company Group immediately prior to the Closing will be owned or available for use, respectively, by the Company and its Subsidiaries immediately subsequent to the Closing on identical terms and conditions as owned or used by the Company Group immediately prior to the Closing.

(f)The Company Group has not infringed any Intellectual Property rights or other rights of any other Person, and the continued operation of the Business by the Company and its Subsidiaries consistent with past practices of the Company Group will not infringe any Intellectual Property rights or other rights of any other Person. Except as listed in Section 3.12(f), since January 1, 2016, no claims of any kind have been made or asserted by any other Person

Exhibit 10.17

against any member of the Company Group or against any of their employees, agents or contractors, customers, vendors, suppliers, or distributors, claiming or alleging that the Company Group or any of their products (including Software and products currently under development), services or methods of operation infringe, have infringed, contribute to infringement or induce the infringement of, or misappropriate the Intellectual Property rights or other rights of any other Person, violate any right of any other Person (including rights to privacy or publicity) or constitute unfair competition, nor is any member of the Company Group aware of or on written notice of any such infringement, misappropriation or violation.

(g)Section 3.12(g)(i) of the Disclosure Schedule identifies all third party Software used by the Company Group in the operation of the Business (except for “off-the-shelf,” commercially-available software), and Section 3.12(g)(ii) of the Disclosure Schedule identifies all Software developed by or for the Company Group and the location of such Software. The Company Group owns and possesses or has the right to use pursuant to a valid and enforceable written Contract, all Software used by the Company Group in the operation of its business. After the Closing, all Software will be owned or available for use, respectively, by the Company and its Subsidiaries immediately subsequent to the Closing on identical terms and conditions as owned or used by the Company Group immediately prior to the Closing.

(h)The Company Group has adopted policies and procedures to control the use of third-party Intellectual Property, including Software available for download without charge on the internet or any other Software not introduced into the development environment through a formal procurement process and pursuant to a license agreement determined to be appropriate for establishing Company Group’s rights and obligations with respect to such Intellectual Property.

(i)The Company Group has taken all necessary steps to protect and preserve the confidentiality of all trade secrets, know-how, source code, databases, customer lists, schematics, ideas, algorithms and processes and all use, disclosure or appropriation thereof by or to any Person has been pursuant to the terms of a written agreement between such third party and the Company Group. Each member of the Company Group has complied with all of its confidentiality obligations under each Contract to which such Person is a party.

(j)Section 3.12(j) of the Disclosure Schedule contains a complete and accurate list and summary description of all rights in internet domain names, user names, handles and social media site names presently used or owned by the Company Group or otherwise used in connection with the Business. The Company Group owns or has the right to use all internet domain names, subdomains, URLs, website names, social media site names, user names, handles, email addresses, log-in names, passwords, pin numbers, customer numbers, and the like, or other account information necessary to access, transfer, use and update all of the foregoing presently used or owned by the Company Group (collectively “Net Names”). All Net Names have been registered in the name of a member of the Company Group and are, and have been, in compliance with all Laws. Except as set forth in Section 3.12(j) of the Disclosure Schedule, no Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and no such action is threatened with respect to any Net Name. In addition, to the Knowledge of BHB: (i) no Net Name has been challenged, interfered with or threatened in any way and (ii) no Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or

Exhibit 10.17

domain name of any other Person. Upon the Closing, all Net Names will be available for use by the Company or one of its Subsidiaries.

3.13	Contracts.

(a)Section 3.13(a) of the Disclosure Schedule lists the following Contracts to which any member of the Company Group is a party or which are binding on any assets of the any member of the Company Group used in the Business:

(i)	each Contract with any Material Customer or Material Supplier;

(ii)each Contract that requires a Company to pay, or entitles a Company to receive, or could result in obligations of a Company in the amount of, in the aggregate,

$50,000 or more in any twenty-four (24) month period;

(iii)each Contract containing a “most-favored-nation” provision or any provisions of similar effect;

(iv)each Contract that may not be unilaterally terminated by a Company, without penalty or fee, upon no more than sixty (60) days’ prior written notice;

(v)each Contract that requires the consent of any Person prior to a change of ownership or control of any Company;

(vi)each joint venture, partnership or Contract involving a sharing of profits, losses, costs or liabilities with any other Person;

(vii)each Contract containing any covenant that purports to restrict the business activity of the Company Group or limit the freedom of the Company Group to engage in any line of business or to compete with any Person;

(viii)	each power of attorney;

(ix)	each Contract for Debt;

(x)each Contract providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated by this Agreement;

(xi)each Contract with any labor union, labor organization or trust fund or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or practice, whether formal or informal, or any severance agreement or arrangement;

(xii)each Contract under which the Company Group has advanced or loaned to any other Person;

Exhibit 10.17

(xiii)each Contract with any Seller, any equityholder or other beneficial owner of Seller, or any other Affiliate of any member of the Company Group;

(xiv)	any settlement or similar agreement;

(xv)each employment or consulting Contract or other Contract with any of the Company Group’s officers, managers, partners, directors or employees;

(xvi)	each Intellectual Property Agreement;

(xvii)	each confidentiality agreement and non-disclosure agreement still in effect;

(xviii)	each Contract which purports to be (or will after the Closing be)

binding on Affiliate of any Company other than an Affiliate that is another Company; and

(xix)any other agreement material to the Company Group whether or not entered into in the Ordinary Course of Business.

(b)Seller has delivered to Buyer a correct and complete copy of each written Material Contract, together with all amendments, exhibits, attachments, waivers or other changes thereto. Section 3.13(b) of the Disclosure Schedule contains an accurate and complete description of all material terms of all oral Material Contracts.

(c)Each Material Contract is legal, valid, binding, enforceable, in full force and effect and will continue to be legal, valid, binding and enforceable on identical terms following the Closing Date. Except as specifically disclosed and described in Section 3.13(c) of the Disclosure Schedule, (i) no Material Contract has been breached or canceled by the applicable member of the Company Group or, to the Knowledge of BHB, any other party thereto, (ii) the applicable member of the Company Group has performed all obligations under such Material Contracts required to be performed by it, (iii) to the Knowledge of BHB, there is no event which, upon giving of notice or lapse of time or both, would constitute a breach or default under any such Material Contract or would permit the termination, modification or acceleration of such Material Contract, (iv) except to make the statements in clause (v) of this Section 3.13(c) accurate, no member of the Company Group has assigned, delegated or otherwise transferred to any Person any of its rights, title or interest under any such Material Contract, and (v) following the Closing, all Material Contracts will be available to the applicable member of the Company Group on identical terms as such Material Contracts were available to the Company Group prior to the Closing.

3.14Insurance. Section 3.14(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, director & officer, and workers’ compensation coverage and bond and surety arrangements) with respect to which any member of the Company Group is a party or a named insured or with respect to which any member of the Company Group (including by virtue of coverage of the assets thereof) is otherwise the beneficiary of coverage (collectively, the “Company Insurance Agreements”):

Exhibit 10.17

(a)the name of the insurer, the name of the policyholder, and the name of each covered insured;

(b)	the policy number and the period of coverage; and

(c)a description of any retroactive premium adjustments or other material loss- sharing arrangements; and

(d)a description of any and all claims by any Company or any other Person pending under any Company Insurance Agreement as to which coverage has been questioned, denied, or disputed.

All premiums payable under the Company Insurance Agreements have been paid. There are no threatened terminations of, or material premium increases with respect to, any Company Insurance Agreements. Section 3.14(b) of the Disclosure Schedule sets forth a list of all claims made under the Company Insurance Agreements, or under any other insurance policy, bond or agreement covering the any member of the Company Group or any their operations since January 1, 2016. The Company Group and their operations have been covered during the past (5) years by insurance in scope and amount customary and reasonable for the business in which they have engaged during such period and as required by any Material Contracts.

3.15Litigation. Except as set forth in Section 3.15 of the Disclosure Schedule, there are no (and during the last two (2) years preceding the date hereof, there have not been any) Proceedings, Orders, or, except as did not or would not have, directly or indirectly, a Material Adverse Effect, complaints, charges, grievances, or investigations pending or, to the Knowledge of BHB, threatened or anticipated relating to or affecting the Company Group. There is no outstanding Order to which the Company Group is subject. The Company Group is fully insured with respect to each of the matters set forth on Section 3.15 of the Disclosure Schedule. No Seller is engaged in or a party to or, to the Knowledge of BHB, threatened with any complaint, charge, Proceeding, Order, investigation or other process or procedure for settling disputes or disagreements with respect to the Company Group or the transactions contemplated by this Agreement or any Ancillary Agreement, and no Seller nor any member of the Company Group has received written notice of a claim or dispute that is reasonably likely to result in any such complaint, charge, Proceeding, Order, investigation or other process or procedure for settling disputes or disagreements with respect to the Company Group or the transactions contemplated by this Agreement or any Ancillary Agreement.

3.16	Employees.

(a)Section 3.16(a) of the Disclosure Schedule sets forth a complete and correct list of all employees and independent contractors of the Company Group providing services to the Business, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) current target commission, bonus or other incentive-based compensation amounts; (vi) whether such individual is on short-term disability leave (and if so, expected date of return to work); (vii) whether such individual is on long-term disability leave (and if so, expected date of return to work);

(viii) classification as exempt versus non-exempt under the Fair Labor Standards Act and similar

Exhibit 10.17

state Laws; (ix) the amount of accrued and unused vacation time; (x) the identity of the labor organization or union representing the individual if the individual is a member of a bargaining unit represented by a labor organization or union; and (xi) indicating whether there has been any increase in compensation, bonus, incentive, or service award or any grant of any severance or termination pay or any other increase in benefits or any commitment to do any of the foregoing since the Most Recent Fiscal Year End. No Company has any employees in the State of California or any employee that would cause any Company to be subject to any Laws regarding employment in the State of California.

(b)Sellers have provided Buyer with complete and correct copies of (i) all existing severance, accrued vacation or other leave agreement, policies or retiree benefits of any such officer, employee or consultant, (ii) all employee trade secret, non-compete, non-solicit, non- disclosure and/or invention assignment agreements, (iii) all payments to be made to employees and contractors of the Company Group in connection with the transactions contemplated by this Agreement and the Ancillary Agreement, including severance payments, Bonus Pool Agreements, accrued and unused vacation for all employees, and incentive payments, and (iv) all policies, manuals and handbooks applicable to any current or former director, manager, officer, employee, consultant or independent contractor of the Company Group. The employment, consulting or independent contractor arrangement of each officer, employee, consultant or independent contractor of the Company Group is terminable at will (without the imposition of back pay, severance pay, penalties or damages) by the Company Group as the case may be. Except as set forth in Section 3.16(b) of the Disclosure Schedule, Seller is not aware that any executive or key employee of the Company Group or any group of employees of the Company Group has any plans to terminate employment with the Company Group.

(c)None of the employees of the Company Group are represented by any labor union, works council, or other labor organization or representative with respect to his or her employment with the Company Group; (ii) there are no labor, collective bargaining agreements or similar arrangements binding on the Company Group with respect to any employees, consultants or contractors; and (iii) for the prior three (3) years, to the Knowledge of BHB, no petition has been filed nor has any proceeding been instituted by any employee or group of employees with the National Labor Relations Board or similar Governmental Body seeking recognition of a collective bargaining agreement, demands for representation, and no union organizing effort regarding the Company Group’s employees occurred or is underway.

(d)The Company Group has not experienced (nor, to the Knowledge of BHB, has it been threatened with) any strike, slow down, work stoppage or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. The Company Group has not committed any material unfair labor practice. Except as set forth in Section 3.16(d) of the Disclosure Schedule, the Company Group has paid in full to all of its active and terminated employees and contractors all wages, salaries, commissions, bonuses, benefits, severance and other compensation due and payable to such employees and contractors.

(e)All individuals who have performed services for the Company Group or who otherwise have claims for compensation from the Company Group have been properly classified as exempt or non-exempt and an employee or an independent contractor pursuant to all applicable Laws, including the Code and ERISA.

Exhibit 10.17

(f)To the extent subject to the federal, state and local laws of the United States, within the past ten (10) years no member of the Company Group has effectuated a “plant closing” or a “mass layoff” or other event that would require the giving of notice under the United States Worker Adjustment and Retraining Notification Act, or any similar federal, state or local law (the “WARN Act”) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of such Person. During the ninety (90) days prior to the Closing Date, no member of the Company Group has caused an “employment loss” within the meaning of the WARN Act. No similar event has occurred under the Laws of any non-U.S. jurisdiction under which any Company operates.

(g)The Company Group has properly completed, retained and, as applicable, updated a Form I-9 for each employee of the Company Group, as applicable, in accordance with applicable Law and regulations. The Company Group has been and continues to be in compliance with all legal requirements governing work authorization and other immigration issues in the United States including Section H-2A of the Immigration and Nationality Act. The Companies have complied with all similar Laws of any non-U.S. jurisdiction under which any Company operates.

(h)The Company Group has properly identified any and all workers which are common law or statutory employees and have issued and filed on a timely basis Forms W-2 for the workers so identified. All common law or statutory employee wages have been reported on the Forms W-2 and properly withheld upon for state, local, and federal income Tax purposes together with timely deposits of such withheld taxes pursuant to applicable law and regulations. All information reporting, including Code Z for Section 409A failures has been correctly reported on the applicable Forms W-2.

(i)Without limiting any other representation or warranty contained herein, each termination of those certain individuals executing Termination Agreements pursuant to Section 5.1(g) has been performed in compliance with all applicable Laws, no Company shall have any liability to such terminated individuals subsequent to the Closing Date other than as expressly provided in the Termination Agreements or as set forth Schedule 5.1(g), and the transactions contemplated by this Agreement and the Termination Agreement will not cause or give rise to a breach of any such individuals’ respective employment agreements with any Company.

3.17	Employee Benefits.

(a)Section 3.17(a) of the Disclosure Schedule lists each Employee Benefit Plan that the Company Group maintains or to which the Company Group contributes or has any obligation to contribute or with respect to which the Company Group has any liabilities.

(i)Each such Employee Benefit Plan (and each related trust, insurance Contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable Laws.

(ii)All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed

Exhibit 10.17

and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate that is an Employee Welfare Benefit Plan subject to COBRA.

(iii)All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Benefit Plan or accrued in accordance with GAAP. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(iv)Each such Employee Benefit Plan which is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code is so qualified and has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

(v)There have been no Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. No Fiduciary has any liability for material breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Proceeding with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of BHB, threatened.

(vi)Seller has made available to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the three (3) most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance Contracts, and other funding arrangements which implement each such Employee Benefit Plan.

(b)Neither any member of the Company Group nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any liability under or with respect to any Employee Pension Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA), any Multiemployer Plan, a multiple employer plan or a multiple employer welfare arrangement. No member of the Company Group provides nor are they obligated to provide any current or former employee, officer, manager, partner or director with post-termination health or welfare-type benefits other than in accordance with any applicable Law.

(c)	No Employee Benefit Plan is a Multiemployer Plan.

Exhibit 10.17

(d)Section 3.17(d) of the Disclosure Schedule lists each written agreement, contract, or other arrangement—whether or not an Employee Benefit Plan (collectively a “Plan”)—to which the Company Group is a party that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code. Each such Plan complies in all material respects with the requirements of Section 409A(a)(2), (3), and (4) of the Code and any Internal Revenue Service guidance issued thereunder. The Company Group has no actual or potential obligation to reimburse or otherwise “gross-up” any Person for the interest or additional tax set forth under Section 409A (a)(1)(B) of the Code.

(e)The execution, delivery, and performance of the Ancillary Agreements and the consummation of the transactions contemplated thereby will not (alone or in combination with any other event) result in or give rise to the acceleration of vesting or payment of benefits or compensation under any Employee Benefit Plan.

3.18Debt. Except as set forth on Section 3.18 of the Disclosure Schedule, no member of the Company Group has any Debt or is liable for any Debt (whether pursuant to a guaranty, surety, assumption, or any other manner or form of agreement) of any other Person (including, with respect to any member of the Company Group, any liability for any Debt of any Seller). Upon Buyer’s payment of the Debt Amount in accordance with Section 1.4(a)(ii), the Company Group shall have satisfied all of its obligations pursuant to and under the Debt.

3.19	Environmental, Health, and Safety Matters.

(a)The Company Group has complied and are in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

(b)Without limiting the generality of the foregoing, the Company Group has obtained, have complied, and are in compliance with all Permits and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of the facilities of the Company Group and the operation of the business of the Company Group (including the Business). A list of all such Permits and other authorizations is set forth on Section 3.19(b) of the Disclosure Schedule. Such Permits will be available to the Company Group following the Closing on identical terms as such Permits are available to the Company Group prior to the Closing.

(c)No Company has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them, their current or former facilities or the Real Property arising under Environmental, Health, and Safety Requirements.

(d)No property or facility owned, leased or operated by the Company Group contains any underground storage tanks currently, nor, to the Knowledge of BHB, has contained any underground storage tanks in the past.

(e)No member of the Company Group has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including

Exhibit 10.17

any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for investigation costs, response costs, remedial costs, corrective action costs, personal injury, property damage, natural resources damages or attorney and consultant fees and costs, pursuant to CERCLA or the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

(f)There are no environmental conditions or circumstances on the Real Property that pose an unreasonable risk to the environment or the health or safety of Persons or Hazardous Substances present at, on or under the Real Property in violation of Environmental, Health, and Safety Requirements.

(g)Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or Consent of Governmental Bodies or third parties, pursuant to any of the Environmental, Health, and Safety Requirements.

(h)There are no written environmental audit, health and safety audit, Phase I environmental site assessment, Phase II environmental site assessment or investigation, soil and/or groundwater report, environmental compliance assessment prepared within the past five (5) years by or on behalf of any member of the Company Group or, to the Knowledge of BHB, any Governmental Body under the Environmental, Health, and Safety Requirements relating to any property currently or formerly owned or operated by the Company Group or their Affiliates.

3.20Business Continuity. None of the Software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by the Company Group in the conduct of their businesses (collectively, the “Systems”) have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused or reasonably could be expected to cause any substantial disruption or interruption in or to the use of any such Systems by the Company Group.

3.21Certain Business Relationships with the Company. Except as set forth on Section 3.21 of the Disclosure Schedule, neither any Seller, nor any officer, manager, partner or director of any Company, nor any equityholder or other beneficial owner of any Seller, nor any of the Affiliates of any of the foregoing (other than the Companies):

(a)owns, directly or indirectly, any stock or other ownership interest or investment in any Person that is engaged in the Business or is a competitor, supplier, customer, lessor or lessee of the Company Group;

(b)has any claim against or owes any amount to, or is owed any amount by, the Company Group;

(c)has any interest in or owns any assets, properties or rights used in the conduct of the business of the Company Group;

Exhibit 10.17

(d)is a party to any Contract to which any member of the Company Group is a party or which otherwise benefits the business of the Company Group; or

(e)has received from or furnished to the Company or any of its Subsidiaries any goods or services since the Most Recent Fiscal Year End, or is involved in any business relationship with the Company Group.

Section 3.21 of the Disclosure Schedule sets forth which of the exceptions set forth thereon will continue following the Closing.

3.22	Customers and Suppliers.

(a)Section 3.22 of the Disclosure Schedule sets forth a correct and complete list of the twenty (20) largest suppliers (by dollar volume) of products or services to the Business (the “Material Suppliers”), and the twenty (20) largest customers (by dollar volume) of the Business (the “Material Customers”) each during calendar years 2019 and 2020 and the six (6) months ended June 30, 2021. Section 3.22 of the Disclosure Schedule also sets forth, for each Material Supplier and Material Customer, the aggregate payments from such Person to the Company Group or to such Person by the Company Group. There are no outstanding disputes with any of Material Suppliers or Material Customers.

(b)Since December 31, 2019, none of the Material Suppliers has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company Group, or otherwise materially change the terms of its relationship with the Company Group. No Company has any reason to believe that any Material Supplier will stop, or materially decrease the rate of, supplying products or services to the Company Group or otherwise materially change the terms of its relationship (including the pricing) with the Company Group after, or as a result of, the consummation of any transactions contemplated by this Agreement or that any such supplier is threatened with bankruptcy or insolvency.

(c)Since December 31, 2020 none of the Material Customers has indicated that it shall stop, or materially decrease the rate of, buying products or services from the Company Group or otherwise materially change the terms of its relationship with the Company Group. No Company has any reason to believe that any Material Customer will stop, or materially decrease the rate of, buying products or services from the Company Group or otherwise materially change the terms of its relationship with the Company Group after, or as a result of, the consummation of any transactions contemplated by this Agreement or that any such customer is threatened with bankruptcy or insolvency.

3.23	Warranty; Labeling; Recall.

(a)Each product or service, manufactured, formulated, sold, leased, or delivered by the Company Group is and has been manufactured, formulated, sold, leased, or delivered in conformity with all applicable Law, contractual commitments and all express and implied warranties, and no member of the Company Group has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages, liability or obligations in connection therewith, in excess of the reserve for

Exhibit 10.17

warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company Group. Section 3.23(a) of the Disclosure Schedule includes copies of the standard terms and conditions of service, sale or lease for the Company Group or the Business (containing applicable guaranty, warranty, and indemnity provisions). No product or service sold, leased, or delivered by any member of the Company Group or otherwise in connection with the Business is subject to any material guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in Section 3.23(a) of the Disclosure Schedule, except for any guaranty, warranty or other indemnity that is imposed by law.

(b)The Company Group is in compliance with all applicable growing, labeling, approval, clearance, registration, listing, manufacturing, formulating, contract manufacturing, handling, holding, storing, distributing, testing, importing, exporting, advertising, promotion Laws, and all other Laws concerning the growing, production, holding, distribution and sale of Hemp or Hemp-derived products by or for the Company Group.

(c)No member of the Company Group has, within the past three (3) years, (i) recalled any of its products, (ii) suspended, discontinued growing or manufacturing (including contract growing or manufacturing by or for others) or distribution of any of their products after inquiry or investigation of any Governmental Body, or (iii) received any written notice from any other Governmental Body that it has commenced any action to enforce any Law or Order, request or order a recall of, any of its products, or commenced or, to the Knowledge of BHB, proposed or threatened to commence, any action to seize, enjoin or place restrictions on the production or distribution of any of its products.

3.24Product Liability. Section 3.24 of the Disclosure Schedule sets forth an accurate, correct and complete list and summary description of all existing claims, duties, responsibilities, liabilities or obligations arising from or alleged to arise from any injury to person or property as a result of the ownership, possession or use of any product manufactured, formulated, distributed or sold by the Company Group or its members’ predecessors during the two (2) years prior to the date hereof. No member of the Company Group has any liability (and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company Group giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, formulated, processed, sold, distributed, or delivered by the Company Group or any of its members’ predecessors.

3.25Information Privacy and Data Security. The Company Group’s practices concerning collection, use, analysis, retention, storage, protection, security, transfer, disclosure, and disposal of Personal Information comply in all material respects with, and have not, since January 1, 2017, violated in any material respect, any (a) Contract with a client, (b) Privacy Laws, or (c) written policy or privacy statement of the Company Group. The Company Group has posted to their website and each of their online sites and services, including all mobile applications, terms of use or service and a privacy policy that complies with Privacy Laws and that accurately reflects in all material respects the Company Group’s practices concerning the collection, use, and disclosure of Personal Information in such online sites, services, and mobile applications. The Company Group has commercially reasonable controls in place designed to address the

Exhibit 10.17

information security risks and vulnerabilities of the Company Group in light of each member of the Company Group’s business, technology, information systems, and the sensitivity of the Personal Information processed by the Company Group.

3.26Solvency. Each Company, individually, and the Company Group taken as a whole, is solvent. For purposes of this Section 3.26, the term “solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s tangible assets are in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, and disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course of business as they mature, and (c) such Person has capital sufficient to carry on its business.

3.27	Stimulus Funds, Etc.

(a)Section 3.27(a) of the Disclosure Schedule sets forth all CARES Act stimulus fund programs or other programs related to the COVID-19 pandemic in which any member of the Company Group is participating or has participated, and the amount of funds received and/or requested by the Company Group for each such program as of the date hereof (the “CARES Funds”). The Company Group has maintained accounting records associated with the CARES Funds in compliance with all of the terms and conditions of such programs. The Company Group has utilized or maintained all such CARES Funds received by them in accordance with all applicable Laws.

(b)Except as set forth in Section 3.27(b) of the Disclosure Schedule, no member of the Company Group has applied for or received a loan pursuant to the Paycheck Protection Program under the CARES Act. Section 3.27(b) of the Disclosure Schedule sets forth the applicable Company having obtained any such loan, the amounts of such loans, the amount forgiven, if any, of such loans. All such loans have been forgiven, and no such loans remain in effect as of the Closing Date.

3.28COVID-19 Precautions. The Company Group has implemented all workplace, operational and other precautions and measures regarding the COVID-19 pandemic, in line and in material compliance with all Center for Disease Control (CDC), World Health Organization (WHO) and other federal, state and local guidelines, directives and recommendations, as such guidelines, directives and recommendations have been amended from time to time, including social distancing measures, increased sanitization measures, measures to protect employee health, measures to prevent crowds, and measures to prevent unnecessary contact, and the Company Group is in material compliance with all Applicable Laws regarding the COVID-19 pandemic, including the Families First Coronavirus Response Act (FFCRA), the CARES Act, any and all “shelter in place,” “stay at home” or similar Order.

3.29Disclosure. Neither this Agreement nor any agreement, attachment, schedule, exhibit, certificate or other statement delivered pursuant to this Agreement or in connection with the transactions contemplated hereby omits to state a material fact necessary in order to make the statements and information contained herein or therein, not misleading. Buyer has been provided full and complete copies of all documents referred to on the Disclosure Schedule.

Exhibit 10.17

ARTICLE 4

POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing:

4.1Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ARTICLE 6 below). Sellers acknowledge and agrees that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company Group and the other assets of the Company Group used in the Business.

4.2Confidentiality. From and after the Closing, Sellers agree not to disclose or use any Confidential Information. In the event that any Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigation demand, or similar process to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section

4.2. If, in the absence of a protective order or the receipt of a waiver hereunder, such Seller is compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that such Seller shall use such Seller’s reasonable best efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the breach of this Agreement by any Seller or any Affiliate or representative of any Seller.

4.3	Restrictions on Transfer.

(a)Sellers acknowledge and agree that, without the prior written consent of Buyer (which may be withheld in Buyer’s sole discretion), no Seller may, directly or indirectly, in any single transaction or series of related transactions, sell, give, assign, pledge or grant a security interest in, hypothecate, offer or otherwise transfer (or enter into any Contract, Derivative Instrument or other obligation regarding the future sale, assignment, pledge or transfer of Beneficial Ownership of) (each, a “Transfer”) any Restricted Shares, and no Transfer of Restricted Shares by any Seller may be effected except in compliance with this Section 4.3 and in accordance with all applicable Laws (including, without limitation, applicable U.S. and Canadian Laws, as described in the legend(s) contemplated in Sections 2.1(g) and 2.1(h) hereof). When Buyer Shares issued as Equity Consideration are no longer Restricted Shares, Sellers agree that no Seller will Transfer any of the Buyer Shares in violation of, and will comply with, any and all Laws applicable to such Transfer.

Exhibit 10.17

(b)Any attempted Transfer of Restricted Shares in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement and shall not be recorded on the transfer books of the Company or any local custodian or transfer agent. Buyer shall be entitled to provide appropriate stop orders to enforce the provisions of this Section

4.3	and include appropriate legends on the Restricted Shares with respect to such restrictions.

4.4Release. Sellers, for each of themselves, and any of their respective Subsidiaries (other than the Companies), and each of their respective predecessors, successors, assigns, and past and present stockholders, members, partners, managers, directors, officers, employees, agents, and other representatives (collectively, the “Releasors”), hereby forever fully and irrevocably release and discharge Buyer, each Company, each of their respective Subsidiaries, and each of their respective predecessors, successors, direct or indirect subsidiaries and past and present stockholders, members, partners, managers, directors, officers, employees, agents, and other representatives (collectively, the “Released Parties”) from any and all actions, suits, claims, demands, debts, agreements, obligations, promises, judgments, or liabilities of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, claims for damages, costs, expense, and attorneys’, brokers’ and accountants fees and expenses) arising out of or related to events, facts, conditions or circumstances existing or arising prior to the Closing Date, which the Releasors can, shall or may have against the Released Parties, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated (collectively, the “Released Claims”), and hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon any Released Claim. Notwithstanding the preceding sentence of this Section 4.4, “Released Claims” does not include, and the provisions of this Section 4.4 shall not release or otherwise diminish, the obligations of any Party set forth in or arising under any provisions of this Agreement or the Ancillary Agreements.

4.5	Registration Statement.

(a)Buyer has filed a Registration Statement on Form S-3 (the “Registration Statement”) registering the resale from time to time of Buyer Shares by selling security holders generically. Buyer shall file a prospectus supplement (pursuant to Rule 424 under the Securities Act) to the Registration Statement identifying the Sellers as selling securityholders of Registrable Shares (the “Prospectus Supplement”) within three (3) Business Days of the later of (i) the Closing or (ii) the date that the Sellers have furnished (y) in writing to Buyer such information regarding such Seller, the Registrable Shares held by such Seller and the intended method of disposition of the Registrable Shares in the form as shall be reasonably acceptable to Buyer, and (z) such executed documents from such Seller that are necessary for compliance with SEC rules and regulations in connection with such registration and/or otherwise customary of a selling shareholder in similar situations (such later date, the “Prospectus Supplement Filing Deadline”). Buyer shall provide prompt notice to the Seller Representative of the filing of the Prospectus Supplement. The obligations of Buyer in this Section 4.5 shall be subject to the timely cooperation of the Sellers in providing the information and executing any documents as contemplated in the immediately preceding sentence, and any Seller who fails to provide all requested information for purposes of disclosure in the Prospectus Supplement, as applicable, by the Prospectus Supplement

Exhibit 10.17

Filing Deadline may be excluded from such Prospectus Supplement. As of the date of the applicable Prospectus Supplement, the Registration Statement (together with the Prospectus Supplement) will comply in all material respects with the provisions of the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading (a “Material Misstatement”); provided, however, that none of the provisions of the preceding sentence shall apply to statements in or omissions from the Registration Statement (together with any applicable Prospectus Supplement) made in reliance upon and in conformity with information furnished solely by the Sellers for use in the Registration Statement and/or any applicable Prospectus Supplement. As soon as practicable after the Prospectus Supplement being filed with the SEC, Buyer will issue and deliver to Buyer’s transfer agent an irrevocable treasury order, on a rush basis, authorizing such transfer agent, as the registrar and transfer agent for the Buyer Shares, to remove all legends on the Buyer Shares that are included as Registrable Shares in the Prospectus Supplement. Notwithstanding the foregoing, Buyer’s sole obligation with respect to such legend removal shall be the delivery of such treasury order, and Buyer shall have no liability to any Seller or any other Party, and shall not be deemed to have made any representation or assurance, with respect to the actual time elapsed between the submission of such treasury order and the removal of any such applicable legends. It is understood and acknowledged that the only evidence that the Sellers whose legends are so removed shall be unlegended DRS advice statements issued by Buyer’s transfer agent and, accordingly, it is the sole responsibility of any such Sellers to instruct their respective securities brokers to move such unlegended DRS advice positions into electronic book-entry positions to facilitate open market transactions over the Nasdaq or TSX.

(b)Buyer shall (i) give the Seller Representative the opportunity to review and comment on the Prospectus Supplement, any amendments to the Prospectus Supplement, and, to the extent not prohibited by Law, related written correspondence with the SEC before the Prospectus Supplement and any such amendment is filed with or provided to the SEC in final form,

(ii) notify the Seller Representative promptly of the time when any supplement or amendment to the Registration Statement that relates to resales of Registrable Shares by the Sellers has been filed, and of the issuance of any stop order or suspension of the registration under the Securities Act of the Buyer Shares to be resold under the Registration Statement, (iii) if applicable, make all necessary filings under the Securities Act and applicable state securities or “Blue Sky” laws and the rules and regulations thereunder for the issuance of the Equity Consideration, and timely obtain any actions, consents approvals or waivers required in connection therewith, and (iv) if applicable, notify Nasdaq of the Buyer Shares to be issued as the Equity Consideration pursuant to this Agreement in accordance with Nasdaq rules and regulations.

(c)Each Seller shall comply with all U.S. and/or Canadian federal, state and/or provincial securities Laws applicable to such Seller in connection with the resale of Registrable Shares pursuant to the Registration Statement and/or the Prospectus Supplement. Buyer shall notify each Seller promptly upon Buyer’s reasonable determination in its good faith judgment that the Registration Statement or any supplement to any prospectus forming a part of the Registration Statement (including any Prospectus Supplement) contains a Material Misstatement. In the case of any such notice, Buyer shall use best efforts to supplement or amend such prospectus as promptly as practicable so that such prospectus will not contain such Material Misstatement and shall provide a copy of such supplemented or amended prospectus to each Seller as promptly as

Exhibit 10.17

practicable, but no later than three (3) Business Days following the filing thereof with the SEC. Upon being notified by Buyer of any Material Misstatement, each Seller shall refrain from selling any Registrable Shares pursuant to the Registration Statement until such holders of Buyer Shares receive from Buyer copies of a supplemented or amended prospectus prepared and filed by Buyer, or until Buyer notifies such Sellers in writing that the then current prospectus may be used.

(d)Following the effectiveness of the Registration Statement, Buyer shall use commercially reasonable efforts to cause the Registration Statement to be continuously effective until earlier of (i) three (3) years after the date hereof and (ii) such time as the Registrable Shares represent less than one percent (1%) of the outstanding Buyer Shares (such period, the “Registration Period”). If the Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Registration Period, Buyer shall use its best efforts to promptly cause such Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Registration Statement in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or, file an additional registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act registering the resale from time to time by Sellers thereof of all securities that are Registrable Shares as of the time of such filing. If such an additional registration statement is filed, Buyer shall use its reasonable efforts to (a) cause such additional registration statement to become effective under the Securities Act as promptly as is reasonably practicable after such filing, and (b) keep such additional registration statement (or another additional registration statement) continuously effective until the end of the Registration Period. Buyer shall supplement and amend any Registration Statement or additional registration statement contemplated hereunder if required by the rules, regulations or instructions applicable to the registration form used by Buyer for such registration statement if required by the Securities Act or as reasonably requested by the Sellers.

(e)From the date of this Agreement until the end of the Registration Period, Buyer shall use best efforts to make and keep public all of the issuer information contemplated by Rule 144 under the Securities Act, and file with the SEC in a timely manner all reports and other documents required to be filed by Buyer under the Securities Act and the Securities Exchange Act, in each case in order to permit resale of the Buyer Shares issued as the Equity Consideration in compliance with Rule 144 under the Securities Act.

(f)All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 4.5, including all registration, filing, and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for Buyer shall be borne and paid by Buyer. All Selling Expenses relating to Registrable Shares registered pursuant to this Section 4.5 shall be borne and paid by the Sellers according to their Pro Rata Shares. For purposes hereof, “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Shares, and fees and disbursements of counsel for any Seller.

(g)To the extent permitted by law, Buyer will indemnify and hold harmless each Seller named in a Registration Statement and/or Prospectus Supplement, and the partners,

Exhibit 10.17

members, officers, directors, and stockholders of each such Seller; legal counsel and accountants for each such Seller; any underwriter (as defined in the Securities Act) for each such Seller; and each Person, if any, who controls each such Seller or underwriter within the meaning of the Securities Act, against any Adverse Consequences arising out of liability under the Securities Act or the Securities Exchange Act from the use and sale of any Buyer Shares pursuant to the applicable Registration Statement and/or Prospectus Supplement, and Buyer will pay to each such Seller, , underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any Proceeding from which such Adverse Consequences may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.5(g) shall not apply to amounts paid in settlement of any such Proceeding if such settlement is effected without the consent of Buyer, which consent shall not be unreasonably withheld, nor shall Buyer be liable for any Adverse Consequences to the extent that they arise out of or are based upon actions or omissions (i) made in reliance upon and in conformity with written information furnished by or on behalf of any such Seller, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with the applicable Registration Statement and/or Prospectus Supplement (ii) due to any Seller’s failure to deliver an amended or supplemental prospectus furnished to such Seller by Buyer, if required by Law to have been delivered, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

(h)To the extent permitted by law, each Seller named in a Registration Statement and/or Prospectus Supplement, severally and not jointly, will indemnify and hold harmless the Buyer, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any), who controls the Buyer within the meaning of the Securities Act, legal counsel and accountants for the Buyer, any underwriter (as defined in the Securities Act), each other Seller, and any controlling Person of any such underwriter or other Seller, against any Adverse Consequences arising from the use and sale of any Buyer Shares pursuant to the Registration Statement, in each case only to the extent that such Adverse Consequences arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Seller expressly for use in connection with such Registration Statement and/or Prospectus Supplement; and each such Seller will pay to Buyer and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such Proceeding from which Adverse Consequences may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.5(h) shall not apply to amounts paid in settlement of any such Proceeding if such settlement is effected without the consent of such applicable Seller, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by such Seller by way of indemnity or contribution under this Section 4.5(h) exceed the proceeds from the offering received by such Seller (net of any Selling Expenses paid by such Seller), except in the case of fraud or willful misconduct by such Seller.

(i)	The Sellers hereby agree and acknowledge that (i) nothing in this Section

4.5 shall confer upon Sellers any piggyback registration rights with respect to the Buyer Shares,

(ii)Buyer shall have no obligation to conduct any underwritten offerings in respect of any resales of Buyer Shares under the Registration Statement and (iii) Buyer shall have no obligation to deliver any legal opinions, negative assurance disclosure letters or comfort letters in connection with any

Exhibit 10.17

such resales (except for any legal opinions customarily required by the transfer agent of Buyer to facilitate the removal of legends upon effectiveness of the Registration Statement).

4.6Termination Payments. Buyer will cause the Company to pay out any payments (i) set forth on Schedule 5.1(g) or (ii) pursuant to a Termination Agreement signed at Closing, but only to the extent that, in either case, such payments were not paid at Closing but were accrued for in the calculation of Working Capital (as included in the final determination of the Cash Payment) or reserved as a Transaction Expense (as included in the final determination of the Cash Payment).

ARTICLE 5 CLOSING DELIVERIES

5.1Closing Deliveries of Sellers and the Company. At the Closing, the Sellers and the

Company shall take the following actions and deliver the following documents and instruments to Buyer:

Buyer;

(a)	Unit Transfer Powers and Assignments to convey the Target Securities to

(b)	a certificate of the Secretary (or its equivalent) of BHB, dated the Closing

Date, attaching and certifying (A) the Organizational Documents of BHB, (B) the equity records of BHB, and (C) the authorizing resolutions of BHB’s board of managers authorizing the transactions contemplated by this Agreement and each Ancillary Agreement to which BHB is a party;

(c)a certificate of the Secretary (or its equivalent) of each Company other than BHB, dated the Closing Date, attaching and certifying (A) the Organizational Documents of each Company, and (B) the equity records of each Company to the extent any exist separate from the applicable Organizational Documents;

(d)a certificate of the Secretary (or its equivalent) of each Seller that is an entity, attaching and certifying the consent of each member, owner, and beneficial interest holder of such Seller to the transactions contemplated by this Agreement and each Ancillary Agreement to which such Seller is a party;

(e)good standing certificates for each Company from the jurisdiction of each such Person’s incorporation or organization and each jurisdiction in which such Person is qualified to do business;

(f)	the Employment Agreements, duly executed by each Designated Employee;

(g)certain Termination Agreements identified on Schedule 5.1(g), in forms acceptable to Buyer, duly executed by each employee, independent contractor, and service provider identified in Schedule 5.1(g);

Exhibit 10.17

(h)a resignation and release agreement, in forms acceptable to Buyer, from and duly executed by each member of the board of directors or managers and each officer of each Company;

(i)payoff and release letters from the holders of the Debt set forth on Schedule 5.1(i) that (A) reflect the amounts required in order to pay in full such Debt and (B) provide that, upon payment in full of the amounts indicated, all Liens with respect to the assets of any Company shall be terminated and of no further force and effect, together with UCC-3 termination statements with respect to the financing statements filed against the assets of any Company by the holders of such Liens, in each case in form and substance reasonably satisfactory to Buyer;

(j)all documentation not provided pursuant to Section 5.1(i) necessary to obtain releases of all Liens other than the Permitted Liens, including appropriate UCC termination statements, in each case in form and substance reasonably satisfactory to Buyer;

(k)	the complete minute books and equity records of each Company;

(l)all Permits and Consents set forth on Schedule 5.1(l) and any other Permit or Consent required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement to the extent the requirement of such Permit or Consent was not disclosed on Section 3.4(c) of the Disclosure Schedule;

(m)to the extent not included in the deliveries required by Section 5.1(l), all approvals, consents or written confirmations of nonobjection with respect to all of the Permits set forth in Section 3.9(b) of the Disclosure Schedule have been obtained by Sellers such that such Permits shall (i) remain in full force and effect after the Closing and (ii) be available for use by the Company Group following the Closing;

(n)a non-foreign person affidavit and related notice from each Seller that such Seller is not a foreign person, in a form satisfying the requirements of Section 1445 of the Code and United States Treasury regulations thereunder;

(o)a Restrictive Covenant, Release and Indemnification Agreement duly executed by each beneficial owner of each Seller set forth on Schedule 5.1(o) in a form acceptable to Buyer and pursuant to which, among other provisions, without limitation, non-compete and non- solicit provisions, and providing that such Persons will agree to be bound by the terms of Section

4.2 , Section 4.3, and Section 4.4;

(p)a Phantom Equity Acknowledgement and Release duly executed by each Phantom Equity Holder (whether or not such Phantom Equity Holder received any payment in connection with the transactions contemplated by this Agreement) in a form acceptable to Buyer and pursuant to which each Phantom Equity Holder will, among other things, acknowledge the receipt of consideration hereunder, if any, is in full satisfaction of any and all amounts otherwise due under such Phantom Equity Holder’s Phantom Equity Agreement, terminate and cancel such Phantom Equity Agreement and release the Companies and Buyer from any further obligations or liability thereunder other than such payments or obligations as are set forth herein;

Exhibit 10.17

(q)to the extent not included in Section 5.1(p), a release agreement duly executed by each rightsholder or payee identified in Section 3.3(a) of the Disclosure Schedule in a form acceptable to Buyer and pursuant to which each such Person will, among other things, acknowledge the receipt of consideration hereunder, if any, is in full satisfaction of any and all amounts otherwise due under such Person’s applicable agreement with any Company, terminate and cancel such agreement(s) and release the Companies and Buyer from any further obligations or liability thereunder other than such payments or obligations as are set forth herein, if applicable.

(r)an Escrow Agreement among Buyer, Seller Representative and the Escrow Agent in form and substance satisfactory to Buyer and Sellers (the “Escrow Agreement”), duly executed by Seller Representative;

(s)a Bonus Pool Acknowledgement and Release duly executed by each Person who signed a Bonus Pool Agreement (whether or not such Person received any payment in connection with the transactions contemplated by this Agreement) in a form acceptable to Buyer and pursuant to which each such Person will, among other things, acknowledge the receipt of consideration hereunder, if any, is in full satisfaction of any and all amounts otherwise due under such Bonus Pool Agreement, terminate and cancel such Bonus Pool Agreement and release the Companies and Buyer from any further obligations or liability thereunder other than such payments or obligations as are set forth herein;

(t)	Lock-up Agreements, duly executed by each Seller;

(u)	the Estimated Cash Payment certificate referenced in Section 1.3;

(v)a funds flow memorandum, in form and substance reasonably satisfactory to Buyer, describing the financial transactions and flow of funds to take place at the Closing pursuant to this Agreement; and

(w)all other instruments and documents required by this Agreement to be delivered by the Companies or Sellers to Buyer, and such other instruments and documents which Buyer or its counsel may reasonably request to effectuate the transactions contemplated hereby.

5.2Closing Deliveries of Buyer. At the Closing, the Buyer shall take the following actions and deliver the following documents and instruments to the Sellers, as applicable:

(a)	The Estimated Cash Payment in proportion to the Pro Rata Shares;

(b)The Equity Consideration in proportion to the Pro Rata Shares in the manner contemplated by Section 1.4(b) hereof and in the amount set forth in Schedule 9 hereof;

(c)a certificate from the Secretary of Buyer, dated as of the Closing Date, attaching and certifying their respective (A) Organizational Documents and (B) authorizing resolutions approving this Agreement, the Ancillary Agreement and the transactions contemplated hereby;

Exhibit 10.17

(d)Evidence that the TSX has conditionally approved, subject only to customary listing conditions, the issuance of the Equity Consideration, and such approval will not have been revoked;

(e)	The Escrow Agreement, duly executed by Buyer; and

(f)all other instruments and documents required by this Agreement to be delivered by Buyer to the Sellers, and such other instruments and documents which Sellers or their counsel may reasonably request to effectuate the transactions contemplated hereby.

ARTICLE 6

REMEDIES FOR BREACHES OF THIS AGREEMENT

6.1	Indemnification by Sellers.

(a)Subject to the terms and conditions of this ARTICLE 6, Sellers, jointly and severally, will indemnify and hold harmless Buyer, each Company, each of Buyer’s and each Company’s respective Subsidiaries and Affiliates, and in each case their respective successors and assigns (collectively, the “Buyer Indemnitees”) from and against the entirety of any Adverse Consequences that any Buyer Indemnitee may suffer or incur (including any Adverse Consequences they may suffer or incur after the end of any applicable survival period, provided that an indemnification claim with respect to such Adverse Consequence is made pursuant to this ARTICLE 6 prior to the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by (i) any breach or inaccuracy of any representation or warranty made in ARTICLE 3 of this Agreement or any other representation or warranty made by any Company in any Ancillary Agreement, (ii) any breach of any covenant or agreement of any Company, Seller Party, or Seller Representative in this Agreement or in any Ancillary Agreement,

(iii)the failure to pay or otherwise fully satisfy and discharge all Designated Pre-Closing Liabilities, (iv) any Taxes for which Sellers are liable pursuant to Section 7.1 in excess of the amount accrued for in the calculation of Working Capital as included in the final determination of the Cash Payment, (v) any of the matters set forth on Schedule 6.1(a)(v), and (vi) any Adverse Consequences arising from or related to the Escrow Agreement (unless such Adverse Consequences are due to Buyer’s gross negligence or willful misconduct).

(b)Subject to the terms and conditions of this ARTICLE 6, each of the Seller Parties severally, and not jointly, will indemnify and hold harmless Buyer Indemnitees, from and against the entirety of any Adverse Consequences that any Buyer Indemnitee may suffer or incur (including any Adverse Consequences they may suffer or incur after the end of any applicable survival period, provided that an indemnification claim with respect to such Adverse Consequence is made pursuant to this ARTICLE 6 prior to the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by any breach or inaccuracy of any representation or warranty made by such Seller Party in ARTICLE 3 of this Agreement or any other representation or warranty made by such Seller Party in any Ancillary Agreement.

6.2Indemnification by Buyer. Subject to the terms and conditions of this ARTICLE 6, Buyer will indemnify and hold harmless each Seller, their respective Affiliates, and their

Exhibit 10.17

respective successors and assigns (the “Seller Indemnitees”) from and against the entirety of any Adverse Consequences they may suffer or incur (including any Adverse Consequences they may suffer or incur after the end of any applicable survival period, provided that an indemnification claim with respect to such Adverse Consequence is made pursuant to this ARTICLE 6 prior to the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by (a) any breach or inaccuracy of any representation or warranty made in Section 2.2 of this Agreement or in any Ancillary Agreement, and (b) any breach of any covenant or agreement of Buyer in this Agreement or in any Ancillary Agreement.

6.3Survival and Time Limitations. All representations, warranties, covenants, obligations and agreements of the Parties in this Agreement or any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of any losses or other remedy based on such representations, warranties, covenants, obligations and agreements will not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, obligations and agreements. If the Closing occurs, Sellers will have no liability with respect to any claim under Section 6.1(a)(i) or Section 6.1(b) unless Buyer notifies Seller Representative of such a claim on or before the date that is twenty-four (24) months of the Closing Date; provided, however, that (a) any claim relating to any representation made in Section 3.9(b) through 3.9(f) (Legal Compliance), Section 3.10 (Tax Matters), Section 3.16 (Employees), Section 3.17 (Employee Benefits), and Section 3.21 (Certain Business Relationships with the Company) may be made at any time until sixty (60) days following the expiration of the applicable statute or period of limitations applicable to such claim and (b) any claim relating to any representation made in Section 2.1(a) (Organization, Qualification, and Power), Section 2.1(b) (Authorization of Contemplated Transactions), Section 2.1(c) (Non- contravention), Section 2.1(d) (Brokers’ Fees), Section 2.1(e) (Target Securities), Section 2.1(f) (Ancillary Agreements), Section 2.1(g) (U.S. Securities Regulation), Section 2.1(h) (Canadian Securities Regulation), Section 3.1 (Organization, Qualification, and Power), Section 3.2 (Authorization of Contemplated Transactions), Section 3.3 (Capitalization and Subsidiaries), Section 3.4(b) (Non-contravention), and Section 3.5 (Brokers’ Fees) may be made at any time without any time limitation (collectively, the representations and warranties described in clauses

(a) and (b) are referred to as the “Fundamental Representations”) and (c) any claim arising from fraud or willful misconduct, the items referenced in Schedule 6.1(a)(v), or the Taxes for which Sellers are liable pursuant to Section 7.1 may be made at any time without limitation. If the Closing occurs, Buyer will have no liability with respect to any claim for any breach or inaccuracy of any representation or warranty in this Agreement unless Seller Representative notifies Buyer of such a claim on or before the date that is twenty-four (24) months from the Closing Date; provided, however, that any claim relating to any representation made in Section 2.2(a) (Organization of Buyer), Section 2.2(b) (Authorization of Contemplated Transactions), Section 2.2(c) (Non- contravention), and Section 2.2(d) (Brokers’ Fees) or arising from fraud or willful misconduct may be made at any time without any time limitation. If Buyer or Seller Representative, as applicable, provides proper notice of a claim within the applicable time period set forth above, then liability for such claim will continue until such claim is resolved.

Exhibit 10.17

6.4	Limitations on Indemnification by Seller.

(a)With respect to the matters described in Section 6.1(a)(i) and Section 6.1(b), Sellers will have no liability with respect to such matters until Buyer Indemnitees have suffered aggregate Adverse Consequences by reason of all such breaches in excess of Three Hundred Thousand Dollars ($300,000.00 USD) (the “Threshold”) after which point Sellers shall be obligated to indemnify Buyer Indemnitees from and against all Adverse Consequences from dollar one; provided, that the foregoing limitations shall not apply in respect of any Adverse Consequences relating to (i) breaches of the Fundamental Representations, (ii) any intentional breach of a representation or warranty, or (iii) breaches arising from fraud or willful misconduct.

(b)With respect to the matters described in Section 6.1(a)(i) and Section 6.1(b), the aggregate maximum liability of Sellers shall be the amount of the Indemnity Holdback (the “Cap”); provided, that the foregoing limitation shall not apply in respect of any Adverse Consequences (i) relating to breaches of the Fundamental Representations, (ii) relating to any intentional breach of a representation or warranty, (iii) arising from fraud or willful misconduct.

(c)Subject to Section 6.9, the aggregate liability of each Seller for Adverse Consequences with respect to any indemnification claim of Buyer Indemnitees under Section 6.1 shall not exceed such Seller’s Pro Rata Share of the Base Purchase Price.

(d)In the event that the subject matter of any claim by Buyer Indemnitees for indemnification under Section 6.1 is covered by any insurance (including title insurance) held by Buyer, the Companies and/or any of their respective Affiliates (following the Closing) or any third party indemnification agreement or the like to which Buyer, the Companies and/or any of their respective Affiliates (following the Closing) is a beneficiary, the amount for which such Buyer Indemnitee is entitled to indemnification under Section 6.1 shall be reduced by the amount of insurance or other indemnification proceeds actually received (net of any costs or expenses incurred in obtaining such recoveries, including any increases in insurance premiums reasonably attributable to the applicable claim). In the event that any Buyer Indemnitee receives insurance proceeds after being paid by the Sellers with respect to an indemnifiable matter under this Article 6, Buyer Indemnitee in receipt of such insurance proceeds will remit such proceeds to the Seller Representative (net of any costs or expenses incurred in obtaining such recoveries, including any resulting increases in insurance premiums) for the benefit of the Sellers according to their respective Pro Rata Shares; provided that the remittance of such insurance proceeds shall not exceed the amount previously paid by the applicable Seller(s) with respect to such matter. For the avoidance of doubt, (i) nothing in this section shall be deemed to waive or limit the subrogation rights of any insurer and (ii) nothing in this section shall be deemed to impose any obligation on Buyer to pursue recovery from any such insurance or third-party agreement, nor to maintain any of the same.

6.5	Limitations on Indemnification by Buyer.

(a)With respect to the matters described in Section 6.2(a), Buyer will have no liability with respect to such matters until Seller Indemnitees have suffered Adverse Consequences by reason of all such breaches in excess of the Threshold, after which point Buyer shall be obligated to indemnify Seller Indemnitees from and against all Adverse Consequences from dollar

Exhibit 10.17

one; provided, that the foregoing limitations shall not apply in respect of any Adverse Consequences (i) relating to breaches of any representation made in Section 2.2(a) (Organization of Buyer), Section 2.2(b) (Authorization of Contemplated Transactions), Section 2.2(c) (Non- contravention), and Section 2.2(d) (Brokers’ Fees), (ii) relating to intention breaches of any representation or warranty, or (iii) arising from fraud or willful misconduct.

(b)With respect to the matters described in Section 6.2(a), the aggregate maximum liability of Buyer shall be the Cap; provided, that the foregoing limitation shall not apply in respect of any Adverse Consequences (i) relating to breaches of any representation made in Section 2.2(a) (Organization of Buyer), Section 2.2(b) (Authorization of Contemplated Transactions), Section 2.2(c) (Non-contravention), and Section 2.2(d) (Brokers’ Fees), (ii) intentional breach of a representation or warranty, or (iii) arising from fraud or willful misconduct.

6.6	Third-Party Claims; Direct Claims.

(a)	Third Party Claims.

(i)If a third party initiates a claim, demand, dispute, lawsuit or arbitration (a “Third-Party Claim”) against any Person (the “Indemnified Party”) with respect to any matter that the Indemnified Party might make a claim for indemnification against any Party (the “Indemnifying Party”) under this ARTICLE 6, then the Indemnified Party must promptly notify the Indemnifying Party in writing of the existence of such Third-Party Claim and must deliver copies of any documents served on the Indemnified Party with respect to the Third-Party Claim; provided, however, that any failure on the part of an Indemnified Party to so notify an Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this ARTICLE 6 (except to the extent, and only to the extent, such failure materially prejudices the defense of such proceeding).

(ii)Upon receipt of the notice described in Section 6.6(a)(i), the Indemnifying Party will have the right to defend the Indemnified Party against the Third- Party Claim with counsel reasonably satisfactory to the Indemnified Party, provided, that

(i)the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief or are asserted by any Governmental Body, (iv) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of the Indemnified Party, (v) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently, and (vi) such Third- Party Claim is not related to a Material Supplier or Material Customer. The Indemnifying Party will keep the Indemnified Party apprised of all material developments, including

Exhibit 10.17

settlement offers, with respect to the Third-Party Claim and permit the Indemnified Party to participate in the defense of the Third-Party Claim.

(iii)In the event that either (x) any of the conditions under Section 6.6(a)(ii) is or becomes unsatisfied or (y) the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to it that are different from or additional to those asserted by Indemnifying Party, then, in either case, (i) the Indemnified Party shall have the right to direct the defense of such Third-Party Claim (and/or consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim) in any manner the Indemnified Party may reasonably deem appropriate, including, without limitation, by employing separate counsel at the Indemnifying Party’s expense, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys’ fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this ARTICLE 6.

(iv)Except in circumstances described in Section 6.6(a)(iii), neither the Indemnified Party nor the Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

(b)	Direct Claims.

(i)Any claim for indemnification on account of Adverse Consequences which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by written notice from the Indemnified Party to the Indemnifying Party as soon as reasonably practicable (and in any event within thirty (30) days) after the Indemnified Party becomes aware of the Direct Claim, which notice shall include a reasonable description of the basis for the Direct Claim; provided, however, that any failure on the part of an Indemnified Party to so notify an Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this ARTICLE 6 (except to the extent, and only to the extent, such failure materially prejudices the defense of such proceeding). The Indemnifying Party shall have fifteen (15) days after its receipt of such notice to respond in writing to a Direct Claim. If the Indemnifying Party does not so respond within such fifteen-day period, the Indemnifying Party shall be deemed to have accepted such claim, with payment due on such claim pursuant to the terms of Section 6.6(b)(ii).

(ii)Once Adverse Consequences are agreed to by the Indemnifying Party (including deemed acceptance pursuant to Section 6.6(b)(i)) or finally adjudicated to be payable in accordance with the terms of this Agreement, the Indemnifying Party shall satisfy its obligations within five (5) Business Days of such agreement or final, non- appealable adjudication by wire transfer of immediately available funds; provided, however, that to the extent that funds remain available from the Escrow Amount under the Escrow Agreement, any amounts payable to the Buyer Indemnitees shall be paid by release

Exhibit 10.17

of cash from the Escrow Amount pursuant to a joint written instruction provided by Buyer and Seller to the Escrow Agent under the terms of the Escrow Agreement.

6.7	Other Indemnification Matters.

(a)All indemnification payments under this ARTICLE 6 will be deemed adjustments to the Purchase Price.

(b)For purposes of determining whether there has been any misrepresentation or breach of a representation or warranty and the amount of Adverse Consequences resulting from a breach misrepresentation or breach of a representation or warranty, all qualifications or exceptions in any representation or warranty relating to or referring to the terms “material”, “materiality”, “in all material respects”, “Material Adverse Effect” or any similar term or phrase shall be disregarded except with respect to (i) the reference to Material Adverse Effect and any other use of the term “material” in Section 3.7(b) (Financial Statements but only relating to “Absence of Changes or Events”), and (iii) any representations and warranties requiring the disclosure of lists of “material” items (e.g., Contracts in Section 3.13(a)) but only with respect to whether an item was required to be disclosed on a Disclosure Schedule.

6.8Setoff. Notwithstanding anything contained herein to the contrary, but subject to Section 6.9, Buyer Indemnitees shall be entitled, but not obligated, to recover any amounts due from Sellers under this ARTICLE 6 (to the extent such amounts are undisputed or Buyer has obtained an Order from a court of competent jurisdiction determining such amounts are so due) by setting off such amounts against any and all Restricted Shares that are subject to the transfer restrictions set forth in Section 4.3 of this Agreement, and upon Buyer’s exercise of such setoff Seller shall have no further right with respect thereto. For purposes of determining the number of Restricted Shares to be set off against any amounts due as set forth above, the value of each Restricted Share to be set off shall be equal to Forty-Five Million Dollars ($45,000,000.00 USD) divided by the number of Buyer Shares issued as the Equity Consideration. To the extent Buyer Indemnitees exercise their setoff rights in accordance with this Section 6.8, they shall do so against each Seller’s Restricted Shares according to the Sellers’ Pro Rata Shares. Neither the exercise nor the failure to exercise such right of set off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

6.9Order of Recovery. The Buyer Indemnitees shall recover any Adverse Consequences for which they are entitled to indemnification from Sellers under this ARTICLE 6

(a) first, from the Indemnity Holdback and (b) second, to the extent Buyer Indemnitees have not recovered all such Adverse Consequences pursuant to the foregoing clause (a), the Buyer Indemnitees shall, subject to the other limitations herein, be entitled to recover any remaining amounts in respect of such Adverse Consequences from Sellers.

6.10Exclusive Remedy. Following the Closing, except for (a) any claim based on fraud or willful misconduct, (b) the adjustment to the Cash Payment pursuant to Section 1.5, (c) any claims for indemnification under Section 4.5(g) or Section 4.5(h), and (d) any claim for specific performance or injunctive relief pursuant to Section 10.11, indemnification pursuant to this ARTICLE 6 shall be the sole and exclusive remedy for any breach of this Agreement.

Exhibit 10.17

6.11Release of Indemnity Holdback. On the date that is twenty-four (24) months after the Closing Date, any remaining amounts of the Indemnity Holdback, less an amount equal to the dollar amount of any pending or outstanding claims by any Buyer Indemnitee(s) under this Agreement (such amount to be reasonably determined by Buyer acting in good faith), shall be released to the Sellers in proportion to their respective Pro Rata Shares to an account or account designated in writing by the Seller Representative, provided, however, that if at the end of the twelve (12) month period following the Closing Date (a) other than with respect to a breach of any Fundamental Representations or any matter set forth on Schedule 6.1(a)(v)(h), (i), or (j), there has been no claim for indemnification made by any Buyer Indemnitee; (b) with respect to a breach of any Fundamental Representations there have been no claims for indemnification by any Buyer Indemnitee claiming Adverse Consequences in an aggregate amount of greater than Fifty Thousand Dollars ($50,000.00), (c) with respect to any matter set forth on Schedule 6.1(a)(v)(h), there have been no claims for indemnification by any Buyer Indemnitee claiming Adverse Consequences in an aggregate amount of greater than Fifty Thousand Dollars ($50,000.00), (d) with respect to any matter set forth on Schedule 6.1(a)(v)(i), there have been no claims for indemnification by any Buyer Indemnitee claiming Adverse Consequences in an aggregate amount of greater than Fifty Thousand Dollars ($50,000.00), and (e) with respect to any matter set forth on Schedule 6.1(a)(v)(j), there have been no claims for indemnification by any Buyer Indemnitee claiming Adverse Consequences in an aggregate amount of greater than Fifty Thousand Dollars ($50,000.00), then Buyer and Seller Representative shall cause to be released to Seller Representative a portion of the Indemnity Holdback equal to (x) Four Million Dollars ($4,000,000.00 USD) minus (y) any amount previously released to any Buyer Indemnitee in satisfaction of any indemnification claim hereunder.

ARTICLE 7 TAX MATTERS

The following provisions will govern the allocation of responsibility as between Buyer and

Sellers for certain tax matters following the Closing Date:

7.1Tax Indemnification. Except to the extent such Taxes are actually reflected as a liability for purposes of calculating Working Capital or included in the Transaction Expenses Balance on the Closing Statement, Sellers, jointly and severally, shall be liable for, and shall indemnify and hold Buyer Indemnitees harmless pursuant to Article 6 from, (a) all Pre-Closing Taxes, (b) all Taxes incurred by any Company caused by or resulting from the sale or exchange of the Target Securities, (c) for any Straddle Period, all Pre-Closing Taxes of each Company that relate to a Pre-Closing Straddle Period (determined in accordance with the last sentence of Section 7.3), (d) any and all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Company (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation § 1.1502-6 or any analogous or similar Law, (d) all Taxes of any Person imposed on any Company as a transferee or successor, by Contract or otherwise, which Taxes relate to an event or transaction occurring before the Closing, and (e) all sales taxes or any other Taxes relating to the sale of goods or inventory by any Company.

Exhibit 10.17

7.2Tax Periods Ending on or Before the Closing Date. Sellers will prepare, or cause to be prepared, and Sellers will timely file, or cause to be filed, all income Tax Returns for the Company Group for Pre-Closing Tax Periods that are filed after the Closing Date (“Pre-Closing Tax Period Returns”). All such Tax Returns shall be prepared in a manner acceptable to Buyer. Sellers will provide Buyer with copies of any such Tax Returns for the Buyer’s reasonable review and comment, at least thirty (30) days prior to the due date thereof (giving effect to any extensions thereto) in the case of income Tax Returns and as soon as practicable in the case of all other Tax Returns, and shall make all changes to such Pre-Closing Tax Period Returns that are reasonably proposed by Buyer. Sellers will pay all Taxes due with respect to such Pre-Closing Tax Period Returns, but only to the extent such Taxes are not reflected as a liability for purposes of calculating Working Capital or included in the Transaction Expenses Balance on the final Closing Statement.

7.3Tax Periods Beginning Before and Ending After the Closing Date. Following the Closing, Buyer shall timely prepare and file, or cause to be prepared and timely filed (taking into account all available extensions), all other Tax Returns required to be filed by each Company (the “Post-Closing Tax Returns”). Buyer will timely prepare, or cause to be prepared, and timely file, or cause to be filed, all Tax Returns for each member of the Company Group for Straddle Periods (the “Straddle Period Returns”). Buyer will provide Seller Representative with copies of any Straddle Period Returns at least thirty (30) days prior to the due date thereof (giving effect to any extensions thereto) in the case of income Tax Returns and as soon as practicable in the case of all other Tax Returns, accompanied by a statement (the “Straddle Statement”) setting forth and calculating in reasonable detail the Taxes that relate to any Pre-Closing Straddle Period (the “Pre- Closing Taxes”). If Sellers agree with the Straddle Period Return and Straddle Statement, Sellers shall pay to Buyer, not later than five (5) Business Days before the due date for the payment of Taxes with respect to such Straddle Period Return, an amount equal to the Pre-Closing Taxes as shown on the Straddle Statement, but only to the extent such Taxes are not reflected as a liability for purposes of calculating Working Capital or included in the Transaction Expenses Balance on the Closing Statement. If, within twenty (20) days after the receipt of the Straddle Period Return and Straddle Statement, Seller Representative (a) notifies Buyer that it disputes the manner of preparation of the Straddle Period Return or the Pre-Closing Taxes calculated in the Straddle Statement and (b) provides Buyer with a statement setting forth in reasonable detail its computation of the Pre-Closing Taxes and its proposed form of the Straddle Period Return and Straddle Statement, then Buyer and Sellers shall attempt to resolve their disagreement within five

(5)days following the Seller Representative’s notification of Buyer of such disagreement. If Buyer and Sellers are not able to resolve their disagreement, the dispute shall be submitted to the Accountants. The Accountants will resolve the disagreement within thirty (30) days after the date on which they are engaged or as soon as possible thereafter. The determination of the Accountants shall be binding on the Parties. The cost of the services of the Accountants will be borne by the Party whose calculation of the matter in disagreement differs the most from the calculation as finally determined by the Accountants. If each of the Party’s calculation differs equally from the calculation as finally determined by the Accountants, then such cost will be borne half by Sellers and half by Buyer. For purposes of this Section 7.3, in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date (i.e., the Pre-Closing Taxes) will (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, or payroll, be deemed to equal the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of

Exhibit 10.17

which is the number of days in the entire Straddle Period, and (b) in the case of any Tax based upon or related to income or receipts, or payroll, be deemed to equal the amount that would be payable if the relevant Straddle Period ended on and included the Closing Date.

7.4Cooperation on Tax Matters. Buyer and Sellers will cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing and preparation of Tax Returns pursuant to this ARTICLE 7 and any Proceeding related thereto. Such cooperation will include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Sellers will retain all books and records with respect to Tax matters pertinent to the Company Group relating to any Pre-Closing Tax Period until thirty (30) days after the expiration of the statute or period of limitations of the respective Tax periods, or, to the extent notified by Buyer, extensions thereof, and to abide by all record retention agreements entered into with any Governmental Body.

7.5Tax Controversies. Buyer shall give prompt notice to the Seller Representative of the assertion of any claim, or the commencement of any Proceeding with respect to any Tax liability of any of the Companies for which the Sellers are responsible. The Seller Representative or any one or more of the Sellers may, at its or their own expense, participate in any such Proceeding.

ARTICLE 8 [RESERVED] ARTICLE 9 DEFINITIONS

“Accountants” has the meaning set forth in Section 1.5.

“Adjustment Holdback” means Five Hundred Thousand Dollars ($500,000.00 USD) of the Cash Payment.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, Orders, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, Liens, losses, damages, deficiencies, costs of investigation, court costs, and other expenses (including interest, penalties and reasonable attorneys’ fees and expenses, whether in connection with Third-Party Claims or claims among the Parties related to the enforcement of the provisions of this Agreement).

“Affiliate” means, with respect to any Person, (a) any other Person that controls, is controlled by, or is under common control with such Person, (b) any officer, director, partner, member, manager or shareholder of such Person, and (c) any parent, sibling, descendant or spouse of such Person or of any of the Persons referred to in clauses (a) and (b) or anyone sharing a home with such Person or any of the Persons referred to in clauses (a) and (b). For purposes of this definition, the term “control” of a Person shall mean the possession, directly or indirectly, of the

Exhibit 10.17

power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preface above. “Allocation” has the meaning set forth in Section 1.9.

“Ancillary Agreements” means all of the agreements and certificates being executed and delivered pursuant to this Agreement, including, without limitation, the Employment Agreements, the Termination Agreements, The Phantom Equity Acknowledgment and Release, the Bonus Pool Acknowledgment and Release, Lock-up Agreement, and the Restrictive Covenant, Release and Indemnification Agreements.

“Applicable Exchanges” means Nasdaq and TSX.

“Base Purchase Price” means Seventy-Five Million Dollars ($75,000,000.00 USD) “Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Securities Exchange Act.

“BHB Foreign Subsidiaries” means Balanced Health Botanicals UK, Ltd and Balanced Health Botanicals International Limited.

“BHB US Subsidiaries” means CBDistillery, LLC and Bota Holdings LLC.

“BHB Sales Tax Expenses” means all costs, expenses, fines, and fees, in each case of any kind or nature, relating to (i) the Pre-Closing BHB Sales Tax or the failure to pay the same, except to the extent that the same adjusted the Cash Payment pursuant to Section 1.2(a) and (ii) the resolution of any matters or Adverse Consequences resulting from the Pre-Closing BHB Sales Tax or failure to pay the same.

“Bonus Pool Acknowledgement and Release” means the Bonus Pool Acknowledgment and Release, each in a form acceptable to Buyer, to be entered into by each Person who signed a Bonus Pool Agreement and delivered at Closing.

“Bonus Pool Agreements” means each of the Employee Bonus Pool Agreements set forth on Schedule 3.3(a).

“Business” means the business of (a) either directly or indirectly cultivating, manufacturing, formulating, processing, distributing, marketing and selling Hemp and Hemp- derived products, (b) operating as an online retailer and distributor of Hemp and Hemp-derived products, and (c) providing any other products or services that any of the Companies provided, or actively considered providing, at any time during the twelve (12) months prior to the Closing Date.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York, NY or in Vancouver, British Columbia.

Exhibit 10.17

“Buyer” has the meaning set forth in the preface above.

“Buyer Financials” means Buyer’s (i) audited consolidated balance sheets, statements of income, stockholders’ equity, and cash flows as of and for the fiscal years ended December 31, 2019 and December 31, 2020; and (ii) unaudited consolidated balance sheets, statements of income, stockholders’ equity, and cash flows as of and for the six (6) month period ended June 30, 2021.

“Buyer Indemnitee” has the meaning set forth in Section 6.1. “Buyer SEC Reports” has the meaning set forth in Section 2.2(d). “Buyer Shares” means the common shares in the capital of Buyer.

“Canadian Restricted Period” means the period from (and including) the date hereof to (and including) the date that is the earlier of (i) four (4) months from the date hereof; and (ii) the Prospectus Supplement has become effective with the SEC.

“Cap” has the meaning set forth in Section 6.4(b).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act. “CARES Funds” has the meaning set forth in Section 3.27(a).

“Cash” means the aggregate amount of cash and cash equivalents of the Companies as of the Effective Time on a consolidated basis as determined in accordance with GAAP, consistently applied; provided, that if such aggregate amount of cash and cash equivalents is a negative number, then it shall include the amount of all fees, penalties or interest related to such negative amount of Cash.

“Cash Payment” has the meaning set forth in Section 1.2(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any applicable rules, regulations, directives, Orders, and guidance promulgated thereunder, and any successor to such statute, rules, regulations, directives, Orders or guidance.

“Closing” has the meaning set forth in Section 1.7. “Closing Date” has the meaning set forth in Section 1.7.

“Closing Statement” has the meaning set forth in Section 1.5.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980(B) of the Code and of any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

Exhibit 10.17

“Company” means any of BHB and the Company Subsidiaries.

“Company Group” or “Companies” means collectively BHB and the Company Subsidiaries.

“Company Subsidiaries” means the BHB US Subsidiaries and the BHB Foreign Subsidiaries.

“Company Insurance Agreements” has the meaning set forth in Section 3.14. “Confidential Information” means any information concerning the business and affairs of the Company and its Subsidiaries not already generally available to the public.

“Consent” means, with respect to any Person, any consent, approval, authorization, permission or waiver of, or registration, declaration or other action or filing with or exemption by such Person.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the other Ancillary Agreements.

“Contract” means any oral or written contract, obligation, understanding, commitment, lease, license, purchase order, bid or other agreement.

“Controlled Substances Act” means the Controlled Substances Act, 21 U.S.C. § 801 et seq. “Copyrights” has the meaning set forth in Section 3.12(c).

“Debt” means any (a) obligations relating to indebtedness for borrowed money, (b) obligations evidenced by bonds, notes, debentures or similar instruments, (c) obligations in respect of capitalized leases (calculated in accordance with GAAP), (d) the principal or face amount of banker’s acceptances, surety bonds, performance bonds or letters of credit (in each case whether or not drawn), (e) obligations for the deferred purchase price of property or services including the maximum potential amount payable with respect to earnouts, purchase price adjustments or other payments related to acquisitions (other than current accounts payable to suppliers and similar accrued liabilities incurred in the Ordinary Course of Business, paid in a manner consistent with industry practice and reflected as a current liability in the final calculation of Working Capital), (f) obligations under any existing interest rate, commodity or other swap, hedge or financial derivative agreement entered into by the Company or its Subsidiaries prior to Closing, (g) Off-Balance Sheet Financing of the Company or its Subsidiaries in existence immediately prior to the Closing, (h) obligations to pay any dividends or distributions to any Person, (i) indebtedness or obligations of any other Person secured by any Lien on any assets of any Company, even though the Companies have not assumed or otherwise become liable for the payment thereof, (j) obligations in the nature of guarantees of obligations of the type described in clauses (a) through (i) above of any Person (other than a Company), and (k) all accrued interest on, and any applicable prepayment, redemption, breakage, make-whole or other premiums, fees or penalties due or owing in respect of, any item listed in clauses (a) through (j) above.

Exhibit 10.17

“Debt Amount” means all Debt of the Companies (on a consolidated basis) as of the Closing Date plus, without duplication, any amounts required to fully pay or otherwise satisfy all such Debt (including any prepayment premium or penalty, breakage costs, accrued interest and costs and expenses).

“Derivative Instrument” means any and all derivative securities (as defined under Rule 16a-1 under the Securities Exchange Act) that increases or decreases in value as the value of any Restricted Share increases or decreases, as the case may be, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such derivative security conveys any voting rights in any Restricted Share, (b) such derivative security is required to be, or is capable of being, settled through delivery of any Restricted Share or (c) other transactions hedge the value of such derivative security.

“Designated Courts” has the meaning set forth in Section 10.18. “Designated Employees” means the individuals listed in Schedule C.

“Designated Intellectual Property” has the meaning set forth in Section 3.12(c).

“Designated Pre-Closing Liabilities” means (a) any Debt of any Company as of the Closing Date which did not reduce the final Cash Payment pursuant to Section 1.5, (b) any obligation of any Company to indemnify or hold harmless any current or former manager, director or officer of any Company for claims that relate to periods prior to the Closing, (c) all Transaction Expenses which did not reduce the final Cash Payment pursuant to Section 1.5.

“Direct Claim” has the meaning set forth in Section 6.6(b)(i).

“Disclosure Schedule” means the disclosure schedule delivered by Seller to Buyer on the date hereof. The disclosures set forth in each section of the Disclosure Schedule shall qualify

(a)the representations and warranties set forth in the corresponding section or subsection of Section 2.1 or ARTICLE 3 and (b) any exception or disclosure in one section or subsection of the Disclosure Schedule that is cross-referenced to another section or subsection of the Disclosure Schedule. Terms used in the Disclosure Schedule and not otherwise defined therein have the same meanings as set forth in this Agreement.

“Effective Time” has the meaning set forth in Section 1.7.

“Employee Benefit Plan” means any (a) qualified or nonqualified Employee Pension Benefit Plan or deferred compensation or retirement plan, fund, program, or arrangement, (b) Employee Welfare Benefit Plan, (c) “employee benefit plan” as such term is defined in Section 3(3) of ERISA, (d) equity-based plan, program, or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, phantom stock, or restricted stock plan) or (e) other retirement, severance, bonus, profit-sharing, incentive, health, medical, surgical, hospital, indemnity, welfare, sickness, accident, disability, death, apprenticeship, training, day care, scholarship, tuition reimbursement, education, adoption assistance, prepaid legal services, termination, unemployment, vacation or other paid time off, change in control, or other similar plan, fund, program, or arrangement, whether written or unwritten, that is sponsored, maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other

Exhibit 10.17

Person or entity that, together with the Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company, an “ERISA Affiliate”) for the benefit of any present or former officers, employees, agents, directors, consultants, or independent contractors of the Company or an ERISA Affiliate.

“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA. “Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA. “Employment Agreements” means those employment agreements, each in a form acceptable to Buyer, entered into by the Designated Employees.

“Environmental, Health, and Safety Requirements” shall mean all Laws and Orders concerning public health and safety, worker and occupational health and safety, natural resources and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, materials, or wastes, chemical substances, or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, fuel oil products and byproducts, mold, asbestos, polychlorinated biphenyls, noise, or radiation.

“Equity Consideration” has the meaning set forth in Section 1.2(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“ERISA Affiliate” means each entity that is treated as a single employer with the Company for purposes of Section 414 of the Code.

“Escrow Account” has the meaning set forth in Section 1.4(a)(v). “Escrow Agent” means UMB Bank.

“Escrow Agreement” has the meaning set forth in Section 5.1(r). “Estimated Cash Payment” has the meaning set forth in Section 1.3. “Fundamental Representations” has the meaning set forth in Section 6.3. “Fiduciary” has the meaning set forth in ERISA §3(21).

“Financial Statements” has the meaning set forth in Section 3.7(a). “Fundamental Representations” has the meaning set forth in Section 6.3.

“GAAP” means generally accepted accounting principles in the United States as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants, as of the date hereof.

Exhibit 10.17

“Governmental Body” means any foreign or domestic federal, state or local government or quasi-governmental authority or arbitration tribunal or any department, agency, subdivision, court or other tribunal of any of the foregoing, including the Applicable Exchanges.

“Hazardous Substances” means (a) petroleum or petroleum products, flammable materials, explosives, radioactive materials, radon gas, lead-based paint, asbestos in any form, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs), transformers or other equipment that contain dielectric fluid containing PCBs and toxic mold or fungus of any kind or species, (b) any chemicals or other materials or substances which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants,” or words of similar import under any applicable Environmental, Health, and Safety Requirements, and (c) any other chemical, material or substance exposure to which is prohibited, limited or regulated under any applicable Environmental, Health, and Safety Requirements.

“Hemp” means the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 Tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.

“Improvements” means all buildings, structures, fixtures, building systems and equipment, and all components thereof (including the roof, foundation and structural elements), included in the Real Property.

“Indemnified Party” has the meaning set forth in Section 6.6(a). “Indemnifying Party” has the meaning set forth in Section 6.6(a).

“Indemnity Holdback” means Eight Million Dollars ($8,000,000.00 USD) of the Cash Payment.

“Intellectual Property” means all of the following in any jurisdiction throughout the world:

(a)all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate and business names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data and information, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals to the extent the same has been treated as confidential), (f) all Software, (g) all material

Exhibit 10.17

advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Intellectual Property Agreements” means any Contract pursuant to which any Company uses Intellectual Property which is not owned by one or more Companies or pursuant to which any member of the Company Group grants any rights to any other Person with respect to any Intellectual Property owned by one or more Companies.

“Knowledge of BHB” means (a) the actual knowledge of Chase Terwilliger, Andrew Papillion, Rob Hayes and John Harloe, Brandon Townsley, Chris Van Dusen, or William Stoufer and (b) the knowledge that any such person referenced in clause (a) above, as a prudent business person, would have obtained after making due inquiry with respect to the particular matter in question.

“Knowledge of Buyer” means (a) the actual knowledge of Michael DiGiglio or Stephen Ruffini, and (b) the knowledge that any such person referenced in clause (a) above, as a prudent business person, would have obtained after making due inquiry with respect to the particular matter in question.

“Law” means any foreign or domestic federal, state, provincial or local law, statute, code, ordinance, regulation, rule, consent agreement, constitution or treaty of any Governmental Body, including common law.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by any Company or used in the Business.

“Leases” means all written or oral leases, subleases, licenses, concessions and other agreements, including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which any member of the Company Group holds any Leased Real Property.

“Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, preemptive right, preference, priority, proxy, transfer restriction (other than restrictions under the Securities Act and state securities laws), encroachment, Tax, order, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant or zoning restriction.

“Lock-up Agreement” means the Lock-up Agreement, each in a form acceptable to Buyer, to be entered into by each Seller and delivered at Closing.

“Material Adverse Effect” or “Material Adverse Change” means any event, change, development, or effect that, individually or in the aggregate, does have, will have, or would reasonably be expected to have, a materially adverse effect on the business, operations, assets (including intangible assets), liabilities, prospects, operating results, value, employee, customer or supplier relations, or financial condition of the Company Group, provided that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse

Exhibit 10.17

Effect or Material Adverse Change: any event arising from or relating to (i) the announcement or pendency of the transactions contemplated by this Agreement or the identity of Buyer; (ii) conditions affecting the industry in which the Companies participate, the United States economy as a whole or the capital markets in general or the markets in which the Companies operate except to the extent any of the Companies are disproportionately impacted by such event in comparison to others in the industries or markets in which they operate; (iii) changes in GAAP; (iv) the performance or compliance with the terms of, or the taking of any action required by, this Agreement, except with respect to the pursuit of any third-party consents; (v) national or international political or social conditions, including, the commencement, continuation or escalation of a war, armed hostilities or other international or national calamity or act of terrorism directly or indirectly involving the United States of America; (vi) earthquakes, hurricanes, floods or other natural disasters; or (vii) outbreaks of disease and pandemics such as the COVID 19 pandemic.

“Material Contracts” means, collectively, the Contracts required to be listed in Section 3.13(a) of the Disclosure Schedule and the Contracts required to be listed in Section 3.14(a) of the Disclosure Schedule.

“Material Customers” has the meaning set forth in Section 3.22(a).

“Material Misstatement” has the meaning set forth in Section 4.5(a). “Material Suppliers” has the meaning set forth in Section 3.22(a).

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in Section 3.7(a). “Most Recent Fiscal Month End” has the meaning set forth in Section 3.7(a). “Most Recent Fiscal Year End” has the meaning set forth in Section 3.7(a). “Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA. “Nasdaq” means The Nasdaq Stock Market LLC.

“Net Names” has the meaning set forth in Section 3.12(j). “Objections Statement” has the meaning set forth in Section 1.5.

“Off-Balance Sheet Financing” means (a) any liability of any member of the Company Group under any sale and leaseback transactions which does not create a liability on the consolidated balance sheet of the Company and (b) any liability of any member of the Company Group under any synthetic lease, Tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where the transaction is considered indebtedness for borrowed money for federal income Tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

Exhibit 10.17

“Order” means any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Body or arbitrator.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means (a) any certificate or articles of incorporation, bylaws, certificate or articles of formation, operating agreement or partnership agreement, (b) any documents comparable to those described in clause (a) as may be applicable pursuant to any Law and (c) any amendment or modification to any of the foregoing.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring, and cable installations, utility installations, water distribution systems, and landscaping, together with all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral, and water rights), owned by any member of the Company Group.

“Party” or “Parties” have the meanings set forth in the preface above. “Patents” has the meaning set forth in Section 3.12(c).

“Permit” means any license, import license, export license, franchise, Consent, permit, certificate, certificate of occupancy or Order issued by any Person.

“Permitted Lien” means any (a) liens for Taxes not yet due or payable or for Taxes that the applicable member of the Company Group is contesting in good faith through appropriate proceedings in a timely manner, in each case for which adequate reserves have been established and shown on the Most Recent Balance Sheet, (b) liens of landlords, carriers, warehousemen, workmen, repairmen, mechanics, materialmen and similar liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, (c) restrictions, easements, covenants, reservations, rights of way or other similar matters of title to the Leased Real Property of record, (d) zoning ordinances, restrictions, prohibitions and other requirements imposed by any Governmental Body, (e) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, provided that appropriate reserves required by GAAP have been made in respect thereof, (f) Liens disclosed on the Disclosure Schedule, all of which do not materially interfere with the conduct of the business of the Company Group, as now conducted, or reasonably anticipated to be conducted.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, other business entity, or Governmental Body.

“Personal Information” refers to data that, separately or when combined with other data, can be used to identify an individual person, such as name, address, email address, photograph, IP address, and unique device identifier.

Exhibit 10.17

“Phantom Equity Acknowledgment and Release” means the Phantom Equity Acknowledgment and Release, each in a form acceptable to Buyer, to be entered into by each Phantom Equity Holder and delivered at Closing.

“Phantom Equity Agreements” means each of the Equity Appreciation Rights Award Agreements set forth on Schedule 3.3(a).

“Phantom Equity Holder” means each of the individuals who entered into a Phantom Equity Agreement with the Company.

“Post-Closing Straddle Period” means the portion of the Straddle Period beginning after the Closing Date.

“Post-Closing Tax Period” means any taxable period (or portion thereof) beginning after the Closing Date.

“Post-Closing Tax Returns” has the meaning given to that term in Section 7.3.

“Pre-Closing BHB Sales Tax” means any and all Taxes payable to any Governmental Body in connection with the sale, by any Company prior to the Closing Date, of any goods, inventory, or any other item.

“Pre-Closing Straddle Period” means the portion of the Straddle Period ending on and including the Closing Date.

“Pre-Closing Straddle Period Taxes” means any Taxes of the Company and any Subsidiary allocable to the Pre-Closing Straddle Period pursuant to Section 7.2.

“Pre-Closing Taxes” has the meaning set forth in Section 7.3.

“Pre-Closing Tax Period” means any taxable period (or a portion thereof) ending on or before the Closing Date and shall include any Pre-Closing Straddle Period.

“Pre-Closing Tax Period Returns” has the meaning given to that term in Section 7.2. “Privacy Laws” means all Laws and industry self-regulatory programs concerning the collection, use, analysis, retention, storage, protection, transfer, disclosure and/or disposal of Personal Information including HIPAA, HITECH, state consumer protection Laws, state breach notification Laws, state social security number protection Laws, the Federal Trade Commission Act, the federal Privacy Act of 1974, the Telephone Consumer Protection Act, the Fair Credit Reporting Act and its state law equivalents, each as amended from time to time, as well as the Digital Advertising Alliance’s Self-Regulatory Principles for Online Behavioral Advertising.

“Pro Rata Share” means each Seller’s percentage set forth opposite such Seller’s name in Schedule 9.

Exhibit 10.17

“Proceeding” means any action, audit, lawsuit, litigation, investigation or arbitration (in each case, whether civil, criminal or administrative) pending by or before any Governmental Body or arbitrator.

“Prohibited Transaction” has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

“Prospectus Supplement” has the meaning set forth in Section 4.5(a).

“Prospectus Supplement Filing Deadline” has the meaning set forth in Section 4.5(a). “Purchase Price” has the meaning set forth in Section 1.2.

“Real Property” means the Leased Real Property and the Owned Real Property. “Receivables” has the meaning set forth in Section 3.7(c).

“Registrable Shares” means all of the Buyer Shares held by the Sellers, other than any such Buyer Shares that (i) have been previously sold pursuant to an effective registration statement under the Securities Act, (ii) may be resold pursuant to Rule 144 under the Securities Act without regard to paragraph (c)(1) of such rule or any of the provisions of such rule applicable to an “affiliate” of Buyer, or (iii) are no longer outstanding.

“Registration Period” has the meaning set forth in Section 4.5(d). “Registration Statement” has the meaning set forth in Section 4.5(a). “Released Claims” has the meaning set forth in Section 4.4. “Released Parties” has the meaning set forth in Section 4.4. “Releasors” has the meaning set forth in Section 4.4.

“Representative Expense Fund” means a separate bank account to be established by the Seller Representative into which Buyer shall deposit the Representative Expense Fund Amount at Closing from the Cash Payment at Closing.

“Representative Expense Fund Amount” means Two Hundred Fifty Thousand Dollars ($250,000).

“Restricted Cash” means any Cash of the Company Group wherever and however held, where usage of the Cash is restricted by Law or contract, plus Cash equal to the amount of all outstanding checks written on an account of the Company Group that have not yet cleared, plus, if such Cash is not domiciled in the United States of America or is domiciled in the United States of America, but is restricted in any manner whatsoever, then the amount of the fees, costs, expenses, interest, penalties, reductions, withholdings, and/or Taxes or other levies imposed on with respect to, and/or related to, the repatriating, distributing, and/or transferring of such Cash to,

Exhibit 10.17

and/or removing any restrictions and/or limitations on, the use of such Cash in, the United States of America.

“Restricted Shares” means all of the Buyer Shares received as Equity Consideration (including any securities received as distributions thereof), provided, that such Buyer Shares shall cease to be Restricted Shares as follows: (i) with respect to one-fourth (1/4) of such Buyer Shares held by each Seller, on the Closing Date; (ii) with respect to an additional one-fourth (1/4) of such Buyer Shares held by each Seller, on the last day of the four (4) month period following the Closing Date; (iii) with respect to an additional one-fourth (1/4) of such Buyer Shares held by each Seller, on the last day of the eight (8) month period following the Closing Date; and (iv) with respect to an additional one-fourth (1/4) of such Buyer Shares held by each Seller, on the last day of the twelve (12) month period following the Closing Date.

“Restrictive Covenant, Release and Indemnification Agreement” means the Restrictive Covenant, Release and Indemnification Agreement, each in a form acceptable to Buyer, to be entered into by each beneficial owner of each Seller and delivered at Closing.

“Securities Act” means the Securities Act of 1933, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Seller” has the meanings set forth in the preface above. “Seller Expenses” has the meaning set forth in Section 4.5(f). “Seller Indemnitee” has the meaning set forth in Section 6.2. “Seller Party” has the meaning set forth in Section 2.1.

“Seller Representative” has the meaning set forth in Section 10.1(a). “Selling Holder Counsel” has the meaning set forth in Section 4.5(f).

“Straddle Period” means any taxable period of the Company beginning before or on and ending after the Closing Date.

“Straddle Period Return” has the meaning set forth in Section 7.3. “Straddle Statement” has the meaning set forth in Section 7.3.

“Software” means computer software programs (and all enhancements, versions, releases, and updates thereto), including software compilations, software tool sets, compilers, higher level or “proprietary” languages and all related programming and user documentation, whether in source

Exhibit 10.17

code, object code or human readable form, or any translation or modification thereof that substantially preserves its original identity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any manager, management board, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Systems” has the meaning set forth in Section 3.20.

“Target Securities” has the meaning set forth in the Preliminary Statement.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, excess and surplus lines, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental (including taxes under Section 59A of the Code), windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, Social Security, unemployment, disability, real property, personal property, sales, use, transfer, value added, escheat, concession, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body, whether disputed or not; or (b) liability for the payment of any amounts of the type described in clause (a) above as a result of being party to any tax sharing agreement, other contract or any express or implied obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Agreements” means those termination agreements, each in a form acceptable to Buyer, with the individuals identified on Schedule 5.1(g).

“Third-Party Claim” has the meaning set forth in Section 6.6(a). “Threshold” has the meaning set forth in Section 6.4(a). “Trademarks” has the meaning set forth in Section 3.12(c).

Exhibit 10.17

“Transaction Expenses” means any and all (a) legal, accounting, tax, financial advisory, environmental consultants and other professional or transaction related costs, fees and expenses incurred by Sellers or any member of the Company Group in connection with this Agreement or in investigating, pursuing or completing the transactions contemplated hereby (including any amounts owed to any consultants, auditors, accountants, attorneys, brokers or investment bankers, and including any fees associated with the escrow of the Indemnity Holdback), (b) any payments, or bonuses which become due or are otherwise required to be made as a result of or in connection with the Phantom Equity Agreements (provided that any such payments or bonuses shall be net of any Taxes withheld), and (c) payroll, employment or other Taxes, if any, required to be paid by Buyer (on behalf of any member of the Company Group) or any member of the Company Group with respect to the amounts payable pursuant to this Agreement, the amounts described in clause (a) and (b), or the forgiveness of any loans or other obligations owed by Sellers or employees in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, and for the avoidance of doubt, to the extent any amounts otherwise constituting Transaction Expenses have been accrued for as a current liability in calculating Working Capital and the Cash Payment, such amounts shall not be deemed Transaction Expenses.

“Transaction Expenses Balance” means an amount equal to all Transaction Expenses that have not been paid prior to the Closing Date, whether or not the Company or any of its Subsidiaries has been billed for such expenses.

“TSX” means the Toronto Stock Exchange.

“Valid Business Reason” has the meaning set forth in Section 4.5. “WARN Act” has the meaning set forth in Section 3.16(f).

“Working Capital” means an amount equal to (a) the amount of the current assets (excluding Tax assets, but including, without limitation, Cash if a positive number) of the Company Group as of the Effective Time, minus (b) the amount of the current liabilities (excluding Debt but including, without limitation, Cash if a negative number) and deferred revenue of the Company Group as of the Effective Time, in each case on a consolidated basis. For the purposes of calculating Working Capital, current liabilities shall include, without limitation, (i) accounts payable including those that are more than sixty (60) days past due, (ii) unpaid liabilities for income Taxes of the Company Group and unpaid liabilities of the Company Group for payroll, employment or similar Taxes deferred under the CARES Act, (iii) any payments, bonuses or severance which become due or are otherwise required to be made as a result of or in connection with the Closing, including, but not limited to, pursuant to the terms of the Termination Agreements, the Bonus Pool Agreements, or as a result of any change of control or other similar provisions, and (iv) any payroll, employment or other Taxes, if any, required to be paid by Buyer (on behalf of any member of the Company Group) or any member of the Company Group with respect to the amounts described in clause (iii). For purposes of clarity, Transaction Expenses shall not be accrued as a liability but shall be paid by Seller, and the Working Capital shall be otherwise calculated as if the transactions contemplated by this Agreement had not occurred. Attached hereto as Schedule D is a sample calculation of Working Capital.

Exhibit 10.17

“Working Capital Deficit” means the amount by which the Working Capital as of the Closing Date is less than the Working Capital Target.

“Working Capital Target” means Zero Dollars ($0.00 USD).

ARTICLE 10

MISCELLANEOUS

10.1	Seller Representative.

(a)By virtue of the execution of this Agreement by each Seller, and without further action of any Seller, the Sellers will be deemed to have irrevocably constituted and appointed Chase Terwilliger as “Seller Representative” (and by execution of this Agreement Chase Terwilliger hereby accepts such appointment) as agent and attorney-in-fact for and on behalf of Sellers, with full power of substitution, to act in the name, place and stead of each Seller with respect to this Agreement and the taking by Seller Representative of any and all actions and the making of any decisions required or permitted to be taken by any Seller under this Agreement, in each case either (x) on and prior to the Closing, and (y) immediately following the Closing. Such powers shall include the exercise of the power to: (i) give and receive notices and communications under this Agreement; (ii) receive and pay funds under this Agreement, (iii) prepare and deliver documents, certificates and instruments, and give instructions, under this Agreement, (iv) authorize or object to claims for indemnification made by any Buyer Indemnitee under this Agreement; (v) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims for indemnification made by any Buyer Indemnitee under this Agreement; (vi) agree to, negotiate, enter into settlements and compromises of, and comply with orders or otherwise handle any other matters specifically delegated to Seller Representative in this Agreement; and (vii) take all actions necessary or appropriate in the good faith judgment of the Seller Representative for the accomplishment of the foregoing; provided, that the Seller Representative shall have no authority to take any action on or prior to the Closing which would bind any Company following the Closing except as provided in this Agreement or otherwise consented to in writing by the Buyer. The power of attorney hereby is coupled with an interest and is irrevocable; provided, that the power of attorney granted by this Section shall, without any further action by any Person, be deemed automatically revoked and of no further effect with respect to any Company immediately following the Closing. The identity of the Seller Representative and the terms of the agency may be changed, and a successor Seller Representative may be appointed, from time to time (including in the event of the death, disability or other incapacity of the Seller Representative) by the consent of Sellers accounting for at least fifty percent of the Pro Rata Shares, and any such successor will succeed the Seller Representative as Seller Representative under this Agreement. Amounts paid by or on behalf of Buyer to the Seller Representative on behalf of the Sellers shall be treated as received by the Sellers.

(b)The Seller Representative will not be liable for any act done or omitted hereunder as the Seller Representative while acting in good faith and not in a manner constituting gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. Each Seller will jointly and severally indemnify the Seller Representative and hold the Seller Representative harmless against any losses

Exhibit 10.17

incurred without gross negligence or willful misconduct on the part of the Seller Representative and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties hereunder.

(c)A decision, act, consent or instruction of the Seller Representative will constitute a decision of all Sellers and will be final, binding and conclusive upon each Seller, and Buyer, its Affiliates, any other Buyer Indemnitee and any other Person may rely upon any decision, act, consent or instruction of the Seller Representative as being the decision, act, consent or instruction of each Seller. Buyer, its Affiliates, any other Buyer Indemnitee, and any other Person are hereby relieved from any liability to any Person for any acts done by Seller Representative and any acts done by Buyer, its Affiliates, any other Buyer Indemnitee and any other Person in accordance with any such decision, act, consent or instruction of the Seller Representative in accordance with this Section.

(d)The Representative Expense Fund Amount will be deposited by Buyer in the Representative Expense Fund in accordance with Section 1.4(a). Other than the obligation to make such deposit pursuant to the terms and conditions of this Agreement, Buyer shall have no responsibility, obligation, or liability with respect to the Representative Expense Fund. The Representative Expense Fund shall be held by the Seller Representative as agent and for the benefit of the Sellers in a segregated client account and shall be used for the purpose of pay directly, or reimbursing the Seller Representative for, any expenses incurred in connection with this Agreement and the performance of the Seller Representative’s duties and obligations hereunder, including to pay the fees and expenses of counsel and accountants incurred in resolving disputes with Buyer. The Seller Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Representative Expense Fund other than as a result of gross negligence or willful misconduct. The Seller Representative is not acting as a withholding agent or in any similar capacity in connection with the Representative Expense Fund, and has no tax reporting or income distribution obligations. The Sellers will not receive any interest on the Representative Expense Fund and assign to the Seller Representative any such interest. As soon as reasonably determined by the seller Representative that the Representative Expense Fund is no longer required to be withheld, and in any event not later than thirty (30) days after the later of (i) the date any remaining balance of the Indemnity Holdback is paid out to the Sellers or (ii) the date that the last indemnity claim of a Buyer Indemnitee has been finally resolved, the Seller Representative shall distribute the then- remaining amount of the Representative Expense Fund, if any, to the Sellers according to their respective Pro Rata Shares.

10.2Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyer and BHB, which approval shall not be unreasonably withheld; provided, however, that Buyer and Buyer may make any public disclosure it believes in good faith is required by applicable Law. Prior to Closing, BHB and Buyer will consult with each other concerning the means by which any employee, customer or supplier of the Company Group or any other Person having any business relationship with the Company Group will be informed of the transactions contemplated by this Agreement. Notwithstanding the foregoing, without the consent or participation of any Seller, after the Closing, Buyer shall be permitted to issue press releases, make public announcements and communicate with employees, customers and suppliers and

Exhibit 10.17

engage in capital raising efforts in which the transactions contemplated by this Agreement and the Ancillary Agreements. Notwithstanding anything herein to the contrary, Buyer and its Affiliates shall have the right in connection with capital raising efforts to make generalized disclosures and statements concerning their business expansion efforts without any specific reference to the Company Group, Sellers, or their respective principals and owners.

10.3No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

10.4Entire Agreement. This Agreement (including the Ancillary Agreements and other documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

10.5Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and BHB; provided, however, that Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder),

(b)assign its rights under this Agreement for collateral security purposes to any lenders providing financing to Buyer or any of its Affiliates (including, after the Closing, the Companies), or

(c)assign its rights under this Agreement to any Person that acquires the Companies or any of their assets.

10.6Counterparts and Delivery. This Agreement may be executed manually or electronically in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument, and such counterparts may be delivered by any means, including by means of facsimile or portable document format (PDF).

10.7Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient if no failure to deliver message is received, (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers or any Company:

Chase Terwillliger 925 S. Garfield Street Denver, CO 80209

Exhibit 10.17

Email: Crterwilliger@gmail.com
Copyto(which shallnot constitute notice):	Greenberg Traurig, LLP 1144 15th Street, Suite 3300 Denver, CO 80202 Attn: Ben Huber Email: huberb@gtlaw.com
If to Buyer:	c/o VF U.S. Holdings, Inc. 90 Colonial Center Parkway Lake Mary, FL 32746 Attn: Cintia Zanellato Email: czanellato@villagefarms.com
Copyto(which shallnot constitute notice):	Vicente Sederberg LLP 633 West 5th Street, 26th Floor Los Angeles, California 90071 Attention: David Kramer Email: d.kramer@vicentesederberg.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

10.9Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

10.10Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller Representative. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.11Injunctive Relief. The Parties hereby agree that in the event of breach of this Agreement damages would be difficult, if not impossible, to ascertain, that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to and without limiting any other remedy or right they may have, the Parties shall be entitled to seek an injunction or other equitable relief in any court of competent jurisdiction, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining any such breach, and enforcing specifically the terms and provisions. The

Exhibit 10.17

Parties hereby waive any and all defenses any Party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

10.12Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.13Expenses. Except as otherwise provided in Section 1.5, each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, that all Transaction Expenses incurred by the Company Group in connection with this Agreement shall be paid by Sellers.

10.14Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” or “but not limited to”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, and Schedules and Exhibits to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or any step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall not be calculated as the first day of such period of time. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

10.15Incorporation of Exhibits and Schedules. The Preliminary Statements, Exhibits and Schedules (including the Disclosure Schedules) identified in this Agreement are incorporated herein by reference and made a part hereof.

10.16Confidentiality. Seller shall treat and hold as confidential all of the terms and conditions of the transactions contemplated by this Agreement and the other Ancillary Agreements, including the Cash Payment and the Equity Consideration; provided, however, that Sellers may disclose such information to Sellers’ legal counsel, accountants, financial planners and/or other advisors on an as-needed basis so long as any such Person is bound by a confidentiality obligation with respect thereto and Buyer may disclose such information as necessary to comply with applicable Law and the rules and regulations of the Applicable Exchanges.

Exhibit 10.17

10.17Waiver of Jury Trial. EACH OF THE PARTIES WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

10.18Exclusive Venue. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE DISTRICT OF DELAWARE OR THE STATE COURT IN NEW CASTLE COUNTY, DELAWARE (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 10.8 OF THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.

10.19Privilege. Buyer agrees that, as to all communications among Greenberg Traurig, LLP, the Companies and the Sellers that relate in any way to the transactions contemplated by this Agreement and the Ancillary Agreements, the attorney-client privilege and the expectation of client confidence belongs to the Sellers and may be controlled by the Sellers and shall not pass to or be claimed by Buyer or the Companies. Notwithstanding the foregoing, in the event that a dispute arises between Buyer, the Companies and a third party other than a Party to this Agreement after the Closing, the Companies, as applicable, may assert the attorney-client privilege to prevent disclosure of confidential communications by Greenberg Traurig, LLP, to such third party; provided that none of the Companies may waive such privilege without the prior written consent of the Seller Representative.

[Remainder of page intentionally left blank]

Exhibit 10.17

The Parties hereto have executed this Membership Interest Purchase Agreement as of the date first above written.

BUYER:

Village Farms International, Inc.

By

Name: Stephen Ruffini

Title: Chief Financial Officer

BHB:

Balanced Health Botanicals, LLC

By

Name: Chase Terwilliger

Title:Chief Executive Officer

SELLERS:

By: Name: Chuck McKenney

Title: Manager

MSRP Zone LLC

BDH Partners LLC

�T�:anager

Signature Page to Membership Interest Purchase Agreement

Exhibit 10.17

A&E Holdings, LLC

By:

Name: Alex lwanchuck Title: Managing Member

CJA Holdings, LLC

SELLER REPRESENTATIVE:

Chase Terwilliger

Signature Page to Membership Interest Purchase Agreement

Exhibit 10.17

SCHEDULE A

Member	Units
MSRP Zone LLC	7,125,300
BDH Partners LLC	4,886,301
A&E Holdings, LLC	1,583,400
CJA Holdings, LLC	159,939

Exhibit 10.17

SCHEDULE B

Subsidiary	Jurisdiction(s)
Balanced Health Botanicals, LLC	Colorado
CBDistillery, LLC	Colorado
Bota Holdings LLC	Colorado
Balanced Health Botanicals International Limited	Ireland
Balanced Health Botanicals UK, Ltd	United Kingdom

Exhibit 10.17

SCHEDULE C

Designated Employees

1.	Chase Terwilliger
2.	Andew Papilion
3.	John Harloe
4.	William Stoufer

Exhibit 10.17

SCHEDULE D

Sample Calculation of Working Capital

Exhibit 10.17

Project Bronco

Net Working Capital Exhibit

Account	Description	Ending Balance	Conversion to USD	USD Balance 7/31	Movement 8/1 - 8/13	Est 8/13 Bal	Additonal Accruals	WC 8/13 Est

100-10011-000-000	JPM Operating - 0358	$5,861,149.87	1.00	5,861,150	130,473	5,991,623	-	3,520,761
100-10012-000-000	JPM eComm - 0598	$0.00	1.00	-	-	-	-	-
100-10013-000-000	JPM Wholesale - 0762	$0.00	1.00	-	-	-	-	-
100-10100-000-000	Undeposited Funds - eCommerce	$0.00	1.00	-	-	-	-	-
100-10101-000-000	Undeposited Funds - Wholesale	$0.00	1.00	-	-	-	-	-
100-10900-000-000	Proceeds	$0.00	1.00	-	-	-	-	-
100-11001-000-000	eComm Reserves	$200,000.00	1.00	200,000	-	200,000	-	200,000
100-11002-000-000	Wholesale Reserves	$50,000.00	1.00	50,000	-	50,000	-	50,000
100-12000-000-000	Accounts Receivable (A/R)	$281,704.09	1.00	281,704	1,908	283,612	-	283,612
100-12050-000-000	Other Receivables	$495,568.36	1.00	495,568	-	495,568	-	495,568
100-12099-000-000	Intercompany Accounts Receivable	$906,256.83	1.00	906,257	-	906,257	-	-
100-12100-000-000	Allowance for Doubtful Accounts	($50,712.64)	1.00	(50,713)	(1,155)	(51,868)	-	(51,868)
100-12300-000-000	eComm Receivables	$178,373.22	1.00	178,373	21,627	200,000	-	200,000
100-12400-000-000	Wholesale Receivables	$32,241.04	1.00	32,241	6,469	38,710	-	38,710
100-13100-000-000	Raw Materials Inventory	$660,695.19	1.00	660,695	12,754	673,450	-	673,450
100-13200-000-000	Finished Goods Inventory	$1,368,727.12	1.00	1,368,727	(36,229)	1,332,499	-	1,332,499
100-13303-000-000	WIP - Material Physical Inventory	$204,753.39	1.00	204,753	-	204,753	-	204,753
100-13304-000-000	WIP - Machine Variable Overhead	$20,964.18	1.00	20,964	-	20,964	-	20,964
100-13400-000-000	Drop Ship Items	$0.00	1.00	-	-	-	-	-
100-13500-000-000	Deferred COGS	$103,464.65	1.00	103,465	(25,629)	77,835	-	77,835
100-13700-000-000	Returned Inventory	$0.00	1.00	-	-	-	-	-
100-13999-000-000	Inventory Reserve	($462,301.80)	1.00	(462,302)	574	(461,727)	-	(461,727)
100-15301-000-000	Employee Advance	$1,400.00	1.00	1,400	-	1,400	-	1,400
100-15501-000-000	Prepaid Expenses: Deposits	$115,976.56	1.00	115,977	18,404	134,381	-	134,381
100-15502-000-000	Prepaid Expenses: Insurance	$31,675.50	1.00	31,676	(5,986)	25,690	-	25,690
100-15504-000-000	Prepaid Expenses: Other	$469,715.60	1.00	469,716	(49,879)	419,837	-	419,837
100-15505-000-000	Prepaid Expenses: Rent	$95,465.28	1.00	95,465	(47,733)	47,733	-	47,733
201-10014-000-000	JPM UK 6013	£18,924.26	1.39	26,305	-	26,305	-	26,305
201-10100-000-000	Undeposited Funds - eCommerce	£0.00	1.39	-	-	-	-	-
201-12000-000-000	Accounts Receivable (A/R)	£37,710.12	1.39	52,417	-	52,417	-	52,417
201-12099-000-000	Intercompany Accounts Receivable	£187,250.85	1.39	260,279	-	260,279	-	-
201-12100-000-000	Allowance for Doubtful Accounts	-£13,927.06	1.39	(19,359)	-	(19,359)	-	(19,359)
201-12200-000-000	Merchant Receivable	£0.00	1.39	-	-	-	-	-
201-13200-000-000	Finished Goods Inventory	£27,304.69	1.39	37,954	-	37,954	-	37,954
201-13400-000-000	Drop Ship Items	£0.00	1.39	-	-	-	-	-
201-13999-000-000	Inventory Reserve	-£24,534.08	1.39	(34,102)	-	(34,102)	-	(34,102)
201-15101-000-000	eComm Receivables	£513.77	1.39	714	-	714	-	714
201-15302-000-000	VAT Receivable	£64.35	1.39	89	-	89	-	89
201-15504-000-000	Prepaid Expenses: Other	£1,127.25	1.39	1,567	-	1,567	-	1,567
100-20000-000-000	Accounts Payable	($726,747.05)	1.00	(726,747)	314,317	(412,430)	-	(412,430)
100-20001-000-000	Concur Accounts Payable	($2,557.33)	1.00	(2,557)	-	(2,557)	-	(2,557)
100-20002-000-000	AP Clearing	$28,040.76	1.00	28,041	-	28,041	-	28,041
100-20099-000-000	Intercompany Accounts Payable	($238,296.59)	1.00	(238,297)	-	(238,297)	-	-
100-20100-000-000	American Express Payable	($21,102.10)	1.00	(21,102)	-	(21,102)	-	(21,102)
100-21000-000-000	Accrued Purchases	($225,884.42)	1.00	(225,884)	2,997	(222,887)	-	(222,887)
100-21100-000-000	Accrued Commissions	($22,025.02)	1.00	(22,025)	22,025	-	-	-
100-21200-000-000	Accrued Expenses	($229,868.80)	1.00	(229,869)	(345,688)	(575,557)	-	(575,557)
100-21201-000-000	Accrued Insurance	($1,513.40)	1.00	(1,513)	-	(1,513)	-	(1,513)
100-21205-000-000	Accrued Legal Fees	($24,073.78)	1.00	(24,074)	-	(24,074)	-	(24,074)
100-21250-000-000	Accrued Freight	($21,601.56)	1.00	(21,602)	-	(21,602)	-	(21,602)
100-21400-000-000	Accrued PTO	($93,216.69)	1.00	(93,217)	-	(93,217)	-	(93,217)
100-22100-000-000	Wages Payable	($0.01)	1.00	(0)	-	(0)	-	(0)
100-22200-000-000	Gifts for Employees	$0.00	1.00	-	-	-	-	-
100-22300-000-000	Health Insurance Payable	$24,154.96	1.00	24,155	-	24,155	-	24,155
100-22500-000-000	Dental Insurance Payable	$3,523.85	1.00	3,524	-	3,524	-	3,524
100-22600-000-000	Life Insurance Payable	$501.81	1.00	502	-	502	-	502
100-22610-000-000	Colonial Pre	$7,801.14	1.00	7,801	-	7,801	-	7,801
100-22620-000-000	Colonial Post	($6,465.82)	1.00	(6,466)	-	(6,466)	-	(6,466)
100-22630-000-000	Pre Tax 401(k)	($8,166.78)	1.00	(8,167)	-	(8,167)	-	(8,167)
100-22640-000-000	Post Tax Roth 401(k)	($4,684.93)	1.00	(4,685)	-	(4,685)	-	(4,685)
100-22700-000-000	Vision Insurance Payable	$422.04	1.00	422	-	422	-	422
100-22800-000-000	Deferred Revenue - Current	($228,043.81)	1.00	(228,044)	(9,423)	(237,467)	-	(237,467)
100-23007-000-000	Sales Tax Payable	($197,546.44)	1.00	(197,546)	-	(197,546)	-	(197,546)
100-23011-000-000	Sales Tax Payable Reserve	($1,586,132.12)	1.00	(1,586,132)	-	(1,586,132)	-	(1,586,132)
100-23014-000-000	Deferred FICA - SS Taxes	($259,465.25)	1.00	(259,465)	-	(259,465)	-	(259,465)
100-24000-000-000	Notes Payable - Current	($5,949,852.62)	1.00	(5,949,853)	-	(5,949,853)	-	-
100-24001-000-000	Debt Issuance Costs - Current	$28,119.40	1.00	28,119	-	28,119	-	-
100-25001-000-000	Gift Card Liability	($809.89)	1.00	(810)	-	(810)	-	(810)
100-25002-000-000	Customer Deposits	$0.00	1.00	-	-	-	-	-
100-25004-000-000	Interest Payable - Current	($1,622,085.03)	1.00	(1,622,085)	(60,835)	(1,682,920)	-	-
100-25006-000-000	Loyalty Program Liability	($2,316,431.03)	1.00	(2,316,431)	(10,000)	(2,326,431)	-	(2,326,431)
201-20000-000-000	Accounts Payable	£1,722.93	1.39	2,395	-	2,395	-	2,395
201-20099-000-000	Intercompany Accounts Payable	-£706,314.39	1.39	(981,777)	-	(981,777)	-	-
201-23000-000-000	Taxes Payable - current	-£0.06	1.39	(0)	-	(0)	-	(0)
201-23008-000-000	VAT Payable	-£7,343.82	1.39	(10,208)	-	(10,208)	-	(10,208)
100-16002-000-000	Security Deposit Receivable - Non	$360,500.00	1.00	360,500	-	360,500	-	-
100-16004-000-000	Prepaid Expenses: Licenses - Non	$1,451.32	1.00	1,451	-	1,451	-	-
100-17030-000-000	Leasehold Improvements	$963,064.53	1.00	963,065	-	963,065	-	-
100-17031-000-000	Accumulated Depreciation Leasehold	($781,556.03)	1.00	(781,556)	-	(781,556)	-	-
100-17040-000-000	Furniture & Fixtures	$730,044.49	1.00	730,044	-	730,044	-	-
100-17041-000-000	Accumulated Depreciation Furniture &	($236,872.01)	1.00	(236,872)	-	(236,872)	-	-
100-17050-000-000	Machinery and Equipment	$785,114.80	1.00	785,115	-	785,115	-	-
100-17051-000-000	Accumulated Depreciation Machinery	($156,360.06)	1.00	(156,360)	-	(156,360)	-	-
100-17060-000-000	Software	$1,066,413.39	1.00	1,066,413	-	1,066,413	-	-
100-17061-000-000	Accumulated Amortization Software	($427,141.80)	1.00	(427,142)	-	(427,142)	-	-
100-17080-000-000	Fixed Asset Clearing Account	$0.00	1.00	-	-	-	-	-
100-18000-000-000	Intangible Assets	$144,472.41	1.00	144,472	-	144,472	-	-
100-27000-000-000	Notes Payable - Non Current	($2,025,177.65)	1.00	(2,025,178)	-	(2,025,178)	-	-
100-27001-000-000	Debt Issuance Costs - Non Current	$46,575.62	1.00	46,576	-	46,576	-	-
ASC 842 Adjustment
100-28100-000-000	Deferred Rent - Non Current	($441,652.59)	1.00	(441,653)	441,653	-	-	-
ROU Asset - Hampden					404,087	404,087	-	-
ROU Asset - Bellaire					4,714,609	4,714,609	-	-
Current LL - Hampden					(165,336)	(165,336)	-	(165,336)
Current LL - Bellaire					(349,505)	(349,505)	-	(349,505)
LT LL - Hampden					(238,751)	(238,751)	-	-
LT LL - Bellaire					(4,806,757)	(4,806,757)	-	-
Additional Transaction Accruals
Accrued Payroll - August (N/A - Payroll paid 8/12 for time through 8/15)						-	-	-
Accrued Severance						-	(340,155)	(340,155)
Executive Cash Bonuses - paid at Closing						-	(478,709)	(478,709)

Total NWC Balance w/ Cash	-

Total NWC Balance w/o CashWorking Capital Without Cash(3,520,761)

Exhibit 10.17

SCHEDULE 5.1(g)

1.	BHB shall enter into a Termination Agreement with Chris Van Dusen as of Closing with payment of the separation amount set forth therein to be paid promptly thereafter through BHB’s payroll.

2.

BHB shall, subject to a statutorily required 21-day review period, enter into a Termination Agreement with Michelle Adams with payment of the separation amount set forth therein to be paid on the 8th day following the date she executes such agreement through BHB’s payroll.

3.

BHB shall, subject to a statutorily required 21-day review period, enter into a Termination Agreement with Gigi Targa with payment of the separation amount set forth therein to be paid on the 8th day following the date she executes such agreement through BHB’s payroll.

4.

BHB shall enter into a release with Andrew Leising as of September 2, 2021 with the payment amount set forth therein to be paid promptly thereafter through BHB’s payroll; provided, however, any failure of Andrew Leising to execute such agreement shall not be deemed a breach of this Agreement so long as he is thereafter promptly terminated without any liability to BHB (other than for accrued salary and benefits owed through termination for the then-current payroll period).

Exhibit 10.17

SCHEDULE 6.1(a)(v)

(a)All Adverse Consequences arising from or relating to any matters or issues underlying, arising from, or related to that certain Settlement Agreement by and between BHB, Lincoln Sorenson, and BDH Partners LLC, a Colorado limited liability company (“BDH”), dated July 1, 2020;

(b)All Adverse Consequences arising from or relating to any matters or issues underlying, arising from, or related to that certain Equity Purchase Agreement by and between BHB, BDH, Elliot Sorenson, MSRP Zone, LLC, a Colorado limited liability company, A&E Holdings, LLC, a Colorado limited liability company, and CJA Holdings LLC, a California limited liability company, dated September 28, 2020;

(c)All Adverse Consequences arising from or relating to the Pre-Closing BHB Sales Tax in excess of the amount accrued for such matter in the calculation of Working Capital as included in the final determination of the Cash Payment;

(d)All BHB Sales Tax Expenses in excess of the amount accrued for such matter in the calculation of Working Capital as included in the final determination of the Cash Payment;

(e)All Adverse Consequences arising from any revocation, ineffectiveness, violation of law, or any other matter relating to the Termination Agreements executed and delivered (or that should have been executed and delivered) pursuant to Section 5.1(g) or the termination or attempted termination of the individuals identified on Schedule 5.1(g) in excess of the amount accrued for such matter in the calculation of Working Capital or reserved as a Transaction Expense as included in the final determination of the Cash Payment;

(f)All Adverse Consequences arising from the “Event,” as defined in the “Data Security Event – Legal Analysis and Opinion” from Mullen Coughlin LLC to BHB, dated February 10, 2021;

(g)The Phantom Equity Agreement by and between Eric White and BHB, dated May 6, 2019;

(h)Subject to Section 6.11, all Adverse Consequences arising from any Company’s failure, pursuant to Section 3.4, to give, make, or obtain, any notice, filing, Consent, or Permit to or from any Governmental Body or other Person in order to consummate the transactions contemplated by this Agreement or the Ancillary Agreements to which BHB is a party;

(i)Subject to Section 6.11, all Adverse Consequences arising from that certain Data and Software Services Agreement by and between MoreBetter Ltd., a Nevada corporation and BHB, entered into in December 2020, and as may be amended from time to time; and

(j)Subject to Section 6.11, all Adverse Consequences arising from any obligations by BHB to indemnify Alex Iwanchuck in his capacity as a former manager of BHB.

Exhibit 10.17

SCHEDULE 9

“Pro Rata Share” means with respect to the Sellers as a group, each Seller’s percentage set forth opposite such Seller’s name below:

Seller	Pro Rata Share	Equity Consideration
MSRP Zone LLC	51.80%	2,438,367
BDH Partners LLC	35.53%	1,672,153
A&E Holdings, LLC	11.51%	541,860
CJA Holdings, LLC	1.16%	54,733
	100%	4,707,113

Exhibit 10.17

DISCLOSURE SCHEDULE

to the

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

VILLAGE FARMS INTERNATIONAL, INC., BALANCED HEALTH BOTANICALS, LLC AND

THE MEMBERS OF BALANCED HEALTH BOTANICALS, LLC

Dated August 16, 2021

1

Exhibit 10.17

CONFIDENTIAL DISCLOSURE SCHEDULE

The attached Disclosure Schedule (the “Disclosure Schedule”) has been prepared by the Seller Parties and delivered in accordance with that certain Membership Interest Purchase Agreement dated August 16, 2021 (the “Agreement”), by and among by and among Village Farms International, Inc., a Canadian federal corporation (“Buyer”), Balanced Health Botanicals, LLC, a Colorado limited liability company (the “BHB”), and the members of BHB as set forth on Schedule A thereto (each a “Seller” and, collectively, the “Sellers”). Capitalized terms used and not otherwise defined in this Disclosure Schedule have the meanings given to such terms in the Agreement.

This Disclosure Schedule is qualified in its entirety by reference to the Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Companies, except as and to the extent provided in the Agreement, and subject to the limitations therein.

Matters reflected in this Disclosure Schedule are not necessarily limited to matters required by the Agreement to be disclosed. No disclosure made in this Disclosure Schedule shall constitute an admission or determination that any fact or matter so disclosed is material, meets a dollar or other threshold except as specifically set forth in the Agreement or would otherwise be required to be disclosed. Information disclosed in the Disclosure Schedule delivered will qualify any representation, warranty, covenant or agreement in the Agreement to the extent specifically set forth in the Agreement. No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement or law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

2

Exhibit 10.17

Section 3.1(a)

Jurisdiction(s)

Company	Jurisdiction(s)
Balanced Health Botanicals, LLC	•Colorado
CBDistillery, LLC	•Colorado
Bota Holdings LLC	•Colorado
Balanced Health Botanicals International Limited	•Ireland
Balanced Health Botanicals UK, Ltd	•United Kingdom

3

Exhibit 10.17

Section 3.1(b)

Directors, Managers, and Officers

Company	Directors, Managers, and Officers
Balanced Health Botanicals, LLC

•Board of Directors

oChase Terwilliger

oCharles (Chuck) McKenney

oAndrew (Andy) Papillion

oMichelle Adams-Vecqueray

oAlex Iwanchuk

•Officers

oChase Terwilliger – Chief Executive Officer

oAndy Papilion – Chief Product Officer

oBrandon Townsley – Chief Financial Officer

oBill Stoufer – Chief Operations Officer

oChris Van Dusen – Chief Growth Officer

CBDistillery, LLC	•Balanced Health Botanicals, LLC (Manager)
Bota Holdings LLC	•Balanced Health Botanicals, LLC (Manager)
Balanced Health Botanicals International Limited	•John Harloe •Chase Terwilliger
Balanced Health Botanicals UK, Ltd	•Chase Terwilliger •Brandon Townsley

4

Exhibit 10.17

Section 3.3(a)

Phantom Equity Agreements

1.	Equity Appreciation Rights Award Agreement dated May 6, 2019 by and between Balanced Health Botanicals, LLC and Eric White.

2.	Amended and Restated Equity Appreciation Rights Award Agreement dated March 31, 2021 by and between Balanced Health Botanicals, LLC and John Harloe.

3.	Second Amended and Restated Equity Appreciation Rights Award Agreement dated December 15, 2020 by and between Balanced Health Botanicals, LLC and Robert Hayes, as amended.

4.	Equity Appreciation Rights Award Agreement dated March 29, 2021 by and between Balanced Health Botanicals, LLC and William R. Stoufer.

5.	Equity Appreciation Rights Award Agreement dated March 31, 2021 by and between Balanced Health Botanicals, LLC and Brandon Townsley.

6.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Jeremy Martell.

7.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Ellese Symons.

8.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Mark Grunder.

9.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Andrew Papilion.

10.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and William Stoufer.

11.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Brandon Townsley.

12.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Chase Terwilliger.

13.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Chris Van Dusen.

5

Exhibit 10.17

14.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and John Harloe.

15.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and James Shoeboot[1].

16.	Management Incentive Plan dated January 2021 by and between Balanced Health Botanicals, LLC and Chris Van Dusen.

1 James Shoeboot provides services to Balanced Health Botanicals, LLC through a legal entity named JS-Connex.

6

Exhibit 10.17

Section 3.3(b)

Capitalization

1.	Balanced Health Botanicals, LLC

	Units Outstanding	Percentage
Charles McKenney	5,985,252	43.51%
Charles Terwilliger	1,140,048	8.29%
MSRP LLC	7,125,300	51.80%

Andrew Papilion	1,850,871	13.46%
GiGi Targa	1,036,488	7.54%
Michelle Adams	1,036,488	7.54%
Andrew Leising	740,349	5.38%
Dylan Anderson	222,105	1.61%
BDH LLC	4,886,301	35.52%

Alex Iwanchuk	791,700	5.76%
Eric Schriebling	791,700	5.76%
A&E Holdings LLC	1,583,400	11.51%

Chris Van Dusen	111,957	0.81%
Jesse Leonardi	47,982	0.35%
CJA Holdings LLC	159,939	1.16%

Total	13,754,940	100.00%

2.	CBDistillery, LLC

Member	Percentage
Balanced Health Botanicals, LLC	100%

3.	Bota Holdings LLC

Member	Percentage
Balanced Health Botanicals, LLC	100%

4.	Balanced Health Botanicals International Limited

Member	Percentage
Balanced Health Botanicals, LLC	100%

5.	Balanced Health Botanicals UK, Ltd

7

Exhibit 10.17

Member	Percentage
Balanced Health Botanicals International Limited	100%

8

Exhibit 10.17

Section 3.4

Non-contravention

(a)

1.New York State Department of Health (“NYSDH”) – Cannabinoid Hemp Program Balanced Health Botanicals, LLC Cannabinoid Hemp Retail License. Correspondence with the NYSDH indicates that post-Closing, the aforementioned license will be refunded and the Buyer will need to apply as a new business. The NYSDH further indicated that the functionality of their current system does not have the capability to allow for ownership changes after submission.

(b)

1.	Amended and Restated Operating Agreement of Balanced Health Botanicals, LLC dated January 22, 2019.

(c)

1.Bellator Balanced Health Distribution – Right to Sell and Non-Circumvention Agreement dated March 17, 2021 by and between Balanced Health Botanicals, LLC and Bellator Group, LLC.

2.RSM Dynamics GP – Master Services Agreement and Statement of Work – Microsoft Dynamics GP Implementation dated February 15, 2019 by and between Balanced Health Botanicals, LLC and RSM US LLP.

3.Prophix NA DIRECT Cloud Subscription Service Agreement dated February 13, 2020 by and between Balanced Health Botanicals, LLC and Prophix Software Inc.

4.Merchant Agreement dated May 5, 2020 by and between Balanced Health Botanicals, LLC, Glacier Payments, Inc., and Mission Valley Bank.

5.Merchant Agreement dated June 20, 2019 by and between Balanced Health Botanicals, LLC, Glacier Payments, Inc., Mission Valley Bank, and Fresno First Bank.

6.Merchant Agreement dated March 23, 2020 by and between Balanced Health Botanicals, LLC, Glacier Payments, Inc., and Mission Valley Bank.

7.Merchant Agreement dated January 24, 2019 by and between ELS Universal, LLC, Glacier Payments, Inc., Mission Valley Bank and Fresno First Bank.

8.Merchant Agreement dated April 6, 2020 by and between Balanced Health Botanicals, LLC, Glacier Payments, Inc., and Mission Valley Bank.

9

Exhibit 10.17

9.Office Lease Agreement dated January 31, 2019, as amended by that certain First Lease Amendment dated April 8, 2019, that certain Second Amendment to Lease dated July 1, 2019, that certain Third Amendment to Lease dated October 29, 2019 and that certain Fourth Amendment to Lease dated June 4, 2020 for the premises located at 1720 S. Bellaire Street, Penthouse by and between Balanced Health Botanicals, LLC and 1720 Tower Colorado, LLC.

10.Lease Agreement dated September 13, 2017, as amended by that certain First Amendment dated May 9, 2018, that certain Second Amendment dated August 29, 2018, that certain Third Amendment dated February 18, 2019, that certain Fourth Amendment dated April 1, 2020, that certain Fifth Amendment dated September 14, 2020, that certain Sixth Amendment dated September 15, 2020 and that certain Seventh Amendment dated April 22, 2021, for the premises located at 1500 W. Hampden Avenue, Suites 5A, 5F, 5G, 4E and 4F, Sheridan, Colorado 80110 by and between Balanced Health Botanicals, LLC and WPC Hampden Park, LLC.

11.Product Supply Agreement dated April 19, 2021 by and between Balanced Health Botanicals, LLC and EVG Extracts, LLC.

12.Second Amendment to Hemp-CBD Product Supply Agreement dated May 3, 2021 by and between Balanced Health Botanicals, LLC and Accelerate360, LLC.

13.Hemp-CBD Product Supply Agreement dated June 11, 2019 by and between Balanced Health Botanicals, LLC and American News Company, LLC.

14.First Amendment to Hemp-CBD Product Supply Agreement dated October 13, 2020 by and between Balanced Health Botanicals, LLC, Accelerate360, LLC, and American News Company, LLC.

15.Merchant Agreement dated June 20, 2019 by and between Balanced Health Botanicals, LLC and Glacier Payments, Inc.

16.	HighJump General Terms dated July 14, 2020.

17.Loan Agreement dated November 27, 2019 by and between PMW LLC and Balanced Health Botanicals.

18.Security Agreement dated November 27, 2019 by and between PMW LLC and Balanced Health Botanicals.

19.Impact Master Subscription and Services Agreement by and between Balanced Health Botanicals, LLC and Impact Tech, Inc.

20.CTP Agreement dated November 13, 2020 by and between Balanced Health Botanicals, LLC and United Parcel Service, Inc.

10

Exhibit 10.17

21.Cloud Services Agreement rev. July 2019 governing the Proposal dated November 4, 2019 by and between Esko-Graphics, Inc., and Balanced Health Botanicals, LLC.

11

Exhibit 10.17

Section 3.5

Brokers’ Fees

1.	Letter Agreement between the Company and TripleTree, LLC dated August 31, 2018 for financial advisory services.

2.

Financial Advisory Agreement by and among Balanced Health Botanicals, LLC, together with subsidiaries CBDistillery, LLC and Bota Holdings, LLC and Kronos Capital Partners, Inc., dated February 8, 2021.

12

Exhibit 10.17

Section 3.7(a)

Financial Statements

See Attached.

13

Exhibit 10.17

Balanced Health Botanicals, LLC

Consolidated Financial Statements Years Ended December 31, 2019 and 2018

Exhibit 10.17

Balanced Health Botanicals, LLC Index to Consolidated Financial Statements

Consolidated Financial Statements Page

Report of Independent Registered Public Accounting Firm2

Consolidated Balance Sheets as of December 31, 2019 and 20183

Consolidated Statements of Operations for the years ended December 31, 2019 and 20184

Consolidated Statements of Comprehensive Income for years ended December 31, 2019 and 20185

Consolidated Statements of Members’ Equity for the years ended December 31, 2019 and 20186

Consolidated Statements of Cash Flows for the years ended December 31, 2019 and 20187

Notes to Consolidated Financial Statements8

Exhibit 10.17

Ernst & Young LLP 370 17th Street

Suite 4800

Denver, CO 80202

Tel: +1 720 931 4000

Fax: +1 720 931 4444

ey.com

Report of Independent Registered Public Accounting Firm

To the Members and the Board of Directors of Balanced Health Botanicals, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Balanced Health Botanicals, LLC (the Company) as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income, members’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s 2020 financial performance has been negatively impacted by the 2019 Novel Coronavirus and the Company has an outstanding convertible note payable that is currently due on demand for which the Company does not have, or expect to have, adequate funds to repay the convertible note payable, resulting in management concluding that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020. October 8, 2020

Exhibit 10.17

A member firm of Ernst & Young Global Limited

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED BALANCE SHEETS

December 31,

20192018

Assets

Current assets:

Cash and cash equivalents	$2,311,883	$2,713,023
Restricted cash	789,802	91,626
Accounts receivable, net	850,885	1,983,276
Inventory	10,758,914	4,786,318
Related party receivable	-	450,000
Prepaid expenses and other 737,011166,153
Total current assets	15,448,495	10,190,396

Property & equipment, net	2,020,214	208,247
Intangible assets	144,472	144,472
Other assets	712,709	22,500
Total assets	$18,325,890	$10,565,615

Liabilities and members' equity
Current liabilities:
Accounts payable	$3,759,942	$3,415,883
Accrued expenses and other	4,047,470	927,388
Current portion of notes payable, net	5,447,850	-
Deferred revenue	2,438,688	1,032,892
Total current liabilities	15,693,950	5,376,163

Notes payable, net	1,950,267	-
Other long term liabilities	260,635	-
Total liabilities	17,904,852	5,376,163

Commitments and contingencies (Note 11)

Members’ equity
Members’ equity; 15,151,515 and 0 units issued and outstanding as of December 31, 2019 and 2018, respectively	429,736	5,202,688
Accumulated other comprehensive loss	(8,698)	-
Total members’ equity attributable to Balanced Health Botanicals, LLC	421,038	5,202,688
Noncontrolling interest	-	(13,236)
Total members’ equity	421,038	5,189,452

Total liabilities and members’ equity	$18,325,890	$10,565,615
The accompanying notes are an integral part of these consolidated financial statements.

3

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31,

	2019	2018
Net sales	$55,303,769	$38,940,056
Cost of goods sold	27,899,999	24,275,912
Gross profit	27,403,770	14,664,144

Sales and marketing	13,580,553	3,261,845
General and administrative	12,509,393	5,196,295
Operating expenses	26,089,946	8,458,140
Operating income	1,313,824	6,206,004

Other expense, net	368,470	191,579

Net income	945,354	6,014,425
Net loss attributable to noncontrolling interest	-	(5,007)
Net income attributable to Balanced Health Botanicals, LLC	$945,354	$6,019,432

Weighted average units outstanding
Basic	15,043,628	-
Diluted	15,043,628	-

Net income per unit
Basic	$0.06	$-
Diluted The accompanying notes are an integral part of these consolidated financial statements.	$0.06	$-

4

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Year Ended December 31,

	2019	2018
Net income	$945,354	$6,014,425
Other comprehensive loss:
Foreign currency translation adjustment	(8,698)	-
Comprehensive income	936,656	6,014,425
Comprehensive loss attributable to noncontrolling interest	-	(5,007)
Comprehensive income attributable to Balanced Health Botanicals, LLC The accompanying notes are an integral part of these consolidated financial statements.	$936,656	$6,019,432

5

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Accumulated other

Noncontrolling

Total

     Members’ equitycomprehensive loss interestmembers’ equity

Balance - December 31, 2017	$878,874	$	-$	(8,229)	$870,645
Distributions declared to members	(1,695,618)		-	-	(1,695,618)
Net income	6,019,432		-	(5,007)	6,014,425
Balance - December 31, 2018	5,202,688		-	(13,236)	5,189,452
Purchase of units from noncontrolling interest	(13,236)		-	13,236	-
Foreign currency translation adjustment	-		(8,698)	-	(8,698)
Distributions declared to members	(5,705,070)		-	-	(5,705,070)

Net income 945,354   945,354

Balance - December 31, 2019$429,736$(8,698)$-$421,038

The accompanying notes are an integral part of these consolidated financial statements.

6

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOW

Year Ended December 31,

	2019	2018
Operating activities:
Net income	$945,354	$6,014,425

Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation	240,004	7,600
Bad debt expense	244,249	589,145
Loss on disposal of assets	3,424	48,527
(Gain) loss on equity method investment	(147,412)	100,620

Changes in operating assets and liabilities:
Accounts receivable	888,142	(2,495,121)
Inventory	(5,972,596)	(3,823,952)
Related party receivable	450,000	(450,000)
Prepaid expenses and other current assets	(291,071)	(141,357)
Other assets	(698,907)	(22,500)
Accounts payable	344,059	3,232,600
Accrued expenses and other	2,188,077	592,616
Deferred revenue	1,405,796	903,693
Other liabilities	260,635	-
Cash (used in) provided by operating activities	(140,246)	4,556,296

Investing activities:

Purchase of equity method investment	-	(100,620)
Proceeds from sale of equity method investment	147,412	-
Purchase of software in progress	(279,786)	-
Purchase of property & equipment	(2,055,395)	(163,988)
Cash used in investing activities	(2,187,769)	(264,608)

Financing Activities:
Proceeds from borrowings	7,500,000	-
Repayment of notes payable	(28,133)	(95,000)
Debt issuance costs	(73,750)	-
Distributions paid to members	(4,773,066)	(1,695,618)
Cash provided by (used in) financing activities	2,625,051	(1,790,618)

Net increase in cash, cash equivalents and restricted cash	297,036	2,501,070
Cash, cash equivalents and restricted cash, beginning of year	2,804,649	303,579
Cash, cash equivalents and restricted cash, end of year	$3,101,685	$2,804,649

Supplemental cash flow disclosures:
Interest paid	$43,328	$1,574

The accompanying notes are an integral part of these consolidated financial statements.

7

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION

Balanced Health Botanicals, LLC (“Balanced Health Botanicals”, “BHB”, “We”, or the “Company”), is a Colorado limited liability company formed on September 26, 2016, under the name ELS Universal, LLC. Effective January 4, 2019, the Company changed the name to Balanced Health Botanicals, LLC. On February 22, 2019, the Company increased its ownership in Bota Holdings, LLC from 51% to a wholly owned subsidiary. On August 30, 2019, the Company incorporated Balanced Health Botanicals International Limited, an Ireland entity, as a wholly owned subsidiary.

The Company is headquartered in Denver, Colorado, and manufactures and distributes hemp-derived Cannabidiol (CBD) products within the United States and Europe under its CBDistillery™ and BOTA™ brands. The Company’s current product lines include tinctures, ingestible products, topicals, and pet products. The Company’s products are distributed through its eCommerce website, third party eCommerce websites, wholesalers, and various retailers.

Profits and losses are allocated to the members based on their ownership interests in accordance with the operating agreement. No member or manager shall be individually liable under judgment, decree or order of any court, or in any other matter, for debt, obligation or liability of the Company. The term of the Company is perpetual unless and until the Company is dissolved pursuant to applicable law.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated financial statements include the accounts of Balanced Health Botanicals and its subsidiaries, CBDistillery, LLC, Bota Holdings, LLC, and Balanced Health Botanicals International, Ltd. Intercompany balances and transactions are eliminated in preparation of the consolidated financial statements.

Going Concern

Beginning in March 2020, the Company’s performance has been negatively impacted by the 2019 Novel Coronavirus (“COVID-19”). The effects of COVID-19 may continue to materially impact the Company’s performance beyond the third quarter of 2020. The extent and duration of such impacts over the longer term remain largely uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of COVID-19, the extent and effectiveness of containment actions taken and the impact of these and other factors on consumer behavior.

Additionally, the Company currently has debt in the form of an outstanding convertible note (the “Convertible Note Payable”) with TTCP Executive Fund with a principal balance of $5,000,000 and accrued interest of $467,742 as of December 31, 2019. The Convertible Note Payable matured in January 2020 and was subsequently extended for 90 days. Pursuant to the terms of the agreement, the Convertible Note Payable was mandatorily convertible in the event a qualified financing event or acquisition transaction occurred on or prior to the maturity date (as further described in Note 8). Since a qualified financing event or acquisition transaction had not occurred as of the maturity date, TTCP Executive Fund has the option to convert the note (as further described in Note 8), however, if not sooner converted, the entire unpaid principal balance and accrued but unpaid interest is due on demand. As of October 8, 2020, the issuance date of the annual consolidated financial statements for the year ended December 31, 2019, the Convertible Note Payable has not been converted to equity and the Company does not expect that its cash or cash provided by financing activities, would be sufficient to fund its debt service payments related to the Convertible Note Payable if called by the holder.

Based on the uncertainty of COVID-19, the Company’s cash position, and the due on demand nature of the convertible note with TTCP Executive Fund, as of the issuance date of the annual consolidated financial statements for the year ended December 31, 2019, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for one year after the date that the consolidated financial statements are issued. To mitigate this risk, the Company plans to focus on cost management while making strategic investments in marketing and selling strategies to support revenue growth. The Company also plans to pursue capital raising strategies. However, the Company may be unable to obtain incremental equity or debt financing at favorable terms, or at all. If we are unable to raise additional capital, we may be forced to reduce operations which would have a material impact on the Company.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern.

8

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates. Key estimates for the Company’s financial statements include valuation of inventory and assumptions related to deferred revenue and revenue recognition related to the Company’s loyalty program.

Segments

The Company currently operates one segment engaged in the sale of hemp-derived Cannabidiol (CBD) products. Information regarding revenues and operations for this segment is utilized on a regular basis by our chief operating decision maker ("CODM") to evaluate performance. Our Chief Executive Officer has been identified as the CODM.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable.

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (“FDIC”) covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits. The Company had a $2,099,142 and $2,598,589 uninsured balance at December 31, 2019 and 2018, respectively.

Concentration of credit risk with respect to receivables is principally limited to receivables from credit card processors. As of December 31, 2019, and 2018, receivable balances of $1,400,912 and $2,322,720, respectively, were due from two credit card processors. Management considers these customer receivables to represent normal business risk. The Company did not have any customers that represented a significant amount of our sales for the years ended December 31, 2019 and 2018.

The restricted cash on the consolidated balance sheets relates to arrangements with the same credit card processors.

The Company purchases its inventory from various vendors. For the year ended December 31, 2019, approximately 62% of the Company's purchases were made from 3 vendors. For the year ended December 31, 2018, approximately 60% of the Company's purchases were made from 3 vendors.

Fair Value Measurements

Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance establishes a three-level hierarchy for disclosure that is based on the extent and level of judgement used to estimate the fair value of assets and liabilities.

•	Level 1 – uses unadjusted quoted prices that are available in active markets for identical assets or liabilities.

•

Level 2 – uses inputs other than quoted prices included in Level 1 that are either directly or indirectly observable through correlation with market data. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and inputs to valuation models or other pricing methodologies that do not require significant judgement because the inputs used in the model, such as interest rates and volatility, can be corroborated by readily observable market data.

•

Level 3 – used one or more significant inputs that are unobservable and supported by little or no market activity, and that reflect the use of significant management judgement. Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, and significant management judgement or estimation.

The carrying amount of cash, accounts receivable, accounts payable, and accrued expenses approximates their fair value due to their short maturity. The carrying amount of notes payable approximates fair value because stated or implied interest rates approximate current interest rates that are available for debt with similar terms.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. As of December 31, 2019 and 2018, the Company did not hold any cash equivalents.

9

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Cash

The Company has restricted cash with contracted credit card processors where the current arrangement provides those credit card processors the right to withhold a cash reserve balance from the Company’s credit card receipt transactions that is generally based off a percentage of sales. The Company had restricted cash of $789,802 and $91,626 as of December 31, 2019 and 2018, respectively. The amounts are classified as current as they are reasonably expected to be realized as an unrestricted asset within the next 12 months.

Accounts Receivable and Allowance for Doubtful Accounts

Generally, the Company requires payment prior to shipment of its products to customers. However, in certain circumstances, the Company extends credit to various wholesalers and retailers. Accounts receivable consists of receivables from credit card processors that are related to payments from customers and trade accounts arising in the normal course of business. The Company considers any receivables outstanding greater than 90 days to be delinquent. Accounts receivable are carried at original invoice amount less a reserve made for doubtful receivables based on a review of all outstanding amounts.

Management has determined the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. As of December 31, 2019 and 2018, the Company’s allowance for doubtful accounts related to accounts receivable was $20,951 and $174,743, respectively. Bad debt expense for the years ended December 31, 2019 and 2018, was $244,249 and $589,145 respectively, of which $248,216 and $217,578 relates to a receivable with a single credit card processor that was not collected.

Balance at beginning

Balance at end

of yearCharged to incomeWrite-down of year

Allowance for doubtful accounts:

Year ended December 31, 2019		$174,743$	244,249	$398,041	$20,951

Year ended December 31, 2018	$	-$	589,145	$414,402	$174,743
Inventory

Inventories are stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses. Cost includes all expenses directly attributable to procurement of raw materials and finished goods, manufacturing of finished goods and suitable portions of related production overheads, based on normal operating capacity. Cost is determined by use of the first-in, first-out method.

The Company performs an assessment of inventory obsolescence to measure inventory at the lower of cost or net realizable value. Factors considered in the determination of obsolescence include slow-moving or non-marketable items.

Property and Equipment, net

Property and equipment is stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance or repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis over the assets estimated useful lives, and leasehold improvements are amortized on a straight-line basis over the shorter of the useful life or the remaining life of the related lease. Estimated useful lives for property and equipment are as follows:

Machinery and Equipment5-10 years

Furnitures and Fixtures5-7 years

Leasehold ImprovementsShorter of lease life or estimated useful life

Upon sale or disposition, the historical asset cost and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized.

Impairment of Long-lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances that may lead to impairment of property and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator. As of December 31, 2019, and 2018, the Company determined there were no impairments of long-

10

Exhibit 10.17

lived assets.

11

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible Assets

The Company’s intangible asset consists of a trademark determined to have an indefinite life and therefore not subject to amortization. The Company evaluates the carrying value of intangible assets annually during the fourth quarter and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the asset below its carrying amount. Such circumstances could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. If the fair value of the intangible asset is less than its carrying amount, an impairment loss is recognized in an amount equal to the difference.

No impairments were identified during the years ended December 31, 2019 and 2018.

Revenue Recognition

The Company adopted Accounting Standards Updates (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) using the modified retrospective method beginning January 1, 2018. The adoption of the new revenue standards did not change the Company’s revenue recognition its revenues continue to be recognized when the customer takes control of its products. As the Company did not identify any accounting changes that impacted the amount of reported revenues with respect to any of its revenue streams, no adjustment to retained earnings was required upon adoption.

The Company records revenue from the sales of its products when control passes to the customer, which is when the performance obligation has been satisfied. Net sales are comprised of gross revenues less estimated product returns, trade promotional programs, consumer incentives, and allowances and discounts used to incentivize sales growth and build brand awareness. These incentive costs are recognized at the date on which the Company recognizes the related revenue. The Company accepts returns for goods that do not meet the customer’s expectations, are unopened and within seven days of receipt, and accrues for an estimated level of returns. Shipping fees charged to customers are included in sales and totaled $1,202,641 and $1,045,959 for the years ended December 31, 2019 and 2018, respectively. Taxes collected from customers that are remitted to governmental agencies are accounted for on a net basis and not included as revenue.

Additionally, the Company offers a loyalty program in which direct-to-consumer customers who elect to enroll in the program can earn loyalty points which are primarily earned through spend-based activities. Loyalty members earn one point for every dollar spent, with a stated value of

$0.10 per point. Points cannot be redeemed for cash. The Company recognizes revenue for the redeemed points upon delivery of the free or discounted product purchased. The Company also estimates points expected to never be redeemed (“estimated breakage”) based on historical experience and expectations of future loyalty member’s behavior.

Disaggregated Revenue

The majority of the Company’s revenue is derived from sales of branded products to consumers via our direct-to-consumer ecommerce website, and wholesale and retail business-to-business customers. We believe that these categories appropriately reflect how the nature, amount, timing and uncertainty of revenue and cash flows are impacted by economic factors.

A description of our principal revenue generating activities are as follows:

-

Direct-to-consumer product sales – products sold through our online channel. Revenue is recognized when control of the purchased goods is transferred to the customer, which occurs upon delivery, at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods. Payment is due prior to the date of shipment.

-

Business-to-business product sales – products sold to our wholesale and retail customers for subsequent resale. Revenue is recognized when control of the goods is transferred to the customer, in accordance with the terms of the applicable agreement. Payment terms vary and can typically be 30 days from the date control over the product is transferred to the customer.

The following table represents a disaggregation of revenue by sales channel:

Year ended December 31,

2019		2018
Direct-to-consumer	$32,943,699	$18,842,440
Business-to-business	22,360,070	20,097,616
Net sales	$55,303,769	$38,940,056

The Company recognizes revenues following the five step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

12

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer. The Company has reviewed its various revenue streams for its existing contracts under the five-step approach. Direct-to-consumer product sales for non-loyalty members and business- to-business product sales contain a single performance obligation of the Company, the delivery of the underlying purchased goods. Direct-to- consumer product sales for loyalty members include multiple performance obligations: (i) the delivery of the underlying purchased goods, and

(ii)	the promise to provide a free or discounted product upon future redemption.

Allocation of Transaction Price

Direct-to-consumer product sales for loyalty members contain two distinct performance obligations for which the Company allocates the transaction price based on the relative stand-alone value of each performance obligation, such that both revenue related to the delivery of the underlying purchased goods and deferred revenue for loyalty points issued to the customer are recognized based on the allocated consideration of value, after giving consideration to loyalty point breakage. The loyalty liability represents a performance obligation to provide goods for free or at a discount to loyalty members in exchange for the redemption of points earned from past activities.

Contract Balances

Contract balances as a result of transactions with customers primarily consist of receivables included in accounts receivable, net, and deferred revenue in the Company's consolidated balance sheets. Deferred revenue consists of cash received prior to transfer of control of goods to a customer, as well as the liability for loyalty points.

Cost of Sales

The Company’s cost of sales includes costs associated with procurement, distribution, fulfillment and labor expense, manufacturing overhead, third-party providers, inbound and outbound freight and inventory cost adjustments to recognize inventory at their net realizable value. These expenses are reflected in the Company’s consolidated statements of operations when the product is sold and revenues are recognized or, in the case of inventory write-downs, when circumstances indicate that the carrying value of inventories is in excess of their net realizable value.

Compensation and Benefits

Compensation and benefits are presented within cost of goods sold, sales and marketing, and general and administrative in the consolidated statements of operations, based on the function of the employee or contractor. The Company records compensation and benefits expense for all cash compensation, benefits, and related taxes as earned by its employees. Compensation and benefits expense also includes compensation earned by temporary employees and contractors who perform similar services to those performed by the Company’s employees, primarily information technology, human resources, and project management activities. The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary, are determined on an individual basis and are limited to the maximum amount allowable under federal tax regulations. The Company, at its discretion, may make certain matching contributions to the 401(k) plan. The Company did not make any matching contributions during the years ended December 31, 2019 or 2018.

Research and Development Expense

Research and development expenses are presented within general and administrative in the consolidated statements of operations. Research and development costs are charged to expense as incurred and include, but are not limited to, employee salaries and benefits, cost of inventory used in product development, and consulting service fees. For the years ended December 31, 2019 and 2018, cost related to research and development were $326,015 and $61,250, respectively.

Advertising

Advertising costs are presented within sales and marketing in the consolidated statement of operations. The Company supports its products with advertising to build brand awareness of the Company’s various products in addition to other marketing programs executed by the Company’s marketing team. The Company believes the continual investment in advertising is critical to the development and sale of its CBDistillery™ and BOTA™ branded products. Advertising costs of $5,382,468 and $291,895 were expensed as incurred during the years ending December 31, 2019 and 2018, respectively.

13

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

As a limited liability corporation, the Company’s taxable income or loss is allocated to the members in proportion to their respective ownership percentages. Accordingly, there is no provision for federal income taxes in the accompanying consolidated financial statements.

The Company is not subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years ending December 31, 2019 and 2018.

Net Income per Unit

The Company computes basic net income per unit using the weighted-average number of units outstanding during the period. Diluted net income assumes the conversion, exercise or issuance of all potential unit equivalents, unless the effect of inclusion would be anti-dilutive. For the year ended December 31, 2019, the Company did not include the impact of the potential conversion of the $5 million Convertible Note Payable (see Note 8) as the unit impact of the conversion is anti-dilutive.

Cumulative Translation Adjustment

The reporting currency of the Company is the U.S. dollar. The functional currency of our foreign operation is the applicable local currency for the foreign subsidiary. Assets and liabilities of the foreign subsidiary (including intercompany balance for which settlement is not anticipated in the foreseeable future) are translated at the spot rate in effect at the applicable reporting date. The amounts reported in our consolidated statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as a component of other comprehensive earnings in our consolidated statements of comprehensive income.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Indirect tax contingencies related to historical sales tax collection that are both probable and reasonably estimable total $1,546,532 and $507,107 as of December 31, 2019 and 2018, respectively, and are recorded in accrued expenses and other on the consolidated balance sheets.

Legal fees and related litigation costs are expensed as incurred.

Recently Adopted Accounting Pronouncements

As noted in the Company’s Revenue Recognition accounting policy above, the Company adopted Accounting Standards Updates (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) effective January 1, 2018. The guidance in ASU 2014-09 and subsequently issued amendments outlines a comprehensive model for all entities to use in accounting for revenue arising from contracts with customers as well as required disclosures. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40). This Update addresses users’ accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and also adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This Update is effective for fiscal years beginning after December 15, 2020, and interim periods in annual periods beginning after December 15, 2021. The amendments in this Update can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently in the process of evaluating the impact of this new standard.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 was effective for fiscal years beginning after December 15, 2019, and interim periods beginning after December 15, 2020. In November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), to delay the adoption date for ASU 2016-02. ASU 2016-02 is now effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is still permitted. The Company is currently in the process of evaluating the impact of this new standard.

14

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	INVENTORY

Inventory as of December 31, 2019 and 2018 was comprised of the following:

December 31,

2019		2018
Work in process	$5,868,435$	7,260
Finished goods	4,890,479	4,779,058
Inventory	$10,758,914	$4,786,318

The Company recorded inventory cost adjustments to recognize inventory at their net realizable value of $1,264,999 and $3,423,176 for the years ended December 31, 2019 and 2018, respectively. During the year ended December 31, 2019, the Company incurred inventory losses of

$1,264,999 related to inventory received from a contract manufacturer that did not meet the Company’s quality standards. During the year ended December 31, 2018, the Company incurred inventory losses of $3,423,176 related to physical loss of inventories and product development activities that did not result in viable saleable products.

4.	INVESTMENTS

On February 21, 2018, the Company purchased 50% of Iso-Pharm LLC for cash consideration of $100,620. On March 1, 2019, the Company sold its interest in Iso-Pharm LLC for cash consideration of $147,412 and recognized a gain on the sale of $147,412 included in other expense, net on the consolidated statements of operations. Prior to its sale, the Company used the equity method of accounting to record its portion of income or loss as the Company did not exercise control over the significant economic decisions of Iso-Pharm LLC.

5.	PROPERTY & EQUIPMENT, NET

Property and equipment, net, as of December 31, 2019 and 2018 were as follows:

December 31,

2019		2018
Machinery and equipment	$772,544	$159,470
Furniture and fixtures	694,557	51,558
Leasehold improvements	797,723	2,960
	2,264,824	213,988
Less accumulated depreciation	(244,610)	(5,741)
Property and equipment, net	$2,020,214	$208,247

Depreciation expense for the years ended December 31, 2019 and 2018 was $240,004 and $7,600, respectively.

6.	ACCRUED EXPENSES AND OTHER

Accrued expenses and other as of December 31, 2019 and 2018 were as follows:

December 31,

2019		2018
Sales tax reserve	$1,546,532	$507,107
Accrued distributions	932,005	-
Compensation related	687,787	280,105
Interest payable	467,742	-
Other accrued liabilities	413,404	140,176
Accrued expenses and other	$4,047,470	$927,388

15

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	DEFERRED REVENUE

Deferred revenue as of December 31, 2019 and 2018 was as follows:

December 31,

2019		2018
Deferred revenue	$1,020,105	$710,451
Loyalty deferred revenue	1,414,912	-
Customer deposits	3,671	322,441

Deferred revenue$2,438,688      $1,032,892

8.	NOTES PAYABLE

The Company’s notes payable, net as of December 31, 2019 and 2018 were as follows:

December 31,

2019		2018
Convertible note payable	$5,000,000$	-
Secured notes payable, net	2,398,117-
	7,398,117 -
Current portion of notes payable, net	5,447,850-
Notes payable, net	$1,950,267	$-

Convertible Note Payable

In January 2019, the Company issued the Convertible Note Payable for a notional amount of $5,000,000 to TTCP Executive Fund. The Convertible Note Payable bears interest at a rate of 10.0% per annum with an original maturity date of January 2020 and an option to extend the maturity for 90 days. The Convertible Note Payable represents an unsecured obligation of the Company and shall be paid prior to any payments in full of any senior indebtedness incurred by the Company. Pursuant to the terms of the agreement, the outstanding principal and accrued interest are mandatorily redeemable in the event any qualified financing event occurs, in which the Company issues preferred equity securities, on or before the maturity date with total proceeds to the Company of at least $20,000,000, at a conversion price equal to 80% of the lowest price per preferred equity security issued. Additionally, the outstanding principal and accrued interest was mandatorily redeemable in the event an acquisition transaction occurred on or before the maturity date, at a conversion price equal to 80% of the lower of $350,000,000 or the enterprise value of the Company ascribed to such acquisition transaction. In the event that the Company closed a transaction or series of transactions in which the Company sold any equity securities, including, but not limited to, preferred equity securities, on or before the maturity date, and such financing did not constitute a qualified financing event, TTCP Executive Fund had the option to convert all of the outstanding principal and accrued interest at a conversion price equal to 80% of the lowest price per equity security issued. If neither a qualified financing event nor an acquisition transaction has been consummated by the maturity date, TTCP Executive Fund has the option to convert all or a portion of the outstanding principal and accrued interest into equity securities at a conversion price equal to a) the price per common unit of the Company based on the Company’s first completed valuation determination under Section 409A of the Internal Revenue Code of 1986, as amended, or b) if no such 409A valuation has been completed by the Company at or near the date of the note, the price per equity security shall be based on a valuation of the Company equal to $200,000,000, and the outstanding balance of the note shall be the greater of a) the then outstanding principal amount plus a premium amount, as provided for in the agreement, or b) the then outstanding principal amount plus all accrued interest thereon.

Secured Notes Payable

In November 2019, the Company entered into a loan arrangement for $2,000,000. The note bears interest at a rate of 19.0% per annum, matures March 2024 and is secured by inventory. Principal and interest payments of $59,800 are due monthly. In connection with the loan arrangement, the Company incurred $60,000 in debt issuance costs.

In December 2019, the Company entered into a loan arrangement for $500,000. The note bears interest at a rate of 19.0% per annum, matures April 2024, and is secured by inventory. Principal and interest payments of $14,950 are due monthly. In connection with the loan arrangement, the Company incurred $15,000 in debt issuance costs.

Minimum principal payments on notes payable subsequent to December 31, 2019 are as follows:

2020	$5,466,600
2021	563,396
2022	680,274
2023	761,596

2024 and thereafter -

$7,471,866

16

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	MEMBERS’ EQUITY

The Company has authorized one class of units, Common Units. As of December 31, 2019, and 2018, the Company had 15,151,515 and 0 units, respectively, outstanding. Prior to January 22, 2019, membership equity was based on the proportional ownership interests of the respective LLC owners. On January 22, 2019, the Company issued units to members in proportion to their ownership interest. Certain stock appreciation rights were issued to executives of the Company. The terms of those awards provide for a cash payout commensurate to a percentage of excess value over the net equity value as defined in the award agreement. The awards vest upon a change in control, and as that has not yet occurred, no expense has been recorded.

10.	RELATED PARTY TRANSACTIONS

During 2018, the Company provided financing to Industrial Hemp Partners, LLC for $450,000, bearing interest at 6.0% per annum. One member of Industrial Hemp Partners, LLC, PT Brothers, LLC, was an affiliate of a member of the Company. As of December 31, 2019, and 2018, unpaid principal of $0 and $450,000, respectively, is included in related party notes receivable on the consolidated balance sheets. In January 2019, the Company collected the receivable in full. Additionally, the Company incurred costs related to product manufacturing services provided by Industrial Hemp Partners, LLC in the amount of $0 and $2,789,681 for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, accounts payable outstanding are $0 and $701,555, respectively, and are included in accounts payable on the consolidated balance sheets.

For the years ended December 31, 2019 and 2018, the Company recognized revenue for products sold to Feals, Inc. of $358,002 and $227,116, respectively. Feals, Inc. is an affiliate of a member of the Company’s Board of Directors. Revenue recognized to the related party is included in net sales on the consolidated statement of operations. No trade receivables are outstanding as of December 31, 2019 or 2018.

For the years ended December 31, 2019 and 2018, the Company recognized expenses related to marketing services provided by Parcon Media of $494,547 and $427,818, respectively, which are included in sales and marketing on the consolidate statement of operations. Parcon Media is an affiliate of a member of the Company. As of December 31, 2019, and 2018, accounts payable outstanding are $67,000 and $72,087, respectively, and are included in accounts payable on the consolidated balance sheet.

11.	COMMITMENTS AND CONTINGENCIES

The Company has entered into operating leases primarily for real estate. These leases are for the Company's operations, production, warehouse, sales, marketing and back office functions and have terms which range from 2 to 10 years. Certain leases are subject to renewal at the option of the Company.

The future minimum payments under non-cancelable operating leases with initial remaining terms in excess of one year as of December 31, 2019, are as follows:

Operating Lease Commitment

2020	$826,003
2021	971,564
2022	847,979
2023	861,069
2024	874,160
2025 and thereafter	4,802,877

$9,183,652

The Company incurred rent expense of $549,634 and $130,605 for the years ended December 31, 2019 and 2018, respectively.

17

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 8, 2020, which is the date the financial statements were issued.

Subsequent to December 31, 2019, the novel coronavirus (COVID-19) outbreak was recognized as a pandemic by the World Health Organization. The Company continues to monitor the situation and may take actions that alter its business operations as may be required by federal, state or local authorities or that the Company determines are in the best interests of its employees, customers, suppliers, and stakeholders. Any such alterations or modifications could cause substantial interruption to the Company’s business, any of which could have a material adverse effect on the Company’s operations or financial results, and could include, temporary or long-term labor shortages; temporary or long-term adverse impacts on the Company’s supply chain and distribution channels; the potential of increased network vulnerability and risk of data loss resulting from increased use of remote access and removal of data from the Company's facilities.

In January 2020, the Company entered into a loan arrangement for $1,500,000. The note bears interest at a rate of 19.0% per annum, matures April 2024 and is secured by inventory. Principal and interest payments of $44,850 are due monthly. In connection with the loan arrangement, the Company incurred $45,000 in debt issuance costs.

On May 6, 2020, the Company signed a Paycheck Protection Program Promissory Note and Agreement for a loan of $1,375,051. The Loan is established under the terms and conditions of the SBA program of the United States Small Business Administration (“SBA”) and the USA CARES Act (2020)(H.R. 748)(15 U.S.C 636 et seq.) (the “Act”) and matures after 2 years on May 6, 2022, with monthly repayments of $77,384 commencing December, 2020.

In July and September 2020, in exchange for the amendment of certain non-compete arrangements with prior unitholders and officers, the Company entered into settlement agreements to repurchase 1,396,575 and 764,775, respectively, units of the Company.

18

Exhibit 10.17

Balanced Health Botanicals, LLC

Consolidated Financial Statements Years Ended December 31, 2020 and 2019

Exhibit 10.17

Balanced Health Botanicals, LLC Index to Consolidated Financial Statements

Consolidated Financial Statements Page

Report of Independent Registered Public Accounting Firm1

Consolidated Balance Sheets as of December 31, 2020 and 20193

Consolidated Statements of Operations for the years ended December 31, 2020 and 20194

Consolidated Statements of Comprehensive Income for years ended December 31, 2020 and 20195

Consolidated Statements of Members’ Equity for the years ended December 31, 2020 and 20196

Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 20197

Notes to Consolidated Financial Statements8

Exhibit 10.17

Independent Auditor’s Report

To the Members and the Board of Directors Balanced Health Botanicals, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Balanced Health Botanicals, LLC, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, comprehensive income, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Balanced Health Botanicals, LLC as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

What inspires you, inspires us. | eidebailly.com1

Exhibit 10.17

7001 E. Belleview Ave., Ste. 700 | Denver, CO 80237-2733 | TF 866.740.4100 | T 303.770.5700 | F 303.770.7581 | EOE

Exhibit 10.17

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Other Matter

The consolidated financial statements of Balanced Health Botanicals, LLC as of December 31, 2019, were audited by other auditors, whose report dated October 8, 2020, expressed an unmodified opinion on those statements.

Denver, Colorado June 1, 2021

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED BALANCE SHEETS

December 31,

20202019

Assets

Current assets:

Cash and cash equivalents	$1,678,576	$2,311,883
Restricted cash	250,000	789,802
Accounts receivable, net	506,456	850,885
Inventory	3,174,884	10,758,914
Prepaid expenses and other	820,273	737,011
Total current assets	6,430,189	15,448,495

Property & equipment, net	1,681,307	2,020,214
Intangible assets, net	975,189	144,472
Other assets	291,114	712,709
Total assets	$9,377,799	$18,325,890

Liabilities and members' equity
Current liabilities:
Accounts payable	$1,302,065	$3,759,942
Accrued expenses and other	4,219,554	4,047,470
Current portion of notes payable, net	6,889,012	5,447,850
Deferred revenue	2,401,511	2,438,688
Total current liabilities	14,812,142	15,693,950

Notes payable, net	2,846,771	1,950,267
Other long term liabilities	436,387	260,635
Total liabilities	18,095,300	17,904,852

Commitments and contingencies (Note 12)

Members’ equity
Members’ equity; 13,754,940 and 15,151,515 units issued and outstanding as of December 31, 2020 and 2019, respectively	(8,690,342)	429,736
Accumulated other comprehensive loss	(27,159)	(8,698)
Total members’ equity	(8,717,501)	421,038

Total liabilities and members’ equity	$9,377,799	$18,325,890
The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31,

	2020	2019
Net sales	$36,815,367	$55,303,769
Cost of goods sold	18,929,645	27,899,999
Gross profit	17,885,722	27,403,770

Sales and marketing	12,309,107	13,580,553
General and administrative	12,041,525	12,509,393
Operating expenses	24,350,632	26,089,946
Operating income	(6,464,910)	1,313,824

Other expense, net	1,880,168	368,470

Net income	$(8,345,078)	$945,354

The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Year Ended December 31,

	2020	2019
Net income	$(8,345,078)	$945,354
Other comprehensive loss:
Foreign currency translation adjustment	(18,461)	(8,698)
Comprehensive income The accompanying notes are an integral part of these consolidated financial statements.	$(8,363,539)	$936,656

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Accumulated other

Noncontrolling

Total

     Members’ equitycomprehensive loss interestmembers’ equity

Balance – December 31, 2018	$5,202,688	$		-$(13,236)$5,189,452
Purchase of units from noncontrolling interest	(13,236)			-13,236-
Foreign currency translation adjustment	-			(8,698)-(8,698)
Distributions declared to members	(5,705,070)			--(5,705,070)
Net income	945,354			-- 945,354
Balance - December 31, 2019	429,736			(8,698)-421,038
Foreign currency translation adjustment	-			(18,461)-(18,461)
Distributions declared to members	(100,000)			--(100,000)
Repurchase of members units	(675,000)			--(675,000)
Net income	(8,345,078)-		-(8,345,078)
Balance - December 31, 2020	$(8,690,342)$		(27,159)$	-$	(8,717,501)

The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOW

Year Ended December 31,

	2020	2019
Operating activities:
Net income	$(8,345,078)	$945,354

Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation and amortization	777,319	240,004
Bad debt expense	192,779	244,249
Loss on disposal of assets	9,639	3,424
(Gain) loss on equity method investment	-	(147,412)

Changes in operating assets and liabilities:
Accounts receivable	151,650	888,142
Inventory	7,584,030	(5,972,596)
Related party receivable	-	450,000
Prepaid expenses and other current assets	(83,262)	(291,071)
Other assets	403,134	(698,907)
Accounts payable	(2,457,877)	344,059
Accrued expenses and other	172,084	2,188,077
Deferred revenue	(37,177)	1,405,796
Other liabilities	175,752	260,635
Cash used in operating activities	(1,457,007)	(140,246)

Investing activities:
Proceeds from sale of equity method investment	-	147,412
Purchase of software	(770,972)	(279,786)
Purchase of property & equipment	(507,796)	(2,055,395)
Cash used in investing activities	(1,278,768)	(2,187,769)

Financing Activities:
Proceeds from borrowings	2,875,051	7,500,000
Repayment of notes payable	(492,385)	(28,133)
Debt issuance costs	(45,000)	(73,750)
Repurchase of members units	(675,000)	-
Distributions paid to members	(100,000)	(4,773,066)
Cash provided by financing activities	1,562,666	2,625,051
Net increase in cash, cash equivalents and restricted cash	(1,173,109)	297,036
Cash, cash equivalents and restricted cash,
beginning of year	3,101,685	2,804,649
Cash, cash equivalents and restricted cash, end
of year	$1,928,576	$3,101,685
Supplemental cash flow disclosures:
Interest paid	$727,835	$43,328

The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION

Balanced Health Botanicals, LLC (“Balanced Health Botanicals”, “BHB”, “We”, or the “Company”), is a Colorado limited liability company formed on September 26, 2016, under the name ELS Universal, LLC. Effective January 4, 2019, the Company changed the name to Balanced Health Botanicals, LLC. On February 22, 2019, the Company increased its ownership in Bota Holdings, LLC from 51% to a wholly owned subsidiary. On August 30, 2019, the Company incorporated Balanced Health Botanicals International Limited, an Ireland entity, as a wholly owned subsidiary. On April 6, 2020, the Company incorporate Balanced Health Botanicals UK, LTD, a United Kingdom entity, as a wholly owned subsidiary.

The Company is headquartered in Denver, Colorado, and manufactures and distributes hemp-derived Cannabidiol (CBD) products within the United States and Europe under its CBDistillery™ and BOTA™ brands. The Company’s current product lines include tinctures, ingestible products, topicals, and pet products. The Company’s products are distributed through its eCommerce website, third party eCommerce websites, wholesalers, and various retailers.

Profits and losses are allocated to the members based on their ownership interests in accordance with the operating agreement. No member or manager shall be individually liable under judgment, decree or order of any court, or in any other matter, for debt, obligation or liability of the Company. The term of the Company is perpetual unless and until the Company is dissolved pursuant to applicable law.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated financial statements include the accounts of Balanced Health Botanicals and its subsidiaries, CBDistillery, LLC, Bota Holdings, LLC, Balanced Health Botanicals International, Ltd, and Balanced Health Botanicals UK, LTD. Intercompany balances and transactions are eliminated in preparation of the consolidated financial statements.

Going Concern

The Company currently has debt in the form of an outstanding convertible note (the “Convertible Note Payable”) with TTCP Executive Fund with a principal balance of $5,000,000 and accrued interest of $1,103,853 as of December 31, 2020. The Convertible Note Payable matured in January 2020 and was subsequently extended for 90 days. Pursuant to the terms of the agreement, the Convertible Note Payable was mandatorily convertible in the event a qualified financing event or acquisition transaction occurred on or prior to the maturity date (as further described in Note 8). Since a qualified financing event or acquisition transaction had not occurred as of the maturity date, TTCP Executive Fund has the option to convert the note (as further described in Note 8), however, if not sooner converted, the entire unpaid principal balance and accrued but unpaid interest is due on demand. As of June 1, 2021, the issuance date of the annual consolidated financial statements for the year ended December 31, 2020, the Convertible Note Payable has not been converted to equity and the Company does not expect that its cash or cash provided by financing activities, would be sufficient to fund its debt service payments related to the Convertible Note Payable if called by the holder.

Based on the uncertainty of the Company’s cash position and the due on demand nature of the convertible note with TTCP Executive Fund, as of the issuance date of the annual consolidated financial statements for the year ended December 31, 2020, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for one year after the date that the consolidated financial statements are issued. To mitigate this risk, the Company plans to focus on cost management while making strategic investments in marketing and selling strategies to support revenue growth. The Company also plans to pursue capital raising strategies. However, the Company may be unable to obtain incremental equity or debt financing at favorable terms, or at all. If we are unable to raise additional capital, we may be forced to reduce operations which would have a material impact on the Company.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates. Key estimates for the Company’s financial statements include valuation of inventory and assumptions related to deferred revenue and revenue recognition related to the Company’s loyalty program.

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segments

The Company currently operates one segment engaged in the sale of hemp-derived Cannabidiol (CBD) products. Information regarding revenues and operations for this segment is utilized on a regular basis by our chief operating decision maker ("CODM") to evaluate performance. Our Chief Executive Officer has been identified as the CODM.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable.

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (“FDIC”) covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits. The Company had a $1,432,224 and $2,099,142 uninsured balance at December 31, 2020 and 2019, respectively.

Concentration of credit risk with respect to receivables is principally limited to receivables from credit card processors. As of December 31, 2020, and 2019, receivable balances of $609,954 and $1,400,912, respectively, were due from two credit card processors. Management considers these customer receivables to represent normal business risk. The Company did not have any customers that represented a significant amount of our sales for the years ended December 31, 2020 and 2019.

The restricted cash on the consolidated balance sheets relates to arrangements with the same credit card processors.

The Company purchases its inventory from various vendors. For the year ended December 31, 2020, approximately 61% of the Company's purchases were made from 3 vendors. For the year ended December 31, 2019, approximately 62% of the Company's purchases were made from 3 vendors.

Fair Value Measurements

Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance establishes a three-level hierarchy for disclosure that is based on the extent and level of judgement used to estimate the fair value of assets and liabilities.

•	Level 1 – uses unadjusted quoted prices that are available in active markets for identical assets or liabilities.

•

Level 2 – uses inputs other than quoted prices included in Level 1 that are either directly or indirectly observable through correlation with market data. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and inputs to valuation models or other pricing methodologies that do not require significant judgement because the inputs used in the model, such as interest rates and volatility, can be corroborated by readily observable market data.

•

Level 3 – used one or more significant inputs that are unobservable and supported by little or no market activity, and that reflect the use of significant management judgement. Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, and significant management judgement or estimation.

The carrying amount of cash, accounts receivable, accounts payable, and accrued expenses approximates their fair value due to their short maturity. The carrying amount of notes payable approximates fair value because stated or implied interest rates approximate current interest rates that are available for debt with similar terms.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. As of December 31, 2020 and 2019, the Company did not hold any cash equivalents.

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Cash

The Company has restricted cash with contracted credit card processors where the current arrangement provides those credit card processors the right to withhold a cash reserve balance from the Company’s credit card receipt transactions that is generally based off a percentage of sales. The Company had restricted cash of $250,000 and $789,802 as of December 31, 2020 and 2019, respectively. The amounts are classified as current as they are reasonably expected to be realized as an unrestricted asset within the next 12 months.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows.

December 31,

	2020	2019
Cash and cash equivalents	$1,678,576	$2,311,883
Restricted cash	250,000	789,802
Total cash, cash equivalents, and restricted cash shown in the Statement of Cash Flows	$1,928,576	$3,101,685
Accounts Receivable and Allowance for Doubtful Accounts

Generally, the Company requires payment prior to shipment of its products to customers. However, in certain circumstances, the Company extends credit to various wholesalers and retailers. Accounts receivable consists of receivables from credit card processors that are related to payments from customers and trade accounts arising in the normal course of business. The Company considers any receivables outstanding greater than 90 days to be delinquent. Accounts receivable are carried at original invoice amount less a reserve made for doubtful receivables based on a review of all outstanding amounts.

Management has determined the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. As of December 31, 2020 and 2019, the Company’s allowance for doubtful accounts related to accounts receivable was $79,191 and $20,951, respectively. Bad debt expense for the years ended December 31, 2020 and 2019, was $192,779 and $244,249 respectively, of which $0 and $248,216 related to a receivable with a single credit card processor that was not collected.

Balance at beginning

Balance at end

of yearCharged to incomeWrite-down of year

Allowance for doubtful accounts:

Year ended December 31, 2020	$20,951$	192,779	$134,539	$79,191

Year ended December 31, 2019	$174,743$	244,249	$398,041	$20,951
Inventory

Inventories are stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses. Cost includes all expenses directly attributable to procurement of raw materials and finished goods, manufacturing of finished goods and suitable portions of related production overheads, based on normal operating capacity. Cost is determined by use of the first-in, first-out method.

The Company performs an assessment of inventory obsolescence to measure inventory at the lower of cost or net realizable value. Factors considered in the determination of obsolescence include slow-moving or non-marketable items.

Property and Equipment, net

Property and equipment is stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance or repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis over the assets estimated useful lives, and leasehold improvements are amortized on a straight-line basis over the shorter of the useful life or the remaining life of the related lease. Estimated useful lives for property and equipment are as follows:

Machinery and Equipment5-10 years

Furnitures and Fixtures5-7 years

Leasehold ImprovementsShorter of lease life or estimated useful life

Upon sale or disposition, the historical asset cost and accumulated depreciation are removed from the respective accounts and any related gain

Exhibit 10.17

or loss is recognized.

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances that may lead to impairment of property and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator. As of December 31, 2020, and 2019, the Company determined there were no impairments of long- lived assets.

Intangible Assets, net

The Company’s intangible assets consists of software and a trademark. Software is stated at cost less accumulated amortization. The Company’s trademark is determined to have an indefinite life and therefore not subject to amortization. The Company evaluates the carrying value of intangible assets annually during the fourth quarter and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the asset below its carrying amount. Such circumstances could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. If the fair value of the intangible asset is less than its carrying amount, an impairment loss is recognized in an amount equal to the difference. Estimated useful lives for intangible assets are as follows:

Software3-5 years

TrademarksIndefinite

No impairments were identified during the years ended December 31, 2020 and 2019.

Revenue Recognition

The Company records revenue from the sales of its products when control passes to the customer, which is when the performance obligation has been satisfied. Net sales are comprised of gross revenues less estimated product returns, trade promotional programs, consumer incentives, and allowances and discounts used to incentivize sales growth and build brand awareness. These incentive costs are recognized at the date on which the Company recognizes the related revenue. The Company accepts returns for goods that do not meet the customer’s expectations, are unopened and within seven days of receipt, and accrues for an estimated level of returns. Shipping fees charged to customers are included in sales and totaled $856,546 and $1,202,641 for the years ended December 31, 2020 and 2019, respectively. Taxes collected from customers that are remitted to governmental agencies are accounted for on a net basis and not included as revenue.

Additionally, the Company offers a loyalty program in which direct-to-consumer customers who elect to enroll in the program can earn loyalty points which are primarily earned through spend-based activities. Loyalty members earn one point for every dollar spent, with a stated value of

$0.10 per point. Points cannot be redeemed for cash. The Company recognizes revenue for the redeemed points upon delivery of the free or discounted product purchased. The Company also estimates points expected to never be redeemed (“estimated breakage”) based on historical experience and expectations of future loyalty member’s behavior.

Disaggregated Revenue

The majority of the Company’s revenue is derived from sales of branded products to consumers via our direct-to-consumer ecommerce website, and wholesale and retail business-to-business customers. We believe that these categories appropriately reflect how the nature, amount, timing and uncertainty of revenue and cash flows are impacted by economic factors.

A description of our principal revenue generating activities are as follows:

-

Direct-to-consumer product sales – products sold through our online channel. Revenue is recognized when control of the purchased goods is transferred to the customer, which occurs upon delivery, at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods. Payment is due prior to the date of shipment.

-

Business-to-business product sales – products sold to our wholesale and retail customers for subsequent resale. Revenue is recognized when control of the goods is transferred to the customer, in accordance with the terms of the applicable agreement. Payment terms vary and can typically be 30 days from the date control over the product is transferred to the customer.

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table represents a disaggregation of revenue by sales channel:

Year ended December 31,

2020		2019
Direct-to-consumer	$28,231,624	$32,943,699
Business-to-business	8,583,743	22,360,070
Net sales	$36,815,367	$55,303,769

The Company recognizes revenues following the five step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer. The Company has reviewed its various revenue streams for its existing contracts under the five-step approach. Direct-to-consumer product sales for non-loyalty members and business- to-business product sales contain a single performance obligation of the Company, the delivery of the underlying purchased goods. Direct-to- consumer product sales for loyalty members include multiple performance obligations: (i) the delivery of the underlying purchased goods, and

(ii)	the promise to provide a free or discounted product upon future redemption.

Allocation of Transaction Price

Direct-to-consumer product sales for loyalty members contain two distinct performance obligations for which the Company allocates the transaction price based on the relative stand-alone value of each performance obligation, such that both revenue related to the delivery of the underlying purchased goods and deferred revenue for loyalty points issued to the customer are recognized based on the allocated consideration of value, after giving consideration to loyalty point breakage. The loyalty liability represents a performance obligation to provide goods for free or at a discount to loyalty members in exchange for the redemption of points earned from past activities.

Contract Balances

Contract balances as a result of transactions with customers primarily consist of receivables included in accounts receivable, net, and deferred revenue in the Company's consolidated balance sheets. Deferred revenue consists of cash received prior to transfer of control of goods to a customer, as well as the liability for loyalty points. The beginning and ending balances for accounts receivable, unbilled receivables, and deferred revenues were as follows for the years ended December 31, 2020 and December 31, 2019.

December 31,

December 31,

January 1,

2020 2019 2019

Accounts receivable, net	$506,456	$850,885	$1,983,276
Unbilled receivables	$-	$-	$-
Deferred revenues	$2,401,511	$2,438,688	$1,032,892
Cost of Sales

The Company’s cost of sales includes costs associated with procurement, distribution, fulfillment and labor expense, manufacturing overhead, third-party providers, inbound and outbound freight and inventory cost adjustments to recognize inventory at their net realizable value. These expenses are reflected in the Company’s consolidated statements of operations when the product is sold and revenues are recognized or, in the case of inventory write-downs, when circumstances indicate that the carrying value of inventories is in excess of their net realizable value.

Compensation and Benefits

Compensation and benefits are presented within cost of goods sold, sales and marketing, and general and administrative in the consolidated statements of operations, based on the function of the employee or contractor. The Company records compensation and benefits expense for all cash compensation, benefits, and related taxes as earned by its employees. Compensation and benefits expense also includes compensation earned by temporary employees and contractors who perform similar services to those performed by the Company’s employees, primarily information technology, human resources, and project management activities. The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary, are determined on an individual basis and are limited to the maximum amount allowable under federal tax regulations. The Company, at its discretion, may make certain matching contributions to the 401(k) plan. The Company did not make any matching contributions during the years ended December 31, 2020 or 2019.

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and Development Expense

Research and development expenses are presented within general and administrative in the consolidated statements of operations. Research and development costs are charged to expense as incurred and include, but are not limited to, employee salaries and benefits, cost of inventory used in product development, and consulting service fees. For the years ended December 31, 2020 and 2019, cost related to research and development were $531,863 and $326,015, respectively.

Advertising

Advertising costs are presented within sales and marketing in the consolidated statement of operations. The Company supports its products with advertising to build brand awareness of the Company’s various products in addition to other marketing programs executed by the Company’s marketing team. The Company believes the continual investment in advertising is critical to the development and sale of its CBDistillery™ and BOTA™ branded products. Advertising costs of $5,727,866 and $5,382,468 were expensed as incurred during the years ending December 31, 2020 and 2019, respectively.

Sales Taxes

Various states impose a sales tax on the Company’s sales to non-exempt customers. The Company collects the sales tax from customers and remits the entire amount to each respective state. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

Income Taxes

As a limited liability corporation, the Company’s taxable income or loss is allocated to the members in proportion to their respective ownership percentages. Accordingly, there is no provision for federal income taxes in the accompanying consolidated financial statements.

The Company is not subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years ending December 31, 2020 and 2019.

Cumulative Translation Adjustment

The reporting currency of the Company is the U.S. dollar. The functional currency of our foreign operation is the applicable local currency for the foreign subsidiary. Assets and liabilities of the foreign subsidiary (including intercompany balance for which settlement is not anticipated in the foreseeable future) are translated at the spot rate in effect at the applicable reporting date. The amounts reported in our consolidated statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as a component of other comprehensive earnings in our consolidated statements of comprehensive income.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Indirect tax contingencies related to historical sales tax collection that are both probable and reasonably estimable total $1,694,060 and $1,546,532 as of December 31, 2020 and 2019, respectively, and are recorded in accrued expenses and other on the consolidated balance sheets.

Legal fees and related litigation costs are expensed as incurred.

14

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40). This Update addresses users’ accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and also adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This Update is effective for fiscal years beginning after December 15, 2020, and interim periods in annual periods beginning after December 15, 2021. The amendments in this Update can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently in the process of evaluating the impact of this new standard.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 was effective for fiscal years beginning after December 15, 2019, and interim periods beginning after December 15, 2020. In November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), to delay the adoption date for ASU 2016-02. ASU 2016-02 is now effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is still permitted. The Company is currently in the process of evaluating the impact of this new standard.

3.INVENTORY
Inventory as of December 31, 2020 and 2019 was comprised of the following:	December 31,
	2020	2019
Finished goods	$2,249,754$	4,890,479
Work in process	925,130	5,868,435
Inventory	$3,174,884	$10,758,914

The Company recorded inventory cost adjustments to recognize inventory at their net realizable value of $3,956,548 and $1,264,999 for the years ended December 31, 2020 and 2019, respectively. During the year ended December 31, 2020, the Company incurred inventory losses of

$2,329,912 related to net realizable adjustments and $1,361,059 related to excess and obsolete inventory. During the year ended December 31, 2019, the Company incurred inventory losses of $1,264,999 related to inventory received from a contract manufacturer that did not meet the Company’s quality standards.

4.	INVESTMENTS

On February 21, 2018, the Company purchased 50% of Iso-Pharm LLC for cash consideration of $100,620. On March 1, 2019, the Company sold its interest in Iso-Pharm LLC for cash consideration of $147,412 and recognized a gain on the sale of $147,412 included in other expense, net on the consolidated statements of operations. Prior to its sale, the Company used the equity method of accounting to record its portion of income or loss as the Company did not exercise control over the significant economic decisions of Iso-Pharm LLC.

5.	PROPERTY & EQUIPMENT, NET

Property and equipment, net, as of December 31, 2020 and 2019 were as follows:

December 31,

2020		2019
Leasehold improvements	$959,866	$797,723
Machinery and equipment	792,054	772,544
Furniture and fixtures	724,811	694,557
	2,476,731	2,264,824
Less: accumulated depreciation	(795,424)	(244,610)
Property and equipment, net	$1,681,307	$2,020,214

Depreciation expense for the years ended December 31, 2020 and 2019 was $557,278 and $240,004, respectively.

15

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	INTANGIBLES ASSETS, NET

Intangible assets, net, as of December 31, 2020 and 2019 were as follows:

December 31,

	2020	2019
Software	$1,050,758	$-
Trademarks	144,472	144,472
	1,195,230	144,472
Less: accumulated amortization	(220,041)	-
Intangible assets, net	$975,189	$144,472

Amortization expense for the years ended December 31, 2020 and 2019 was $220,041 and $0, respectively. Amortization expense on intangibles assets subsequent to December 31, 2020 are as follows:

2021	$351,772
2022	351,772
2023	127,173
2024	-

2025 and thereafter -

$830,717

7.	ACCRUED EXPENSES AND OTHER

Accrued expenses and other as of December 31, 2020 and 2019 were as follows:

December 31,

2020		2019
Sales tax reserve	$1,694,060	$1,546,532
Interest payable	1,112,963	467,742
Compensation related	683,264	687,787
Accrued distributions	-	932,005
Other accrued liabilities	729,267	413,404

Accrued expenses and other$4,219,554      $4,047,470

8.	DEFERRED REVENUE

Deferred revenue as of December 31, 2020 and 2019 was as follows:

December 31,

2020		2019
Loyalty deferred revenue	$2,113,509	$1,414,912
Deferred revenue	284,762	1,020,105
Other	3,240	3,671

Deferred revenue$2,401,511      $2,438,688

9.	NOTES PAYABLE

The Company’s notes payable, net as of December 31, 2020 and 2019 were as follows:

December 31,

	2020	2019
Convertible note payable	$5,000,000	$5,000,000
Secured notes payable, net	3,360,732	2,398,117
Paycheck protection program	1,375,051	-
	9,735,783	7,398,117
Current portion of notes payable, net	6,889,012	5,447,850
Notes payable, net	$2,846,771	$1,950,267

16

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Note Payable

In January 2019, the Company issued the Convertible Note Payable for a notional amount of $5,000,000 to TTCP Executive Fund. The Convertible Note Payable bears interest at a rate of 10.0% per annum with an original maturity date of January 2020 and an option to extend the maturity for 90 days. The Convertible Note Payable represents an unsecured obligation of the Company and shall be paid prior to any payments in full of any senior indebtedness incurred by the Company. Pursuant to the terms of the agreement, the outstanding principal and accrued interest are mandatorily redeemable in the event any qualified financing event occurs, in which the Company issues preferred equity securities, on or before the maturity date with total proceeds to the Company of at least $20,000,000, at a conversion price equal to 80% of the lowest price per preferred equity security issued. Additionally, the outstanding principal and accrued interest was mandatorily redeemable in the event an acquisition transaction occurred on or before the maturity date, at a conversion price equal to 80% of the lower of $350,000,000 or the enterprise value of the Company ascribed to such acquisition transaction. In the event that the Company closed a transaction or series of transactions in which the Company sold any equity securities, including, but not limited to, preferred equity securities, on or before the maturity date, and such financing did not constitute a qualified financing event, TTCP Executive Fund had the option to convert all of the outstanding principal and accrued interest at a conversion price equal to 80% of the lowest price per equity security issued. If neither a qualified financing event nor an acquisition transaction has been consummated by the maturity date, TTCP Executive Fund has the option to convert all or a portion of the outstanding principal and accrued interest into equity securities at a conversion price equal to a) the price per common unit of the Company based on the Company’s first completed valuation determination under Section 409A of the Internal Revenue Code of 1986, as amended, or b) if no such 409A valuation has been completed by the Company at or near the date of the note, the price per equity security shall be based on a valuation of the Company equal to $200,000,000, and the outstanding balance of the note shall be the greater of a) the then outstanding principal amount plus a premium amount, as provided for in the agreement, or b) the then outstanding principal amount plus all accrued interest thereon.

Secured Notes Payable

In November 2019, the Company entered into a loan arrangement for $2,000,000. The note bears interest at a rate of 19.0% per annum, matures March 2024 and is secured by inventory. Principal and interest payments of $59,800 are due monthly. In connection with the loan arrangement, the Company incurred $60,000 in debt issuance costs.

In December 2019, the Company entered into a loan arrangement for $500,000. The note bears interest at a rate of 19.0% per annum, matures April 2024, and is secured by inventory. Principal and interest payments of $14,950 are due monthly. In connection with the loan arrangement, the Company incurred $15,000 in debt issuance costs.

In January 2020, the Company entered into a loan arrangement for $1,500,000. The note bears interest at a rate of 19.0% per annum, matures April 2024 and is secured by inventory. Principal and interest payments of $44,850 are due monthly. In connection with the loan arrangement, the Company incurred $45,000 in debt issuance costs.

Paycheck Protection Program

On May 6, 2020, the Company signed a Paycheck Protection Program Promissory Note and Agreement for a loan of $1,375,051. The Loan is established under the terms and conditions of the SBA program of the United States Small Business Administration (“SBA”) and the USA CARES Act (2020)(H.R. 748)(15 U.S.C 636 et seq.) (the “Act”) and matures after two years on May 6, 2022, with monthly repayments of

$77,384 commencing December, 2020.

Minimum principal payments on notes payable subsequent to December 31, 2020 are as follows:

2021	$6,917,131
2022	1,336,329
2023	1,240,618
2024	332,803

2025 and thereafter -

$9,826,881

17

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	MEMBERS’ EQUITY

The Company has authorized one class of units, Common Units. As of December 31, 2020, and 2019, the Company had 13,754,940 and 15,151,515 units, respectively, outstanding. Prior to January 22, 2019, membership equity was based on the proportional ownership interests of the respective LLC owners. On January 22, 2019, the Company issued units to members in proportion to their ownership interest. Certain stock appreciation rights were issued to executives of the Company. The terms of those awards provide for a cash payout commensurate to a percentage of excess value over the net equity value as defined in the award agreement. The awards vest upon a change in control, and as that has not yet occurred, no expense has been recorded.

In July 2020, in exchange for the amendment of certain non-compete arrangements with prior unitholders and officers, the Company entered into settlement agreements to repurchase 1,396,575 units of the Company for $675,000.

11.	RELATED PARTY TRANSACTIONS

During 2018, the Company provided financing to Industrial Hemp Partners, LLC for $450,000, bearing interest at 6.0% per annum. One member of Industrial Hemp Partners, LLC, PT Brothers, LLC, was an affiliate of a member of the Company. As of December 31, 2019, and 2018, unpaid principal of $0 and $450,000, respectively, is included in related party notes receivable on the consolidated balance sheets. In January 2019, the Company collected the receivable in full.

For the years ended December 31, 2020 and 2019, the Company recognized revenue for products sold to Feals, Inc. of $0 and $358,002, respectively. Feals, Inc. is an affiliate of a member of the Company’s Board of Directors. Revenue recognized to the related party is included in net sales on the consolidated statement of operations. No trade receivables are outstanding as of December 31, 2020 or 2019.

For the years ended December 31, 2020 and 2019, the Company recognized expenses related to marketing services provided by Parcon Media of $534,787 and $494,547, respectively, which are included in sales and marketing on the consolidate statement of operations. Parcon Media is an affiliate of a member of the Company. As of December 31, 2020, and 2019, accounts payable outstanding are $23,500 and $67,000, respectively, and are included in accounts payable on the consolidated balance sheet.

12.	COMMITMENTS AND CONTINGENCIES

The Company has entered into operating leases primarily for real estate. These leases are for the Company's operations, production, warehouse, sales, marketing and back office functions and have terms which range from 2 to 10 years. Certain leases are subject to renewal at the option of the Company.

The future minimum payments under non-cancelable operating leases with initial remaining terms in excess of one year as of December 31, 2020, are as follows:

Operating Lease Commitment

2021	$1,004,514
2022	1,046,649
2023	1,030,666
2024	874,160

2025 and thereafter 4,802,878

$8,758,867

The Company incurred rent expense of $1,093,715 and $549,634 for the years ended December 31, 2020 and 2019, respectively.

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 1, 2021, which is the date the financial statements were issued.

On January 26, 2021, the Company signed a Paycheck Protection Program Promissory Note and Agreement for a loan of $1,709,301. The Loan is established under the terms and conditions of the SBA program of the United States Small Business Administration (“SBA”) and the USA CARES Act (2020)(H.R. 748)(15 U.S.C 636 et seq.) (the “Act”) and matures on January 26, 2026, with monthly repayments of $32,546 commencing August, 2021.

18

Exhibit 10.17

United States

JanuaryFebruaryMarchAprilMayJuneJulyAugustSeptemberOctoberNovemberDecemberQ1Q2Q3Q4YTD

Revenue

Sales

$909   $

3,350   $

472   $

4,140   $

3,305   $

5,229

$         4,731     $

12,674   $-       $

-       $       17,405

Sales - General

$(200)

$-       $

(200)   $-       $

-       $(200)

Sales - Independent

$430,172     $

349,594     $

474,037     $

435,430     $

399,869     $

435,934

$ 1,253,803   $ 1,271,233   $-       $

-       $ 2,525,035

Sales - Retail

$32,576   $

26,815   $

12,778   $

22,102   $

15,347   $

149,768

$       72,169     $

187,216     $-       $

-       $     259,385

Sales - eCommerce

$       2,168,580     $

2,257,397     $

2,557,071     $

2,684,620     $

2,425,346     $

2,315,421

$ 6,983,048   $ 7,425,387   $-       $

-       ## ########

Sales - PLWL Sales - Bulk

$10,716   $

$26,640   $

42,954

31,020   $

$

23,955   $

17,500   $

14,440   $

179,377     $

10,475   $

182

25,125

$       53,670     $

$       81,615     $

197,060     $-       $

50,040   $-       $

-       $     250,730

-       $     131,655

Intercompany Sales

$7,040

$-       $

7,040   $-       $

-       $         7,040

Sales- Discounts

$28   $

(520)   $

64   $60

$90

$(428)   $

150   $-       $

-       $(278)

Discount - General

$42

$42   $

-       $-       $-       $42

Discount - Independent

$(29,049)   $

(25,745)   $

(25,239)   $

(28,506)   $

(23,057)   $

(27,411)

$      (80,034) $

(78,974)   $-       $

-       $   (159,008)

Discount - eCommerce

$(343,477)   $

(376,370)   $

(392,721)   $

(488,207)   $

(357,990)   $

(353,706)

$ (1,112,568)   $ (1,199,902)   $-       $

-       $ (2,312,470)

Discount - PLWL Discount - Bulk

$

$(288)   $

(3,000)

(1,083)

$       (3,000)   $-       $

$       (1,371)   $-       $

-       $-

-       $-

$       (3,000)

$       (1,371)

Return - General$

Return - eCommerce$ Merchant Chargeback - eCommerce$

(2,149)   $

(4,674)   $

(6,609)   $

(3,425)   $

(6,717)   $

(9,592)   $

(6,672)   $

(6,721)   $

(10,390)   $

(7,811)   $

(8,784)   $

(5,924)   $

(3,691)   $

(5,757)   $

(2,435)   $

(5,118)

(8,891)

(3,300)

$      (12,247) $

$      (18,111) $

$      (26,591) $

(16,620)   $-       $

(23,431)   $-       $

(11,659)   $-       $

-       $     (28,867)

-       $     (41,543)

-       $     (38,250)

Service Charges Sales

$2,200

$-       $

2,200   $-       $

-       $         2,200

Shipping Income - General

$13,609   $

65,098   $

98,708   $

124,338     $

96,900   $

112,117

$     177,414     $

333,355     $-       $

-       $     510,769

Trade Spend - Retail

$(202)   $

202

$(389)

$-       $

(389)   $-       $

-       $(389)

Loyalty Program Points Redemption

$143,569     $

131,343     $

146,710     $

127,399     $

128,434     $

119,705

$     421,622     $

375,537     $-       $

-       $     797,159

Loyalty Program Points Accrued

$(220,187)   $

(184,970)   $

(173,551)   $

(145,286)   $

(132,836)   $

(130,536)

$    (578,708)   $    (408,659)   $-       $-       $    (987,367)

Total Net Sales

$       2,220,366     $

2,295,945     $

2,698,744     $

2,745,511     $

2,735,287     $

2,641,260

$ 7,215,054   $ 8,122,057   $-       $

-       ## ########

Cost of Goods Sold

COGS

COGS - Independent COGS - Retail

$(2,840)   $

$119,238     $

$16,010   $

(849)   $

100,989     $

9,822   $

10,116   $

112,667     $

2,895   $

(784)   $

85,383   $

6,198   $

(710)   $

82,603     $

4,144   $

23

84,894

59,993

$         6,428     $

$     332,894     $

$       28,728     $

(1,471)   $-       $

252,880     $-       $

70,335   $-       $

-       $         4,956

-       $     585,774

-       $       99,063

COGS - Ecommerce

$266,358     $

286,183     $

283,094     $

244,004     $

220,355     $

194,920

$     835,635     $

659,279     $-       $

-       $ 1,494,914

COGS - PLWL

COGS - Bulk

$2,525   $

$11,595   $

27,944

14,273   $

$

19,557   $

10,000   $

9,842   $

119,865     $

7,236   $

4,108

14,485

$       30,469     $

$       45,424     $

133,973     $-       $

31,563   $-       $

-       $     164,442

-       $       76,987

Intercompany COGS

$7,040

$-       $

7,040   $-       $

-       $         7,040

Warehouse COGS

$235,631     $

241,235     $

246,267     $

234,344     $

228,803     $

224,155

$     723,134     $

687,302     $-       $

-       $ 1,410,435

Cycle Count Adjustment

Inventory Disassembly Adjustment Obsolescence

Inventory Shrinkage/Scrap

$(583)   $

$23,761   $

$2,287   $

7,442   $

5,117   $

$

11,080   $

(14,403)   $

16,032   $

1,663   $

1,469   $

17,096   $

(1,095)   $

5,063

914   $

(13,991)   $

(110)   $

35,726     $

(6,173)

2

18,037

$       (7,544) $

$       44,911     $

$         1,663     $

$       14,836     $

(3,068)   $-       $

(1,203)   $-       $

5,063   $-       $

54,678   $-       $

-       $     (10,612)

-       $       43,707

-       $         6,726

-       $       69,514

Exhibit 10.17

Package Seizures/Losses in Transit

$46,457

$-       $

46,457   $-       $

-       $       46,457

Inventory Reserve Expense Variances - Other Purchased Price Variance Material Usage Variance Labor Applied

$(8,873)   $

$35   $

$70   $

$(306)   $

$(657)   $

(11,219)   $

155   $

356   $

(15)   $

(604)   $

(2,602)   $

69   $

937   $

2,012   $

(650)   $

(7,275)   $

124   $

544   $

47   $

(503)   $

(6,014)   $

102   $

(483) $ (8,402) $

(274)

(9,932)

(71)

1,014

(28)

$      (22,693) $

$260   $

$         1,363     $

$         1,691     $

$       (1,911) $

(23,221)   $-       $

154   $-       $

1,075   $-       $

(8,383)   $-       $

(777)   $-       $

-       $     (45,914)

-       $413

-       $         2,438

-       $       (6,692)

-       $       (2,688)

Freight Out Expense

$174,304     $

189,745     $

201,986     $

204,621     $

203,238     $

197,386

$     566,035     $

605,245     $-       $

-       $ 1,171,280

Freight In Expense

$5,550   $

2,313   $

2,218   $

6,697

$4,625

$       10,082     $

11,322   $-       $

-       $       21,404

Shipping Supplies

$14,335   $

10,046   $

31,056   $

29,858   $

26,046   $

30,702

$       55,437     $       86,607     $-       $-       $     142,044

Total COGS

$858,440     $

894,013     $

914,386     $

891,536     $

898,133     $

825,180

$ 2,666,839   $ 2,614,849   $-       $

-       $ 5,281,688

Gross Profit

$       1,361,926     $

1,401,932     $

1,784,358     $

1,853,976     $

1,837,154     $

1,816,079

$ 4,548,215   $ 5,507,209   $-       $-       ##  ########

Operating Expenses

Salaries & Wages

$370,089     $

368,607     $

361,001     $

361,347     $

356,769     $

351,163

$ 1,099,697   $ 1,069,278   $-       $

-       $ 2,168,976

Hourly Wages Overtime Contract Labor Vacation Pay

$24,735   $

$2,032   $

$34,504   $

$3,653   $

31,933   $

1,311   $

35,753     $

7,370   $

31,259   $

420   $

35,837   $

10,167     $

32,789   $

890   $

33,647   $

11,132   $

29,196   $

611   $

35,144   $

9,506   $

28,203

1,974

34,961

12,415

$       87,927     $

$         3,762     $

$     106,094     $

$       21,190     $

90,188   $-       $

3,475   $-       $

103,752     $-       $

33,053   $-       $

-       $     178,115

-       $         7,238

-       $     209,846

-       $       54,244

PTO Expense

$(116,048)   $

6,496   $

7,044   $

5,905   $

5,252   $

3,750

$   (102,508) $

14,907   $-       $

-       $     (87,601)

Benefits Commissions Tax Expenses SUTA Expense FUTA Expense Federal Taxes

$11,312   $

$24,993   $

$8,925   $

$2,044   $

$32,430   $

11,548   $

21,404   $

$

5,028   $

555   $

33,718     $

11,310   $

29,504   $

6,850

2,666   $

129   $

30,767   $

11,191   $

27,886   $

964   $

32   $

31,822   $

10,715   $

20,579   $

$

638   $

25   $

30,922   $

10,821

26,655

63,718

236

5

30,463

$       34,170     $

$       75,901     $

$         6,850     $

$       16,619     $

$         2,728     $

$       96,915     $

32,727   $-       $

75,120   $-       $

63,718   $-       $

1,837   $-       $

62   $-       $

93,207   $-       $

-       $       66,897

-       $     151,021

-       $       70,568

-       $       18,456

-       $         2,790

-       $     190,122

State Taxes$7

$7   $-       $

-       $-       $7

Local Taxes

$234   $

229   $

223   $

75   $

212   $

209

$686   $

496   $-       $

-       $         1,182

Property Taxes

$30,925

$       30,925     $-       $-       $

-       $       30,925

Travel & Entertainment$ Meals & Entertainment - Client

Meals & Entertainment - Employees$ Employees Relations$

Warehouse Expenses$

Rents$

CAM Fees$

Repairs & Maintenance$

Utilities$

Bank Fees$

Brokerage Fees

Merchant Fees$

Compliance Fees$

Recruiting Expense$

Legal Fees$

License Fees$

Professional Services$

Dues & Memberships$

4,727   $

$

220     $ 228

10,039   $

91,620   $

12,229   $

4,400   $

6,106   $

1,143   $

99,590   $

827   $

38

20,683   $

4,116   $

62,760   $

1,890   $

(743)   $

153   $

537   $

$

9,286   $

91,620   $

10,320   $

6,569   $

5,502   $

992   $

$

95,630   $

827   $

4,162   $

4,116   $

49,199   $

1,877   $

(2,998)   $

556   $

544   $

228   $

24,211   $

90,120   $

11,585   $

2,823   $

5,209   $

961   $

7,995

108,151     $

827   $

11,223   $

5,707   $

54,434   $

1,384   $

1,935   $

1,372

511   $

228   $

7,453   $

88,320   $

11,585   $

6,143   $

4,919   $

996   $

$

116,094     $

827   $

$

13,091   $

4,116   $

60,106   $

1,384   $

(2,145)   $

872   $

456

8,981   $

83,459   $

8,535   $

7,730   $

4,354   $

956   $

5,159   $

103,748     $

827   $

69   $

47,665   $

5,716   $

61,434   $

1,684   $

25

387

5,011

80,423

2,180

4,158

5,735

906

632

103,867

827

69

14,129

13,071

114,661

1,339

$986   $

$709   $

$         1,301     $

$456   $

$       43,536     $

$     273,360     $

$       34,133     $

$       13,792     $

$       16,817     $

$         3,096     $

$         7,995     $

$     303,370     $

$         2,481     $

$38   $

$       36,068     $

$       13,938     $

$     166,393     $

$         5,151     $

(186)   $-       $

1,372   $-       $

1,770   $-       $

684   $-       $

21,446   $-       $

252,202     $-       $

22,300   $-       $

18,031   $-       $

15,008   $-       $

2,858   $-       $

5,791   $-       $

323,709     $-       $

2,481   $-       $

138   $-       $

74,885   $-       $

22,902   $-       $

236,201     $-       $

4,408   $-       $

-       $801

-       $         2,081

-       $         3,071

-       $         1,140

-       $       64,982

-       $     525,562

-       $       56,433

-       $       31,823

-       $       31,825

-       $         5,954

-       $       13,786

-       $     627,079

-       $         4,963

-       $176

-       $     110,952

-       $       36,840

-       $     402,594

-       $         9,559

Shipping & Packaging Supplies Shipping Land

$(1,040)

$4,410

$(35)

$35

$         3,370   $

$(35)   $

-       $

35   $

-       $-       $

-       $-       $

3,370

-

Design & Labeling CRO Fees

$183   $

$15,000   $

184   $

15,000   $

184   $

15,000   $

184   $

15,000   $

468   $

15,000     $

184

15,000

$551   $

$       45,000     $

836   $-       $

45,000   $-       $

-       $         1,386

-       $       90,000

Exhibit 10.17

United States	JanuaryFebruaryMarchAprilMayJuneJulyAugustSeptemberOctoberNovemberDecemberQ1Q2Q3Q4YTD
Platform Fees	$67,362 $	59,952 $	59,942 $	60,922 $	60,007 $	84,625	$ 187,257	$ 205,554 $	- $- $ 392,811
Affiliate Fee	$175,525 $	171,172 $	137,187 $	164,405 $	119,738 $	152,623	$ 483,884	$ 436,766 $	- $- $ 920,650
Marketing & Advertising	$4,177		$58,608				$ 62,784	$- $	- $- $ 62,784
SEO Fees	$55,678 $	58,178 $	55,678 $	58,178 $	55,678 $	55,678	$ 169,534	$ 169,534 $	- $- $ 339,068
Trade Show	$980		$15,250 $	327 $	2,227 $	327	$ 16,230	$ 2,880 $	- $- $ 19,111
Website Design & Maintenance	$8,862 $	8,452 $	12,122 $	7,900 $	8,154 $	9,085	$ 29,436	$ 25,139 $	- $- $ 54,576
Sponsorships	$12,100 $	8,200 $	8,200 $	8,200 $	6,200 $	5,700	$ 28,500	$ 20,100 $	- $- $ 48,600
Online/Print/Radio Ads	$148,019 $	193,273 $	149,137 $	218,943 $	213,630 $	373,480	$ 490,429	$ 806,052 $	- $- $ 1,296,482
Advertising & Promtional Items		$386 $	9,045		$518 $	55	$ 9,431	$573 $	- $- $ 10,004
Samples	$7,737 $	5,367 $	13,356 $	2,104 $	3,290 $	2,913	$ 26,460	$ 8,307 $	- $- $ 34,767
Printing & Postage	$151 $	(2,472) $	33 $	2,497 $	3,138 $	2,212	$ (2,288)	$ 7,847 $	- $- $ 5,558
Office Supplies	$897 $	936 $	1,278 $	1,275 $	473 $	853	$ 3,111	$ 2,601 $	- $- $ 5,712
Hardware Expense	$1,415		$2,583 $	199 $	110 $	1,389	$ 3,998	$ 1,698 $	- $- $ 5,696
Software Expense	$61,826 $	48,236 $	53,145 $	49,969 $	56,945 $	52,927	$ 163,208	$ 159,842 $	- $- $ 323,049
Training & Education			$1,400		$2,302		$ 1,400	$ 2,302 $	- $- $ 3,702
Office Parking	$695 $	755 $	595 $	425 $	722 $	700	$ 2,045	$ 1,847 $	- $- $ 3,892
Bad Debt	$9,508 $	(324) $	6,201 $	9,744 $	(281) $	(22,571)	$ 15,385	$ (13,108) $	- $- $ 2,277
Insurance Expense	$46,383 $	45,892 $	37,698 $	36,776 $	21,612 $	23,178	$ 129,973	$ 81,566 $	- $- $ 211,539
Charitable Donations		$1,765				$3,500	$ 1,765	$ 3,500 $	- $- $ 5,265
Chairman Distributions	$12,000 $	12,000 $	12,000 $	12,000 $	12,000 $	12,000	$ 36,000	$ 36,000 $	- $- $ 72,000
M&E Depreciation	$6,693 $	6,631 $	6,622 $	6,622 $	6,634 $	6,663	$ 19,947	$ 19,920 $	- $- $ 39,867
LHI Depreciation	$39,063 $	38,864 $	38,864 $	38,864 $	38,864 $	38,864	$ 116,790	$ 116,591 $	- $- $ 233,380
F&F Depreciation	$9,483 $	9,483 $	9,483 $	9,483 $	9,483 $	9,483	$ 28,449	$ 28,449 $	- $- $ 56,899
Software Amortization Depreciation	$29,356 $	29,356 $	29,356 $	29,758 $	29,758 $	29,758	$ 88,067	$ 89,275 $	- $- $ 177,342
Allocation out of SGA	$(235,631) $	(241,235) $	(246,267) $	(234,344) $	(228,803) $	(224,155)	$ (723,134) $ (687,302) $- $- $ (1,410,435)
Operating Expense	$1,226,871 $	1,274,048 $	1,341,211 $	1,336,194 $	1,276,971 $	1,546,462	$ 3,842,131 $ 4,159,626 $		- $	- $ 8,001,757
Operating Profit (Loss)	$135,054 $	127,884 $	443,146 $	517,782 $	560,183 $	269,617	$ 706,084 $ 1,347,582 $- $- $ 2,053,667
Other Expenses (Income)	$(1,016)						$ (1,016) $- $		- $	- $ (1,016)
Restructuring - Severance				$(765)			$- $(765) $		- $	- $(765)
Gain on Extinguishment of Debt				$ (1,375,051)			$- $ (1,375,051) $		- $	- $ (1,375,051)
Gain/Loss on Sale of Asset	$450 $	1,285 $	452				$ 2,187 $- $- $- $ 2,187
Other Exp./(Inc.)	$450 $	1,285 $	(564)			$(1,375,816)	$ 1,172 $ (1,375,816) $		- $	- $ (1,374,645)
EBIT	$134,604 $	126,599 $	443,710 $	517,782 $	560,183 $	1,645,433	$ 704,913 $ 2,723,399 $- $- $ 3,428,311

Interest Expense (Income)	$115,331 $	114,302 $	113,258 $	112,197 $	111,119 $	110,024	$ 342,890 $ 333,339 $- $- $ 676,229

Pretax Income (Loss)	$19,273 $	12,296 $	330,452 $	405,585 $	449,065 $	1,535,410	$ 362,022 $ 2,390,060 $- $- $ 2,752,082

Net Income (Loss)	$19,273 $	12,296 $	330,452 $	405,585 $	449,065 $	1,535,410	$ 362,022 $ 2,390,060 $- $- $ 2,752,082

Exhibit 10.17

United Kingdom

January

February

March

April

May

June

July

August

September

October

November

December

(in USD)

2021

						Q1	Q2	Q3	Q4	YTD
Revenue
Sales - Independent	$7,788 $	12,708 $	3,287 $	14,657 $13,181 $	12,099	$ 23,784 $	39,937 $	- $- $ 63,720
Sales - eCommerce	$3,297 $	3,178 $	5,012 $	3,724 $5,169 $	4,485	$ 11,488 $	13,378 $	- $- $ 24,866
Discount - Independent				$(15) $(14) $	(18)	$- $	(47) $	- $- $(47)
Discount - eCommerce	$(48) $	(214) $	(269) $	(314) $(753) $	(399)	$(531) $	(1,465) $	- $- $ (1,996)
Sales- Returns	$(100)			$(66) $	(321)	$(100) $	(387) $	- $- $(486)
Shipping Income - General	$251 $	305 $	423 $	347 $478 $	500	$979 $ 1,325 $- $- $ 2,303
Total Net Sales	$11,190 $	15,977 $	8,452 $	18,399 $17,997 $	16,345	$ 35,619 $	52,741 $	- $- $ 88,360
Cost of Goods Sold
COGS - Independent	$4,131 $	16,767 $	2,966 $	4,612 $4,249 $	16,301	$ 23,864 $	25,162 $	- $- $ 49,026
COGS - Ecommerce	$397 $	510 $	681 $	451 $663 $	595	$ 1,588 $	1,709 $	- $- $ 3,297
Cycle Count Adjustment	$180 $	(98) $	(147,279) $	(281) $11 $	(166)	$ (147,197) $	(436) $	- $- $ (147,633)
Inventory Shrinkage/Scrap			$134,522	$1,670		$ 134,522 $	1,670 $	- $- $ 136,192
Freight Out Expense	$1,575 $	2,150 $	2,235 $	1,469 $1,418 $	5,017	$ 5,961 $	7,904 $	- $- $ 13,865

Service Charges COGS			$2,495				$ 2,495 $- $- $- $ 2,495
Total COGS	$6,283 $	19,329 $	(4,379)	$6,251	$8,011 $	21,747	$ 21,233 $ 36,010 $		- $	- $ 57,243
Gross Profit	$4,907 $	(3,352) $	12,831	$12,148	$9,985 $	(5,402)	$ 14,386 $ 16,731 $- $- $ 31,117
Operating Expenses
Rents	$1,310 $	219 $	78		$996 $	(989)	$ 1,607 $	7 $	- $- $ 1,614
Bank Fees	$792 $	770 $	799	$770	$802 $	833	$ 2,361 $	2,405 $	- $- $ 4,766
Merchant Fees	$138 $	44 $	70	$52	$73 $	75	$252 $	200 $	- $- $451
Legal Fees			$1,234		$1,232 $	550	$ 1,234 $	1,783 $	- $- $ 3,016
Professional Services	$2,317 $	2,008			$8,269 $	179	$ 4,325 $	8,448 $	- $- $ 12,773
Shipping Land		$(35) $	35	$35	$(35)		$(1) $	(1) $	- $- $(1)
Affiliate Fee	$3,326 $	3,465 $	3,393	$3,437	$3,474 $	3,470	$ 10,183 $	10,381 $	- $- $ 20,564
SEO Fees	$5,003 $	5,064 $	4,952	$5,010	$5,066		$ 15,019 $	10,076 $	- $- $ 25,094
Samples			$41				$41 $	- $	- $- $41
Bad Debt	$104 $	1,031 $	887	$376	$1,751 $	2,070	$ 2,022 $ 4,197 $- $- $ 6,219
Operating Expense	$12,991 $	12,564 $	11,489	$9,679	$21,628 $	6,189	$ 37,044 $ 37,495 $		- $	- $ 74,539
Operating Profit (Loss)	$(8,085) $	(15,916) $	1,342	$2,469	$(11,643) $	(11,591)	$ (22,658) $ (20,764) $- $- $ (43,422)
FX Gain/Loss	$336		$117	$223	$104 $	119	$453 $447 $- $- $899
Other Exp./(Inc.)	$336		$117	$223	$104 $	119	$453 $	447 $	- $	- $	899
EBIT	$(8,421) $	(15,916) $	1,226	$2,246	$(11,747) $	(11,710)	$ (23,111) $ (21,211) $- $- $ (44,322)

Pretax Income (Loss)	$(8,421) $	(15,916) $	1,226	$2,246	$(11,747) $	(11,710)	$ (23,111) $ (21,211) $- $- $ (44,322)

Net Income (Loss)	$(8,421) $	(15,916) $	1,226	$2,246	$(11,747) $	(11,710)	$ (23,111) $ (21,211) $- $- $ (44,322)

Exhibit 10.17

2021

BHB Total Co

JanuaryFebruaryMarchAprilMayJuneJulyAugustSeptemberOctoberNovemberDecemberQ1Q2Q3Q4YTD

Revenue

Sales

$909   $

3,350   $

472   $

4,140   $

3,305   $

5,229

$         4,731     $

12,674   $-       $

-       $       17,405

Sales - General

$(200)

$-       $

(200)   $-       $

-       $(200)

Sales - Independent

$437,961     $

362,302     $

477,324     $

450,087     $

413,050     $

448,033

$ 1,277,586   $ 1,311,169   $-       $

-       $ 2,588,756

Sales - Retail

$32,576   $

26,815   $

12,778   $

22,102   $

15,347   $

149,768

$       72,169     $

187,216     $-       $

-       $     259,385

Sales - eCommerce

$       2,171,877     $

2,260,575     $

2,562,083     $

2,688,345     $

2,430,515     $

2,319,905

$ 6,994,535   $ 7,438,765   $-       $

-       ## ########

Sales - PLWL Sales - Bulk

$10,716   $

$26,640   $

42,954

31,020   $

$

23,955   $

17,500   $

14,440   $

179,377     $

10,475   $

182

25,125

$       53,670     $

$       81,615     $

197,060     $-       $

50,040   $-       $

-       $     250,730

-       $     131,655

Intercompany Sales$-

$-       $-       $

-       $-       $-

Sales- Discounts

$28   $

(520)   $

64   $60

$90

$(428)   $

150   $-       $

-       $(278)

Discount - General

$42

$42   $

-       $-       $-       $42

Discount - Independent

$(29,049)   $

(25,745)   $

(25,239)   $

(28,521)   $

(23,071)   $

(27,429)

$      (80,034) $

(79,021)   $-       $

-       $   (159,055)

Discount - eCommerce

$(343,525)   $

(376,584)   $

(392,990)   $

(488,521)   $

(358,742)   $

(354,105)

$ (1,113,099)   $ (1,201,368)   $-       $

-       $ (2,314,467)

Discount - PLWL Discount - Bulk

$

$(288)   $

(3,000)

(1,083)

$       (3,000)   $-       $

$       (1,371)   $-       $

-       $-

-       $-

$       (3,000)

$       (1,371)

Sales- Returns$

Return - General$

Return - eCommerce$ Merchant Chargeback - eCommerce$

(100)

(2,149)   $

(4,674)   $

(6,609)   $

(3,425)   $

(6,717)   $

(9,592)   $

(6,672)   $

(6,721)   $

(10,390)   $

$ (7,811) $

(8,784)   $

(5,924)   $

(66) $ (3,691) $ (5,757) $ (2,435) $

(321)

(5,118)

(8,891)

(3,300)

$(100) $

$      (12,247) $

$      (18,111) $

$      (26,591) $

(387)   $-       $

(16,620)   $-       $

(23,431)   $-       $

(11,659)   $-       $

-       $(486)

-       $     (28,867)

-       $     (41,543)

-       $     (38,250)

Service Charges Sales

$2,200

$-       $

2,200   $-       $

-       $         2,200

Shipping Income - General

$13,860   $

65,403   $

99,131   $

124,685     $

97,378   $

112,617

$     178,393     $

334,680     $-       $

-       $     513,073

Trade Spend - Retail

$(202)   $

202

$(389)

$-       $

(389)   $-       $

-       $(389)

Loyalty Program Points Redemption

$143,569     $

131,343     $

146,710     $

127,399     $

128,434     $

119,705

$     421,622     $

375,537     $-       $

-       $     797,159

Loyalty Program Points Accrued

$(220,187)   $

(184,970)   $

(173,551)   $

(145,286)   $

(132,836)   $

(130,536)

$    (578,708)   $    (408,659)   $-       $-       $    (987,367)

Total Net Sales

$       2,231,555     $

2,311,922     $

2,707,196     $

2,763,910     $

2,753,283     $

2,650,565

$ 7,250,674   $ 8,167,758   $-       $

-       ## ########

Cost of Goods Sold

COGS

COGS - Independent COGS - Retail

$(2,840)   $

$123,369     $

$16,010   $

(849)   $

117,756     $

9,822   $

10,116   $

115,633     $

2,895   $

(784)   $

89,995   $

6,198   $

(710)   $

86,852     $

4,144   $

23

101,195

59,993

$         6,428     $

$     356,758     $

$       28,728     $

(1,471)   $-       $

278,042     $-       $

70,335   $-       $

-       $         4,956

-       $     634,800

-       $       99,063

COGS - Ecommerce

$266,755     $

286,693     $

283,776     $

244,456     $

221,018     $

195,515

$     837,223     $

660,988     $-       $

-       $ 1,498,212

COGS - PLWL

COGS - Bulk

$2,525   $

$11,595   $

27,944

14,273   $

$

19,557   $

10,000   $

9,842   $

119,865     $

7,236   $

4,108

14,485

$       30,469     $

$       45,424     $

133,973     $-       $

31,563   $-       $

-       $     164,442

-       $       76,987

Intercompany COGS$-

$-       $-       $

-       $-       $-

Warehouse COGS

$235,631     $

241,235     $

246,267     $

234,344     $

228,803     $

224,155

$     723,134     $

687,302     $-       $

-       $ 1,410,435

Cycle Count Adjustment

$(403)   $

7,344   $

(161,682)   $

16,814   $

(13,980)   $

(6,338)

$   (154,741) $

(3,504)   $-       $

-       $   (158,245)

Exhibit 10.17

Inventory Disassembly Adjustment Obsolescence

Inventory Shrinkage/Scrap

$23,761   $

$2,287   $

5,117   $

$

11,080   $

16,032     $

1,663   $

135,991     $

(1,095)   $

5,063

914   $

(110)   $

37,397   $

2

18,037

$       44,911     $

$         1,663     $

$     149,358     $

(1,203)   $-       $

5,063   $-       $

56,348   $-       $

-       $       43,707

-       $         6,726

-       $     205,706

Package Seizures/Losses in Transit

$46,457

$-       $

46,457   $-       $

-       $       46,457

Inventory Reserve Expense Variances - Other Purchased Price Variance Material Usage Variance Labor Applied

$(8,873)   $

$35   $

$70   $

$(306)   $

$(657)   $

(11,219)   $

155   $

356   $

(15)   $

(604)   $

(2,602)   $

69   $

937   $

2,012   $

(650)   $

(7,275)   $

124   $

544   $

47   $

(503)   $

(6,014)   $

102   $

(483) $ (8,402) $

(274)

(9,932)

(71)

1,014

(28)

$      (22,693) $

$260   $

$         1,363     $

$         1,691     $

$       (1,911) $

(23,221)   $-       $

154   $-       $

1,075   $-       $

(8,383)   $-       $

(777)   $-       $

-       $     (45,914)

-       $413

-       $         2,438

-       $       (6,692)

-       $       (2,688)

Freight Out Expense

$175,879     $

191,895     $

204,222     $

206,090     $

204,656     $

202,403

$     571,996     $

613,149     $-       $

-       $ 1,185,145

Freight In Expense Shipping Supplies

$5,550   $

$14,335   $

2,313   $

10,046   $

2,218   $

31,056   $

6,697

29,858   $

$

26,046   $

4,625

30,702

$       10,082     $

$       55,437     $

11,322   $-       $

86,607   $-       $

-       $       21,404

-       $     142,044

Service Charges COGS

$2,495

$         2,495   $-       $-       $-       $         2,495

Total COGS

$864,723     $

913,342     $

910,007     $

897,787     $

906,144     $

839,888

$ 2,688,073   $ 2,643,819   $-       $

-       $ 5,331,891

Gross Profit

$       1,366,832     $

1,398,580     $

1,797,189     $

1,866,123     $

1,847,139     $

1,810,677

$ 4,562,601   $ 5,523,940   $-       $-       ##  ########

Operating Expenses

Salaries & Wages

$370,089     $

368,607     $

361,001     $

361,347     $

356,769     $

351,163

$ 1,099,697   $ 1,069,278   $-       $

-       $ 2,168,976

Hourly Wages Overtime Contract Labor Vacation Pay

$24,735   $

$2,032   $

$34,504   $

$3,653   $

31,933   $

1,311   $

35,753   $

7,370   $

31,259   $

420   $

35,837   $

10,167     $

32,789   $

890   $

33,647   $

11,132   $

29,196   $

611   $

35,144   $

9,506   $

28,203

1,974

34,961

12,415

$       87,927     $

$         3,762     $

$     106,094     $

$       21,190     $

90,188   $-       $

3,475   $-       $

103,752     $-       $

33,053   $-       $

-       $     178,115

-       $         7,238

-       $     209,846

-       $       54,244

PTO Expense

$(116,048)   $

6,496   $

7,044   $

5,905   $

5,252   $

3,750

$   (102,508) $

14,907   $-       $

-       $     (87,601)

Benefits Commissions Tax Expenses SUTA Expense FUTA Expense Federal Taxes

$11,312   $

$24,993   $

$8,925   $

$2,044   $

$32,430   $

11,548   $

21,404   $

$

5,028   $

555   $

33,718   $

11,310   $

29,504   $

6,850

2,666   $

129   $

30,767   $

11,191   $

27,886   $

964   $

32   $

31,822   $

10,715   $

20,579   $

$

638   $

25   $

30,922   $

10,821

26,655

63,718

236

5

30,463

$       34,170     $

$       75,901     $

$         6,850     $

$       16,619     $

$         2,728     $

$       96,915     $

32,727   $-       $

75,120   $-       $

63,718   $-       $

1,837   $-       $

62   $-       $

93,207   $-       $

-       $       66,897

-       $     151,021

-       $       70,568

-       $       18,456

-       $         2,790

-       $     190,122

State Taxes$7

$7   $-       $

-       $-       $7

Local Taxes

$234   $

229   $

223   $

75   $

212   $

209

$686   $

496   $-       $

-       $         1,182

Property Taxes

$30,925

$       30,925     $-       $-       $

-       $       30,925

Travel & Entertainment$ Meals & Entertainment - Client

Meals & Entertainment - Employees$ Employees Relations$

Warehouse Expenses$

Rents$

CAM Fees$

Repairs & Maintenance$

Utilities$

Bank Fees$

Brokerage Fees

Merchant Fees$

Compliance Fees$

Recruiting Expense$

Legal Fees$

License Fees$

Professional Services$

Dues & Memberships$

4,727   $

$

220     $ 228

10,039   $

92,930   $

12,229   $

4,400   $

6,106   $

1,936   $

99,728   $

827   $

38

20,683   $

4,116   $

65,077   $

1,890   $

(743)   $

153   $

537   $

$

9,286   $

91,839   $

10,320   $

6,569   $

5,502   $

1,762   $

$

95,673   $

827   $

4,162   $

4,116   $

51,207   $

1,877   $

(2,998)   $

556   $

544   $

228   $

24,211   $

90,198   $

11,585   $

2,823   $

5,209   $

1,760   $

7,995

108,220     $

827   $

12,457   $

5,707   $

54,434   $

1,384   $

1,935   $

1,372

511   $

228   $

7,453   $

88,320   $

11,585   $

6,143   $

4,919   $

1,766   $

$

116,145     $

827   $

$

13,091   $

4,116   $

60,106   $

1,384   $

(2,145)   $

872   $

456

8,981   $

84,455   $

8,535   $

7,730   $

4,354   $

1,758   $

5,159   $

103,822     $

827   $

69   $

48,897   $

5,716   $

69,703   $

1,684   $

25

387

5,011

79,434

2,180

4,158

5,735

1,739

632

103,942

827

69

14,679

13,071

114,840

1,339

$986   $

$709   $

$         1,301     $

$456   $

$       43,536     $

$     274,967     $

$       34,133     $

$       13,792     $

$       16,817     $

$         5,457     $

$         7,995     $

$     303,621     $

$         2,481     $

$38   $

$       37,301     $

$       13,938     $

$     170,718     $

$         5,151     $

(186)   $-       $

1,372   $-       $

1,770   $-       $

684   $-       $

21,446   $-       $

252,209     $-       $

22,300   $-       $

18,031   $-       $

15,008   $-       $

5,263   $-       $

5,791   $-       $

323,909     $-       $

2,481   $-       $

138   $-       $

76,667   $-       $

22,902   $-       $

244,649     $-       $

4,408   $-       $

-       $801

-       $         2,081

-       $         3,071

-       $         1,140

-       $       64,982

-       $     527,176

-       $       56,433

-       $       31,823

-       $       31,825

-       $       10,720

-       $       13,786

-       $     627,531

-       $         4,963

-       $176

-       $     113,969

-       $       36,840

-       $     415,367

-       $         9,559

Shipping & Packaging Supplies Shipping Land

$(1,040)

$

$

(35)   $

4,410

(0) $

35   $

(0)

$         3,370   $

$(36)   $

-       $

34   $

-       $-       $

-       $-       $

3,370

(1)

Design & Labeling CRO Fees

$183   $

$15,000   $

184   $

15,000   $

184   $

15,000   $

184   $

15,000   $

468   $

15,000   $

184

15,000

$551   $

$       45,000     $

836   $-       $

45,000   $-       $

-       $         1,386

-       $       90,000

Exhibit 10.17

2021

BHB Total Co	JanuaryFebruaryMarchAprilMayJuneJulyAugustSeptemberOctoberNovemberDecemberQ1Q2Q3Q4YTD
Platform Fees	$67,362 $	59,952 $	59,942 $	60,922 $	60,007	$84,625	$ 187,257	$ 205,554 $	- $- $ 392,811
Affiliate Fee	$178,851 $	174,637 $	140,580 $	167,842 $	123,213	$156,093	$ 494,068	$ 447,147 $	- $- $ 941,215
Marketing & Advertising	$4,177		$58,608				$ 62,784	$- $	- $- $ 62,784
SEO Fees	$60,681 $	63,242 $	60,630 $	63,188 $	60,744	$55,678	$ 184,553	$ 179,610 $	- $- $ 364,162
Trade Show	$980		$15,250 $	327 $	2,227	$327	$ 16,230	$ 2,880 $	- $- $ 19,111
Website Design & Maintenance	$8,862 $	8,452 $	12,122 $	7,900 $	8,154	$9,085	$ 29,436	$ 25,139 $	- $- $ 54,576
Sponsorships	$12,100 $	8,200 $	8,200 $	8,200 $	6,200	$5,700	$ 28,500	$ 20,100 $	- $- $ 48,600
Online/Print/Radio Ads	$148,019 $	193,273 $	149,137 $	218,943 $	213,630	$373,480	$ 490,429	$ 806,052 $	- $- $ 1,296,482
Advertising & Promtional Items		$386 $	9,045		$518	$55	$ 9,431	$573 $	- $- $ 10,004
Samples	$7,737 $	5,367 $	13,397 $	2,104 $	3,290	$2,913	$ 26,502	$ 8,307 $	- $- $ 34,808
Printing & Postage	$151 $	(2,472) $	33 $	2,497 $	3,138	$2,212	$ (2,288)	$ 7,847 $	- $- $ 5,558
Office Supplies	$897 $	936 $	1,278 $	1,275 $	473	$853	$ 3,111	$ 2,601 $	- $- $ 5,712
Hardware Expense	$1,415		$2,583 $	199 $	110	$1,389	$ 3,998	$ 1,698 $	- $- $ 5,696
Software Expense	$61,826 $	48,236 $	53,145 $	49,969 $	56,945	$52,927	$ 163,208	$ 159,842 $	- $- $ 323,049
Training & Education			$1,400		$2,302		$ 1,400	$ 2,302 $	- $- $ 3,702
Office Parking	$695 $	755 $	595 $	425 $	722	$700	$ 2,045	$ 1,847 $	- $- $ 3,892
Bad Debt	$9,613 $	706 $	7,088 $	10,121 $	1,470	$(20,502)	$ 17,407	$ (8,911) $	- $- $ 8,496
Insurance Expense	$46,383 $	45,892 $	37,698 $	36,776 $	21,612	$23,178	$ 129,973	$ 81,566 $	- $- $ 211,539
Charitable Donations		$1,765				$3,500	$ 1,765	$ 3,500 $	- $- $ 5,265
Chairman Distributions	$12,000 $	12,000 $	12,000 $	12,000 $	12,000	$12,000	$ 36,000	$ 36,000 $	- $- $ 72,000
M&E Depreciation	$6,693 $	6,631 $	6,622 $	6,622 $	6,634	$6,663	$ 19,947	$ 19,920 $	- $- $ 39,867
LHI Depreciation	$39,063 $	38,864 $	38,864 $	38,864 $	38,864	$38,864	$ 116,790	$ 116,591 $	- $- $ 233,380
F&F Depreciation	$9,483 $	9,483 $	9,483 $	9,483 $	9,483	$9,483	$ 28,449	$ 28,449 $	- $- $ 56,899
Software Amortization Depreciation	$29,356 $	29,356 $	29,356 $	29,758 $	29,758	$29,758	$ 88,067	$ 89,275 $	- $- $ 177,342
Allocation out of SGA	$(235,631) $	(241,235) $	(246,267) $	(234,344) $	(228,803)	$(224,155)	$ (723,134) $ (687,302) $- $- $ (1,410,435)
Operating Expense	$1,239,863 $	1,286,612 $	1,352,700 $	1,345,872 $	1,298,599	$1,552,651	$ 3,879,175 $ 4,197,122 $		- $	- $ 8,076,296
Operating Profit (Loss)	$126,970 $	111,968 $	444,489 $	520,251 $	548,541	$258,027	$ 683,426 $ 1,326,818 $- $- $ 2,010,244
Other Expenses (Income)			$(1,016)				$ (1,016) $- $- $- $ (1,016)
FX Gain/Loss	$336		$117 $	223 $	104	$119	$453 $447 $- $- $899
Restructuring - Severance						$(765)	$- $(765) $- $- $(765)
Gain on Extinguishment of Debt						$ (1,375,051)	$- $ (1,375,051) $- $- $ (1,375,051)
Gain/Loss on Sale of Asset	$450 $	1,285 $	452				$ 2,187 $- $- $- $ 2,187
Other Exp./(Inc.)	$786 $	1,285 $	(447) $	223 $	104	$(1,375,697)	$ 1,624 $ (1,375,369) $		- $	- $ (1,373,745)
EBIT	$126,183 $	110,683 $	444,936 $	520,028 $	548,436	$ 1,633,724	$ 681,802 $ 2,702,188 $- $- $ 3,383,990

Interest Expense (Income)	$115,331 $	114,302 $	113,258 $	112,197 $	111,119	$110,024	$ 342,890 $ 333,339 $- $- $ 676,229

Pretax Income (Loss)	$10,853 $	(3,619) $	331,678 $	407,831 $	437,318	$ 1,523,700	$ 338,912 $ 2,368,849 $- $- $ 2,707,760

Net Income (Loss)	$10,853 $	(3,619) $	331,678 $	407,831 $	437,318	$ 1,523,700	$ 338,912 $ 2,368,849 $- $- $ 2,707,760

Exhibit 10.17

2021

United States

JanuaryFebruaryMarchAprilMayJuneJulyAugustSeptemberOctoberNovemberDecember

Current Assets
(10010) CSB Colorado	$1,709,301 $	967,220 $	967,220 $	518,966
(10011) JPM Operating - 0358	$1,798,608 $	2,586,051 $	3,066,131 $	4,270,514 $	5,083,822 $	5,201,215
(10013) JPM Depository - 0762	$1,590
(10900) Proceeds$		376 $	464 $	464 $	464 $	464
(11001) eComm Reserves$200,000 $		200,000 $	200,000 $	200,000 $	200,000 $	200,000
(11002) Wholesale Reserves$50,000 $		50,000 $	50,000 $	50,000 $	50,000 $	50,000
(12000) Accounts Receivable (A/R)$209,369 $		218,894 $	173,627 $	162,353 $	254,559 $	415,570
(12050) Other Receivables$(8,228) $		0 $	(7,995)		$38,909
(12099) Intercompany Accounts Receiv $898,088 $		898,053 $	898,167 $	898,202 $	900,217 $	906,257
(12100) Allowance for Doubtful Accoun $(77,604) $		(77,272) $	(83,461) $	(93,190) $	(92,890) $	(70,310)
(12300) eComm Receivables$125,314 $		125,846 $	196,167 $	148,677 $	350,060 $	298,179
(12400) Wholesale Receivables$45,282 $		54,155 $	49,318 $	42,250 $	34,388 $	79,820
(13100) Raw Materials Inventory$581,761 $		928,602 $	842,113 $	1,016,958 $	771,189 $	682,798
(13200) Finished Goods Inventory$1,908,145 $		1,792,647 $	1,620,437 $	1,370,551 $	1,423,777 $	1,289,247
(13303) WIP - Material Physical Invento $865,990 $		377,394 $	353,213 $	261,463 $	235,453 $	240,606
(13304) WIP - Machine Variable Overhe $3,207 $		3,161 $	3,161 $	20,053 $	11,607 $	11,607
(13400) Drop Ship Items					$(19) $	(19)
(13500) Deferred COGS$56,342 $		28,649 $	130,943 $	123,512 $	124,320 $	152,118
(13700) Returned Inventory$100			$704 $	315 $	315 $	315
(13800) In Use Inventory$1,840			$17,099
(13900) In Service Inventory$2,610
(13999) Inventory Reserve$(512,542) $		(501,323) $	(489,917) $	(482,642) $	(476,628) $	(466,696)
(15301) Employee Advance						$1,900
(15501) Prepaid Expenses: Deposits $223,805 $		191,304 $	187,694 $	207,274 $	216,545 $	126,073
(15502) Prepaid Expenses: Insurance $57,781 $		57,320 $	28,660 $	5,148 $	24,117 $	32,254
(15504) Prepaid Expenses: Other$483,226 $		554,429 $	482,960 $	467,704 $	448,558 $	466,255
(15505) Prepaid Expenses: Rent$		101,829 $	102,920 $	94,324 $	94,324 $	95,265
(100) Current Assets$8,623,985 $ Non Current Assets		8,557,337 $	8,789,624 $	9,282,897 $	9,693,088 $	9,712,918
(16002) Security deposits$300,500 $		310,500 $	320,500 $	330,500 $	340,500 $	350,500
(16004) Prepaid Expenses: Licenses (N $10,614 $		8,346 $	6,094 $	2,460 $	2,460 $	2,460
(17030) Leasehold Improvements$963,065 $		963,065 $	963,065 $	963,065 $	963,065 $	963,065
(17031) Accumulated Depreciation Lea $(548,375) $		(587,238) $	(626,102) $	(664,965) $	(703,829) $	(742,692)
(17040) Furniture & Fixtures$727,516 $		727,516 $	727,516 $	727,516 $	727,516 $	727,516
(17041) Accumulated Depreciation Furn $(179,931) $		(189,414) $	(198,897) $	(208,381) $	(217,864) $	(227,347)
(17050) Machinery and Equipment$788,664 $		781,279 $	780,180 $	780,180 $	781,586 $	785,115
(17051) Accumulated Depreciation Mac $(118,306) $		(123,338) $	(129,777) $	(136,399) $	(143,033) $	(149,697)
(17060) Software$1,051,913 $		1,051,913 $	1,051,913 $	1,066,413 $	1,066,413 $	1,066,413
(17061) Accumulated Amortization Soft $(249,397) $		(278,752) $	(308,108) $	(337,867) $	(367,625) $	(397,383)
(17080) Fixed Asset clearing account			$13,000
(18000) Intangible Assets$144,472 $		144,472 $	144,472 $	144,472 $	144,472 $	144,472
(160) Non Current Assets	$2,890,735 $	2,808,348 $	2,743,856 $	2,666,994 $	2,593,661 $	2,522,422
(10) Total Assets	$ 11,514,720 $	11,365,686 $	11,533,480 $	11,949,891 $	12,286,749 $	12,235,340
Current Liabilities
(20000) Accounts Payable$1,288,230 $		1,195,227 $	749,500 $	609,822 $	654,845 $	570,204
(20001) Concur Accounts Payable		$(22)		$(14) $	20
(20002) AP Clearing	$(183,799) $	(145,854) $	(5,820) $	(24,216) $	(79,499) $	(45,341)
(20099) Intercompany Accounts Payabl $238,297 $238,297 $238,297 $238,297 $238,297 $238,297
(20100) American Express	$24,387 $	30,809 $	21,285 $	28,932 $	25,659 $	17,236
(21000) Accrued Purchases	$95,149 $	39,683 $	193,803 $	224,149 $	238,254 $	36,364
(21100) Accrued Commissions	$23,451 $	19,805 $	28,488 $	25,992 $	20,579 $	25,543
(21200) Accrued Expenses	$357,381 $	301,215 $	232,674 $	364,139 $	324,266 $	343,000
(21201) Accrued Insurance						$3,216
(21205) Accrued Legal Fees					$18,487 $	26,199
(21250) Accrued Freight	$88,426 $	96,410 $	111,012 $	93,841 $	54,300 $	57,767
(21300) Accrued Bonuses	$28,000
(21400) Accrued PTO	$72,085 $	78,581 $	85,625 $	91,530 $	96,782 $	100,533
(21900) Accrued Severance Pay	$93,386 $	69,838 $	48,885 $	29,637 $	10,389
(22100) Wages Payable				$0 $	0 $	0
(22200) Gifts for Employees	$(2,471) $	(2,471) $	(2,471) $	(2,771) $	(2,771) $	(2,771)
(22300) Health Insurance Payable	$(359) $	(6,188) $	(9,781) $	(14,119) $	(16,688) $	(21,074)
(22500) Dental Insurance Payable	$(2,128) $	(2,342) $	(2,587) $	(2,894) $	(3,123) $	(3,339)
(22600) Life Insurance Payable	$(184) $	(241) $	(334) $	(381) $	(428) $	(475)
(22610) Colonial Pre	$(3,271) $	(3,509) $	(7,133) $	(7,250) $	(7,387) $	(7,601)
(22620) Colonial Post	$7,336 $	7,534 $	6,060 $	6,226 $	6,320 $	6,372
(22630) Pre Tax 401(k)	$5,896 $	5,146 $	8,381 $	7,871 $	8,166 $	8,166
(22640) Post Tax Roth 401(k)	$4,201 $	4,206 $	5,742 $	5,829 $	5,693 $	5,595
(22700) Vision Insurance Payable	$(306) $	(328) $	(347) $	(373) $	(393) $	(410)
(23007) Sales Tax Payable	$(9,606) $	119,719 $	162,962 $	164,135 $	173,552 $	183,104
(23011) Sales Tax Payable Reserve	$1,694,060 $	1,582,455 $	1,582,455 $	1,582,455 $	1,579,158 $	1,586,132
(23014) Deferred FICA - SS Taxes	$259,465 $	259,465 $	259,465 $	259,465 $	259,465 $	259,465
(24000) Notes Payable - Current	$8,948,765 $	8,962,452 $	8,976,355 $	8,990,479 $	9,004,826 $	7,644,349
(24001) Debt Issuance Costs - Current	$(28,119) $	(28,119) $	(28,119) $	(28,119) $	(28,119) $	(28,119)
(22800) Deferred Revenue - ST	$261,635 $	240,934 $	237,691 $	262,870 $	230,501 $	235,189
(25001) Gift Card Liability	$389 $	246 $	231 $	966 $	1,284 $	1,050
(25002) Customer Deposits	$2,461 $	2,461 $	2,461 $	2,461 $	2,461 $	2,461

Exhibit 10.17

2021
United StatesJanuary	February	March	April	May	June	July	AugustSeptember		OctoberNovemberDecember
(25004) Interest Payable - Current$1,171,296 $	1,229,630 $	1,287,963 $	1,346,296 $	1,404,630 $	1,462,963
(25006) Loyalty Program Liability$2,190,126 $	2,243,754 $	2,270,595 $	2,288,483 $	2,292,886 $	2,303,717
(200) Current Liabilities$ 16,624,181 $	16,538,792 $	16,453,338 $	16,543,740 $	16,512,410 $	15,007,791
Non Current Liabilities
(27000) Notes Payable - Non-Current $2,522,470 $	2,442,808 $	2,361,886 $	2,279,682 $	2,196,176 $	2,111,348
(27001) Debt Issuance Costs - Non-Cur $(60,635) $	(58,292) $	(55,949) $	(53,605) $	(51,262) $	(48,919)
(28100) Deferred Rent - LT$437,763 $	439,138 $	440,514 $	440,799 $	441,083 $	441,368
(260) Long-Term Liabilities$2,899,597 $	2,823,655 $	2,746,451 $	2,666,875 $	2,585,997 $	2,503,797
(21) Total Liabilities$ 19,523,778 $	19,362,447 $	19,199,788 $	19,210,615 $	19,098,408 $	17,511,589
Equity
(30000) Retained Earnings$(440,236) $	(440,236) $	(440,236) $	(440,236) $	(440,236) $	(440,236)
(30100) Current Year Net Income$19,273 $	31,570 $	362,022 $	767,607 $	1,216,672 $	2,752,082 $	2,752,082 $	2,752,082 $	2,752,082 $	2,752,082 $	2,752,082 $	2,752,082
(31100) Bota Equity - CJA Holdings$(13,236) $	(13,236) $	(13,236) $	(13,236) $	(13,236) $	(13,236)
(32100) Partner Contributions:A&E Hold $125,000 $	125,000 $	125,000 $	125,000 $	125,000 $	125,000
(32300) Partner Contributions:BDH Part $250,000 $	250,000 $	250,000 $	250,000 $	250,000 $	250,000
(32301) Member's Equity - BDH$(675,000) $	(675,000) $	(675,000) $	(675,000) $	(675,000) $	(675,000)
(32400) Partner Contributions:MSRP Zo $250,000 $	250,000 $	250,000 $	250,000 $	250,000 $	250,000
(33100) CJA Holdings Distributions$(15,100) $	(15,100) $	(15,100) $	(15,100) $	(15,100) $	(15,100)
(33200) A&E Holdings LLC Distributions $(755,807) $	(755,807) $	(755,807) $	(755,807) $	(755,807) $	(755,807)
(33300) BDH Partners, LLC Distribution $(3,371,901) $	(3,371,901) $	(3,371,901) $	(3,371,901) $	(3,371,901) $	(3,371,901)
(33400) MSRP Zone, LLC Distributions $(3,382,051) $	(3,382,051) $	(3,382,051) $	(3,382,051) $	(3,382,051) $	(3,382,051)
(CTA) Cumulative Translation Adjustme $0 $	-$	0 $	(0) $	0 $	(0) $	(2,752,082) $	(2,752,082) $	(2,752,082) $	(2,752,082) $	(2,752,082) $	(2,752,082)
(31) Equity$(8,009,058) $	(7,996,761) $	(7,666,309) $	(7,260,724) $	(6,811,659) $	(5,276,249) $	-$	-$	- $	- $	- $	-
(20) Total Liabilities & Equitie $ 11,514,720 $	11,365,686 $	11,533,480 $	11,949,891 $	12,286,749 $	12,235,340 $	-$	-$	- $	- $	- $	-

Exhibit 10.17

JPM UK - 6013$76,310   $28,243   $25,657   $20,949   $25,843 $

22,499

Accounts Receivable (A/R)$22,398   $29,371   $26,492   $37,384   $44,981 $

42,595

Intercompany Accounts Receivable$254,107   $260,976   $257,391   $261,144   $265,509 $

259,167

Allowance for Doubtful Accounts$(11,301) $(12,644) $(13,349) $(13,923) $(15,922) $

(17,582)

2021

United Kingdom	January	February	March	April	May	June	July	August	September	October	November	December
(in USD)

Current Assets

Merchant Receivable	$76			$71
Finished Goods Inventory	$213,916 $	202,408 $	61,933 $	58,011 $	52,332 $	41,483
Drop Ship Items	$(11) $	(11) $	(11) $	(11) $	(11) $	(11)
Inventory Reserve	$(178,109) $	(182,923) $	(33,724) $	(34,216) $	(34,788) $	(33,957)
eComm Receivables	$530 $	116 $	105 $	477 $	181 $	198
VAT Receivable	$(22,709) $	(25,964) $	(27,283) $	(31,092) $	(35,147) $	(37,591)

Prepaid Expenses$2,929

Prepaid Expenses: Other	$2,117	$2,159	$2,167 $	2,154 $	2,197 $	2,124
Current Assets	$360,252	$301,731	$299,377 $	300,948 $	305,175 $	278,924

Non Current Assets

Total Assets

$360,252   $

301,731   $

299,377   $

300,948   $

305,175   $

278,924

Current Liabilities
Accounts Payable	$56,017 $1,973 $7,435 $	2,449 $	11,505 $	(2,044)
Intercompany Accounts Payable	$950,630 $976,288 $962,991 $	977,067 $	995,437 $	977,582
Accrued Purchases	$1,696 $5,096
Taxes Payable - current	$38,486 $39,526 $38,983 $	39,552 $	40,213 $	39,252
VAT Payable	$3,836 $3,940 $3,886 $	3,942 $	3,995 $	3,836
Current Liabilities	$1,050,665 $1,026,823 $1,013,295 $	1,023,010 $	1,051,150 $	1,018,626
Non Current Liabilities

Total Liabilities	$1,050,665 $1,026,823 $1,013,295 $	1,023,010 $	1,051,150 $	1,018,626
Equity
Retained Earnings	$(651,368) $(651,368) $(651,368) $	(651,368) $	(651,368) $	(651,368)
Current Year Net Income	$(8,421) $(24,336) $(23,111) $	(20,865) $	(32,612) $	(44,322) $	(44,322) $	(44,322) $	(44,322) $	(44,322) $	(44,322) $	(44,322)
Cumulative Translation Adjustment	$(30,625) $(49,388) $(39,439) $	(49,829) $	(61,995) $	(44,013) $	44,322 $	44,322 $	44,322 $	44,322 $	44,322 $	44,322
Equity	$(690,414) $(725,092) $(713,918) $	(722,061) $	(745,974) $	(739,702) $	-$	-$	- $	- $	- $	-
Total Liabilities & Equities	$360,252 $301,731 $299,377 $	300,948 $	305,175 $	278,924 $	-$	-$	- $	- $	- $	-

Exhibit 10.17

2021
BHB Total Co	January	February	March	April	May	June	July	August	September	October	November	December
Current Assets
CSB Colorado	1,709,301	967,220	967,220	518,966
JPM Operating - 0358	1,798,608	2,586,051	3,066,131	4,270,514	5,083,822	5,201,215
JPM Depository - 0762	1,590
JPM UK - 6013	76,310	28,243	25,657	20,949	25,843	22,499
Proceeds		376	464	464	464	464
eComm Reserves	200,000	200,000	200,000	200,000	200,000	200,000
Wholesale Reserves	50,000	50,000	50,000	50,000	50,000	50,000
Accounts Receivable (A/R)	231,767	248,266	200,119	199,737	299,541	458,166
Other Receivables Intercompany Accounts Receivable	(8,228) -	0 -	(7,995) -	-	38,909 -	-
Allowance for Doubtful Accounts	(88,905)	(89,916)	(96,810)	(107,114)	(108,812)	(87,892)
Merchant Receivable	76			71
eComm Receivables	125,314	125,846	196,167	148,677	350,060	298,179
Wholesale Receivables	45,282	54,155	49,318	42,250	34,388	79,820
Raw Materials Inventory	581,761	928,602	842,113	1,016,958	771,189	682,798
Finished Goods Inventory	2,121,838	1,995,056	1,682,369	1,428,562	1,476,109	1,330,729
WIP - Material Physical Inventory	865,990	377,394	353,213	261,463	235,453	240,606
WIP - Machine Variable Overhead	3,207	3,161	3,161	20,053	11,607	11,607
Drop Ship Items	(11)	(11)	(11)	(11)	(30)	(30)
Deferred COGS	56,342	28,649	130,943	123,512	124,320	152,118
Returned Inventory	100		704	315	315	315
In Use Inventory	1,840		17,099
In Service Inventory	2,610
Inventory Reserve	(690,651)	(684,246)	(523,641)	(516,858)	(511,416)	(500,653)
eComm Receivables	530	116	105	477	181	198
Employee Advance						1,900
VAT Receivable	(22,709)	(25,964)	(27,283)	(31,092)	(35,147)	(37,591)
Prepaid Expenses	2,929
Prepaid Expenses: Deposits	223,805	191,304	187,694	207,274	216,545	126,073
Prepaid Expenses: Insurance	57,781	57,320	28,660	5,148	24,117	32,254
Prepaid Expenses: Other	485,343	556,588	485,127	469,857	450,755	468,378
Prepaid Expenses: Rent		101,829	102,920	94,324	94,324	95,265
Current Assets	7,831,819	7,700,039	7,933,444	8,424,500	8,832,537	8,826,419
Non Current Assets
Security deposits	300,500	310,500	320,500	330,500	340,500	350,500
Prepaid Expenses: Licenses (Non Curre	10,614	8,346	6,094	2,460	2,460	2,460
Leasehold Improvements	963,065	963,065	963,065	963,065	963,065	963,065
Accumulated Depreciation Leasehold I	(548,375)	(587,238)	(626,102)	(664,965)	(703,829)	(742,692)
Furniture & Fixtures	727,516	727,516	727,516	727,516	727,516	727,516
Accumulated Depreciation Furniture &	(179,931)	(189,414)	(198,897)	(208,381)	(217,864)	(227,347)
Machinery and Equipment	788,664	781,279	780,180	780,180	781,586	785,115
Accumulated Depreciation Machinery a	(118,306)	(123,338)	(129,777)	(136,399)	(143,033)	(149,697)
Software	1,051,913	1,051,913	1,051,913	1,066,413	1,066,413	1,066,413
Accumulated Amortization Software	(249,397)	(278,752)	(308,108)	(337,867)	(367,625)	(397,383)
Fixed Asset clearing account			13,000
Intangible Assets	144,472	144,472	144,472	144,472	144,472	144,472
Non Current Assets	2,890,735	2,808,348	2,743,856	2,666,994	2,593,661	2,522,422
Total Assets	10,722,554	10,508,388	10,677,299	11,091,494	11,426,199	11,348,840
Current Liabilities
Accounts Payable	1,344,247	1,197,200	756,935	612,271	666,350	568,160
Concur Accounts Payable		(22)		(14)	20
AP Clearing	(183,799)	(145,854)	(5,820)	(24,216)	(79,499)	(45,341)
Intercompany Accounts Payable	36,508	55,556	45,730	56,018	68,008	50,455
American Express	24,387	30,809	21,285	28,932	25,659	17,236
Accrued Purchases	96,846	44,779	193,803	224,149	238,254	36,364
Accrued Commissions	23,451	19,805	28,488	25,992	20,579	25,543
Accrued Expenses	357,381	301,215	232,674	364,139	324,266	343,000
Accrued Insurance						3,216
Accrued Legal Fees					18,487	26,199
Accrued Freight	88,426	96,410	111,012	93,841	54,300	57,767
Accrued Bonuses	28,000
Accrued PTO	72,085	78,581	85,625	91,530	96,782	100,533
Accrued Severance Pay	93,386	69,838	48,885	29,637	10,389
Wages Payable				0	0	0
Gifts for Employees	(2,471)	(2,471)	(2,471)	(2,771)	(2,771)	(2,771)
Health Insurance Payable	(359)	(6,188)	(9,781)	(14,119)	(16,688)	(21,074)
Dental Insurance Payable	(2,128)	(2,342)	(2,587)	(2,894)	(3,123)	(3,339)
Life Insurance Payable	(184)	(241)	(334)	(381)	(428)	(475)
Colonial Pre	(3,271)	(3,509)	(7,133)	(7,250)	(7,387)	(7,601)
Colonial Post	7,336	7,534	6,060	6,226	6,320	6,372
Pre Tax 401(k)	5,896	5,146	8,381	7,871	8,166	8,166
Post Tax Roth 401(k)	4,201	4,206	5,742	5,829	5,693	5,595
Vision Insurance Payable	(306)	(328)	(347)	(373)	(393)	(410)
Taxes Payable - current	38,486	39,526	38,983	39,552	40,213	39,252
Sales Tax Payable	(9,606)	119,719	162,962	164,135	173,552	183,104

Exhibit 10.17

2021
BHB Total Co	January	February	March	April	May	June	July	August	September	October	November	December
VAT Payable	3,836	3,940	3,886	3,942	3,995	3,836
Sales Tax Payable Reserve	1,694,060	1,582,455	1,582,455	1,582,455	1,579,158	1,586,132
Deferred FICA - SS Taxes	259,465	259,465	259,465	259,465	259,465	259,465
Notes Payable - Current	8,948,765	8,962,452	8,976,355	8,990,479	9,004,826	7,644,349
Debt Issuance Costs - Current	(28,119)	(28,119)	(28,119)	(28,119)	(28,119)	(28,119)
Deferred Revenue - ST	261,635	240,934	237,691	262,870	230,501	235,189
Gift Card Liability	389	246	231	966	1,284	1,050
Customer Deposits	2,461	2,461	2,461	2,461	2,461	2,461
Interest Payable - Current	1,171,296	1,229,630	1,287,963	1,346,296	1,404,630	1,462,963
Loyalty Program Liability	2,190,126	2,243,754	2,270,595	2,288,483	2,292,886	2,303,717
Current Liabilities	16,522,428	16,406,586	16,311,075	16,407,404	16,397,835	14,860,994
Non Current Liabilities
Notes Payable - Non-Current	2,522,470	2,442,808	2,361,886	2,279,682	2,196,176	2,111,348
Debt Issuance Costs - Non-Current	(60,635)	(58,292)	(55,949)	(53,605)	(51,262)	(48,919)
Deferred Rent - LT	437,763	439,138	440,514	440,799	441,083	441,368
Long-Term Liabilities	2,899,597	2,823,655	2,746,451	2,666,875	2,585,997	2,503,797
Total Liabilities	19,422,025	19,230,241	19,057,526	19,074,279	18,983,832	17,364,791
Equity
Retained Earnings	(1,091,604)	(1,091,604)	(1,091,604)	(1,091,604)	(1,091,604)	(1,091,604)
Current Year Net Income	10,853	7,233	338,912	746,743	1,184,060	2,707,760	2,707,760	2,707,760	2,707,760	2,707,760	2,707,760	2,707,760
Bota Equity - CJA Holdings	(13,236)	(13,236)	(13,236)	(13,236)	(13,236)	(13,236)
Partner Contributions:A&E Holdings, LL	125,000	125,000	125,000	125,000	125,000	125,000
Partner Contributions:BDH Partners, LL	250,000	250,000	250,000	250,000	250,000	250,000
Member's Equity - BDH	(675,000)	(675,000)	(675,000)	(675,000)	(675,000)	(675,000)
Partner Contributions:MSRP Zone, LLC	250,000	250,000	250,000	250,000	250,000	250,000
CJA Holdings Distributions	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)	(15,100)
A&E Holdings LLC Distributions	(755,807)	(755,807)	(755,807)	(755,807)	(755,807)	(755,807)
BDH Partners, LLC Distributions	(3,371,901)	(3,371,901)	(3,371,901)	(3,371,901)	(3,371,901)	(3,371,901)
MSRP Zone, LLC Distributions	(3,382,051)	(3,382,051)	(3,382,051)	(3,382,051)	(3,382,051)	(3,382,051)
Cumulative Translation Adjustment	(30,625)	(49,388)	(39,439)	(49,829)	(61,995)	(44,013)	(2,707,760)	(2,707,760)	(2,707,760)	(2,707,760)	(2,707,760)	(2,707,760)
Equity	(8,699,471)	(8,721,853)	(8,380,226)	(7,982,785)	(7,557,633)	(6,015,951)	------
Total Liabilities & Equities	10,722,554	10,508,388	10,677,299	11,091,494	11,426,199	11,348,840	------

Exhibit 10.17

Balanced Health Botanicals

Income Statement YTD 2021

Total Net Sales	$15,418,432
Total COGS	$5,331,891
GP	$10,086,541
Operating Expense	$8,076,296
Operating Profit (Loss)	$2,010,244
Other Exp./(Inc.)	$(1,373,745)
EBIT	$3,383,990
Interest Expense (Income)	$676,229
Pretax Income (Loss)	$2,707,760
Net Income (Loss)	$2,707,760

Exhibit 10.17

Balanced Health Botanicals

Income Statement June 2021

Total Net Sales	$2,650,565
Total COGS	$839,888
GP	$1,810,677
Operating Expense	$1,552,651
Operating Profit (Loss)	$258,027
Other Exp./(Inc.)	$(1,375,697)
EBIT	$1,633,724
Interest Expense (Income)	$110,024
Pretax Income (Loss)	$1,523,700
Net Income (Loss)	$1,523,700

Exhibit 10.17

Balanced Health Botanicals

Balance Sheet June 2021

Cash	$5,224,178
Restricted Cash Current	$250,000
Accounts Receivable	$748,273
Merchant Receivable Inventory	$1,917,491
Prepaid Expenses	$721,970
Other Current Assets	$(35,493)
Current Assets	$8,826,419
Intangibles	$144,472
Property, Plant and Equipment	$2,024,990
Other Non-Current Assets	$352,960
Non Current Assets	$2,522,422
Total Assets	$11,348,840
Payables	$590,511
Notes Payables	$7,616,229
Accrued	$592,622
Other Current Liabilities	$6,061,632
Current Liabilities	$14,860,994
Notes Payable - Non-Current	$2,111,348
Other Non-Current Liabilities	$392,449
Long Term Liabilities	$2,503,797
Total Liabilities	$17,364,791

Equity	$(6,015,951)

Exhibit 10.17

Total Liabilities & Equities11,348,840

chk-

Exhibit 10.17

Section 3.7(b)

Absence of Certain Events

(i)

None.

(ii)

None.

(iii)

None.

(iv)

Promissory Note dated January 26, 2021 by and between Balanced Health Botanicals, LLC and Citizens State Bank in the amount $1,709,301.00.

(v)

None.

(vi)

1.	Amended and Restated Equity Appreciation Rights Award Agreement dated March 31, 2021 by and between Balanced Health Botanicals, LLC and John Harloe.

2.	Equity Appreciation Rights Award Agreement dated March 29, 2021 by and between Balanced Health Botanicals, LLC and William R. Stoufer.

3.	Equity Appreciation Rights Award Agreement dated March 31, 2021 by and between Balanced Health Botanicals, LLC and Brandon Townsley.

4.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Jeremy Martell.

5.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Ellese Symons.

6.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Mark Grunder.

7.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Andrew Papilion.

8.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and William Stoufer.

Exhibit 10.17

9.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Brandon Townsley.

10.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Chase Terwilliger.

11.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and Chris Van Dusen.

12.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and John Harloe.

13.	Employee Bonus Pool Agreement dated January 1, 2021 by and between Balanced Health Botanicals, LLC and James Shoeboot[2].

14.	Management Incentive Plan dated January 2021 by and between Balanced Health Botanicals, LLC and Chris Van Dusen.

(vii)

See Schedule 3.16(a).

(viii)

None.

(ix)

None.

(x)

None.

(xi)

None.

(xii)

None.

(xiii)

None.

(xiv)

None.

2 James Shoeboot provides services to Balanced Health Botanicals, LLC through a legal entity named JS-Connex.

Exhibit 10.17

Section 3.9(b)

Permits

1.

Certificate Number 13132843 issued by Platinum Registration with an issue date of December 21, 2018 and expiring on December 20, 2021, certifying that Balanced Health Botanicals, LLC has developed, implemented and maintains a quality management system that conforms to the requirements of ISO 9001:2015 for wholesale and retail sales of hemp oil products.

2.

Certificate Number C0496413-DS-1 issued by NSF International with an issue date of March 20, 2020 and expiring on March 20, 2021, certifying that Balanced Health Botanicals has complied with NSF GMP Registration Program Requirements of NSF/ANSI 173, Section 8 for the facility located at 1500 W. Hampden Avenue Suite 4E/F, Sheridan, CO 80110.

3.

Certificate Number C0548017-DS-2 issued by NSF International with an issue date of March 20, 2020 and expiring on February 10, 2022, certifying that Balanced Health Botanicals has complied with NSF GMP Registration Program Requirements of NSF/ANSI 173, Section 8 for the facility located at 1500 W. Hampden Avenue Units 5G/5H, Sheridan, CO 80110.

4.	License to Operate: Manufactured Food Establishment issued by the Colorado Department of Public Health & Environment with an issue date of July 7, 2021 and expiring on June 30, 2022.

5.	Farm Products Cash Buyer License #002GXD issued by the Colorado Department of Agriculture to the Company with an effective date of January 1, 2021 and expiring December 31, 2021.

6.	Food Facility Registration Number 14070126348 issued by the U.S. Food and Drug Administration on December 7, 2020.

7.	Consumable Hemp Manufacturer Registration Number 199440 issued by the Iowa Department of Inspections and Appeals, Food and Consumer Safety Bureau on March 22, 2021 and expiring on March 18, 2022.

8.	Consumable Hemp Retailer Registration Number 199459 issued by the Iowa Department of Inspections and Appeals, Food and Consumer Safety Bureau on March 22, 2021 and expiring on March 18, 2022.

9.	The City of Sheridan, Colorado Business License Number 005294 issued May 18, 2021 and expiring on December 31, 2023.

10.	Retail Hemp Registration Number 384015283 issued by the Texas Department of State Health Services on June 2, 2021 and expiring on June 1, 2022.

11.	Product-Line Endorsement Approval Notice, AIH Registration Number E_10094 for Edible (gummies), issued by the Alaska Division of Agriculture on May 17, 2021 and expiring on May 17, 2022.

Exhibit 10.17

12.	Product-Line Endorsement Approval Notice, AIH Registration Number E_10094 for Edible (softgels), issued by the Alaska Division of Agriculture on May 17, 2021 and expiring on May 17, 2022.

13.	Product-Line Endorsement Approval Notice, AIH Registration Number E_10094 for Oils (CBDistillery), issued by the Alaska Division of Agriculture on May 17, 2021 and expiring on May 17, 2022.

14.	Product-Line Endorsement Approval Notice, AIH Registration Number E_10094 for Powders (CBDistillery), issued by the Alaska Division of Agriculture on May 27, 2021 and expiring on May 27, 2022.

15.	Product-Line Endorsement Approval Notice, AIH Registration Number E_10094 for Topicals (CBDistillery), issued by the Alaska Division of Agriculture on May 27, 2021 and expiring on May 27, 2022.

16.	Product-Line Endorsement Approval Notice, AIH Registration Number E_10094 for Topicals (BOTA), issued by the Alaska Division of Agriculture on May 27, 2021 and expiring on May 27, 2022.

17.

West Virginia Registered Hemp Product, for CBDistillery Relax CBD Gummies 30mg Tropical Fruit, issued by the West Virginia Department of Agriculture on June 23, 2021 for the period beginning on July 1, 2020 and expiring on December 31, 2021.

18.

West Virginia Registered Hemp Product, for CBDistillery Relax CBD Gummies + Melatonin 30mg Mixed Berry, issued by the West Virginia Department of Agriculture on June 23, 2021 for the period beginning on July 1, 2020 and expiring on December 31, 2021.

19.

West Virginia Registered Hemp Product, for Relief & Relax Full Spectrum Tincture 500mg 30mL, issued by the West Virginia Department of Agriculture on June 30, 2021 for the period beginning on July 1, 2020 and expiring on December 31, 2021.

20.

West Virginia Registered Hemp Product, for Relief & Relax Full Spectrum Tincture 1000mg 30mL, issued by the West Virginia Department of Agriculture on June 30, 2021 for the period beginning on July 1, 2020 and expiring on December 31, 2021.

21.

West Virginia Registered Hemp Product, for Relief & Relax Full Spectrum Tincture 2500mg 30mL, issued by the West Virginia Department of Agriculture on June 30, 2021 for the period beginning on July 1, 2020 and expiring on December 31, 2021.

22.

West Virginia Registered Hemp Product, for Relief & Relax Full Spectrum Tincture 5000mg 30mL, issued by the West Virginia Department of Agriculture on June 30, 2021 for the period beginning on July 1, 2020 and expiring on December 31, 2021.

23.

West Virginia Registered Hemp Product, for Relief & Relax Full Spectrum Mango Tincture 30mL, issued by the West Virginia Department of Agriculture on June 30, 2021 for the period beginning on July 1, 2020 and expiring on December 31, 2021.

Exhibit 10.17

Section 3.10(a)

Tax Matters

1.	Various state sales tax exposure as detailed by RSM SALT’s Sales Tax Exposure Memo dated June 21, 2021.

Exhibit 10.17

Section 3.10(j)

Foreign Corporations

1.	Balanced Health Botanicals International Limited (domiciled in Ireland).

2.	Balanced Health Botanicals UK, Ltd (domiciled in the United Kingdom).

Exhibit 10.17

Section 3.10(l)

Tax Returns

See Attached Tax Returns:

Tax Period Ending	Audited	Subject to Audit
December 31, 2017	No	No
December 31, 2018	No	No
December 31, 2019	No	No
December 31, 2020	No	No

Exhibit 10.17

Section 3.10(n)

Tax Treatment

None.

Exhibit 10.17

Section 3.10(o)

Foreign Trade or Business

1.	Balanced Health Botanicals International Limited.

2.	Balanced Health Botanicals UK, Ltd.

Exhibit 10.17

Section 3.11(b)

Leased Real Property

1.

1500 W. Hampden Avenue, Suites 5A, 5F, 5G, 5H, 4E and 4F, Sheridan, Colorado 80110, subject to the terms of that certain Lease Agreement dated September 13, 2017 by and between ELS Universal, LLC and WPC Hampden Park, LLC, including that certain First Amendment dated May 9, 2018, that certain Second Amendment dated August 29, 2018, that certain Third Amendment dated February 18, 2019, that certain Fourth Amendment dated April 1, 2020, that certain Fifth Amendment dated September 14, 2020, that certain Sixth Amendment dated September 15, 2020 and that certain Seventh Amendment dated April 22, 2021.

2.

1720 S. Bellaire Street, Penthouse and Skybox, Denver, Colorado 80222, subject to (i) the terms of that certain Office Lease Agreement dated January 31, 2019 by and between Balanced Health Botanicals, LLC and 1720 Tower Colorado, LLC, including that certain First Lease Amendment dated April 8, 2019, that certain Second Amendment to Lease dated July 1, 2019, that certain Third Amendment to Lease dated October 29, 2019 and that certain Fourth Amendment to Lease dated June 4, 2020, as well as (ii) the terms of that certain Subordination, Non-Disturbance and Attornment Agreement dated February 1, 2019 by and between 1720 Tower Colorado, LLC and Balanced Health Botanicals, LLC.

Exhibit 10.17

Section 3.12(b)

Intellectual Property Infringement

1.

In re Yin Yang Infusions – Cease and desist letter was received from Yin Yang Infusions on May 18, 2020, alleging trademark infringement. Yin Yang Infusions alleged BHB’s “relax and relief” branding was infringing on its “relax and Relieve” slogan. BHB responded on June 4, 2020, asserting there was no federal trademark for Yin Yang’s slogan and that the mark is descriptive, and therefore the allegations of infringement have no protection. No further communication from Yin Yang has been received to date.

2.

BHB filed an Amended Complaint in Accordance with the Uniform Domain Name Dispute Resolution Policy against Sander Cry for the domain name https://cbdistillery.org in the World Intellectual Property Organization Arbitration and Mediation Center.

3.

In re Riman Co. – A Korean skincare company has filed a trademark application for the mark “Botalab.” As of July 6, 2021 no response to BHB’s counsel’s outreach (via phone and email) has been received from counsel for Riman, Co. Likely, this will necessitate BHB filing an opposition, with the goal being to either force Riman into settlement discussions or simply an opposition to their filing. BHB filed opposition to the trademark application on July 23, 2021

4.	An unknown party registered the domain “cbdistillery.store” and BHB has engaged legal counsel to advise on remedies.

5.	An unknown party registered the domain “cbdistillery.info” and BHB has engaged legal counsel to advise on remedies.

6.	A Mexican CBD company registered the domain “cbdol.com” and BHB has engage legal counsel to advise on remedies.

7.	Letter Agreement dated August 23, 2019 by and between Balanced Health Botanicals, LLC and Hempmate AG re Hempmate AG’s use of the “CBDROPS” trademark.

8.	Cease and Desist Letter dated May 24, 2019 to Botan Nutrition, LLC regarding the use of “Botan” trademark.

9.	Cease and Desist Letter dated May 24, 2019 to 420 Ventures, Ltd., regarding the use of “CBD Dispensary” trademark.

10.	Cease and Desist Letter dated May 24, 2019 to CBDaily regarding the use of the “TERPOSOLATE” trademark.

11.	Cease and Desist Letter dated May 5, 2019 to admind@cbdol.org regarding the use of the “cbdol.org” domain name.

Exhibit 10.17

12.	Cease and Desist Letter dated May 24, 2019 to Cibdol AG regarding the use of the “CIBDOL” trademark.

13.	Cease and Desist Letter dated May 24, 2019 to Exclusive Brands, LLC regarding the use of the “TERPSOLATE” trademark.

14.	Cease and Desist Letter dated May 3, 2019 to Reef Drink Company, Inc., regarding the use of the “CBDelicious” trademark.

15.	Cease and Desist Letter dated May 24, 2019 to Straight Hemp regarding the use of the “TERPSOLATE” trademark.

16.	Cease and Desist Letter dated May 3, 2019 to The CBD Company regarding the use of the “TERPSOLATE” trademark.

17.	Cease and Desist Letter dated May 3, 2019 to Urban Roots Hemp Company regarding the use of the “TERPSOLATE” trademark.

18.	Cease and Desist Letter dated January 27, 2020 to CBD Global, LLC regarding the use of the “#CBDMOVEMENT” trademark.

19.	Cease and Desist Letter dated February 24, 2020 to Hemp Botanics regarding the use of www.cbdistillery.co.uk and redirection to www.hempbotanics.com.

Exhibit 10.17

Section 3.12(c)

Intellectual Property

(i)

None.

(ii)

BOTA

Application pending.

Final OA issued 02/11/2020.

Application suspended pending outcome of Opposition proceedings

Application pending; examination expected end 2020.

Application pending.

N/A.

MARK

STATUS US

US

EU

STATUS - INT'L

CANADA

JAPAN

MEXICO

BALANCED HEALTH

BOTANICALS

Application pending.

Registered 03/09/2020.

Application pending;

examination expected end 2020.

Application

pending.

N/A.

OA issued 4/27/2020

Application pending.

BOTA HEMP

OA Issued 4/27/2020

Application preliminarily

approved by EUIPO, suspended pending outcome of Opposition proceedings

Application pending;

examination expected end 2020.

Application

pending.

N/A.

Application abandoned.

CBDELICIOUS

N/A.

N/A.

N/A.

N/A.

CBDEFINE

Registered 06/30/2020.

Registered 09/15/2018.

Application pending; examination expected end 2020.

ApplicationN/A. pending.

Exhibit 10.17

CBDISTILLERY (2)

Application pending. OA issued 6/12/2020

Registered 02/14/2020.

Application pending; examination expected end 2020.

Application pending.

Application pending.

CBDISTILLERYRX

Application pending.

Application suspended on 01/22/2020.

Registered 12/09/2019.

Application pending; examination expected end 2020.

Application pending.

N/A.

CBDOL

Examination complete. Published for Opposition.

Registered 09/15/2018.

Application pending; examination expected end 2020.

ApplicationN/A. pending.

NATURAL BEAUTY, ELEVATED

Application pending. OA issued 4/20/2020

N/A.N/A.N/A.N/A.

Application pending.

CBDISTILLERY (1)

Respone to Office Action

filed 07/16/2020.

Registered 09/25/2018.

Application pending;

examination expected end 2020.

N/A.

N/A.

Application abandoned.

CBDIZZOLVE

N/A.

N/A.

N/A.

N/A.

Application pending.

GIMMICK FREE CBD

Registered 02/11/2020.

Application pending;

examination expected end 2020.

Application

pending.

N/A.

OA issued 4/14/2020

Application pending.

PICK A PHYTE

Registered 3/17/2020.

Application pending;

examination expected end 2020.

Application

pending.

N/A.

OA issued 4/17/2020

PLANT POWERED SUPPLEMENTS

Application pending. OA issued 4/16/2020

Refused.

Application pending; examination expected end 2020.

ApplicationN/A. pending.

Exhibit 10.17

#CBDANDCHILL

Application Pending. OA issued 6/4/2020.

N/A.N/A.N/A.N/A.

Application pending.

TERPSOLATE

Application pending;

Final Office Action issuedRegistered 09/15/2018.examination expected 02/01/2020end 2020.

Application

pending; examination expected end 2020.

N/A.

Examination complete.

#CBDMOVEMENT

N/A.

N/A.

N/A.

N/A.

NOA issued 4/21/2020

(iii)

1.Relief Icon and 3 Other unpublished works; Relax Icon, Sleep Icon, Pipette Icon all authored by Balanced Health Botanicals, LLC. Registration No: VAu 1-390-835 with an effective date of 2/3/2020.

(iv)

1. Strategic Partnership Agreement ZP-BHB as amended by BHB First Amendment to Strategic Partnership dated January 15, 2021 by and between Zesty Paws, LLC and Balanced Health Botanicals, LLC.

Exhibit 10.17

Section 3.12(g)

Third Party Software

(i)

None.

(ii)

None.

Exhibit 10.17

Section 3.12(j)

Net Names

BRANDLINKHANDLE

https://www.thecbdistillery.com/

Social Media Accounts

https://www.cbdistillery.com/

Facebook

https://www.facebook.com/theCBDistillery/

@thecbdistillery

Instagram

https://www.instagram.com/cbdistillery_/?hl=en

@cbdistillery_

Twitter

https://twitter.com/thecbdistillery?lang=en

@thecbdistillery

Tiktok

https://www.tiktok.com/@cbdistillery?lang=en

@cbdistillery

Pinterest

https://www.pinterest.com/CBDistillery_/_created/

@cbdistillery

Clubhouse

@CBDistillery

LinkedIn

https://www.linkedin.com/company/18477281/

Domain(s)

YouTubehttps://www.youtube.com/channel/UCgIUERYJbPvbQIvuqd5zjnA

Domain(s)	https://www.botaskin.com/ https://www.botahemp.com/

Social Media Accounts

Facebookhttps://www.facebook.com/botahemp/@botahemp

Exhibit 10.17

Instagram	https://www.instagram.com/bota_hemp/	@bota_hemp
Twitter LinkedIn	https://twitter.com/botahemp https://www.linkedin.com/company/13441682/	@botahemp
Domain Social Media Accounts	https://balancedhealthbotanicals.com/
Facebook	https://www.facebook.com/BalancedHealthBotanicals/	@balancedhealthbotanicals
Instagram	https://www.instagram.com/balancedhealthbotanicals_/?hl=en
Twitter LinkedIn	https://twitter.com/BHBotanicals_ https://www.linkedin.com/company/18933573/admin/
Domain Social Media Accounts	https://thecbdistillery.co.uk/

Facebookhttps://www.facebook.com/CBDistillery-Europe-109109687250470

Instagramhttps://www.instagram.com/cbdistillery_eu/

Domains

balanacedhempbotanicals.biz
balancedhealthbotanicals.com
balancedhealthbotanicals.us
balancedhemp.com
balancedhempbotanicals.biz
balancedhempbotanicals.co.uk
balancedhempbotanicals.com.mx

Exhibit 10.17

Domains
balancedhempbotanicals.com.mx
balancedhempbotanicals.com.mx
balancedhempbotanicals.de
balancedhempbotanicals.es
balancedhempbotanicals.in
balancedhempbotanicals.info
balancedhempbotanicals.mex
balancedhempbotanicals.net
balancedhempbotanicals.online
balancedhempbotanicals.org
balancedhempbotanicals.us
balancedhempbotanicalsnow.com
balancedhempbotanicalsonline.com
balancedhempbotanicalsshop.com
balancedhempbotanicalssolutions.com
balanchedhempbotanicals.shop
bioidenticalcbd.com
botahemp.com
botahemp.co
cbddistillery.com
cbdistillery.com
cbdistillery.us
cbdistilleryrx.com
cb-distilleryrx.com
cbdistilleryrx.org
cbdistilleryvape.com
cbdistilleryvape.info
cbdistilleryvape.net
cbdistilleryvape.org

Exhibit 10.17

Domains
cbdizzolve.com
cbdrop.us
cbdrops.org
cbdrops.us
hemptrump.com
natureshempmarket.com
natureshemprx.com
sweetpeashemp.com
thecbddistillery.com
thecbdistillery.biz
thecbdistillery.ca
thecbdistillery.co.uk
thecbdistillery.com
thecbdistillery.com.mx
thecbdistillery.com.mx
thecbdistillery.de
thecbdistillery.fr
thecbdistillery.in
thecbdistillery.info
thecbdistillery.life
thecbdistillery.mx
thecbdistillery.net
thecbdistillery.org
thecbdistillery.us
thecbdistillery.website
thecbdistillery.world
thecbdistilleryrx.com
thecbdistilley.club
vapecbdistillery.info

Exhibit 10.17

Domains
vapecbdistillery.net
vapecbdistillery.org
yourcbdistillery.com

Exhibit 10.17

Section 3.13(a)

Contracts

See attached contract matrix and file entitled “Balanced Health Botanicals, LLC – Schedule 3.13 (Contracts).xlsx”.

Exhibit 10.17

Project Bronco - Schedule 3.13 Contracts
Title of Agreement/Document	Parties	Effective Date	3.13(a)(i)	3.13(a)(ii)	3.13(a)(iii)	3.13(a)(iv)	3.13(a)(v)	3.13(a)(vi)	3.13(a)(vii)	3.13(a)(viii)	3.13(a)(ix)	3.13(a)(x)	3.13(a)(xi)	3.13(a)(xii)	3.13(a)(xiii)	3.13(a)(xiv)	3.13(a)(xv)	3.13(a)(xvi)	3.13(a)(xvii)	3.13(a)(xviii)	3.13(a)(xix)
			each Contract with any Material Customer or Material Supplier	each Contract that requires a Company to pay, or entitles a Company to receive, or could result in obligations of a Company in the amount of, in the aggregate, $50,000 or more in any 12 month period	each Contract which contains a most favored nations provision or similar terms	each Contract that may not be unilaterally terminated by a Company, without penalty or fee, upon no more than 60 days' prior written notice	each Contract that requires the consent of any Person prior to a change of ownership or control of any Company	each joint venture, partnership or Contract involving a sharing of profits, losses, costs or liabilities with any other Person each Contract containing any covenant that purports to restrict the business activity of the Company Group or limit the freedom of the Company Group to engage in any line of business or to compete with any Person

										each power of attorney	each Contract for Debt	each Contract providing for the payment of any cash or other compensation of benefits upon the consummation of the transactions contemplated by this Agreement each Contract with any labor union, labor organization or trust fund or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or practice,

whether formal or informal, or any severance agreement or arrangement

														each Contract under which the Company Group has advanced or loaned to any other Person	each Contract with Seller, any equityholder or other beneficial owner of Seller, or any other Affiliate of any member of the Company Group	any settlement or similar agreement	each employment or consulting Contract or other Contract with any of the Company Group's officers, managers, partners, directors or employees	each Intellectual Property Agreement	each confidentiality agreement and non- disclosure agreement still in effect	each Contract which purports to be (or will after the Closing be) binding on Affiliates of Company	any other agreement material to the Company Group whether or not entered into in the Ordinary Course of Business
Max CQ BHB MSA ‐ Master Services Agreement	Balanced Health Botanicals, LLC and Maximum C/Q, LLC	6/4/2020	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Releaf BHB 2021 Updated Agmt (updating Releaf BHB Agreement) ‐ Data and Software Services Agreement	Balanced Health Botanicals, LLC and Maximum C/Q, LLC	12/X/2020	Yes	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Strategic Partnership Agreement ZP‐BHB as amended by BHB First Amendment to Strategic Partnership	Balanced Health Botanicals, LLC and Zesty Paws, LLC	1/15/2021	Yes	Yes	Yes	Yes	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No
BHB Validcare Agmt	Balanced Health Botanicals, LLC and Validcare, LLC	9/1/2019	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
CBDistillery Premier Hannity Contract	CBDistillery and Premiere Networks	1/4/2021	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
NuHarvest ‐ BHB Distribution Agreement as amended by 1st Amendment	Balanced Health Botanicals, LLC and NuHarvest, LLC	6/4/2020 (as amended, 12/3/2020)	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Sana BHB Distribution Agreement	Balanced Health Botanicals International Limited and Sana Life Science Ltd	5/12/2020	No	Yes	No	Yes	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No
Bellator Balanced Health Distribution ‐ Right to Sell and Non‐ Circumvention Agreement	Balanced Health Botanicals, LLC and Bellator Group, LLC	3/17/2021	No	No	No	Yes	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No
2021 04 27 ‐ Executed ‐ BHB Cured ‐ Master Services and Supply Agreement as amended by Amendment to Master Services	Balanced Health Botanicals, LLC and Cured Nutrition, LLC	4/28/2021	Yes	No	No	Yes	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No
CBD Distillery CJ Global ‐ CJ Affiliate Service Order	Balanced Health Botanicals UK, LTD and Conversant Europe Ltd	10/28/2020	No	No	No	Yes	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No
TSG BHB Agreement ‐ Sales Representation Agreement	Balanced Health Botanicals, LLC and The Swanson Group, LLC	3/22/2019	No	No	No	Yes	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No
MS Cloud Agmt ‐ Volume Licensing	Customer and Microsoft Corporation (Note: Agreement does not indicate who Customer is)	Note: Agreement is not dated	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No
RSM Dynamics GP ‐ Master Services Agreement and Statement of Work ‐ Microsoft Dynamics GP Implementation	Balanced Health Botanicals, LLC and RSM US LLP	2/15/2019	Yes	Yes	No	No	Yes	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No
Terms and Conditions_SAP and SAP Concur Addendum	Balanced Health Botanicals, LLC and SAP Concur	10/28/2019	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No
Big Commerce BC D&I PD Catalog Transfer SOW_CBDistillery and Big Commerce Terms of Service	Balanced Health Botanicals, LLC and BigCommerce	8/16/2019	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No
Coexistence Agreement Bota BHB	Balanced Health Botanicals, LLC and Laboratoria Bota	9/1/2020	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No
Delicato Vineyards ‐ Settlement Agmt ‐ Fexec	Balanced Health Botanicals, LLC and Delicato Vineyards	1/4/2021	No	No	No	Yes	No	No	No	No	No	No	No	No	No	Yes	No	No	No	No	No
BHB_HempMate Agreement ‐ Letter Agreement	Balanced Health Botanicals, LLC and HempMate AG	8/26/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No
U1 Example MHL gummy purchase / Example MHL Addendum & QA Specs	Balanced Health Botanicals, LLC and Mile High Labs, Inc.	6/23/2020	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
U1 BHB ‐ Assemblies United ‐ Master Services Agreement (2133537x9DA4C)BHBed	Balanced Health Botanicals, LLC and Assemblies Unlimited Inc.	6/30/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
U1 BHB ‐ Big Sky ‐ Product Exchange Agreement	Balanced Health Botanicals, LLC and Big Sky Scientific, LLC	3/1/2021	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
U1 Peak ‐ Balanced Health Botanicals Agreement 2020	Balanced Health Botanicals, LLC and Peak Manufacturing and Fulfillment	9/15/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Product Supply Agreement CBDAg ‐ BHB	Balanced Health Botanicals, LLC and CBD Ag, LLC	6/5/2019	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021.01.04 ‐ Executed ‐ BHB (CBD Distillery) Trade Agmt	Balanced Health Botanicals, LLC and Active Media Services, Inc. d/b/a Active International	12/23/2020	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019.10.11 ‐ Executed ‐ ADT Contract Signature as amended by 2019.10.18 ‐ Executed ‐ ADT Contract 4EF	Balanced Health Botanicals, LLC / ELS Universal BLVD 4 Ste EF and ADT LLC	10/11/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019.10.11 ‐ Executed ADT Contract 5G	Balanced Health Botanicals, LLC / ELS Universal Bld 5 Ste G and ADT LLC	10/11/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020.01.06 ‐ Executed ‐ ADT Contract Signature	Balanced Health Botanicals, LLC / ELS Universal Bld 5 Ste G and ADT LLC	1/6/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020.12.14 ‐ Executed ‐ ADT Camera Contract	Balanced Health Botanicals, LLC / Mark Grunder / ELS Universal and ADT LLC	12/14/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020.12.14 ‐ Executed ‐ ADT Contract 5F	Balanced Health Botanicals and ADT LLC	12/14/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 02 13 ‐ Executed Allen Overy Engagement Ltr	Balanced Health Botanicals, LLC and Allen & Overy LLP	1/17/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 09 05 ‐ Executed ‐ Arnold and Porter EL	Balanced Health Botanicals, LLC and Arnold & Porter Kaye Scholer LLP	9/4/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 09 12 ‐ Arthur Cox Updated Address BHB EL	Balanced Health Botanicals, LLC and Arthur Cox	9/12/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 04 16 ‐ Executed ‐ Barron Redding Engagement Letter	Balanced Health Botanicals, LLC and Barron Redding P.A.	4/16/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 05 11 ‐ Executed ‐ Bazaarvoice BHB Agmt	Balanced Health Botanicals, LLC and Bazaarvoice	4/10/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 02 03 ‐ Executed ‐ Bevi BHB Lease Agmt	Balanced Health Botanicals, LLC and Hydration Labs, Inc.	2/3/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 03 18 ‐ Executed ‐ BigCommerce SOW	Balanced Health Botanicals, LLC and BigCommerce	3/18/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 09 23 ‐ Executed ‐ BLG Balanced Health Botanicals Retainer Letter	Balanced Health Botanicals, LLC and Borden Ladner Gervais LLP	9/23/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 07 16 ‐ Executed ‐ BHB ‐ Wunderkind Bouncex SMS Order Form (Note: Underlying Master Platform Agreement not provided)	Balanced Health Botanicals, LLC and Wunderkind Corporation	7/16/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 07 22 ‐ Executed ‐ Burk and Burk EL and Fee Agmt	Balanced Health Botanicals, LLC and Burk & Burk	7/17/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 08 19 ‐ Fully Executed ‐ CBD MAP Partnership Agreement ‐ BHB Agreed	Balanced Health Botanicals, LLC and Stalk Holdings, LLC d/b/a CBD Map	8/3/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 08 12 ‐ Executed ‐ Billing and Fee Arrangement and Engagement Letter	Balanced Health Botanicals, LLC and Coan, Payton & Payne, LLC	8/10/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 02 10 ‐ Executed ‐ Balanced Health Botanicals ‐ GW, TMS_CYBS CPSA	Balanced Health Botanicals, LLC and CyberSource Corporation	2/11/2020	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 06 22 ‐ Docusign BHB Renewal and Docusign Invoice	Balanced Health Botanicals, LLC and DocuSign, Inc.	6/22/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 02 13 ‐ Executed ‐ The CBDistillery LTD ‐ eCommerce Integration	Balanced Health Botanicals, LLC and eBridge Connections	2/13/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 02 13 ‐ Executed ‐ The CBDistillery LTD ‐ EDI Integration	Balanced Health Botanicals, LLC and eBridge Connections	2/13/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 09 24 ‐ Executed ‐ Engagement Letter Edwin Coe	Balanced Health Botanicals, LLC and Edwin Coe LLP	9/17/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 04 20 ‐ Executed ‐ Eidebailly 2020 BHB Engagement Letter	Balanced Health Botanicals, LLC and EideBally	4/19/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No

ACTIVE\59083126.v7

Exhibit 10.17

2020 01 31 ‐ Executed ‐ Emarsys Contract for CBDistillery and Addendum and SOW	CBDistillery and Emarsys North America, Inc.	1/31/2021	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 11 4 ‐ Executed ‐ Essential Cloud Services Agreement (Esko) and Blue Additional License	Balanced Health Botanicals and Esko‐ Graphics Inc.	11/4/2019 and 2/25/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 04 01 ‐ Executed ‐ ExpertVoice CBDistillery SOW (Note: Underlying Master Agreement not provided)	Balanced Health Botanicals and ExpertVoice, Inc.	4/24/2020	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 07 30 ‐ Executed ‐ USHA FCID Service Agreement	Balanced Health Botanicals, LLC and FoodChain ID Technical Services, Inc.	7/30/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 01 30 ‐ EXECUTED ‐ Gable Gotwals Engagement Letter	Balanced Health Botanicals, LLC and GableGotwals	1/30/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 02 27 ‐ Executed ‐ BHB Giannuzzi Grp Engagement Ltr	Balanced Health Botanicals, LLC and Giannuzzi Group, LLP	2/27/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
10 01 2019 Balanced Health Botanicals, LLC ‐ SPD	BHB 401(K) Plan	Oct‐19	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No	No	No	No	No	No
2019 05 29 ‐ Executed ‐ Greenberg Traurig Engagement Ltr	Balanced Health Botanicals, LLC and Greenberg Traurig	5/29/2019	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 02 04 ‐ Executed ‐ Engagement Ltr Greenspoon Marder	CBD Distillery and Greenspoon Marder, LLP	2/4/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 03 17 ‐ Executed ‐ GRIN SSA CBDistillery	Balanced Health Botanicals, LLC and GRIN Technologies, Inc.	3/31/2021	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 03 15 ‐ Executed ‐ Signed ‐ Healthline Performance	CBDistillery and Healthline Media, Inc.	3/22/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 04 13 ‐ Josh Hinger + CBDistillery Contract Renewal	CBDistillery, LLC and Josh Hinger	4/13/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 03 03 ‐ Executed ‐ ID.me + Balanced Health Botanicals	Balanced Health Botanicals, LLC and ID.me, Inc.	3/2/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Impact Master Subscription and Services Agreement	Balanced Health Botanicals, LLC and Impact Tech, Inc.	2/1/2021	Yes	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 01 19 ‐ Executed ‐ BHB JUICE MSA SOW‐Chris, as amended	Balanced Health Botanicals, LLC and Juice Labs, LLC	10/27/2020	Yes	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 08 29 ‐ Executed ‐ Key Rite BHB	Balanced Health Botanicals and Key‐Rite Security, Inc.	8/28/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 02 08 ‐ Executed ‐ Advisory Agreement BHB	Balanced Health Botanicals, LLC, CBDistillery, LLC and Bota Holdings, LLC and Kronos Capital Partners Inc.	2/8/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 03 08 ‐ Executed ‐ Leaf Trade CBDistillery Pricing Agreement	CBDistillery, LLC and Leaf Trade Inc.	3/3/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 08 13 ‐ Executed ‐ BHB Engagement Letter ‐ Moye White	Balanced Health Botanicals and Moye White, LLP	8/13/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 01 19 ‐ Executed ‐ BHB Engagement Letter ‐ Mullen Law	Balanced Health Botanicals, LLC and Mullen Coughlin, LLC	1/14/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 09 04 ‐ Executed ‐ BHB CBD Distillery SOW Engage Pro	CBDistillery and Narvar	9/4/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 09 04 ‐ Executed ‐ CBDistillery SO ‐ Narvard	CBDistillery and Narvar	9/4/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 05 28 ‐ Executed ‐ NSF BHB ‐ GMP Audit Contract and 2012 12 16 ‐ DS GMP Annual Quote	Balanced Health Botanicals and NSF International	5/22/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 08 19 ‐ Executed ‐ CBDistillery Ordergroove Essentials Order Form and 2021 01 04 ‐ Executed ‐ CBDistillery Ordergroove Order Form Amendment	Balanced Health Botanicals, LLC and Ordergroove, Inc.	8/16/2019	No	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 04 01 ‐ Executed ‐ BHB Parcon Media	CBD Distillery and Parcon Media	4/1/2019	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 12 05 ‐ Executed ‐ Paycom	Balanced Health Botanicals and Paycom Payroll, LLC	12/5/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 01 08 ‐ Executed ‐ BHB PriceSpider SaaS Agreement	Balanced Health Botanicals and NeuIntel, LLC d/b/a PriceSpider	12/31/2020	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 02 13 ‐ Executed ‐ Prophix NA DIRECT Cloud Subscription Agreement	Balanced Health Botanicals, LLC and Prophix Software Inc.	2/13/2020	No	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 07 12 ‐ Executed ‐ Prudential Overall Service Contract	Balanced Health Botanicals Production and Prudential Overall Supply	8/7/2020	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 06 22 Executed ‐ RevOffers AMP	Balanced Health Botanicals, LLC and Nutra Offers, LLC d/b/a RevOffers	6/16/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Ring Central ‐ Agreement for ELS Universal LLC	ELS Universal LLC and RingCentral, Inc.	4/17/2018	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 01 15 ‐ Executed Saberpoint ‐ Master Services Agreement	Balanced Health Botanical, LLC and Saberpoint, LLC	1/15/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 02 19 ‐ Executed ‐ BHB Service Agreement Safety Call and Addendum	Balanced Health Botanicals and SafetyCall International, LLC	2/15/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 12 30 ‐ Salesforce MSA and Salesforce SOW	CBDistillery and Salesforce	1/15/2021	No	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 06 25 ‐ Executed ‐ CBDistillery Smarter Click IO	CBDistillery and Smarter Click	6/23/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 03 05 ‐ Executed ‐ Smarter HQ Wunderkind CBDistillery Order Form	Balanced Health Botanicals, LLC and Wunderkind Corporation	2/28/2021	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 09 05 ‐ Executed ‐ BHB Spins MSA and Termination Notice	Balanced Health Botanicals and Spins LLC	9/5/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
U1 ‐ Supplement Advisory Group ICA SOW	Balanced Health Botanicals, LLC and Regulatory Education Events LLC d/b/a Supplement Advisory Group LLC	3/23/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 03 31 ‐ Executed ‐ Westlaw Contract Express Agreement Terms Conditions	Balanced Health Botanicals and West Publishing Corporation	3/31/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2018 08 31 ‐ Executed ‐ TripleTree Engagement Letter CBDistillery	ELS Universal LLC and TripleTree, LLC	8/31/2018	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 01 04 ‐ Executed ‐ USHRT Membership Application	Balanced Health Botanicals, LLC and U.S. Hemp Roundtable, Inc.	1/4/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
D.29 ‐ Executed ‐ VDB Legal Engagement Letter	ELS Universal LLC d/b/a CBDistillery and VDB Legal Group	8/13/2018	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 09 01 ‐ Service Agreement Velox	CBDistillery and VELOX Media, LLC	9/1/2020	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 12 16 ‐ Executed ‐ BHB Webgains I Webgains Contract	Balanced Health Botanicals LLC and Webgains	12/16/2020	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 02 10 ‐ BHB Work Wear Partnership Agreement	Balanced Health Botanicals and Work Wear Safety Shoes	2/10/2021	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 11 25 ‐ Executed ‐ Yotpo Contract CBDistillery	CBDistillery and Yotpo, Inc.	11/25/2020	No	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 06 25 ‐ Master Subscription Agreement Zendesk	ELS Universal and Zendesk, Inc.	7/2/2019	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Merchant Agreement	Balanced Health Botanicals LLC d/b/a Balanced Health Botanicals, Glacier Payments, Inc. and Mission Valley Bank	5/5/2020	No	No	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Merchant Agreement	Balanced Health Botanicals LLC d/b/a Bota Hemp, Glacier Payments, Inc., Mission Valley Bank and Fresno First Bank	6/20/2019	No	No	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Merchant Agreement	Balanced Health Botanicals LLC d/b/a Bota Skin, Glacier Payments, Inc. and Mission Valley Bank	3/23/2020	No	No	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Merchant Agreement	ELS Universal LLC d/b/a The CBDistillery, Glacier Payments, Inc., Mission Valley Bank and Fresno First Bank	1/24/2019	No	No	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Merchant Agreement	Balanced Health Botanicals LLC d/b/a CBDistillery ‐ CBD Relief Stick, Glacier Payments, Inc. and Mission Valley Bank	4/6/2020	No	No	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Standard Merchant Processing Agreement	Balanced Health Botanicals UK Ltd and Chase Paymentech Europe Limited	6/24/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Contribution and Exchange Agreement	Balanced Health Botanicals, LLC and CJA Holdings, LLC	2/22/2019	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No	No	No	No
Supplement to Amended and Restated Operating Agreement of Balanced Health Botanicals, LLC	Balanced Health Botanicals, LLC and CJA Holdings, LLC	2/22/2019	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No	No	No	No
Assignment in Membership Interest in Bota Holdings LLC	Balanced Health Botanicals, LLC and CJA Holdings, LLC	2/22/2019	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No	No	No	No

Office Lease Agreement dated January 31, 2019,  as  amended  by that that certain First Lease Amendment dated April 8, 2019, that certain Second Amendment to Lease dated  July  1,  2019,  that certain Third Amendment to Lease dated October 29, 2019 and that certain Fourth Amendment to Lease dated June 4, 2020, for the premises located at 1720 S. Bellaire Street, Penthouse and Skybox,

Denver, Colorado 80222

Balanced Health Botanicals, LLC and 1720 Tower Colorado, LLC	1/31/2019	Yes	Yes	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No

ACTIVE\59083126.v7

Exhibit 10.17

Subordination, Non‐Disturbance and Attornment Agreement	Balanced Health Botanicals, LLC and 1720 Tower Colorado, LLC	2/1/2019	Yes	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes

Lease Agreement dated September 13, 2017, as amended by that certain First Amendment dated May 9, 2018, that certain Second Amendment dated August 29, 2018, that certain Third Amendment dated February 18, 2019, that certain Fourth Amendment dated April 1, 2020, that certain Fifth Amendment dated September 14, 2020, that certain Sixth Amendment dated September 15, 2020 and that certain Seventh Amendment dated April 22, 2021, for the premises located at 1500 W. Hampden Avenue, Suites 5A, 5F, 5G, 5H, 4E and 4F, Sheridan, Colorado 80110

	Balanced Health Botanicals, LLC (a successor in interest to ELS Universal, LLC) and WPC Hampden Park, LLC	9/13/2017	Yes	Yes	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Customer Technology Program Agreement CTP06022017	Balanced Health Botanicals and United Parcel Service, Inc.	10/30/2020	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Carrier Agreement P430035484, including Addendum dated October 15, 2020 and Addendum dated March 29, 2021	Balanced Health Botanicals and United Parcel Service, Inc.	9/23/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes
Master Services Agreement	Balanced Health Botanicals, LLC and Maximum C/Q, LLC	6/4/2020	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes
Assignment of Membership Interest in CBDistillery, LLC	Balanced Health Botanicals, LLC and A&E Holdings Inc.	1/22/2019	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No	No	No	No
Contribution and Exchange Agreement	Balanced Health Botanicals, LLC and A&E Holdings Inc.	1/23/2019	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No	No	No	No
Trademark License Agreement	Balanced Health Botanicals, LLC and Vitalife Nutraceuticals, Inc.	1/22/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No
Mutual Confidential Non‐Disclosure and Non‐Circumvention Agreement	Balanced Health Botanicals, LLC; HRA, Inc.	5/1/2019	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Confidential Agreement	Balanced Health Botanicals, LLC; Smartscript Pharmacy; LLC	3/6/2019	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Mutual Confidential Non‐Disclosure and Non‐Circumvention Agreement	Balanced Health Botanicals, LLC; Pharmahemp d.o.o. of Ljubljana, Slovenia	6/19/2019	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	N	Y	N
Mutual Confidential Non‐Disclosure and Non‐Circumvention Agreement	Balanced Health Botanicals, LLC; Potent 2018 Ltd.	7/9/2019	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	N	Y	N
Mutual Confidential Non‐Disclosure and Non‐Circumvention Agreement	Balanced Health Botanicals, LLC; High Purity Extractions, LLC	7/30/2019	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Non‐Disclosure Agreement	Balanced Health Botanicals, LLC; CVS Pharmacy, Inc.	11/7/2019	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Confidentiality Agreement	Balanced Health Botanicals, LLC; GenCanna Global USA, Inc.	4/9/2020	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Exclusive & Nonexclusive Right to Sell and Non‐Circumvention Agreement	Balanced Health Botanicals, LLC; MarketHub Retail Services, LLC	7/2/2020	Yes	Y	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	Y
Confidentiality and Non‐Circumvention AgreementB	Balanced Health Botanicals, LLC; Dixon Walne	2/25/2019	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Mutual Confidentiality Agreement	Balanced Health Botanicals, LLC; Whole‐ Brain‐Counsulting, Inc.	4/1/2019	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Mutual Nondisclosure Agreement	Balanced Health Botanicals, LLC; Highland Laboratories, Inc.	4/11/2019	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Confidentiality Agreement	Balanced Health Botanicals, LLC; CBH International LLC	8/22/2019	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Non‐Disclosure Agreement	Balanced Health Botanicals, LLC; Piper Sandler & Co.	3/24/2020	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Non‐Circumvention Agreement	Balanced Health Botanicals, LLC; Maxim Zenwise Opco LLC d.b.a Zesty Paws	4/14/2020	Yes	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	N	N	N
Product Supply Agreement	Balanced Health Botanicals, LLC; EVG Extracts LLC	4/19/2021	Yes	Y	N	N	Y	Y	Y	N	N	N	N	N	N	N	N	N	Y	Y	Y
CBD Oil Refining Services Mitigation	Balanced Health Botanicals, LLC; High Purity extractions, LLC	10/3/2019	No	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y
CBD Oil Refining Services Mitigation	Balanced Health Botanicals, LLC; High Purity extractions, LLC	7/31/2019	No	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y
CBD Oil Refining Services Mitigation	Balanced Health Botanicals, LLC; High Purity extractions, LLC	1/30/2020	No	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y
Master Service Letter Agreement	Balanced Health Botanicals, LLC; Thar Process, Inc.	10/7/2019	No	Y	N	N	N	N	N	N	N	N	N	N	N		N	N	Y	N	Y
Alibaba.com Gold Supplier Services Agreement	Balanced Health Botanicals, LLC; Alibaba.com	10/13/2020	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
MSC Program Agreement	Balanced Health Botanicals, LLC; True Value Company	9/15/2020	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Distribbutor/Supplier Agreement For Fulfillment to Sprouts	Balanced Health Botancials, LLC; Lotus Light Enterprises, Inc.	2/20/2020	No	N	N	Y	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
CBD/Hemp Vendor Indemnification Agreement	Balanced Health Botanicals, LLC; Pharmacy, Inc.	11/19/2020	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Sourcing Agreement	Balanced Health Botanicals, LLC; Pharmaca Integrative Pharmacy, Inc.	11/20/2020	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Contnuing Commodity Guaranty and Indemnity Agreement	Balanced Health Botanicals, LLC; Albertsons Companies, Inc.	5/1/2019	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Save Mart Supermarkets Supplier Agreement	Balanced Health Botanicals, LLC; Save Mart Supermarkets	12/19/2019	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Web Site Terms‐of‐Use	Balanced Health Botanicals, LLC; TJX Companies, Inc.	7/9/2019	Yes	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Ulta Beauty Supplier Portal Release Agreement	Balanced Health Botanicals, LLC: Ulta Beauty	3/14/2019	Yes	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Product Supplier Continuing Guarantee and Indemnification Agreement	Balanced Health Botanicals, LLC; URM Stores Inc.	2/21/2020	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Vendor Buying Agreement (Terms & Conditions)	Balanced Health Botanicals, LLC; True Value Company, LLC	9/15/2020	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Pharmaca Vendor Policy Agreement/ Acknowledgement	Balanced Health Botanicals, LLC	11/19/2020	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Drop Shipping Agreement	Balanced Health Botanicals, LLC; Spa Week Media Group, Ltd.	12/31/2020	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Independent Contractor Agreement and Statement of Work	Balanced Health Botanicals, LLC; Regulatory Education Events LLC dba Supplement Advisory Group LLC	3/31/2021	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
Second Amendment to Hemp‐CBD Product Supply Agreement	Balanced Health Botanicals, LLC; Accelerate360, LLC	5/3/2021	Yes	Y	N	N	Y	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
Hemp‐CBD Product Supply Agreement	Balanced Health Botanicals, LLC; American News Company, LLC	6/11/2019	No	Y	N	N	Y	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
First Amendment to Hemp‐CBD Product Supply Agreement	Balanced Health Botanicals, LLC; Accelerate360, LLC; American News Company, LLC	10/13/2020	Yes	Y	N	N	Y	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
Right to Sell and Non‐Circumvention Agreement	Balanced Health Botanicals, LLC; Bellator Group, LLC	3/17/2021	No	Y	y	Y	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Pilot Test MOU	Balanced Health Botanicals, LLC; CB Implementation Program, LLC	4/21/2021	No	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N

Master Retail Agreement	Balanced Health Botanicals, LLC; The Ruby Dazzler Corporation of Hong Kong Limited	12/1/2020	No	N	N	Y	N	N	Y	N	N	N	N	N	N	N	N	N	Y	N	N
Distribution Agreement	Balanced Health Botanicals, LLC; Flawless CBD	12/13/2019	No	Y	N	N	N	N	y	N	N	N	N	N	N	N	N	N	Y	Y	N
Distribution Agreement	Balanced Health Botanicals, LLC; GMD Latinoamerica, S.A.	9/27/2019	No	Y	N		N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N

ACTIVE\59083126.v7

Exhibit 10.17

International Distribution Agreement	Balanced Health Botanicals, LLC; JM Wholesale Ltd.	7/10/2020	No	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
KeHE Distributors Vendor Policies & Procedures	Balanced Health Botanicals, LLC: KeHE Distributors, LLC	5/22/2019	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Master Supply Agreement	Balanced Health Botanicals, LLC: Lipari Foods, LLC	12/19/2019	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
Distributbor/Supplier Agreement	Balanced Health Botanicals, LLC; Lotus Light Enterprises, Inc.	4/16/2020	No	N	N	Y	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
Distribution Agreement	Balanced Health Botanicals, LLC; Marketplace Ventures, LLC	6/10/2020	Yes	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
Distribution Agreement	Balanced Health Botanicals, LLC; Matrix Distributions, LLC	10/18/2019	Yes	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N
Distribution Agreement	Balanced Health Botanicals, LLC; Nugget Industries, LLC	9/27/2019	Yes	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N
First Amendment to Exclusive Distribution Agreement	Balanced Health Botanicals, LLC; WellEssentials, LLC f/k/a NuHarvest, LLC	12/3/2020	No	N	N	Y	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Exclusive Distribution Agreement	Balanced Health Botanicals, LLC; NuHarvest, LLC	6/4/2020	No	N	N	y	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Distribution Agreement	Balanced Health Botanicals, LLC; R&K Foods, Inc.	11/6/2020	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Distribution Services Terms and Conditions	Balanced Health Botanicals, LLC; Sana Life Science Ltd	5/12/2020	No	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Master Subscription & Services Agreement	Balanced Health Botanicals, LLC; Impact Tech, Inc.	Click‐though Agmt‐ no date on file	Yes	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
Microsoft Cloud Agreement	Balanced Health Botanical, LLC; Microsoft Corporation	NO DATE	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
Master Services Agreement	Balanced Health Botanical, LLC; RSM US LLP	2/15/2019	Yes	N	N	N	N	N	Y	N	N	N	N	N	N	N	N	N	Y	Y	N
Application Services Agreement Terms & Conditions	Balanced Health Botanicals, LLC; AppFrontier, LLC	NO DATE	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Master Services Agreement	Balanced Health Botanicals, LLC; Juice Labs LLC	10/27/2020	Yes	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Cloud Services Agreement (Essentials)	Balanecd Health Botanicals, LLC; Esko	NO DATE	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
General Terms and Conditions for SAP Cloud Services	Balanced Health Botanicals, LLC; SAP Cloud Services	NO DATE	No	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	N
Merchant Agreement	Balanced Health Botanicals, LLC; Glacier Payments, Inc.	6/20/2019	No	Y	N	Y	Y	N	Y	N	N	N	N	N	N	N	N	N	N	Y	N
HighJump General Terms		7/14/2020	No	N	N	N	Y	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Master Retail Agreement	Balanced Health Botanicals, LLC and The Ruby Dazzler Corporation of Hong Kong Limited	12/1/2020	No	Yes	No	Yes	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No
Employment Agreement	Balanced Health Botanicals, LLC and William Stoufer	11/11/2019	No	Yes	No	Yes	No	No	No	No	No	No	Yes	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Chris Van Dusen	2/3/2020	No	Yes	No	Yes	No	No	No	No	No	No	Yes	No	No	No	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botanicals, LLC and Alexandra Blanchette	7/29/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Andrew Leising	9/1/2018	No	Yes	No	No	No	No	No	No	No	No	Yes	No	No	No	Yes	No	Yes	No	No
Confidential Information and Invention Assignment Agreement	Tony Schwartz and [Test, Inc.]	7/29/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Aubry L. Hileman	2/21/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Britainy Maria Dye	3/27/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botanicals and Chelsey Reynolds	10/29/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Christoper Puzon	6/26/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidential Information and Invention Assignment Agreement	Dylan Faul and [Test, Inc.]	July 22,2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Eric Martens	6/20/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and GiGi Targa	6/24/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Ian Jones	6/17/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botanicals, LLC and Jeremy Martell	7/22/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Jerome Warner	6/12/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botanicals, LLC and Jewell Lynn‐Kusek	11/11/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Jimmy Babrour	5/23/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botanicals, LLC and Katy Smith	6/18/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Kevin Murphy	5/1/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Kurtis Gayman	8/10/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Lisbett Alaves	6/12/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Luke Symons	1/4/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality Agreement	ELS Universal, LLC and Luna Symber	10/29/2018	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Mackenzie Voorhees	3/4/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality Agreement	ELS Universal, LLC and Mark Grunder	8/14/2018	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botancials, LLC and Mark Letavish	8/20/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Martha O'Donnell	6/12/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Michael Thomas	6/12/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Michael Bennett	6/18/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality Agreement	ELS Universal, LLC and Michael Trupiano	10/8/2018	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Michelle Adams	6/17/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botancials, LLC and Nicholas Gilbertson	7/22/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality Agreement	ELS Universal, LLC and Nick Steiner	10/29/2018	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Helath Botanicals, LLC and Nicole Sifers	8/10/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botanicals, LLC and RaeLynn Watson	9/18/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Ryan Sengupta	3/11/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No

Confidentiality and Non‐Disclosure Agreement	Balanced Health Botanicals, LLC and Sandi Gonzales	7/19/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botanicals, LLC and Nick Steiner	6/18/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Tamara Collins	6/12/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No

ACTIVE\59083126.v7

Exhibit 10.17

Employment Agreement	Balanced Health Botanicals, LLC and Tyler Vockel	7/23/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Wes Evans	6/12/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Andrea Taylor	4/10/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Confidentiality Agreement	ELS Universal, LLC and Andrew Evers	10/29/2018	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Annette Zeien	6/12/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals and Carly Smith	6/17/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Chris Struthers	2/25/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Corriere Hernandez	5/6/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Dana Bacon	1/11/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	The CBDistillery and Daryl Radovich	3/1/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No	No
Employment Agreement	ELS Universal, LLC and Donna Valenzuela	February 25,2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Ellese (McKenney) Symons	6/17/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Emily Loss	1/1/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Guaranty Agreement	CBDistillery, LLC and PMW, LLC	11/27/2019	No	Yes	No	Yes	No	No	No	No	Yes	No	No	No	No	No	No	No	No	No	Yes
Loan Agreement	PMW LLC and Balanced Health Botanicals, LLC	11/27/2019	Yes	Yes	No	Yes	Yes	No	Yes	Yes	Yes	No	No	No	No	No	No	No	No	No	No
Security Agreement	Balanced Health Botanicals, LLC and PMW LLC	11/27/2019	Yes	No	No	Yes	Yes	No	Yes	Yes	Yes	No	No	No	No	No	No	No	No	No	No
PMW LLC Promissory Note #2	PMW LLC and Balanced Health Botanicals, LLC	12/26/2019	Yes	Yes	No	Yes	No	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No
PMW LLC Promissory Note #3	PMW LLC and Balanced Health Botanicals, LLC	1/22/2020	Yes	Yes	No	Yes	No	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No
Bridge Loan Agreement	Balanced Health Botanicals, LLC and TTCP Executive Fund ‐ BHB, LLC	1/25/2019	No	Yes	No	Yes	No	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No
Employee Bonus Pool Agreement	Balanced Health Botanicals, LLC and Andrew Papilion	1/1/2021	No	Yes	No	Yes	No	Yes	No	No	No	Yes	Yes	No	Yes	No	Yes	No	No	Yes	Yes
Employee Bonus Pool Agreement	Balanced Health Botanicals, LLC and William Stoufer	1/1/2021	No	Yes	No	Yes	No	Yes	No	No	No	Yes	Yes	No	Yes	No	Yes	No	No	Yes	Yes
Employee Bonus Pool Agreement	Balanced Health Botanicals, LLC and Brandon Townsley	1/1/2021	No	Yes	No	Yes	No	Yes	No	No	No	Yes	Yes	No	Yes	No	Yes	No	No	Yes	Yes
Employee Bonus Pool Agreement	Balanced Health Botanicals, LLC and Chase Terwilliger	1/1/2021	No	Yes	No	Yes	No	Yes	No	No	No	Yes	Yes	No	Yes	No	Yes	No	No	Yes	Yes
Employee Bonus Pool Agreement	Balanced Health Botanicals, LLC and Chris Van Dusen	1/1/2021	No	Yes	No	Yes	No	Yes	No	No	No	Yes	Yes	No	Yes	No	Yes	No	No	Yes	Yes
Management Incentive Plan	Balanced Health Botanicals, LLC and Chris Van Dusen	1/1/2021	No	Yes	No	No	No	Yes	No	No	No	No	Yes	No	Yes	No	Yes	No	No	Yes	Yes
Employee Bonus Pool Agreement	Balanced Health Botanicals, LLC and John Harloe	1/1/2021	No	Yes	No	Yes	No	Yes	No	No	No	Yes	Yes	No	Yes	No	Yes	No	No	Yes	Yes
Employee Bonus Pool Agreement	Balanced Health Botanicals, LLC and James Shoeboot	1/1/2021	No	Yes	No	Yes	No	Yes	No	No	No	Yes	Yes	No	Yes	No	Yes	No	No	Yes	Yes
Consulting Service Agreement	Balanced Health Botanicals, LLC and JS‐ Connex	2/18/2019	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	Yes	No
Amendment to Consulting Service Agreement	Balanced Health Botanicals, LLC and JS‐ Connex	1/25/2021	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No	Yes	No
Settlement Agreement	Balanced Health Botanicals, LLC and Delicato Vineyards	1/4/2021	No	No	No	Yes	No	No	No	No	No	No	No	No	No	Yes	No	No	Yes	No	No
Confidential Settlement Agreement	ELS Universal, LLC and Great British Vape Company, LLC	4/25/2019	No	No	No	Yes	No	No	No	No	No	No	No	No	No	Yes	No	No	Yes	No	No
Confidential Settlement Agreement	ELS Universal, LLC and America's Finest CBD, LLC	1/20/2021	No	No	No	Yes	No	No	No	No	No	No	No	No	No	Yes	No	No	Yes	No	No
Settlement Agreement	Balanced Health Botanicals, LLC and Revenue Universe, LLC	5/3/2021	No	No	No	Yes	No	No	No	No	No	No	No	No	No	Yes	No	No	Yes	No	No
Confidential Settlement Agreement and Release of Claims	CBDistillery, LLC and Michael Sandoval	10/28/2020	No	No	No	Yes	No	No	No	No	No	No	No	No	No	Yes	Yes	No	Yes	No	No
Release Agreement	TI Payments, LLC and ELS Universal, LLC	9/4/2019	No	Yes	No	Yes	No	No	No	No	No	No	No	No	No	Yes	No	No	Yes	No	No
Severance Agreement	Balanced Health Botanicals, LLC and Joseph Millea	7/12/2021	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Confidentiality and Non‐Disclosure Agreement	Balanced Health Botanicals, LLC and William Stoufer	11/8/2019	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Andy Papilion	9/1/2018	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	ELS Universal, LLC and Chase Terwilliger	9/1/2018	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	Yes	No	No
Employment Agreement	Balanced Health Botanicals, LLC and Joe Millea	7/3/2019	No	Yes	No	Yes	No	Yes	No	No	No	No	Yes	No	No	No	Yes	No	Yes	No	No
Independent Contractor's Agreement	Balanced Health Botanicals, LLC and Oleksandr Kolovyskyi	7/7/2021	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No
Continuing Education Agreement	Balanced Health Botanicals, LLC and Mackenzie Voorhees	2/18/2020	No	No	No	Yes	No	No	No	No	No	No	No	No	No	No	Yes	No	No	No	No
Severance Agreement	Balanced Health Botanicals, LLC and Robert Provost	12/14/2020	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Severance Agreement	Balanced Health Botanicals, LLC and Brenda Maurath	12/14/2020	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Severance Agreement	Balanced Health Botancials, LLC and Erica Luker	10/30/2020	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Severance Agreement	Balanced Health Botanicals, LLC and Majid Boroujerdi	12/14/2020	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Severance Agreement	Balanced Health Botanicals, LLC and Robert Hayes	12/14/2020	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Severance Agreement	Balanced Health Botanicals, LLC and Robert Gill	11/11/2020	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Severance Agreement	Balanced Health Botancials, LLC and Shannon Slyker	11/27/2020	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Severance Agreement	Balanced Health Botanicals, LLC and Sommer Martinez	12/14/2020	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Severance Agreement	Balanced Health Botanicals, LLC and Andrew Daniel	11/11/2020	No	No	No	Yes	No	No	No	No	No	No	Yes	No	No	Yes	Yes	No	Yes	No	No
Data and Software Services Agreement	Balanced Health Botanicals, LLC and MoreBetter Ltd.	12/1/2020	No	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	Yes	No	No
2020 01 09 - Executed - Adcology Voiced Agreement Letter - CBDistillery 2020	CBDistillery and Premiere Networks	12/19/2019	No	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 11 06 - Full Executed - CBDistillery Premiere Hannity Contract Signed	CBDistillery and Premiere Networks	11/5/2020	No	Yes	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
ADcology - CBD Agency of Record	Balanced Health Botanicals and Adcology, Inc.	11/15/2018	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 04 19 - Fully Executed - EVG - BHB Product Supply Agreement	Balanced Health Botanicals and EVG Extracts LLC	4/19/2021	Yes	No	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No
BHB Executed Burlington Vendor Agreement_BHB_7 23 20	Balanced Health Botanicals and Burlington Merchandising Corporation	7/27/2020	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 11 20 - CBD Market BHB Reseller Agreement Form	Balanced Health Botanicals, LLC and CBD.market	12/14/2020	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No

Cloud Counter Reseller Agreement	Balanced Health Botanicals, LLC and Cloud Counter LLC	12/16/2020	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 02 10 - Executed - Impact Radius BHB Early Renewal	Balanced Health Botanicals LLC and Impact Tech, Inc.	2/8/2021	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Impact Marketplace Participation_Terms	Balanced Health Botanicals LLC and Impact Tech, Inc.	N/A	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No

ACTIVE\59083126.v7

Exhibit 10.17

Impact Master Subscription and Services Agreement	Balanced Health Botanicals LLC and Impact Tech, Inc.	N/A	Yes	No	No	Yes	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 05 23 - Fully Executed - UPS BHB Carrier Agreement	Balanced Health Botanicals and United Parcel Service Inc.	6/1/2019	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2019 09 23 - Executed - SignedUPSAgreement	Balanced Health Botanicals and United Parcel Service Inc.	9/23/2019	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 10 19 - Executed - UPS Addendum ScanFromExecutive	Balanced Health Botanicals and United Parcel Service Inc.	10/5/2020	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2020 11 17 - Executed - UPS BALANCED HEALTH BOTANICALS - CTP Agreement	Balanced Health Botanicals and United Parcel Service Inc.	11/13/2020	Yes	No	No	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 02 25 - Executed - Air Dimensional Addendum	Balanced Health Botanicals and United Parcel Service Inc.	2/25/2021	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 02 25 - Executed - Residential Addendum	Balanced Health Botanicals and United Parcel Service Inc.	2/25/2021	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 03 26 - Executed - Balanced Health Botanicals POST ACCEPT ADD	Balanced Health Botanicals and United Parcel Service Inc.	3/29/2021	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
2021 03 26 - Executed - Balanced Health Botanicals POST ACCEPT MODIFY	Balanced Health Botanicals and United Parcel Service Inc.	3/29/2021	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
UPS Agmt Intl Ship BHB Executed	Balanced Health Botanicals and UPS Mail Innovations	6/4/2019	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
UPS BHB Fully Excecuted Carrier Agreement	Balanced Health Botanicals and United Parcel Service Inc.	6/1/2019	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
UPS MI T&C	Balanced Health Botanicals and United Parcel Service Inc.	N/A	Yes	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No	No
Reseller Agreement	Balanced Health Botanicals, LLC; Naturely CBD	12/9/2020	Y	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	Y
Distribution Agreement	Balanced Health Botanicals, LLC; Nugget Industries, LLC	9/27/2019	Y	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	Y
Reseller Agreement	Balanced Health Botanicals, LLC; National CBDistribution	1/14/2021	Y	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	Y
Reseller Agreement	Balanced Health Botanicals, LLC; Marketplace Ventures, LLC	6/10/2020	Y	Y	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	Y
2022 PDS Independent Pharmacy Business Growth Conference (Terms & Conditions)	Balanced Health Botancials, LLC; PDS Conference	4/2/2021	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N
SteelHouse (Terms & Conditions)	Balanced Health Botancials, LLC; SteelHouse	2/27/2020	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	N	Y	Y	N
Material Retail Agreement	Balanced Health Botanicals, LLC: Ruby Dazzler Corporation of Hong Kong Limited	12/1/2020	N	N	N	Y	N	N	Y	N	N	N	N	N	N	N	N	N	Y	N	N
CDB Consumer Insights & Market Landscape 2020 Renewal (Terms & Conditions)	Balanced Health Botancials, LLC; Brightfield Group	1/22/2020	N	N	N	N	N	N	N	N	N	N	N	N	Y	N	N	N	Y	N	N
Validcare Amendment (Note: Underlying MSA not provided)	Balanced Health Botanicals, LLC and Validcare, LLC	5/5/2021	No				No
CJ Affiliate BHB ‐ Service Agreement Amendment (Note: Underlying agreement not provided)	Balanced Health Botanicals UK, LTD and Conversant Europe Ltd	12/3/2021	No				No		Yes
Ulta Beauty Vendor Purchasing Agreement ‐ NOT SIGNED

ACTIVE\59083126.v7

Exhibit 10.17

Section 3.13(b)

Oral Material Contracts

None.

Exhibit 10.17

Section 3.13(c)

Contract Defaults and Breaches

1. Data and Software Services Agreement dated December 2020 by and between MoreBetter Ltd., and Balanced Health Botanicals, LLC. Both parties are behind on deliverables under the agreement and are in discussions regarding amending and/or extending the Agreement.

Exhibit 10.17

Section 3.14(a)

Insurance

Type of Coverage	Insurer	Policy Number	Name of Policyholder	Name of Covered Insured(s)	Period of Coverage	Retroactive Premium Adjustments / Other Material Loss-Sharing Arrangements	Pending Claims
Commercial General Liability	Admiral Insurance Company	CA000034438-03	Balanced Health Botanicals, LLC dba CB Distillery	Balanced Health Botanicals, LLC dba CBDistillery ELS Universal, LLC	5/3/2021 through 5/3/2022	No	None
ELS International
Bota Holdings, LLC
CBDistillery, LLC
Excess Liability	Admiral Insurance Company	GX000004322-01	Balanced Health Botanicals, LLC	Balanced Health Botanicals, LLC	5/3/2021 through 5/3/2022	No	None
Commercial	National Fire	12PRM086358-01	Balanced	Balanced Health	5/3/2021	No	None
Property	& Marine		Health	Botanicals, LLC	through
	Insurance Co		Botanicals,		5/3/2022
	– Non-		LLC
Admitted

Exhibit 10.17

Workers’ Compensation and Employer’s Liability	Berkshire Hathaway Homestate Ins Co	BAWC227044	Balanced Health Botanicals, LLC	Balanced Health Botanicals, LLC	5/3/2021 through 5/3/2022	No	None
Auto	Progressive	02093778-0	Balanced Health Botanicals	Mark Grunder Charles Terwilliger Matthew Adams Jason M White Jeremy Martell Gregory Vockel	5/3/2021 through 5/3/2022	No	None
Cargo	AmWINS	SMUC010020683.00	Balanced Health Botanicals, LLC dba CB Distillery	Balanced Health Botanicals, LLC dba CB Distillery	5/3/2021 through 5/3/2022	No	None
Cyber	HDI Global Insurance Company	CLRD25147090000	Balanced Health Botanicals, LLC dba CBDistillery	Balanced Health Botanicals, LLC dba CBDistillery	5/3/2021 through 5/3/2022	No	None

Exhibit 10.17

Section 3.14(b)

Insurance Claims

1.	Claim Number 44063455 relating to injury to Julie Conleay when she was struck by a falling object. The amount of the claim paid was $447.06.

2.

File Number 28719 dated July 29, 2020 relating to a data breach of the Company’s payment processing company that impacted its customer data by Visa on April 7, 2020. The breach occurred prior to the inception of the policy and claim was denied.

3.

Claim Number A000000035620001 made March 29, 2021 relating to allegations from Jason Ainsworth relating to alleged negligence, breach of contract, breach of express warranty, fraudulent misrepresentation, fraud in inducement, deceptive and unfair trade practices among others. No amounts have been paid out under the Company’s insurance policy number CA000034438-03. This claim has been closed.

4.	Claim Number A000000031988001 made February 5, 2020 relating to a class action lawsuit alleging the Company’s products are mislabeled and falsely advertised.

Exhibit 10.17

Section 3.15

Litigation

1.	Ainsworth v. Balanced Health Botanicals, LLC and American Family Care Florida, LLC. Case No. 21 CA 22, 14th Judicial Circuit, in and for Gulf County Florida. Filed March 29, 2021.

2.

ELS Universal, LLC d/b/a The CBDistillery v. America’s finest CBD, LLC d/b/a AFC d/b/a America’s Finest, LLC. Case No. 2019-CV-30371. District Court, City and County of Denver. Filed January 29, 2019. Counterclaims filed by defendant June 24, 2019. Settled with mutual dismissal of claims with prejudice January 2, 2020. Dismissal granted January 27, 2020.

3.

ELS Universal, LLC d/b/a The CBDistillery v. Great British Vape Company, LLC and Simon Hoyle, an Individual. Case No. 2019-CV-31011. District Court, City and County of Denver. Filed March 14, 2019. Settled April 22, 2019. Dismissed with prejudice June 12, 2019.

4.

Susan Freeman – on or about February 5, 2020, Balanced Health Botanicals, LLC received demand for payment to avoid the filing of a class action alleging violations of the California Consumer Legal Remedies Act, among other claims. BHB has not received any additional communication from opposing counsel since June 17, 2020.

5.

In re American Private Label Products, LLC – Starting in April 2019, BHB issued multiple purchase orders to American Private Label Products (“APL”) for formulation and delivery of products. From inception until February 2020, the products manufactured by APL failed to pass quality testing. BHB alleges it has paid over $150,000 more than the value of goods produced and APL alleges a balanced owed of $81,913.26 on existing purchase orders, plus an additional $350,000 arising from emails related to forecasts which they interpret as additional purchase orders. On or about April 25, 2021 BHB learned that APL was attempting to sell BHB-branded goods via a broker and BHB issued cease and desist letters re the same.

6.

In re Trevor Holbrook – Trevor Holbrook, a former sales representative for BHB was sent cease and desist letters on April 27, 2021 regarding Mr. Holbrook’s breach of his employment agreement for proactively contacting BHB customers.

7.

In re Hempod, LLC – Demand was received from counsel for Hempod, LLC on June 12, 2020, alleging breach of contract and breach of warranty related to the sale of CBD isolate on or around July 17, 2018. The demand alleged damages amounting to $40,342 in lost sales. BHB responded on September 15, 2020 producing evidence that BHB did address customer’s complaints at that time, offered and delivered on an in-kind replacement and that Hempod continued to order BHB product over the course of the next eight months. No response has been received to date.

Exhibit 10.17

8.

In re Yin Yang Infusions – Cease and desist letter was received from Yin Yang Infusions on May 18, 2020, alleging trademark infringement. Yin Yang Infusions alleged BHB’s “relax and relief” branding was infringing on its “relax and Relieve” slogan. BHB responded on June 4, 2020, asserting there was no federal trademark for Yin Yang’s slogan and that the mark is descriptive, and therefore the allegations of infringement have no protection. No further communication from Yin Yang has been received to date.

9.

BHB filed an Amended Complaint in Accordance with the Uniform Domain Name Dispute Resolution Policy against Sander Cry for the domain name https://cbdistillery.org in the World Intellectual Property Organization Arbitration and Mediation Center.

10.

In re Riman Co. – A Korean skincare company has filed a trademark application for the mark “Botalab.” As of July 6, 2021 no response to BHB’s counsel’s outreach (via phone and email) has been received from counsel for Riman, Co. Likely, this will necessitate BHB filing an opposition, with the goal being to either force Riman into settlement discussions or simply an opposition to their filing. BHB filed opposition to the trademark application on July 23, 2021.

11.	An unknown party registered the domain “cbdistillery.store” and BHB has engaged legal counsel to advise on remedies.

12.	An unknown party registered the domain “cbdistillery.info” and BHB has engaged legal counsel to advise on remedies.

13.	A Mexican CBD company registered the domain “cbdol.com” and BHB has engage legal counsel to advise on remedies.

14.	Letter Agreement dated August 23, 2019 by and between Balanced Health Botanicals, LLC and Hempmate AG re Hempmate AG’s use of the “CBDROPS” trademark.

15.	Cease and Desist Letter dated May 24, 2019 to Botan Nutrition, LLC regarding the use of “Botan” trademark.

16.	Cease and Desist Letter dated May 24, 2019 to 420 Ventures, Ltd., regarding the use of “CBD Dispensary” trademark.

17.	Cease and Desist Letter dated May 24, 2019 to CBDaily regarding the use of the “TERPOSOLATE” trademark.

18.	Cease and Desist Letter dated May 5, 2019 to admind@cbdol.org regarding the use of the “cbdol.org” domain name.

19.	Cease and Desist Letter dated May 24, 2019 to Cibdol AG regarding the use of the “CIBDOL” trademark.

Exhibit 10.17

20.	Cease and Desist Letter dated May 24, 2019 to Exclusive Brands, LLC regarding the use of the “TERPSOLATE” trademark.

21.	Cease and Desist Letter dated May 3, 2019 to Reef Drink Company, Inc., regarding the use of the “CBDelicious” trademark.

22.	Cease and Desist Letter dated May 24, 2019 to Straight Hemp regarding the use of the “TERPSOLATE” trademark.

23.	Cease and Desist Letter dated May 3, 2019 to The CBD Company regarding the use of the “TERPSOLATE” trademark.

24.	Cease and Desist Letter dated May 3, 2019 to Urban Roots Hemp Company regarding the use of the “TERPSOLATE” trademark.

25.	Cease and Desist Letter dated January 27, 2020 to CBD Global, LLC regarding the use of the “#CBDMOVEMENT” trademark.

26.	Cease and Desist Letter dated February 24, 2020 to Hemp Botanics regarding the use of www.cbdistillery.co.uk and redirection to www.hempbotanics.com.

Exhibit 10.17

Section 3.16(a)

Employees and Independent Contractors

Employee Name	Position	Hire Date	Employee Status	Annual Salary	YTD Commission	Pay Type	Exempt Status	Last Pay Change	Amount of Pay Increase	Location	Disability Leave	Accrued and Unused Vacation
ADAMS, MICHELLE	Purchase Order Administrator	11/13/2017	Active	55,000.00		Salary	Exempt	10/13/2020	$5,000	Colorado	No	22
ALAVES, LISBETT	Production Operator	04/23/2018	Active	37,440.00		Hourly	Non-Exempt	09/11/2020	$1,372.80	Colorado	No	40.1
BACON, DANA	Brand Manager	01/11/2019	Active	75,000.00		Salary	Exempt	7/1/2019	$10,000	Colorado	No	10.42
BARBOUR, JIMMY	Production Operator	05/13/2019	Active	37,440.00		Hourly	Non-Exempt	11/06/2020	$1,372.80	Colorado	No	60.91
BENNETT, MIKE	National Sales Director	05/01/2018	Active	75,000.00	$39,251.51	Salary	Exempt	09/11/2020	$35,000	Colorado	No	75.49
BLANCHETTE, ALEXANDRA	Director of Quality Assurance	07/30/2019	Active	90,000.00		Salary	Exempt	03/05/2020	$10,000	Colorado	No	70
BRUMITT, WENDY LEE	Fulfillment Team Member	02/16/2021	Active	29,120.00		Hourly	Non-Exempt	none		Colorado	No	31.86
COLLINS, TAMARA	Wholesale Customer Service Rep	04/16/2018	Active	40,000.00		Salary	Exempt	09/28/2020	$2,560	Colorado	No	49.75
DYE, BRITAINY MARIA	Quality Coordinator	03/16/2020	Active	57,500.00		Salary	Exempt	01/04/2021	$5,000	Colorado	No	28.63
EVANS, WES	Procurement Manager	10/23/2017	Active	75,000.00		Salary	Exempt	7/1/2021	$10,000	Colorado	No	86
EVERS, ANDREW	Machine Technician II	10/29/2018	Active	58,000.00		Salary	Exempt	03/05/2020	$5,000	Colorado	No	66.74
FAUL, DYLAN	Graphic Designer	08/07/2019	Active	55,000.00		Salary	Exempt	none		Colorado	No	45.63
GAYMAN, KURTIS	Cost Accounting Manager	12/30/2019	Active	123,000.00		Salary	Exempt	none		Colorado	No	82.42
GILBERTSON, NICHOLAS	Front End Web Developer	07/22/2019	Active	80,000.00		Salary	Exempt	none		Colorado	No	61.63
GONZALES, SANDI	Vice President of Retail Sales & Marketing	07/22/2019	Active	180,000.00		Salary	Exempt	none		Idaho	No	98.42
GRUNDER, MARK	Vice President of Operations	09/10/2018	Active	160,000.00		Salary	Exempt	01/05/2021	($20,000)	Colorado	No	81.95
HARLOE, JOHN	General Counsel	01/16/2019	Active	170,000.00		Salary	Exempt	01/05/2021	($40,000)	Colorado	No	0
HERNANDEZ, CORRIERE	Systems Administrator	05/06/2019	Active	78,000.00		Salary	Exempt	none		Colorado	No	75.35
HILEMAN, AUBREY LYNN	Senior Financial Analyst	02/03/2020	Active	100,000.00		Salary	Exempt	none		Colorado	No	41.67
JONES, IAN	Creative Services Manager	09/10/2018	Active	65,000.00		Salary	Exempt	07/01/2019	$9,000	Colorado	No	45.95
KUSEK, JEWEL	Corporate Accounting Manager	11/13/2019	Active	100,000.00		Salary	Exempt	none		Colorado	No	94.42

Exhibit 10.17

Employee Name	Position	Hire Date	Employee Status	Annual Salary	YTD Commission	Pay Type	Exempt Status	Last Pay Change	Amount of Pay Increase	Location	Disability Leave	Accrued and Unused Vacation
LEISING, ANDREW	VP of Strategic Sourcing	01/01/2017	Active	120,000.00	$14,482.96	Salary	Exempt	04/13/2020	($90,000)	Colorado	No	-8
LOSS, EMILY	Manager of Influencer Relation	01/07/2019	Active	68,000.00		Salary	Exempt	none		Colorado	No	21.9
MACBRIDE, ERICA MARIAH	Production Team Member	02/15/2021	Active	29,120.00		Hourly	Non-Exempt	none		Colorado	No	26.48
MARTELL, JEREMY	Operations Mananger	07/22/2019	Active	125,000.00		Salary	Exempt	none		Colorado	No	98.42
MARTENS, ERIC	Bottle Line Operator	06/13/2019	Active	41,600.00		Hourly	Non-Exempt	06/05/2020	$1,372.80	Colorado	No	19.11
MILLER, LUNA	Channel Lead	11/19/2018	Active	57,000.00		Salary	Exempt	none		Colorado	No	37.95
MURPHY, KEVIN	SalesForce Administrator	05/01/2019	Active	92,000.00		Salary	Exempt	none		Colorado	No	31.35
ODONNELL, MARTHA	Wholesale Fulfillment Team Mem	01/21/2019	Active	37,440.00		Hourly	Non-Exempt	09/11/2020	$1,372.80	Colorado	No	15.47
PAPILION, ANDREW	Chief Product Officer	05/01/2016	Active	200,000.00		Salary	Exempt	01/04/2021	($30,000)	Colorado	No	0
PUZON, CHRISTOPHER	Production Team Member	06/19/2020	Active	34,673.60		Hourly	Non-Exempt	05/12/2021	$1,393.60	Colorado	No	84.58
RADOVICH, DARYL	Production Supervisor	03/12/2018	Active	55,000.00		Salary	Exempt	02/21/2020	$15,000	Colorado	No	100.5
REYNOLDS, CHELSEA	Project Manager	11/04/2019	Active	92,000.00		Salary	Exempt	01/04/2021	$5,000	Colorado	No	70
SCHWARTZ, ANTHONY	Director of Affiliate and Stra	07/29/2019	Active	92,000.00	$16,408.80	Salary	Exempt	none		Colorado	No	74.42
SENGUPTA, RYAN	Customer Service Representativ	03/11/2019	Active	45,000.00		Salary	Exempt	none		Colorado	No	80.35
SMITH, KATY	Director of Customer Service	03/01/2017	Active	80,000.00		Salary	Exempt	03/01/2017	$8,000	Colorado	No	89.07
STEINER, NICK	Account Executive	11/07/2018	Active	35,000.00	$34,693.23	Salary	Exempt	04/13/2020	($25,000)	Colorado	No	37.95
STOUFER, WILLIAM	Chief Operating Officer	11/11/2019	Active	175,000.00		Salary	Exempt	01/05/2021	($125,000)	Colorado	No	0
STRUTHERS, CHRIS	Web & Digital Project Manager	02/25/2019	Active	59,512.00		Salary	Exempt	10/13/2020	$2,012	Colorado	No	80.67
SWAN, CARLY	Projects and Events Manager	05/16/2018	Active	65,000.00		Salary	Exempt	07/30/2019	$20,000	Colorado	No	51.17
SYMONS, ELLESE	Vice President of Marketing	04/15/2017	Active	140,000.00		Salary	Exempt	01/05/2021	($4,000)	Colorado	No	44.59
SYMONS, LUCAS	Vice President- Global Operati	01/01/2019	Active	35,000.00	$25,988.13	Salary	Exempt	01/05/2021	($65,000)	Colorado	No	46.74
TARGA, GIGI	Scheduler	05/01/2016	Active	70,000.00		Salary	Exempt	none		Colorado	No	82.23
TAYLOR, ANDREA	Account Executive	04/10/2019	Active	35,000.00	$22,429.35	Salary	Exempt	04/13/2020	($25,000)	Colorado	No	63.55
TERWILLIGER, CHASE	Chief Executive Officer	01/01/2017	Active	210,000.00		Salary	Exempt	01/05/2021	($40,000)	Colorado	No	0

Exhibit 10.17

Employee Name	Position	Hire Date	Employee Status	Annual Salary	YTD Commission	Pay Type	Exempt Status	Last Pay Change	Amount of Pay Increase	Location	Disability Leave	Accrued and Unused Vacation
THOMAS, MICHAEL	E-Commerce Team Member	08/27/2018	Active	33,280.00		Hourly	Non-Exempt	06/05/2020	$1,372.80	Colorado	No	89.45
TOWNSLEY, BRANDON	Chief Financial Officer	10/31/2019	Active	190,000.00		Salary	Exempt	01/05/2021	($10,000)	Colorado	No	0
TRUPIANO, MICHAEL	Channel Lead	10/09/2018	Active	57,000.00		Salary	Exempt	none		Colorado	No	15.95
VALENZUELA, DONNA	Sku Coordinator	02/25/2019	Active	46,575.00		Salary	Exempt	10/13/2020	$1,575	Colorado	No	72.67
VAN DUSEN, CHRIS	Chief Growth Officer	04/01/2019	Active	190,000.00	$4,311.90	Salary	Exempt	01/05/2021	($40,000)	California	No	0
VOCKEL, TYLER	Materials Handler	07/20/2020	Active	37,440.00		Hourly	Non-Exempt	04/26/2021	$6,926.40	Colorado	No	1.58
VOORHEES, MACKENZIE	Senior Accountant	03/04/2019	Active	80,000.00		Salary	Exempt	07/24/2019	$10,000	Colorado	No	32.69
WARNER, JERRY	Fulfillment Supervisor	12/26/2017	Active	55,000.00		Salary	Exempt	02/21/2020	$15,000	Colorado	No	70
WATSON, RAELYNN	Retail Marketing Manager	09/30/2019	Active	75,000.00		Salary	Exempt	none		Colorado	No	50.42
ZEIEN, ANNETTE	E-Commerce Coordinator	08/27/2018	Active	41,600.00		Hourly	Non-Exempt	09/11/2020	$1,372.80	Colorado	No	15.45

Exhibit 10.17

Section 3.16(b)

Notice from Employees

1.	Brandon Townsley provided notice of his resignation.

Exhibit 10.17

Section 3.16(d)

Compensation to Employees

1.

Payments made pursuant to the agreements listed as items 2, 3, 6 – 15 on Section 3.3(a) of the Disclosure Schedule, which such payments will be made promptly after Closing from accrued Working Capital or as a Transaction Expense.

2.	Payments made pursuant to the Termination Agreements as set forth on Schedule 5.1(g) of the Agreement.

Exhibit 10.17

Section 3.17(a)

Employee Benefits

1.	Humana Dental Plan, CO PPO INFS 14, effective October 1, 2019.

2.	Humana Vision Plan, CO Humana 130, effective October 1, 2019.

3.	Humana Voluntary Life Plan, effective October 1, 2019.

4.	Humana Health Plans Bronze Plan (LFP 17 Rx4 Opt 26), Silver Plan (LFP 17 Rx4 Opt 16), and Gold Plan (LFP 17 Rx4 Opt 10).

5.	401(k) Profit Sharing Plan effective October 1, 2019 through Adoption Agreement and Basic Plan Document.

6.	Continuing Education Agreement dated February 18, 2020 by and between BHB and Mackenzie Voorhees.

7.	Colonial Life & Accident Insurance Company – Group Short Term Disability Insurance Policy Number G0047392 with an effective date of October 1, 2019.

8.	Colonial Life & Accident Insurance Company – Group Critical Illness Specified Disease Insurance Policy Number G0054048 with an effective date of October 1, 2020.

Exhibit 10.17

Section 3.17(d)

Deferred Compensation Plans

None.

Exhibit 10.17

Section 3.18

Debt

1.	Bridge Loan Agreement dated as of January 25, 2019 by and between Balanced Health Botanicals, LLC and TTCP Executive Fund – BHB, LLC in the principal amount of

$5,000,000.00.

2.	Convertible Promissory Note dated as of January 25, 2019 by and between Balanced Health Botanials, LLC and TTCP Executive Fund – BHB, LLC, as amended.

3.	Loan Agreement dated November 27, 2019 by and between Balanced Health Botanicals, LLC and PMW LLC.

4.	Security Agreement dated November 27, 2019 by and between Balanced Health Botanicals, LLC and PMW LLC.

5.	Guaranty Agreement dated as of November 27, 2019 by CB Distillery, LLC in favor of PMW LLC.

6.	Guaranty Bota - PMW

7.	Promissory Note #1 dated as of November 27, 2019 by and between Balanced Health Botanicals, LLC and PMW LLC in the principal amount of up to $2,000,000.

8.	Promissory Note #2 dated as of December 26, 2019 by and between Balanced Health Botanicals, LLC and PMW LLC in the principal amount of up to $500,000.00.

9.	Promissory Note #3 dated as of January 22, 2020 by and between Balanced Health Botanicals, LLC and PMW LLC in the principal amount of up to $1,500,000.00.

Exhibit 10.17

Section 3.19(b)

Environmental, Health, and Safety Permits

None.

Exhibit 10.17

Section 3.21

Certain Business Relationships with the Company

(a)

Alex Iwanchuk is a co-owner of Feals, Inc., a competitor of the Companies. Alex Iwanchuk is currently an indirect owner of Balanced Health Botanicals, LLC.

(b)

None.

(c)

Christopher Van Dusen is a co-owner of Parcon Marketing Inc., which has entered into that certain Professional Services Agreement dated as of April 1, 2019 with The CBD Distillery.

(d)

Christopher Van Dusen is a co-owner of Parcon Marketing Inc., which has entered into that certain Professional Services Agreement dated as of April 1, 2019 with The CBD Distillery.

(e)

None.

The following exceptions will continue following the Closing:

•	Alex Iwanchuk is a co-owner of Feals, Inc., a competitor of the Companies. Alex Iwanchuk is currently an indirect owner of Balanced Health Botanicals, LLC.

•	Christopher Van Dusen is a co-owner of Parcon Marketing Inc., which has entered into that certain Professional Services Agreement dated as of April 1, 2019 with The CBDistillery.

Exhibit 10.17

Section 3.22

Customers and Suppliers

Suppliers:

2019:

Suppliers	Dollar Volume
EVG Extracts	$ 7,838,046.42
HD Distribution, LLC	$ 4,519,449.09
Mile High Labs	$ 4,348,150.00
Adcology, Inc.	$ 4,323,222.52
UPS	$ 1,697,762.68
Impact Tech, Inc.	$ 1,112,435.06
Better Nutritionals LLC	$ 1,084,013.60
Kure, LLC	$885,200.00
Greenberg Traurig LLP	$678,173.06
Kim International	$650,978.95
The Siegfried Group LLP	$611,400.50
endicia	$515,366.91
Balanced Health Botanicals, LLC	$500,000.00
Parcon Media	$494,546.82
LaurelCrest Capital Inc	$450,000.00
EWSD I LLC	$412,500.00
ShipBob	$359,683.64
Treehouse Biotech	$348,000.00
Infusionz, LLC	$330,250.00
Warneke Paper Box Company	$293,420.00

2020:

Suppliers	Dollar Amount
Adcology, Inc.	$2,261,598.00
EVG Extracts, LLC	$1,635,988.70
UPS	$1,443,307.23
Impact Tech, Inc.	$1,040,524.85
PMW LLC dba Suite 420 Solutions	$899,090.61
Ernst & Young U.S. LLP	$617,815.00
1720 Tower Colorado, LLC	$546,563.15
Better Nutritionals LLC	$434,933.27
Parcon Media	$358,266.16
RSM US LLP	$354,292.69
Warneke Paper Box Company	$341,608.93
The Siegfried Group LLP	$296,235.08
Humana	$283,697.05
MSRP Zone LLC	$276,602.75
WPC Hampden Park, LLC	$244,903.88

Exhibit 10.17

Westfield Bank, FSB	$198,944.65
LiveIntent, Inc.	$196,914.11
Human Resource Alliance	$188,429.66
Outbrain, Inc.	$161,472.75
Deline Box Company	$160,362.53

2021:

Suppliers	Dollar Amount
Adcology, Inc.	1,336,000.00
UPS	1,232,651.65
Impact Tech, Inc.	1,002,193.67
PMW LLC dba Suite 420 Solutions	717,602.88
EVG Extracts, LLC	555,572.83
1720 Tower Colorado, LLC	491,027.82
VELOX Media LLC	300,000.00
Humana	196,921.96
Better Nutritionals LLC	193,756.97
Juice Labs LLC	187,654.10
WPC Hampden Park, LLC	168,017.93
Parcon Media	147,500.00
Container & Packaging Supply, Inc.	147,226.35
Maximum C/Q, LLC	138,527.88
5w Public Relations, LLC	130,641.69
RSM US LLP	120,012.66
Emarsys North America, Inc.	110,556.25
Warneke Paper Box Company	101,309.78
IEveryday Consulting FZC	99,846.00
Deline Box Company	85,914.15

Customers:

2019:

Customer Name	Dollar Amount
Dutch Natural Wholesale BV Total	$1,824,050
Green Growth Brands Total	$780,000
Stephen Gould Inc. Total	$663,982
Coastal Green Wellness LLC Total	$398,289
Feals, Inc. Total	$358,002
America's Best Brand Total	$346,305
Healing Resources and Consulting LLC Total	$328,684
C.Y. Wholesale Total	$281,113
EVG Extracts, LLC Total	$251,322
Hemp Botanics Total	$249,612
Naturalis House LTD Total	$241,060
Nugget Industries Total	$172,750
Ulta, Inc.	$150,400

Exhibit 10.17

CBD Wellness Hawaii/710 Hawaii Total	$149,540
Smith Pharmacy Total	$135,265
Haul & Store Ltd Total	$126,073
Mandara RX, Inc	$124,540
Jovian Star LLC Total	$120,581
TJX Companies	$112,811
Smith Simple Solutions LLC Total	$110,919

2020:

Customer	Dollar Amount
Healing Resources and Consulting LLC	$182,530.25
Smith Simple Solutions LLC	$165,595.05
Cloud Counter LLC	$123,773.34
Nugget Industries	$110,275.03
Twenty two Capital LLC	$94,645.94
NuWirl	$91,530.16
Marketplace Ventures	$84,734.81
Haul & Store Ltd Total	$81,056.60
Expert Voice Total	$71,839.82
Matrix Distributors	$62,439.91
BioFit, Inc	$57,245.00
Zesty Paws	$56,145.00
CBD Remedies	$54,915.56
MarketHub	$52,878.00
National CBDistribution	$44,132.35
Sweetpeas Hemp Co	$38,206.22
CBD.market	$37,481.76
Panama Reds	$32,189.06
Acclerate 360	$31,740.24
New Leaf Vapor	$31,733.83

2021 (Jan. – June):

Customer	Dollar Amount
Zesty Paws	$203,782
Accelerate360	$139,328
Smith Simple Solutions LLC	$55,707
Marketplace Ventures	$37,649
National CBDistribution	$30,059
CBD.market	$29,800
Cloud Counter LLC	$24,829
Naturely CBD	$26,956

Exhibit 10.17

Twenty Two Capital LLC	$27,781
Hotship BennyBrand	$22,344
Cured Nutrition	$25,764
Erik Prestinary	$24,322
Relaxity, Ltd	$22,895
Panama Reds	$19,447
Lush Boutique CBD	$19,772
Botanicanna	$20,560
Squash Blossom Co	$20,007
Healing Resources and Consulting LLC	$18,500
Lifted brands llc	$16,764
Grow Ohio	$18,500

Exhibit 10.17

Section 3.23(a)

Warranty; Labeling; Recall

RESELLER AGREEMENT

THIS RESELLER AGREEMENT (this “Agreement”) is made by and between Balanced Health Botanicals, LLC, a Colorado limited liability company (together with its affiliated entities, “Company”), and the party set forth on the signature page to this Agreement (“Reseller”), effective as of the Effective Date set forth on the signature page to this Agreement.

1.

CERTAIN DEFINITIONS. For purposes of this Agreement: (a) “Accounts” means the accounts listed and/or described on Exhibit A attached hereto, other than the Excluded Accounts (as defined therein); (b) “Products” means the products of Company described on Exhibit B attached hereto; (b) “MAP” means Company’s minimum advertised pricing policy (effective January 1, 2021), as described on Exhibit C attached hereto; and (d) “Online Policy” means Company’s online sales policy, as described on Exhibit D attached hereto, which, for the avoidance of doubt, shall only apply to the extent Exhibit A (Accounts) grants Reseller the right to sell the Products to one or more Internet marketplaces.

2.

RESELLER SERVICES. Reseller shall use its best efforts to directly resell the Products, on a non-exclusive basis, and to properly service all Accounts. All purchase orders for the Products shall be subject to acceptance by Company. Reseller shall provide Company with written reports regarding sales of the Products by Reseller, in such form and frequency as requested by Company from time to time. Reseller shall perform the services hereunder in accordance with all applicable international, federal, state, local and other laws, rules, regulations (collectively, “Laws”).

3.

NO TRANSHIPMENT. Reseller shall not directly or indirectly sell, resell or otherwise distribute the Products to any accounts or territories other than the Accounts, whether brick-and-mortar or Internet, whether wholesale or resale, without the prior written permission of Company. Reseller acknowledges that such action could cause irreparable and incalculable harm to Company. In addition to all other remedies available to Company for such breach, Reseller shall pay to Company, as liquidated damages and not as a penalty, the greater of the following amounts: (i) the costs and fees associated with Company’s investigation and enforcement regarding Reseller’s unauthorized sales; or (ii) five times (5X) the price of the Products transshipped in violation of this Section 3. The parties agree that these damages are not punitive, that Company’s damages due the breaches of this Section 3 are difficult to quantify, and that these liquidated damages are a reasonable approximation of Company’s damages in the event of such a breach.

4.

RESELLER REPRESENTATIONS, WARRANTIES AND COVENANTS. Reseller represents, warrants and covenants (as applicable) to Company as follows: (i) Reseller has the full right and legal authority to enter into and fully perform this Agreement in accordance with terms herein without violating the rights of any other person or entity; (ii) Reseller shall maintain all required governmental licenses, permits and other authorizations, and shall store, handle and resell the Products, in each case, in compliance with all Laws, the MAP (effective January 1, 2021) and, if applicable, the Online Policy; (iii) Reseller has sufficient personnel and capacity to perform its obligations under this Agreement; and (iv) Reseller shall not sell any Product which is adulterated, damages or otherwise unfit for sale, including any Product which has an expired shelf life.

5.

PRICING AND PAYMENT. The price payable by Reseller for the Products shall be as established by Company from time to time in Company’s sole discretion, available directly from BHB sales representatives or on the BHB vendor portal, and any subsequent pricing changes taking effect following thirty (30) days’ written notice to Reseller. Reseller shall pay for the Products in accordance with Company’s invoicing procedures, as the same may change from time to time. Reseller acknowledges and agrees that, in addition to the price established by Company for the Products, Reseller shall be responsible for all local, state, federal taxes and duties imposed upon its purchase and sale of the Products.

Exhibit 10.17

6.

INSPECTION. Reseller shall carefully inspect all Products upon delivery of Products. No claim for non- conformity, defect, shortage or damage will be valid or enforceable against Company unless Reseller gives Company written notice specifying in detail the issue within 24 hours from the date that Reseller receives the Products. Reseller shall supply such reasonable documentation as to any loss as Company may request. Reseller shall be deemed to conclusively accept all Products not rejected in accordance with the preceding sentences. If any Products are non-conforming, Reseller has provided proper notice, and if the non- conformity was not caused by Reseller or due to misuse or handling after Company delivered the Product to Reseller, Company will, at Company’s option, (i) replace the non- conforming Products at no additional charge to Reseller or (ii) reimburse Reseller for amounts Reseller paid for such non-conforming Products, and such refund or return shall be Company’s sole obligation and Reseller’s exclusive remedy for any nonconformity of the Products. Reseller shall comply with Company’s instructions for maintenance, services and use of the Products and shall keep proper records thereof.

7.

RESALE IN CALIFORNIA. To the extent Reseller resells Products in the State of California, or has reason to know the Products it resells will eventually be sold to end users in California, whether through physical retail or e-commerce, Reseller shall be solely responsible for ensuring the labeling and warnings applied to or associated with the applicable Products comply in all respects with the Laws of California, including but not limited to California’s Safe Drinking Water and Toxic Enforcement Act of 1986, otherwise known as Proposition 65 (“Prop 65”) Upon Reseller’s written request, Company may, in its sole discretion, assist Reseller with such compliance at Reseller’s sole cost provided that any such assistance by Company shall not relieve Reseller of it’s obligations under this Agreement with respect to such Prop 65 compliance.

8.

TERMINATION OF AGREEMENT. (a) Either party may terminate this Agreement, for any or no reason, upon thirty (30) days’ written notice to the other party; and (b) Upon any termination of this Agreement, neither party shall have any further financial or other obligations to the other party hereunder, except that Reseller shall remain obligated to pay Company all sums due to Company as of the effective date of termination. Within ten (10) days of termination of this Agreement for any reason, Reseller agrees to provide Company with a list of its inventory of the Products. Company, at its option, will have the right to repurchase from Reseller any or all saleable Products in Reseller’s inventory by sending written notice of the exercise of such option within thirty (30) days from the effective date of expiration or termination or the date Company receives the foregoing list, whichever last occurs. The purchase price of such Products will be at the net invoice prices at which the Products were originally purchased by Reseller, less any discounts or allowances that Company may have given Reseller on account of such Products. If such option to repurchase is exercised by Company, Reseller agrees, at Reseller’s expense, to deliver to Company Reseller’s inventory of the Products in their original packages within thirty (30) days of receipt of Company’s notice of exercise.

9.

INDEMNIFICATION; RECALL; INSURANCE. Reseller shall defend, indemnify and hold harmless Company, its owners, officers, directors, agents, representatives and employees and their successors and assigns, from and against any and all damages, liabilities, losses, costs and expenses (including, without limitation, attorneys' fees) resulting from any claims arising out of or in connection with (x) breach by Reseller of any covenant, obligation, representation or warranty contained herein, (y) violation of Law by Reseller or a Product’s non-compliance with the labeling and warning requirements under Prop 65, or (z) the negligence, recklessness or willful misconduct of Reseller or its employees or agents. If any governmental agency determines for any reason that any Products and should be recalled, or if Company determines for any reason to withdraw any Products from the market, Company shall repurchase such Products from Reseller at the price paid by Reseller, plus shipping costs; provided, however, that in the event such recall or withdrawal is due to (i) the acts or omissions of Reseller, Company shall have no financial or obligation to Reseller, and Reseller shall indemnify Company for any and all losses, costs and expenses Company incurs in connection with such recall or withdrawal, or (ii) the acts or omissions of Company, Reseller shall have no financial or obligation to Company, and Company shall indemnify Reseller for any and all losses, costs and expenses Reseller incurs in connection with such recall or withdrawal, or (iii) a change in any Law, or a change in the enforcement of any Law, whether at the federal, state or local level, including, without limitation, as related to the treatment of CBD, then, Company and Reseller shall share the costs of such recall or withdrawal on a 50/50 basis. Reseller shall obtain and maintain, at its own expense, commercial general liability insurance and product liability insurance in commercially reasonable amounts, and Reseller shall name Company as an “additional insured” on all such policies.

Exhibit 10.17

10.

INTELLECTUAL PROPERTY; PROMOTIONAL MATERIALS. Reseller acknowledges and agrees that Company is the sole and exclusive owner of all formulas, trade secrets, trade names, trademarks and other confidential and proprietary information and materials utilized in connection with the sale of the Products (the “Company IP”). Reseller currently has no right, title or interest in or to the Company IP, and during the term of this Agreement, Reseller shall not acquire any right, title or interest of any kind or nature whatsoever in or to the Company IP, or the goodwill associated therewith. Any use of the Company IP by Reseller shall be to promote the Products in the best possible manner as determined by Company in its sole discretion, and may be terminated by Company at any time in the Company’s sole discretion. During the term of this Agreement, Company may make available to Reseller such promotional funds and advertising, display, and promotional materials for the Products as Company deems appropriate in its sole and absolute discretion. Reseller agrees that any promotional funds received by Reseller under any Company promotional funds program shall be used by Reseller solely for the promotion of the Products and for no other purpose. Reseller agrees to maintain and make available to Company reasonably detailed documentation and records of Reseller’s use of any such promotional funds as required by Company’s terms and conditions governing any such programs.

11.

CONFIDENTIALITY. In furtherance of the negotiation and performance of this Agreement, Company may disclose certain confidential information to Reseller, which confidential information may include, but not be limited to, information pertaining to Company’s financial affairs, business systems, marketing strategies, trade secrets, products, designs, flavors, equipment, manufacturing processes, technologies and other technical and commercial information (“Confidential Information”). Reseller shall not use, disclose, or otherwise exploit any Confidential Information for any purpose not specifically authorized in this Agreement. Confidential Information shall only be disclosed to those employees of Reseller that need to know such information to effectively perform their obligation to resell the Products in accordance with this Agreement.

12.

AMENDMENT AND ASSIGNMENT. This Agreement may be amended only by the written agreement of the parties, provided, however, that Company may unilaterally add or remove Accounts from time to time upon written notice to Reseller. This Agreement may not be assigned by Reseller without the prior written consent of Company. Company shall have the unconditional right to assign this Agreement to an affiliate, subsidiary or successor in interest.

13.

NO PARTNERSHIP. This Agreement does not constitute and shall not be construed as constituting a partnership, joint venture or franchisor/franchisee relationship between the parties, and Reseller hereby waives and disclaims, to the fullest extent permitted by law, any and all laws, rules and regulations which create, establish, imply or otherwise protect any franchisor/franchisee relationship.

14.

NOTICES. All notices required or permitted by this Agreement shall be in writing and may be delivered via email, delivered personally, or sent by US certified mail (postage pre-paid, return receipt requested) or national overnight courier service (with delivery tracking) to a party’s address as set forth on the signature page to this Agreement; provided that, for any notice sent to Company a copy of the same shall also be sent to The Giannuzzi Group, LLP, 411 West 14th Street, 4th Floor, New York, New York 10014, Attn: Nicholas Giannuzzi, Esq., email: nick@gglaw.us.

15.	CHOICE OF LAW. This Agreement shall be governed in accordance with the laws of the State of Colorado, without reference to its choice or conflict of law provisions.

16.

ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Company and Reseller with respect to the subject matter hereof, and supersedes all prior agreements and understandings, whether written or oral, with respect to the same. This Agreement may be executed in multiple counterparts. Notwithstanding anything to the contrary in this Agreement, the provisions set forth in the following Sections shall survive any termination of this Agreement: 3 (as applicable), 4, 5 (as applicable), 7, 8, 9, 10, 11, 12, 13, 14, 15 and this 16.

[Remainder of page intentionally left blank; signature page and Exhibits follow.]

Exhibit 10.17

IN WITNESS WHEREOF, the parties hereto have caused this Reseller Agreement to be duly executed by their duly authorized representatives as of the date indicated below.

EFFECTIVE DATE:{'RSEffective Date' Format “MM dd, yyyy”}

COMPANY:RESELLER:

BALANCED HEALTH BOTANICALS, LLC{'COMPANY NAME' FORMAT UPPER}

By:By:

Name: Chris Van DusenName: {'Name of Company Representative'}

Title: CGOTitle:

Notice address:1720 S Bellaire St., SB SuiteNotice address:{'Company Street 1'}

Denver, CO 80222	[CompanyStreetYN{'Company Street 2'}]
ATTN: General Counsel	{'Company City'}, {'Company State'} {'Company Zip'}

Email: John.Harloe@balancedhealthbotanicals.comEmail:{'Company Email'}

[Remainder of page intentionally left blank; Exhibits follow.]

Exhibit 10.17

Exhibit A

Accounts

The wholesale and retail accounts located in the United States, including United States territories such as Puerto Rico and Guam, (the “Territory”) and serviced by Distributor. For clarification, the “Accounts” shall not include the Excluded Accounts (as hereinafter defined), or any other account (whether located in the Territory or otherwise) which is serviced by anyone other than Distributor, in accordance with the terms of this Agreement.

AUTHORIZED ONLINE ACCOUNTS:

{'AUTHORIZED WEBSITE'}

EXCLUDED ACCOUNTS:

1.	ALBERTSONS
2.	WALMART
3.	TARGET
4.	CVS
5.	WALGREEN’S
6.	RITE AID
7.	SAM’S CLUB
8.	ULTA BEAUTY
9.	TJ MAXX
10.	HOMEGOODS
11.	MARSHALLS
12.	HOMESENSE
13.	SIERRA
14.	WEIS MARKETS
15.	WINN-DIXIE
16.	WAKEFERN FOOD CORP.
17.	GIANT EAGLE, INC
18.	GIANT FOOD STORES
19.	PRESENCE MARKETING
20.	TOPS MARKETS
21.	BIG Y
22.	AHOLD (GIANT FOODS, GIANT LANDOVER, HANNAFORD)
23.	FOODTOWN
24.	SPROUTS
25.	WEGMAN’S
26.	DOLLAR GENERAL

Exhibit 10.17

Exhibit B

Products

Available upon request

Exhibit 10.17

Exhibit C

MAP

(attached)

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

Unilateral Minimum Advertised Price Policy Effective January 1, 2021

In order to successfully compete in the marketplace and to maintain its premium brand image, Balanced Health Botanicals, LLC (for purposes hereof, “Seller” or “BHB”) has established this Unilateral Minimum Advertised Price Policy. As of January 1, 2021, all advertisements for sales from Authorized Resellers to End Users of products set forth in the Seller’s MAP Price Sheet inside the United States shall be subject to this MAP Policy.

Seller's products covered and their coordinating minimum advertised prices are set forth in the MAP Price Sheet, available directly from BHB sales representatives or on the BHB vendor portal. Seller reserves the right from time to time to alter, modify, suspend, or cancel this MAP Policy, the products covered, and/or the minimum advertised prices.

This MAP Policy applies only to advertised prices, not the price at which MAP products are actually sold or offered for sale to an individual in-store or over the telephone. This MAP Policy applies to all advertisements of MAP Products in any and all media, including but not limited to flyers, posters, coupons, mailers, inserts, newspapers, magazines, catalogs, television, radio, and public signage, as well as internet sites, social media sites, apps, or any other electronic media. This MAP Policy does not apply to solely on-premise or in-store advertising that is not distributed to customers.

This MAP Policy does not restrict the Authorized Reseller’s right to establish independent resale or advertised prices of Seller's products. Seller reserves the sole right to determine whether an Authorized Reseller has advertised Seller’s products at a net price less than the minimum advertised price established in this MAP Policy. Upon such determination Seller may, without assuming any liability, withhold co-op funds or advertising discounts, cancel all orders and/or indefinitely refuse to accept new orders from the Authorized Reseller.

This MAP Policy has been unilaterally adopted by Seller. Seller neither solicits nor will it accept assurances by an Authorized Reseller of acquiescence with this MAP Policy. Nothing in this MAP Policy shall constitute an agreement between Seller and any Authorized Reseller of compliance with this MAP Policy. The Authorized Reseller within its own discretion can choose to acquiesce or not acquiesce with this MAP Policy. Seller will not discuss conditions of acceptance related to this MAP Policy. This MAP Policy is non-negotiable and will not be altered, modified, or amended for any Authorized Reseller.

Website features such as “click for price,” automated “bounce-back” pricing e-mails, pre- formatted e-mail responses, forms, automatic price display for any items prior to being placed in a customer’s shopping cart and other similar features are considered to be communications initiated by the reseller (rather than by the customer) and thereby constitute “advertising” under this MAP Policy.

It shall not be a violation of this MAP Policy to advertise that a customer may “call for price” or “email for price,” or to use similar language, specifically with respect to BHB Products, so long as no price is listed.

This MAP Policy also applies to any activity which BHB determines, in its sole discretion, is designed or intended to circumvent the intent of this MAP Policy, such as solicitations for “group purchases” and the like.

It shall not be a violation of this MAP Policy to advertise in general that the reseller has “the lowest prices” or will match or beat its competitors’ prices, or to use similar phrases; so long as the reseller does not include any advertised price below MAP and otherwise complies with this MAP Policy.

From time to time and in its sole discretion, BHB may permit resellers to advertise MAP Products at prices lower than the MAP retail price. In such events, BHB reserves the right to modify or suspend the MAP retail price with respect to the affected products for a specified period of time by providing advance notice to all resellers of such changes.

From time to time, BHB may offer a direct manufacturer’s rebate to customers. In such events, it shall not be a violation of this MAP Policy to advertise the availability of the manufacturer’s rebate, provided that:

Exhibit 10.17

(i)	the advertisement includes a MAP-compliant price, the rebate amount, and the net price after manufacturer’s rebate in the same type size and style;
(ii)	an asterisk is placed next to the net price after manufacturer’s rebate; and
(iii)	“after manufacturer’s rebate” appears in the same area of the advertisement as the advertised product.

Advertising a Product(s) from the MAP Price Sheet with any other product for a total advertised sales price lower than the combined MAP price of what the two (2) products could be purchased independent of each other, shall not constitute acquiescence with Seller's MAP Policy.

The issuance of non-Seller announced rebates (in any form), member discounts, or loyalty points on a Product(s) listed in the MAP Price Sheet shall not constitute acquiescence with Seller's MAP Policy.

Rebate programs from BHB are exempt from this MAP Policy.

The offer of free shipping or financing on product(s) in the MAP Price Sheet shall constitute acquiescence with Seller's MAP Policy.

The offer of a gift card redeemable for value on a future purchase with the purchase of product(s) in the MAP Price Sheet shall constitute acquiescence with Seller's MAP Policy.

Seller’s sales personnel have no authority to modify or grant exceptions to this MAP Policy. BHB’s MAP Policy Administrator is solely responsible for determining whether a violation of the MAP Policy has occurred, as well as determining BHB’s action in response. All questions regarding interpretation of this MAP Policy should be directed to the Seller Policy Coordinator at: UMAPCoordinator@balancedhealthbotanicals.com.

For a current list of MAP prices, please speak to your sales representative.

Exhibit 10.17

Exhibit D

Online Policy

(attached)

Exhibit 10.17

BALANCED HEALTH BOTANICALS, LLC

Online Policy

No Transshipment. Reseller shall be allowed to sell or advertise Products only on Internet marketplaces set forth on Exhibit A of this Agreement (Accounts), if any. Reseller shall be strictly prohibited from selling the Products on any Internet (or other) marketplace other than as set forth on Exhibit A of this Agreement (Accounts), including but not limited to: Amazon.com, jet.com, ebay.com, Sears.com, Craigslist.com, Overstock.com, Walmart.com, Poshmark.com, any similar online marketplaces, or any website related to these websites. Any sales made in violation of this paragraph shall be a violation of Section 3 of this Agreement (No Transshipment).

FOR THE AVOIDANCE OF DOUBT, THE TERMS OF THIS EXHIBIT D SHALL ONLY APPLY TO A RESELLER WHO IS AUTHORIZED TO SELL, RESELL OR OTHERWISE DISTRIBUTE THE PRODUCTS TO INTERNET MARKETPLACES, AS SET FORTH ON EXHIBIT A OF THIS AGREEMENT (ACCOUNTS), AND NOTHING IN THIS EXHIBIT D SHALL, IN AND OF ITSELF, OPERATE TO GRANT A RESELLER ANY RIGHT TO SELL THE PRODUCTS ON THE INTERNET.

Reporting. Reseller agrees to provide Balanced Health Botanicals, LLC (for purposes hereof, “Company” or “Seller” or “BHB”) with sales reports which detail the sales of the Products through each of Reseller's approved online sales channels.

URLs/Domains. Reseller's domain(s) and URL(s) must not contain the words BHB’s product names, or including any variation or combination of these words or trademarks with each other or with other words.

Examples of Prohibited Domain Names and URLs:

•	www.joes[product name] headquarters.com
•	www.joes[productname]shop.net.

Exception: Trademarks authorized by BHB for online use by Reseller (the “Authorized Marks”) may appear in the text to the right of the “.com/” extension. For example:

•	www.joesshop.com/[product name].htm is allowed; whereas
•	www.joesshop.[product name]/[product name].htm is prohibited.

Website Content and Online Advertisements.

Reseller must not suggest or imply that its website, advertisement, sponsored link, or any other on-line marketing used or paid for by Reseller is in any way related to the official BHB website(s) owned and operated by BHB. Without limiting the generality of the foregoing:

•

Examples of Prohibited Phrases: Terms such as “Official BHB Headquarters”, “[PRODUCT NAME] Home”, “BHB Official Store” and “[PRODUCT NAME].com” are always prohibited. Terms such as “BHB Headquarters”, “[PRODUCT NAME] STORE”, “[PRODUCT NAME] Depot” or “BHB Store” are prohibited except when clearly and conspicuously associated with Reseller (e.g. “[PRODUCT NAME] Store at Joe's Shop”, or “Joe's Authorized [PRODUCT NAME] Shop”) and only if approved in advance and in writing by BHB.

•

Reseller may not use Google AdWords' Dynamic Keyword Insertion or any similar search tool when bidding on any Authorized Marks or any trademark used or owned by BHB. All Authorized Marks in the Reseller's ad text must appear with the correct spelling and capitalization.

Exhibit 10.17

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Reseller must not use superlatives to describe the quantity of BHB inventory, the pricing of BHB Products, or the BHB online shopping experience, on any website, in any advertisement, sponsored link, or any other on-line marketing used, paid for or associated with Reseller.

•	Examples of Prohibited Phrases: Phrases such as “largest available online offering of [PRODUCT NAME]”, “lowest prices – [PRODUCT NAME]” or “best [PRODUCT NAME] website" are prohibited.

•

Reseller must accurately describe BHB Products using the Authorized Marks. The Authorized Marks must always be followed by the generic word for the Product, such as “[PRODUCT NAME] ® products”. They must never be used in the possessive or in the plural. The Authorized Marks must always be displayed in a way that distinguishes them from other surrounding words, e.g., by appearing in initial caps or full caps, such as BHB or [PRODUCT NAME] and used in conjunction with the ® or ™ designation as directed by BHB.

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Reseller must use only those Product images, athlete images, marketing banners and video clips provided or authorized in writing by BHB within the two (2) most recent calendar years (“Authorized Images”) on any website, advertisement, sponsored link, or any other on-line marketing used, paid for or associated with Reseller.

•

Reseller must not partner with any third party that uses adware, spyware or other software to engage in pop- up or pop-under advertising and/or generating non-user initiated activity (e.g. forced clicks or redirects). Pop-up or pop-under advertising and/or non-user initiated activity that is based on keyword searches, textual triggers, or screen-scraping associated with any BHB trademark used or owned by BHB or any common misspelling or confusingly similar trademarks is strictly prohibited.

•	All BHB Products must ship only to addresses relating to authorized Accounts of the Reseller.

Page Title / Title Tags.

Page title/title tag refers to the text used to name or entitle a web page. A page title/title tag can be viewed by looking at the top of the browser window for the page in question. Only the Authorized Marks may be used in the page title/title tag of any website page used or owned by Reseller and such use is limited to once per page title/title tag. No variations, misspellings, prefixes, suffixes or hyphenated extensions of the Authorized Marks are allowed. Other words may be used in conjunction with the Authorized Marks in the page title/title tag so long as such words do not violate any other provision of this Addendum.

Examples:

•	A title such as “[PRODUCT NAME] at Joe's Shop” is allowed; whereas

•	titles such as “[PRODUCT NAME] at Joe's Headquarters” are prohibited.

Customer Service.

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Reseller must have a physical street address and a landline telephone number for contact by its customers and must advise customers on its website of this physical address and the landline telephone number. Post office boxes and mobile telephone numbers are not sufficient.

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Reseller must provide the capability for customers to place their orders fully and completely through Reseller's website. Reseller shall not require customers to use telephone calls, faxes and/or hard-copy correspondence to complete their orders nor permit orders to be fulfilled only through telephone calls, faxes and/or hard copy correspondence.

•	Reseller's website must be a secure site for customer transactions.

Exhibit 10.17

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Reseller must have a mechanism in place for confirming to the ordering customer each order placed through its website and when each order was shipped to the destination designated by the ordering customer.

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Reseller must display its policies and procedures for customer returns, refunds and exchanges on its website. Reseller’s website must clearly and conspicuously set forth that: (a) Reseller, and not BHB, is making the sale to the customer and (b) the terms and conditions directly and indirectly applying to returns, refunds and exchanges by customers are those of Reseller, and not BHB. Reseller must provide its own facilities and personnel to address and resolve all Product exchange, refund or return requirements.

•	Reseller shall adhere to and comply with all pertinent State and Federal regulations, statutes and rules applicable to taking orders or conducting business over or through the Internet.

Compliance.

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Reseller must copy and distribute this Addendum to each of its employees who are involved in Internet sales. Reseller must establish policies and procedures that will ensure compliance with this Addendum and must take affirmative steps to ensure compliance with this Addendum.

•	BHB shall have the sole, complete and final discretion to decide whether the content of a particular website, advertisement, sponsored link or on-line marketing violates this Addendum.

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BHB has the sole, complete and final discretion to determine if Reseller has complied with this Addendum. Any violation of this Addendum as determined by BHB in its sole, complete and final discretion may, in BHB’s sole, complete and final discretion, result in the suspension or termination of Reseller's authority to use the Authorized Marks in sponsored links, to display the Authorized Images on its website or to sell BHB Products via the Internet.

Exhibit 10.17

Section 3.24

Product Liability

1. Susan Freeman – on or about February 5, 2020, Balanced Health Botanicals, LLC received demand for payment to avoid the filing of a class action alleging violations of the California Consumer Legal Remedies Act, among other claims. BHB has not received any additional communication from opposing counsel since June 17, 2020.

Exhibit 10.17

Section 3.27(a)

CARES Funds

1.	Promissory Note dated January 26, 2021 by and between Balanced Health Botanicals, LLC and Citizens State Bank in the amount $1,709,301.00.

2.	Promissory Note dated May 6, 2020 by and between Balanced Health Botanicals, LLC and Citizens State Bank in the amount $1,375,051.00.

Exhibit 10.17

Section 3.27(b)

Paycheck Protection Program Loans

1.	Promissory Note dated January 26, 2021 by and between Balanced Health Botanicals, LLC and Citizens State Bank in the amount $1,709,301.00, which such amount was forgiven in full.

2.	Promissory Note dated May 6, 2020 by and between Balanced Health Botanicals, LLC and Citizens State Bank in the amount $1,375,051.00., which such amount was forgiven in full.

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